PARTICIPATION AGREEMENT

BY AND AMONG

AIM VARIABLE INSURANCE FUNDS, INC.,

A I M DISTRIBUTORS, INC.

HARTFORD LIFE INSURANCE COMPANY,
ON BEHALF OF ITSELF AND
ITS SEPARATE ACCOUNTS,
AND
HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.

Description    Rage
Section 1. Available Funds                                         2
1.1    Availability.                                             2
1.2    Addition, Deletion or Modification of Funds                         2
1.3    No Sales to the General Public                                 2
Section 2. Processing Transactions                                     3
2.1    Timely Pricing and Orders                                     3
2.2    Timely Payments                                         3
2.3    Applicable Price                                        3
2.4    Dividends and Distributions                                     4
2.5    Book Entry                                            4
Section 3. Costs and Expenses                                     4
3.1    General                                             4
3.2    Parties To Cooperate                                         4
Section 4. Legal Compliance                                         5
4.1    Tax Laws                                             5
4.2    Insurance and Certain Other Laws                                7
4.3    Securities Laws                                         7
4.4    Notice of Certain Proceedings and Other Circumstances                     8
4.5    LIFE COMPANY To Provide Documents; Information About AVIF             9
4.6    AVIV or AIM To Provide Documents; Information About LIFE COMPANY        10
Section 5. Mixed and Shared Funding                                 12
5.1    General                                             12
5.2    Disinterested Directors                                     12
5.3    Monitoring for Material Irreconcilable Conflicts '                          12
SA    Conflict Remedies                                         13
5.5    Notice to LIFE COMPANY                                    14
5.6    Information Requested by Board of Directors                         14
5.7    Compliance with SEC Rules                                     15
5.8    Other Requirements                                         15
Section 6. Termination                                         15
6.1    Events of Termination                                     15
6.2    Notice Requirement for Termination                                 16
6.3    Funds To Remain Available.                                      17

Description                                                Page
6.4    Survival of Warranties and Indemnifications                              17
6.5    Continuance of Agreement for Certain Purposes                          17
Section 7. Parties To Cooperate Respecting Termination                          17
Section 8. Assignment                                         17
Section 9. Notices                                              18
Section 10. Voting Procedures                                     18
Section II. Foreign Tax Credits                                      19
Section 12. Indemnification                                          19
12.1 Of AVIF and AIM by LIFE COMPANY and UNDERWRITER                 19
12.2 Of LIFE COMPANY and UNDERWRITER by AVIF and AIM                 21
12.3 Effect of Notice                                             23
12.4 Successors                                             24
Section 13. Applicable Law                                         24
Section 14. Execution in Counterparts                                 24
Section 15. Severability                                         24
Section 16. Rights Cumulative                                     24
Section 17. Headings                                             24
Section 18. Confidentiality                                         24
Section 19. Trademarks and Fund Names                                 25
Section 20. Parties to Cooperate                                     26

PARTICIPATION AGREEMENT
THIS AGREEMENT, made and entered into as of the 2nd day of July, 1998 ("Agreement"), by and among AIM Variable Insurance Funds, Inc., a Maryland Corporation ("AVIF"); A I M Distributors, Inc., a Delaware Corporation ("AIM"); Hartford Life Insurance Company, a Connecticut life insurance company ("LIFE COMPANY"), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an "Account," and collectively, the "Accounts"); and Hartford Securities Distribution Company, Inc., an affiliate of LIFE COMPANY and the principal underwriter of the Contracts ("UNDERWRITER") (collectively, the "Parties").
WINNESSETH THAT:
WHEREAS, AVIF is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and
WHEREAS, AVIF currently consists of thirteen separate series ("Series"), shares ("Shares") of each of which are registered under the Securities Act of 1933, as amended (the "1933 Act") and are currently sold to one or more separate accounts of life insurance companies to fund benefits under variable annuity contracts and variable life insurance contracts; and
WHEREAS, AVIF will make Shares of each Series listed on Schedule A hereto as the Parties hereto may amend from time to time (each a "Fund"; reference herein to "AVIF" includes reference to each Fund, to the extent the context requires) available for purchase by the Accounts; and
WHEREAS, AIM is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934 (the "1934 Act") and a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and
WHEREAS, AIM currently serves as the distributor for the Shares; and
WHEREAS, LIFE COMPANY will be the issuer of certain variable annuity contracts and variable life insurance contracts ("Contracts") as set forth on Schedule A hereto, as the Parties hereto may amend from time to time, which Contracts (hereinafter collectively, the "Contracts"), if required by applicable law, will be registered under the 1933 Act; and
WHEREAS, LIFE COMPANY will fund the Contracts through the Accounts, each of which may be divided into two or more subaccounts ("Subaccounts"; reference herein to an "Account" includes reference to each Subaccount thereof to the extent the context requires); and

WHEREAS, LIFE COMPANY will serve as the depositor of the Accounts, each of which is registered as a unit investment trust investment company under the 1940 Act (or exempt therefrom), and the security interests deemed to be issued by the Accounts under the Contracts will be registered as securities under the 1933 Act (or exempt therefrom); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase Shares in one or more of the Funds on behalf of the Accounts to fund the Contracts; and
WHEREAS, UNDERWRITER is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934 ("1934 Act") and a member in good standing of the National Association of Securities Dealers, Inc. ("NASD");
NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:
Section 1. Available Funds
1.1    Availability.
AVIF will make Shares of each Fund available to LIFE COMPANY for purchase and redemption at net asset value and with no sales charges, subject to the terms and conditions of this Agreement. The Board of Directors of AVIF may refuse to sell Shares of any Fund to any person, or suspend or terminate the offering of Shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Fund.
1.2    Addition,Deletion or Modification of Funds.
The Parties hereto may agree, from time to time, to add other Funds to provide additional funding media for the Contracts, or to delete, combine, or modify existing Funds, by amending Schedule A hereto. Upon such amendment to Schedule A, any applicable reference to a Fund, AVIF, or its Shares herein shall include a reference to any such additional Fund. Schedule A, as amended from time to time, is incorporated herein by reference and is a part hereof.
1.3    No Sales to the general Public.
AIM represents and warrants that no Shares of any Fund have been or will be sold to the general public.

Section2. Processing Transactions

2.1    Timely Pricing and Orders.

(a)AVIF or its designated agent will use its best efforts to provide LIFE COMPANY with the net asset value per Share for each Fund by 6:00 p.m. Central Time on each Business Day. As used herein, "Business Day" shall mean any day on which (i) the New York Stock Exchange is open for regular trading, (ii) AVIF calculates the Fund's net asset value, and (iii) LIFE COMPANY is open for business.

(b)LIFE COMPANY will use the data provided by AVIF each Business Day pursuant to paragraph (a) immediately above to calculate Account unit values and to process transactions that receive that same Business Day's Account unit values; LIFE COMPANY will perform such Account processing the same

Business Day, and will place corresponding orders to purchase or redeem Shares with AVIF by 9:00 a.m. Central Time the following Business Day; provided, however, that AVIF: shall provide additional time to LIFE COMPANY in the event that AVIF is unable to meet the 6:00 p.m. time stated in paragraph (a) immediately above. Such additional time shall be equal to the additional time that AVIF takes to make the net asset values available to LIFE COMPANY.
    (c)    With respect to payment of the purchase price by LIFE COMPANY and of redemption proceeds by AVIF, LIFE COMPANY and AVIF shall net purchase and redemption orders with respect to each Fund and shall transmit one net payment per Fund in accordance with Section 2.2, below.
(d)    If AVM provides materially incorrect Share net asset value information (as determined under SEC guidelines), LIFE COMPANY shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct net asset value per Share. Any material error in the calculation or reporting of net asset value per Share, dividend or capital gain information shall be reported promptly upon discovery to LIFE COMPANY.
2.2     Timely Payments.
LIFE COMPANY will wire payment for net purchases to a custodial account designated by AVIF by 1:00 p.m. Central Time on the same day as the order for Shares is placed, to the extent practicable. AVIF will wire payment for net redemptions to an account designated by LIFE COMPANY by 1:00 p.m. Central Time on the same day as the Order is placed, to the extent practicable, but in any event within five (5) calendar days after the date the order is placed in order to enable LIFE COMPANY to pay redemption proceeds within the time specified in Section 22(e) of the 1940 Act or such shorter period of time as may be required by law.
2.3    Applicable Price.
(a)    Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that LIFE COMPANY receives prior to the close of regular trading on the New York Stock Exchange on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the orders. For purposes of this Section 2.3(a), LIFE COMPANY shall be the designated agent of AIM for receipt of orders relating to Contract transactions on each Business Day and receipt by such designated agent shall constitute receipt by AVIF; provided that AVIF receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day or such later time as computed in accordance with Section 2.1(b) hereof.
(b)    All other Share purchases and redemptions by LIFE COMPANY will be effected at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the order therefor, and such orders will be irrevocable.
.
2.4    Dividends and Distributions.
AVIF will furnish notice by wire or telephone (followed by written confirmation) on or prior to the payment date to LIFE COMPANY of any income dividends or capital gain distributions payable on the Shares of any Fund. LIFE COMPANY hereby elects to reinvest all dividends and capital gains distributions in additional Shares of the corresponding Fund at the ex-dividend date net asset values until LIFE COMPANY otherwise notifies AVIF in writing, it being agreed by the Parties that the ex-dividend date and the payment date with respect to any dividend or distribution will be the same Business Day. LIFE COMPANY reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.
2.5    Book Entry.
Issuance and transfer of AVIF Shares will be by book entry only. Stock certificates will not be issued to LIFE COMPANY. Shares ordered from AVIF will be recorded in an appropriate title for LIFE COMPANY, on behalf of its Account.

Section 3. Costs and Expenses
3.1    General.
Except as otherwise specifically provided in Schedule C, attached hereto and made a part hereof, each Party will bear, or arrange for others to bear, all expenses incident to its performance under this Agreement.
3.2    Parties To Cooperate.
Each Party agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver, in a timely manner, combined or coordinated prospectuses or other materials of AVIF and the Accounts.

Section 4. Legal Compliance
4.1    Tax Laws.

(a)AVIF and AIM represent and warrant that each Fund is currently qualified as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and represents and warrants that it will maintain qualification of each Fund as a RIC. AVIF will notify LIFE COMPANY immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

(b)AVIF and AIM represent and warrant that they will comply and maintain each Fund's compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code. AVIF will notify LIFE COMPANY immediately upon having a reasonable basis for believing that a Fund has ceased to so comply or that a Fund might not so comply in the future. In the event of a breach of this Section 4.1(b) by AVIF, it will take all reasonable steps to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code.

(c)LIFE COMPANY agrees that if the Internal Revenue Service (IRS") asserts in writing in connection with any governmental audit or review of LIFE COMPANY or, to LIFE COMPANY's knowledge, of any Participant, that any Fund has failed to comply with the diversification requirements of Section 817(h) of the Code or LIFE COMPANY otherwise becomes aware of any facts that could give rise to any claim against AVIF or its affiliates as a result of such a failure or alleged failure:

(i)LIFE COMPANY shall promptly notify AVIF of such assertion or potential claim (subject to the Confidentiality provisions of Section 18 as to any Participant);

(ii)LIFE COMPANY shall consult with AVIF as to how to minimize any liability that may arise as a result of such failure or alleged failure;

(iii)LIFE COMPANY shall use its best efforts to minimize any liability of AVIF or its affiliates resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations Section 1.817-5(a)(2), to the Commissioner of the IRS that such failure was inadvertent;

(iv)LIFE COMPANY shall permit AVIF, its affiliates and their legal and accounting advisors to participate in any conferences, settlement discussions or other administrative or judicial proceeding or contests (including judicial appeals thereof) with the IRS, any Participant or any other claimant regarding any claims that could give rise to liability to AVIF or its affiliates as a result of such a failure or alleged failure; provided, however, that LIFE COMPANY will retain. control of the conduct of such conferences discussions, proceedings, contests or appeals;

(v)any written materials to be submitted by LIFE COMPANY to the IRS, any Participant or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations Section 1.817-5(a)(2)), (a) shall be provided by LIFE COMPANY to AVIF (together with any supporting information or analysis); subject to the confidentiality provisions of Section 18, at least ten (10) business days or such shorter period to which the Parties hereto agree prior to the day on which such proposed materials are to be submitted, and (b) shall not be submitted by LIFE COMPANY to any such person without the express written consent of AVIF which shall not be unreasonably withheld;

(vi)LIFE COMPANY shall provide AVIF or its affiliates and their accounting and legal advisors with such cooperation as AVIF shall reasonably request (including, without limitation, by permitting AVIF and its accounting and legal advisors to review the relevant books and records of LIFE COMPANY) in order to facilitate review by AVIF or its advisors of any written submissions provided to it pursuant to the preceding clause or its assessment of the validity or amount of any claim against its arising from such a failure or alleged failure;

(vii)LIFE COMPANY shall not with respect to any claim of the IRS or any Participant that would give rise to a claim against AVIF or its affiliates (a) compromise or settle any claim, (b) accept any adjustment on audit, or (c) forego any allowable administrative or judicial appeals, without the express written consent of AVIF or its affiliates, which shall not be unreasonably withheld, provided that LIFE COMPANY shall not be required, after exhausting all administrative penalties, to appeal any adverse judicial decision unless AVIF or its affiliates shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and provided further that the costs of any such appeal shall be borne equally by the Parties hereto; and

(viii)AVIF and its affiliates shall have no liability as a result of such failure or alleged failure if LIFE COMPANY fails to comply with any of the foregoing clauses (i) through (vii), and such failure could be shown to have materially contributed to the liability.
Should AIM or any of its affiliates refuse to give its written consent to any compromise or settlement of any claim or liability hereunder, LIFE COMPANY may, in its discretion, authorize AVIF or its affiliates to act in the name of LIFE COMPANY in, and to control the conduct of, such conferences, discussions, proceedings, contests or appeals and all administrative or judicial appeals thereof, and in that event AVIF or its affiliates shall bear the fees and expenses associated with the conduct of the proceedings that it is so authorized to control; provided, that in no event shall LIFE COMPANY have any liability resulting from AVIF's refusal to accept the proposed settlement or compromise with respect to any failure caused by AVIF. As used in this Agreement, the term "affiliates" shall have the same meaning as "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

(d)    LIFE COMPANY represents and warrants that the Contracts currently are and will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code and that it will maintain such treatment; LIFE COMPANY will notify AVIF immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

(e)    LIFE COMPANY represents and warrants that each Account is a "segregated asset account" and that interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817 of the Code and the regulations thereunder. LIFE COMPANY will continue to meet such definitional requirements, and it will notify AVIF immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.
4.2    Insurance and Certain Other Laws.
(a)    AIM will use its best efforts to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by LIFE COMPANY, including, the furnishing of information not otherwise available to LIFE COMPANY which is required by state insurance law to enable LIFE COMPANY to obtain the authority needed to issue the Contracts in any applicable state.

(b)    LIFE COMPANY represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of Connecticut and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains each Account as a segregated asset account under Section 38(a)-433 of the Connecticut General Statutes and the regulations thereunder, and (iii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

(c)    AVIF represents and warrants that it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

(d)    AIM represents and warrants that it is a Delaware Corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power, authority and right to execute, deliver and perform its .duties and comply with its obligations under this Agreement.
4.3    Securities Laws.
(a)    LIFE COMPANY and UNDERWRITER represent and warrant that (i) interests in each Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act, (ii) the Contracts will be duly authorized for issuance and sold in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act and Connecticut law, (iii) each Account is and will remain registered under the 1940 Act, to the extent required by the 1940 Act,

(iv) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, to the extent required, (v) each Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (vi) LIFE COMPANY will amend the registration statement for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, and (vii) each Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

(b)    AVIF and AIM represent and warrant that (i) Shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Maryland law, (ii) AVIF is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) AVIF will amend the registration statement for its Shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its Shares, (iv) AVIF does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) AIM's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) AVIF's Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

(c)    AVM will at its expense register and qualify its Shares for sale in accordance with the laws of any state or other jurisdiction if and to the extent reasonably deemed advisable by AVIF.

(d)    AVIF currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it reserves the right to make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, AVIF undertakes to have its Board of Directors, a majority of whom are not "interested" persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.
(e)    AIM represents and warrants that all of its trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.
4.4    Notice of Certain Proceedings and Other Circumstances.
(a)    AVIF will immediately notify LIFE COMPANY of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to AVIF's registration statement under the 1933 Act or AVIF Prospectus, (ii) any request by the SEC for any amendment to such registration statement or AVIF Prospectus that may affect the offering of Shares of AVIF, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of AVIF's Shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Shares of any Fund in any state or jurisdiction, including, without limitation, any circumstances in which (a) such Shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law, or (b) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by LIFE COMPANY. AVIF will make every reasonable effort to prevent the issuance, with respect to any Fund, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

(b)    LIFE COMPANY will immediately notify AVIF of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account's registration statement under the 1933 Act relating to the Contracts or each Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Account Prospectus that may affect the offering of Shares of AVIF, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Account's interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. LIFE COMPANY will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.
4.5    LIFE COMPANY To Provide Documents; Information About AVM.
(a)    LIFE COMPANY will provide to AVIF or its designated agent at least one (1) complete copy of all SEC registration statements, Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

(b)    LIFE COMPANY will provide to AVIF or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which AIM or any of its affiliates is named, at least five (5) Business Days prior to its use (first use for "standardized material" as defined hereafter, unless more frequent review is specifically requested by AVIF or its designated agent or unless such material is amended in any respect other than to provide updated performance figures or dates) or such shorter period as the Parties hereto may, from time to time, agree upon. For purposes of this paragraph, "standardized material" shall include material that is identical in format and content to material that.AVIF or its designated agent has reviewed and approved pursuant to this paragraph with the exception of updated dates and performance figures. LIFE COMPANY agrees to bear all responsibility and liability for any error in any standardized material (e.g., transposition of numbers) to the extent any information contained therein does not conform to the information provided to LIFE COMPANY by AIM or the Fund. No such material (including the initial approval of standardized material) shall be used if AVIF or its designated agent reasonably objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. AVIF hereby designates AIM as the entity to receive such sales literature, until such time as AVIF appoints another designated agent by giving notice to LIFE COMPANY in the manner required by Section 9 hereof.

(c)    Neither LIFE COMPANY nor any of its affiliates, will give any information or make any representations or statements on behalf of or concerning AVIF or its affiliates in connection with the sale of the Contracts other than (i) the information or representations contained in the registration statement, including the AVIF Prospectus contained therein, relating to Shares, as such registration statement and AVIF Prospectus may be amended from time to time; or (ii)- in reports or proxy materials for AVIF; or (iii) in published reports for AVIF that are in the public domain and approved by AVIF for distribution; or (iv) in sales literature or other promotional material approved by AVIF, except with the express written permission of AVIF.

(d)    LIFE COMPANY shall adopt and implement procedures reasonably designed to ensure that information concerning AVIF and its affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither AVIF nor any of its affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

(e)    For the purposes of this Section 4.5, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.
4.6    AVIF or AIM To Provide Documents; Information About COMPANY.

(a)    AVIF will provide to LIFE COMPANY at least one (1) complete copy or all SEC registration statements, AVIF Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to AVIF or the Shares of a Fund, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

(b)    AVIF will provide to LIFE COMPANY camera ready copy of all AIM Prospectuses and printed copies, in an amount specified by LIFE COMPANY, of AVIF Prospectuses (to the extent that AIM is responsible for printing and LIFE COMPANY has not requested camera ready copy), statements of additional information, proxy materials, periodic reports to shareholders and other materials required by law to be sent to Participants who have allocated any Contract value to a Fund. AVIF will provide such copies to LIFE COMPANY in a timely manner so as to enable LIFE COMPANY, as the case may be, to print and distribute such materials within the time required by law to be furnished to Participants.

(c)    AVIF will provide to LIFE COMPANY or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which LIFE COMPANY, or any of its respective affiliates is named, or that refers to the Contracts, at least five (5) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if LIFE COMPANY or its designated agent objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. LIFE COMPANY shall receive all such sales literature until such time as it appoints a designated agent by giving notice to AVIF in the manner required by Section 9 hereof.

(d)    None of AVIF, AIM, or any of their affiliates will give any information or make any representations or statements on behalf of or concerning LIFE COMPANY, each Account, or the Contracts other than (1) the information or representations contained in the registration statement, including each Account Prospectus contained therein, relating to the Contracts, as such registration statement and Account Prospectus may be amended from time to time; or (ii) in published reports for the Account or the Contracts that are in the public domain and approved by LIFE COMPANY for distribution; or (iii) in sales literature or other promotional material approved by LIFE COMPANY or its affiliates, except with the express written permission of LIFE COMPANY.

(e)    AIM shall adopt and implement procedures reasonably designed to ensure that information concerning LIFE COMPANY, and its respective affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither LIFE COMPANY, nor any of its respective affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

(f)    For purposes of this Section 4.6, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, Circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

Section 5. Mixed and Shared Funding
5.1    General
The SEC has granted an order to AVIF exempting it from certain provisions of the 1940 Act and rules thereunder so that AVIF may be available for investment by certain other entities, including, without limitation, separate accounts funding variable annuity contracts or variable life insurance contracts, separate accounts of insurance companies unaffiliated with LIFE COMPANY, and trustees of qualified pension and retirement plans (collectively, "Mixed and Shared Funding"). The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5. Sections 5.2 through 5.8 below shall apply pursuant to such an exemptive order granted to AVIF. AVIF hereby notifies LIFE COMPANY that, in the event that AVIF implements Mixed and Shared Funding, it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the potential risks of Mixed and Shared Funding.
5.2    Disinterested Directors.
AVIF agrees that its Board of Directors shall at all times consist of directors a majority of whom (the "Disinterested Directors") are not interested persons of AVIF within the meaning of Section 2(a)(19) of the 1940 Act and the rules thereunder and as modified by any applicable orders of the SEC, except that if this condition is not met by reason of the death, disqualification, or bona fide resignation of any director, then the operation of this condition shall be suspended (a) for a period of forty-five (45) days if the vacancy or vacancies may be filled by the Board;(b) for a period of sixty (60) days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the SEC may prescribe by order upon application.
5.3    Monitoring for Material Irreconcilable Conflicts.

AVIF agrees that its Board of Directors will monitor for the existence of any material irreconcilable conflict between the interests of the Participants in all separate accounts of life insurance companies utilizing AVIF ("Participating Insurance Companies"), including each Account, and participants in all qualified retirement and pension plans investing in AVIF ("Participating Plans"). LIFE COMPANY agrees to inform the Board of Directors of AVIF of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

(a)	an action by any state insurance or other regulatory authority;

(b)
a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

(c)	an administrative or judicial decision in any relevant proceeding;

(d)	the manner in which the investments of any Fund are being managed;

(e)	a difference in voting instructions given by variable annuity contract and variable life insurance contract Participants or by Participants of different Participating Insurance Companies;

(f)	a decision by a Participating Insurance Company to disregard the voting instructions of Participants; or

(g)	a decision by a Participating Plan to disregard the voting instructions of Plan participants.
Consistent with the SEC's requirements in connection with exemptive orders of the type referred to in Section 5.1 hereof, LIFE COMPANY will assist the Board of Directors in carrying out its responsibilities by providing the Board of Directors with all information reasonably necessary for the Board of Directors to consider any issue raised, including information as to a decision by LIFE COMPANY to disregard voting instructions of Participants. LIFE COMPANY's responsibilities in connection with the foregoing shall be carried out with a view only to the interests of Participants.
5.4    Conflict Remedies.
(a)    It is agreed that if it is determined by a majority of the members of the Board of Directors or a majority of the Disinterested Directors that a material irreconcilable conflict exists, LIFE COMPANY will, if it is a Participating Insurance Company for which a material irreconcilable conflict is relevant, at its own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

(i)
withdrawing the assets allocable to some or all of the Accounts from AVIF or any Fund and reinvesting such assets in a different investment medium, including another Fund of AVIF, or submitting the question whether such segregation should be implemented to a vote of all affected Participants and, as appropriate, segregating the assets of any particular group (e.g., annuity Participants, life insurance Participants or all Participants) that votes in favor of such segregation, or offering to the affected Participants the option of making such a change; and

(ii)	establishing a new registered investment company of the type defined as a "management company" in Section 4(3) of the 1940 Act or a new separate account that is operated as a management company.

(b)    If the material irreconcilable conflict arises because of LIFE COMPANY's decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, LIFE COMPANY may be required, at AVIF's election, to withdraw each Account's investment in AIM or any Fund. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six (6) months after AVIF gives notice to LIFE COMPANY that this provision is being implemented, and until such withdrawal AVIF shall continue to accept and implement orders by LIFE COMPANY for the purchase and redemption of Shares of AVIF.

(c)    If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to LIFE COMPANY conflicts with the majority of other state regulators, then LIFE COMPANY will withdraw each Account's investment in AVIF within six (6) months after AVIF's Board of Directors informs LIFE COMPANY that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal AVIF shall continue to accept and implement orders by LIFE COMPANY for the purchase and redemption of Shares of AVIF. No charge or penalty will be imposed as a result of such withdrawal.

(d)    LIFE COMPANY agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.

(e)    For purposes hereof, a majority of the Disinterested Directors will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will AVIF or any of its affiliates be required to establish a new funding medium for any Contracts. LIFE COMPANY will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.
5.5    Notice to LIFE COMPANY.
AVIF will promptly make known in writing to LIFE COMPANY the Board of Directors' determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.
5.6    Information Requeste0y Board of Directors.
LIFE COMPANY and AVIF (or its investment adviser) will at least annually submit to the Board of Directors of AVIF such reports, materials or data as the Board of Directors may reasonably request so that the Board of Directors may fully carry out the obligations imposed upon it by the provisions hereof or any exemptive order granted by the SEC to permit Mixed and Shared Funding, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Directors. All reports received by the Board of Directors of potential or existing conflicts, and all Board of Directors actions with regard to determining the existence of a conflict, notifying Participating Insurance Companies and Participating Plans of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Directors or other appropriate.records, and such minutes or other records will be made available to the SEC upon request.

5.7    Compliance with SEC_Rules.
If, at any time during which AVIF is serving as an investment medium for variable life insurance Contracts, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to Mixed and Shared Funding, AVIF agrees that it will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.
5.8 Other Requirements.
AVIF will require that each Participating Insurance Company and Participating Plan enter into an agreement with AVIF that contains in substance. the same provisions as are set forth in Sections 4.1(b), 4.1(d), 4.3(a), 4.4(b), 4.5(a), 5, and 10 of this Agreement.
Section 6. Termination
6.1    Events of Termination.
Subject to Section 6.4 below, this Agreement will terminate as to a Fund:

(a)    at the option of any party, with or without cause with respect to the Fund, upon six (6) months advance written notice to the other parties, or, if later, upon receipt of any required exemptive relief from the SEC, unless otherwise agreed to in writing by the parties; or

(b)    at the option of AVIF upon institution of formal proceedings against LIFE COMPANY or its affiliates by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding LIFE COMPANY's obligations under this Agreement or related to the sale of the Contracts, the operation of each Account, or the purchase of Shares, if, in each case, AVIF reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Fund with respect to which the Agreement is to be terminated; or

(c)    at the option of LIFE COMPANY upon institution of formal proceedings against AVIF, its principal underwriter, or its investment adviser by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding AVIF's obligations under this Agreement or related to the operation or management of AVIF or the purchase of AVIF Shares, if, in each case, LIFE COMPANY reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on LIFE COMPANY, or the Subaccount corresponding to the Fund with respect to which the Agreement is to be terminated; or

(d)    at the option of any Party in the event that (i) the Fund's Shares are not registered and, in all material respects, issued and sold in accordance with any applicable federal or state law, or (ii) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by LIFE COMPANY; or

(e)    upon termination of the corresponding Subaccount investment in the Fund pursuant to Section 5 hereof; or

(f)    at the option of LIFE COMPANY if the Fund ceases to qualify as a RIC under Subchapter M of the Code or under successor or Similar provisions, or if LIFE COMPANY reasonably believes that the Fund may fail to so qualify; or

(g)    at the option of LIFE COMPANY if the Fund fails to comply with Section 817(h) of the Code or with successor or similar provisions, or if LIFE COMPANY reasonably believes that the Fund may fail to so comply; or
(h)    at the option of AVIF if the Contracts issued by LIFE COMPANY cease to qualify as annuity contracts or life insurance contracts under the Code (other than by reason of the Fund's noncompliance with Section 817(h) or Subchapter M of the Code) or if interests in an Account under the Contracts are not registered, where required, and, in all material respects, are not issued or sold in accordance with any applicable federal or state law; or
(i)    upon another Party's material breach of any provision of this Agreement; or
(k)    at the option of the LIFE COMPANY in the event A I M Advisors, Inc. terminates the Administrative Services Agreement between A I M Advisors, Inc. and the LIFE COMPANY, for any reason.
6.2    Notice Requirement for Termination.
No termination of this Agreement will be effective unless and until the Party terminating this Agreement gives prior written notice to the other Party to this Agreement of its intent to terminate, and such notice shall set forth the basis for such termination. Furthermore:

(a)    in the event that any termination is based upon the provisions of Sections 6.1(a) or 6.1(e) hereof, such prior written notice shall be given at least six (6) months in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto;

(b)    in the event that any termination is based upon the provisions of Sections 6.1(b) or 6.1(c) hereof, such prior written notice shall be given at least ninety (90) days in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto; and

(c)    in the event that any termination is based upon the provisions of Sections 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i) hereof, such prior written notice shall be given as soon as possible within twenty-four (24) hours after the terminating Party learns of the event causing termination to be required.

6.3    Funds To Remain Available.

Notwithstanding any termination of this Agreement, AVIF will, at the option of LIFE COMPANY, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any terminations under Section 5 and. the effect of such terminations will be governed by Section 5 of this Agreement.
6.4    Survivaljf Warranties and Indemnifications.
All warranties and indemnifications will survive the termination of this Agreement.
6.5    Continuance of Agreement for Certain Purposes.

If any Party terminates this Agreement with respect to any Fund pursuant to Sections 6.1(b), 6.1(c), 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i) hereof, this Agreement shall nevertheless continue in effect as to any Shares of that Fund that are outstanding as of the date of such termination (the "Initial Termination Date"). This continuation shall extend to the earlier of the date as of which an Account owns no Shares of the affected Fund or a date (the "Final Termination Date") six (6) months following the Initial Termination Date, except that LIFE COMPANY may, by written notice shorten said six (6) month period in the case of a termination pursuant to Sections 6.1(d), 6.1(1), 6.1(g), 6.1(h) or 6.1(i).

Section 7. Parties To Cooperate Respecting Termination
The Parties hereto agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that an Account owns no Shares of a Fund after the Final Termination Date with respect thereto, or, in the case of a termination pursuant to Section 6.1(a), the termination date specified in the notice of termination. Such steps may include combining the affected Account with another Account, substituting other mutual fund shares for those of the affected Fund, or otherwise terminating participation by the Contracts in such Fund.

Section 8. Assignment
This Agreement may not be assigned by any Party, except with the written consent of each other Party.

Section 9. Notices
Notices and communications required or permitted by Section 9 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:
AIM Variable Insurance Funds, Inc.
AIM Distributors, Inc.
11 Greenway Plaza, Suite 100
Houston, Texas 77046
Facsimile: (713) 993-9185
Attn: Nancy L. Martin, Esq.
Hartford Life Insurance Company
Hartford Securities Distribution Company, Inc.
200 Hopmeadow Street
Simsbury Ct. 06089
Facsimile: (860) 843-8665
Attn: Thomas Marra, Executive Vice President
Lynda Godkin, General Counsel
George Jay

Section10. Voting Procedures
Subject to the cost allocation procedures set forth in Section 3 hereof, LIFE COMPANY will distribute all proxy material furnished by AVIF to Participants to whom pass-through voting privileges are required to be extended and will solicit voting instructions from Participants. LIFE COMPANY will vote Shares in accordance with timely instructions received from Participants. LIFE COMPANY will vote Shares that are (a) not attributable to Participants to whom pass-through voting privileges are extended, or (b) attributable to Participants, but for which no timely instructions have been received, in the same proportion as Shares for which said instructions have been received from Participants, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for Participants. Neither LIFE COMPANY nor any of its affiliates will in any way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Participants. LIFE COMPANY reserves the right to vote shares held in any Account in its own right, to the extent permitted by law. LIFE COMPANY shall be responsible for assuring that each of its Accounts holding Shares calculates voting privileges in a manner consistent with that of other Participating Insurance Companies or in the manner required by the Mixed and Shared Funding exemptive order obtained by AVIF. AVIF will notify LIFE COMPANY of any changes of interpretations or amendments to Mixed and Shared Funding exemptive order it has obtained. AVIV will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, AVIF either will provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or will comply with Section 16(c) of the 1940 Act (although AVIF is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, AVIF will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.

Section 11. Foreign Tax Credits
AVIF agrees to consult in advance with LIFE COMPANY concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.

Section 12. Indemnification
12.1 Of AV1F and AIM by LIFE COMPANY and UNDERWRITER.
(a)    Except to the extent provided in Sections 12.1(b) and 12.1(c), below, LIFE COMPANY and UNDERWRITER agree to indemnify and hold harmless AVIF, AIM, their affiliates, and each person, if any, who controls AVIF, AIM or their affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY and UNDERWRITER) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY or UNDERWRITER by or on behalf of AVIF for use in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

(ii)
arise out of or as a result of any other statements or representations (other than statements or representations contained in AVIF 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of LIFE COMPANY, UNDERWRITER or their respective affiliates or persons under their control (including, without limitation, their employees and "Associated Persons," as that term is defined in paragraph (m) of Article I of the NASD's By-Laws), in connection with the sale or distribution of the Contracts or Shares; or

(iii)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIF 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to AVIF, AIM or their affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates for use in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing; or

(iv)
arise as a result of any failure by LIFE COMPANY or UNDERWRITER to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by LIFE COMPANY or UNDERWRITER in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY or UNDERWRITER; or

(v)
arise as a result of failure by the Contracts issued by LIFE COMPANY to qualify as annuity contracts or life insurance contracts under the Code, otherwise than by reason of any Fund's failure to comply with Subchapter M or Section 817(h) of the Code.

(b)    Neither LIFE COMPANY nor UNDERWRITER shall be liable under this Section 12.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties (1) under this Agreement, or (ii) to AVIF or AIM.
(c)    Neither LIFE COMPANY nor UNDERWRITER shall be liable under this Section 12.1 with respect to any action against an Indemnified Party unless AVIF or AIM shall have notified LIFE COMPANY and 'UNDERWRITER in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY and UNDERWRITER of any such action shall not relieve LIFE COMPANY and UNDERWRITER from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.1. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, LIFE COMPANY and UNDERWRITER shall be entitled to participate, at their own expense, in the defense of such action and also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which"approval shall not be unreasonably withheld. After notice from LIFE COMPANY or UNDERWRITER to such Indemnified Party of LIFE COMPANY's or UNDERWRITER's election to assume the defense thereof, the Indemnified Party will cooperate fully with LIFE COMPANY and UNDERWRITER and shall bear the fees and expenses of any additional counsel retained by it, and neither LIFE COMPANY nor UNDERWRITER will be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.
12.2 Of LIFE COMPANY and UNDERWRITER by AVIF and AIM.
(a)    Except to the extent provided in Sections 12.2(c), 12.2(d) and 12.2(e), below, AVIF and AIM agree to indemnify and hold harmless LIFE COMPANY, UNDERWRITER, their respective affiliates, and each person, if any, who controls LIFE COMPANY, UNDERWRITER or their respective affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of AVIF and/or AIM) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIFs 1933 Act registration statement, AVIF Prospectus or sales literature or advertising of AVIF (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to AVIF or its affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates for use in AVIF's 1933 Act registration statement, AVIF Prospectus, or in sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

(ii)
arise out of or as a result of any other statements or representations (other than statements or representations contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of AVIF, AIM or their affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of AVIF, AIM or their affiliates or persons under its control (including, without limitation, their employees and "Associated Persons" as that term is defined in Section (n) of Article I of the NASD By-Laws), in connection with the sale or distribution of AVIF Shares; or

(iii)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY, UNDERWRITER or their respective affiliates by or on behalf of AVIF or AIM for use in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

(iv)
arise as a result of any failure by AVIF to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement, or any material breach of any representation and/or warranty made by AVIF in this Agreement or arise out of or result from any other material breach of this Agreement by AIM.

(b)    Except to the extent provided in Sections 12.2(c), 12.2(d) and 122(e) hereof, AVIF and AIM agree to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with, the written consent of AVIF and/or AIM) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Fund to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder, or (ii) Section 817(h) of the Code and regulations- thereunder, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Participants asserting liability against LIFE COMPANY pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the IRS, and the cost of any substitution by LIFE COMPANY of Shares of another investment company or portfolio for those of any adversely affected Fund as a funding medium for each Account that LIFE COMPANY reasonably deems necessary or appropriate as a result of the noncompliance.

(c)    Neither AVIF nor AIM shall be liable under this Section 12.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (i) under this Agreement, or (ii) to LIFE COMPANY, UNDERWRITER, each Account or Participants.

(d)    Neither AVIF nor AIM shall be liable under this Section 12.2 with respect to any action against an Indemnified Party unless the Indemnified Party shall have notified AVIF and/or AIM in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify AVIF or AIM of any such action shall not relieve AVIF or AIM from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.2. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, AVIF and/or AIM will be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the IRS), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from AVIF and/or AIM to such Indemnified

Party of AVIF's or AIM's election to assume the defense thereof, the Indemnified Party will cooperate fully with AVIF and AIM and shall bear the fees and expenses of any additional counsel retained by it, and AVIF and AIM will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

(e)    In no event shall AVIF or AIM be liable under the indemnification provisions contained in this Agreement to any individual or entity, including, without limitation, LIFE COMPANY, UNDERWRITER or any other Participating Insurance Company or any Participant, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from CO a breach of any representation, warranty, and/or covenant made by LIFE COMPANY or UNDERWRITER hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants; (ii) the failure by LIFE COMPANY or any Participating Insurance Company to maintain its segregated asset account (which invests in any Fund) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) the failure by LIFE COMPANY or any Participating Insurance Company to maintain its variable annuity or life insurance contracts (with respect to which any Fund serves as an underlying funding vehicle) as annuity contracts or life insurance contracts under applicable provisions of the Code.
12.3 Effect of Notice.

Any notice given by the indemnifying Party to an Indemnified Party refereed to in Sections 12.1(c) or 12.2(d) above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.
12.4 Successors.
A successor by law of any Party shall be entitled to the benefits of the indemnification contained in this Section 12.

Section 13. Applicable Law
This Agreement will be construed and the provisions hereof interpreted under and in accordance with Maryland law, without regard for that state's principles of conflict of laws.

Section 14. Execution in Counterparts

This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

Section 15. Severability
If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

Section 16. Rights Cumulative
The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

Section 17. Headings
The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

Section 18. Confidentiality

AVIF acknowledges that the identities of the customers of LIFE COMPANY or any of its affiliates (collectively, the "LIFE COMPANY Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the LIFE COMPANY Protected Parties or any of their employees or agents in connection with LIFE COMPANY's performance of its duties under this Agreement are the valuable property of the LIFE COMPANY Protected Parties. AVIF agrees that if it comes into possession of any list or compilation of the identities of or other information about the LIFE COMPANY Protected Parties' customers, or any other information or property of the LIFE COMPANY Protected Parties, other than such information as may be independently developed or compiled by AVIF from information supplied to it by the LIFE COMPANY Protected Parties' customers who also maintain accounts directly with AVIF, AVIF will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with LIFE COMPANY's prior written consent; or (b) as required by law or judicial process. LIFE COMPANY acknowledges that the identities of the customers of AVIF or any of its affiliates (collectively, the "AVIF Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the AVIF Protected Parties or any of their employees or agents in connection with AVIF's performance of its duties under this Agreement are the valuable property of the AVIF Protected Parties. LIFE COMPANY agrees that if it comes into possession of any list or compilation of the identities of or other information about the AVIF Protected Parties' customers or any.other information or property of the AVIF Protected Parties, other than such information as may be independently developed or compiled by LIFE COMPANY from information supplied to it by the AVIF Protected Parties' customers who also maintain accounts directly with LIFE COMPANY, LIFE COMPANY will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with AVIF's prior written consent; or (b) as required by law or judicial process. Each party acknowledges that any breach of the agreements in this Section 18 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

Section 19. Trademarks and Fund Names

(a)A I M Management Group Inc. ("AIM" or "licensor"), an affiliate of AVM, owns all right, title and interest in and to the name, trademark and service mark "AIM" and such other tradenames, trademarks and service marks as may be set forth on Schedule B, as amended from time to time by written notice from AIM to LIFE COMPANY (the "AIM licensed marks" or the licensor's licensed marks") and is authorized to use and to license other persons to use such marks. LIFE COMPANY and its affiliates are hereby granted a non-exclusive license to use the AIM licensed marks in connection with LIFE COMPANY's performance of the services contemplated under this Agreement, subject to the terms and conditions set forth in this Section 19.

(b)The grant of license to LIFE COMPANY and its affiliates ( the "licensee") shall terminate automatically upon termination of this Agreement. Upon automatic termination, the licensee shall cease to use the licenser's licensed marks, except that LIFE COMPANY shall have the right to continue to service any outstanding Contracts bearing any of the AIM licensed marks. Upon ATM's elective termination of this license, LIFE COMPANY and its affiliates shall immediately cease to issue any new annuity or life insurance contracts bearing any of the AIM licensed marks and shall likewise cease any activity which suggests that it has any right under any of the AIM licensed marks or that it has any association with AIM, except that LIFE COMPANY shall have the right to continue to service outstanding Contracts bearing any of the AIM licensed marks.

(c)    The licensee shall obtain the prior written approval of the licensor for the public release by such licensee of any materials bearing the licenser's licensed marks. The licenser's approvals shall not be unreasonably withheld.

(d)    During the term of this grant of license, a licensor may request that a licensee submit samples of any materials bearing any of the licensor's licensed marks which were previously approved by the licensor but, due to changed circumstances, the licensor may wish to reconsider. If, on reconsideration, or on initial review, respectively, any such samples fail to meet with the written approval of the licensor, then the licensee shall immediately cease distributing such disapproved materials. The licensor's approval shall not be unreasonably withheld, and the licensor, when requesting reconsideration of a prior approval, shall assume the reasonable expenses of withdrawing and replacing such disapproved materials. The licensee shall obtain the prior written approval of the licensor for the use of any new materials developed to replace the disapproved materials, in the manner set forth above.

(e)    The licensee hereunder: (i) acknowledges and stipulates that, to the best of the knowledge of the licensee, the licenser's licensed marks are valid and enforceable trademarks andlor service marks and that such licensee does not own the licensor's licensed marks and claims no rights therein other than as a licensee under this Agreement; (ii) agrees never to contend otherwise in legal proceedings or in other circumstances; and (iii) acknowledges and agrees that the use of the licenser's licensed marks pursuant to this grant of license shall inure to the benefit of the licensor.

Section 20. Parties to Cooperate
Each party to this Agreement will cooperate with each other patty and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records (including copies thereof) in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
____________________________

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Nancy L. Martin                By: /s/ Robert H. Graham
Name: Nancy L. Martin                Name: Robert H. Graham
Title:    Assistant Secretary                Title: President

A I M DISTRIBUTORS, INC.

Attest:/s/ Nancy L. Martin                By: /s/ Michael J. Cemo
Name: Nancy L. Martin                Name: Michael J. Cemo
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

Attest:/s/ Louis F. Beers                By: /s/ Stephen T. Joyce
Name: Louis F. Beers                    Name: Stephen T. Joyce
Title:    Assistant General Counsel             Title: Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:/s/ Louis F. Beers                By: /s/ Stephen T. Joyce
Name: Louis F. Beers                    Name: Stephen T. Joyce
Title:    Assistant General Counsel             Title: Vice President

SCHEDULE A
FUNDS AVAILAB,L2 UNDER_THE CONTRACTS

AIM VARIABLE INSURANCE FUNDS, INC.
AIM V.L Capital Appreciation Fund AIM V.L High Yield Fund
AIM V.L Value Fund
SEPARATE ACCOUNTS UTILIZING THE FUNDS
Hartford Life Separate Account Two
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
Nations Variable Annuity Contract

SCHEDULE B
•AIM VARIABLE INSURANCE FUNDS, INC.
AIM V.L Capital Appreciation Fund AIM Vi. High Yield Fund
AIM V.L Value Fund

•AIM and Design

[AIM logo]

Schedule C

Paid by Hartford	AVIF
preparing, maintaining and filing the Account's registration statement with the SEC and State Regulators, as required	preparing, maintaining and filing the Fund's registration statement with the SEC and State Regulators, as required
text composition for the Account prospectuses and supplements	text composition for the Fund prospectuses and supplements
text alterations for the prospectuses (Account) and supplements (Account)	text alterations for the prospectuses (Fund) and supplements (Fund)
printing Account and Fund prospectuses and supplements for use with prospective Contract owners	camera-ready fund prospectus, printing costs of fund prospectus to existing policy owners with amounts allocated to the Fund
text composition and printing of Account SAI	text composition and printing of Fund SAI
mailing and distributing Account SAIs to policy owners upon request by policy owners	mailing and distributing Fund SAIs to policy owners upon request by policy owners mailing and distributing prospectuses (Account) and supplements (Account) to policy owners as required by Federal Securities Laws and to prospective purchasers (Account and Fund)
mailing and distribution of prospectuses and supplements (Fund) to policy owners of record. Life Company to advise if it wants either (1) printed Fund prospectuses or (2) camera ready copy with reimbursement by Fund of its pro rata share of printing expense

text composition (Account) printing, mailing and distributing annual and semi-annual reports for Account (Fund and Account, as applicable)	text composition of annual or semi-annual reports (Fund) and pro rata share of expense printing, mailing and distributing reports (Fund) to policy owners of record participating in the Fund
text composition, printing, mailing, distribution and tabulation of proxy statements and voting instructions solicitation materials to policy owners with respect to proxies related to the Account	text composition, printing, mailing, distribution and tabulation of proxy statements and voting instructions solicitation materials to policy owners with respect to proxies related to the Fund preparation, printing and distributing sales material and advertising related to the Funds, insofar as such materials relate to the Contracts and filing such materials with and obtaining approval from, the SEC, the NASD, any state insurance regulatory authority, and any other appropriate regulatory authority, to the extent required

AMENDMENT NO. 1
TO THE
PARTICIPATION AGREEMENT
BY AND AMONG
AIM VARIABLE INSURANCE FUNDS
AIM DISTRIBUTORS, INC.
HARTFORD LIFE INSURANCE COMPANY
ON BEHALF OF ITSELF AND ITS SEPARATE ACCOUNTS
AND
HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.
WHEREAS, AIM Variable Insurance Funds ("AVIF"), A I M Distributors, Inc. ("AIM"), Hartford Life Insurance Company ("LIFE COMPANY"), and Hartford Securities Distribution Company, Inc. ("UNDERWRITER") (collectively, the "Parties") have previously entered into a Participation Agreement dated July 2, 1998 (the "Agreement");
WHEREAS, AVIF was reorganized from a Maryland corporation into a Delaware business trust on May 1, 2000, resulting in a technical change of control of AVIF and thus an assignment of the Agreement;
WHEREAS, the Parties to the Agreement desired to consent to such assignment and amended the Agreement by letter dated April 27, 2000, and effective as of May 1, 2000, to give their consent to such assignment;
WHEREAS, certain Contracts issued by LIFE COMPANY have as their principal underwriter Hartford Equity Sales Company, Inc. rather than Hartford Securities Distribution Company, Inc. and the parties to the Agreement desire to make Hartford Equity Sales Company, Inc. a Party to the Agreement;
WHEREAS, each of the parties hereto intends and has intended both registered and unregistered Accounts of the Company to be able to invest in shares of the Fund, including those Accounts exempt from registration under the Investment Company Act of 1940 (the "1940 Act") pursuant to Sections 3(c)(1), 3(c)(7) or 3(c)(11) thereof;
WHEREAS, each of the parties hereto desires to expand the number of Accounts of LIFE COMPANY that invest in shares of AVIF and to clarify those Accounts that are and have been covered by the Agreement;
WHEREAS, each of the parties hereto desires to expand the number of Funds of AVIF that the Accounts may invest in and to clarify those Funds that are and have been covered by the Agreement; and

WHEREAS, each of the parties hereto desires to amend the Agreement to comply with the privacy provisions of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder and to make further revisions as appropriate;
NOW, THEREFORE, AVIF, AIM, LIFE COMPANY, and UNDERWRITER hereby agree to amend the Agreement as follows:

1.	The term "UNDERWRITER" as used in the Agreement, and any and all amendments thereto, shall mean Hartford Securities Distribution Company, Inc. and Hartford Equity Sales Company, Inc.

2.	Section 4.2(a) is hereby amended as follows:

(a)	AVIF will use its best efforts to comply with any applicable state insurance laws or regulations, including the furnishing of information not otherwise available to LIFE COMPANY which is required by state insurance law to enable LIFE COMPANY to obtain the authority needed to issue the Contracts in any applicable state.

3.Section 4.3(a) is hereby amended as follows:

(a)
LIFE COMPANY and UNDERWRITER represent and warrant that (i) interests in each Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act, (ii) the Contracts will be duly authorized for issuance in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act and Connecticut law, (iii) each Account is and will remain registered under the 1940 Act, to the extent required by the 1940 Act, (iv) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, to the extent required, (v) each Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (vi) LIFE COMPANY will amend the registration statement for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, and (vii) each Account Prospectus, statement of additional information ("SAI"), and other documents pursuant to which Contracts are offered, and any amendments or supplements thereto (collectively, the "Account Prospectus") will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

4.Section 4.3(f) is hereby added as follows:

4.3(f)	For its unregistered Accounts that are exempt from registration under the 1940 Act in reliance upon Section 3(c)(1) or Section 3(c)(7) thereof, LIFE COMPANY represents and agrees that:

(i)	UNDERWRITER is the principal underwriter for each such unregistered Account and its Subaccounts and is a registered broker-dealer under the 1934 Act;

(ii)	the Shares of the Funds of AVIF are and will continue to be the only investment securities held by the corresponding Subaccounts of the Account; and

(iii)	with regard to each Fund, LIFE COMPANY, on behalf of the corresponding Subaccount, will:

(a)	vote such Shares held by it in the same proportion as the vote of all other holders of such Shares; and

(b)	refrain from substituting Shares of another security for such Shares unless the SEC has approved such substitution in the manner provided in Section 26 of the 1940 Act.
5.    Sections 4.5(a) and (b) are hereby amended as follows:

(a)LIFE COMPANY upon written request of AVIF will provide to AVIF or its designated agent at least one (1) complete copy of all SEC registration statements, Account Prospectuses, private placement memoranda or other disclosure documents (collectively, "Disclosure Documents"), as well as any reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

(b)LIFE COMPANY will provide to AVIF or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which AVIF or any of its affiliates is named, at least ten (10)

Business Days prior to its use (first use for "standardized material" as defined hereafter, unless more frequent review is specifically requested by AVIF or its designated agent or unless such material is amended in any respect other than to provide updated performance figures or dates) or such shorter period as the Parties hereto may, from time to time, agree upon. For purposes of this paragraph, "standardized material" shall include material that is identical in format and content to material that AVIF or its designated agent has reviewed and approved pursuant to this paragraph with the exception of updated dates and performance figures. LIFE COMPANY agrees to bear all responsibility and liability for any error in any standardized material (e.g., transposition of numbers) to the extent any information contained therein does not conform to the information provided to LIFE COMPANY by AIM or the Fund. No such material (including the initial approval of standardized material) shall be used if AVIF or its designated agent reasonably objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon.

AVIF hereby designates AIM as the entity to receive such sales literature, until such time as AVIF appoints another designated agent by giving notice to LIFE COMPANY in the manner required by Section 9 hereof.
6.    Sections 4.6(a), (b) and (e) are hereby amended as follows:

(a)AVIF upon written request of LIFE COMPANY will provide to LIFE COMPANY at least one (1) complete copy of all SEC registration statements, AVIF Disclosure Documents, as well as any reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to AVIF or the Shares of a Fund.

(b)AVIF will provide to LIFE COMPANY camera ready copy of all AVIF Prospectuses and printed copies, in an amount specified by LIFE COMPANY, of AVIF Prospectuses (to the extent that AIM is responsible for printing and LIFE COMPANY has not requested camera ready copy), SAI, proxy materials, periodic reports to shareholders and other materials required by law to be sent to Participants who have allocated any Contract value to a Fund. AVIF will provide such copies to LIFE COMPANY in a timely manner so as to enable LIFE COMPANY, as the case may be, to print and distribute such materials within the time required by law to be furnished to Contract owners, annuitants, insureds or participants (as appropriate) under the Contracts (collectively, "Participants").

(c)AVIF will provide to LIFE COMPANY or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which LIFE COMPANY, or any of its respective affiliates is named, or that refers to the Contracts, at least ten (10) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if LIFE COMPANY or its designated agent objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. LIFE COMPANY shall receive all such sales literature until such time as it appoints a designated agent by giving notice to AVIF in the manner required by Section 9 hereof.
7.    Section 6.1(b) is hereby amended as follows:
(b)    at the option of AVIF upon completion of formal proceedings against LIFE COMPANY or its affiliates by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding LIFE COMPANY's obligations under this Agreement or related to the sale of the Contracts, the operation of each Account, or the purchase of Shares, if, in each case, AVIF reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Fund with respect to which the Agreement is to be terminated; or
8.    Section 6.5 is hereby amended to add the following as the last sentence in this Section 6.5:
The parties agree that this Section 6.5 will not change or otherwise affect the obligations with respect to Existing Contracts set forth above in Section 6.3.
9.    Sections 12.1(a) and (b) are hereby amended as follows:

(a)    Except to the extent provided in Sections 12.1(b) and 12.1(c), below, LIFE COMPANY and UNDERWRITER agree to indemnify and hold harmless AVIF, AIM, their affiliates, and each person, if any, who controls AVIF, AIM or their affiliates within the meaning of Section 15 of the 1933 Act and each of their respective Trustees and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY and UNDERWRITER) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's Disclosure Documents, the Contracts, or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY or UNDERWRITER by or on behalf of AVIF for use in any Account's Disclosure Documents, the Contracts, or sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

(ii)
arise out of or as a result of any other statements or representations (other than statements or representations contained in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates and on which such persons have reasonably relied) or the unlawful conduct of LIFE COMPANY, UNDERWRITER or their respective affiliates or persons under their control, in connection with the sale or distribution of the Contracts or Shares; or

(iii)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to AVIF, AIM or their affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates for use in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing; or

(iv)
arise as a result of any failure by LIFE COMPANY or UNDERWRITER to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by LIFE COMPANY or UNDERWRITER in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY or UNDERWRITER.

(b)    Neither LIFE COMPANY nor UNDERWRITER shall be liable under this Section 12.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful malfeasance or negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties (i) under this Agreement, or (ii) to AVIF or AIM.
10.    Sections 12.2(a) and (c) are hereby amended as follows:
(a)    Except to the extent provided in Sections 12.2(e), 12.2(d) and 12.2(e), below, AVIF and AIM agree to indemnify and hold harmless LIFE COMPANY, UNDERWRITER, their respective affiliates, and each person, if any, who controls LIFE COMPANY, UNDERWRITER or their respective affiliates within the meaning of Section 15 of the 1933 Act and each of their respective Trustees and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of AVIF and/or AIM) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIF's Disclosure Documents, or sales literature or advertising of AVIF (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to AVIF or its affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates for use in AVM's Disclosure Documents, or in sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

(i)
arise out of or as a result of any other statements or representations (other than statements or representations contained in any Account's Disclosure Documents, or sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of AVIF, AIM or their affiliates and on which such persons have reasonably relied) or the unlawful conduct of AVIF, AIM or their affiliates or persons under its control, in connection with the sale or distribution of AVIF Shares; or

(ii)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's Disclosure Documents, or sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY, UNDERWRITER or their respective affiliates by or on behalf of AVIF or AIM for use in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

(iii)
arise as a result of any failure by AVIF or AIM to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement, or any material breach of any representation and/or warranty made by AVIF or AIM in this Agreement or arise out of or result from any other material breach of this Agreement by AVIF or AIM.

(c)    Neither AVIF nor AIM shall be liable under this Section 12.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful malfeasance or negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (i) under this Agreement, or (ii) to LIFE COMPANY, UNDERWRITER, each Account or Participants.

11.    Section 18(a) is hereby added and Section 18 is redesignated as Section (b) - (d) as follows:

(a)For purposes of this Agreement, "Personal Information" means financial and medical information that identifies an individual personally and is not available to the public, including, but not limited to, credit history, income, financial benefits, policy or claim information and medical records. Each Party agrees to use and disclose Personal Information only to carry out the purposes for which it was disclosed to them and will not use or disclose Personal Information if prohibited by applicable law, including, without limitation, statutes and regulations enacted pursuant to the Gramm-Leach-Bliley Act of 1999 (Public Law 106-102). If any Party outsources services to a third party, such third party will agree in writing to maintain the security and confidentiality of any information shared with them.

(b)AVIF acknowledges that the identities of the customers of LIFE COMPANY or any of its affiliates (collectively, the "LIFE COMPANY Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the LIFE COMPANY Protected Parties or any of their employees or agents in connection with LIFE COMPANY's performance of its duties under this Agreement are the valuable property of the LIFE COMPANY Protected Parties. AVIF agrees that if it comes into possession of any list or compilation of the identities of or other information about the LIFE COMPANY Protected Parties, or any other information or property of the LIFE COMPANY Protected Parties, other than such information as may be independently developed or compiled by AVIF from information supplied to it by the LIFE COMPANY Protected Parties who also maintain accounts directly with AVIF, AVIF will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with LIFE COMPANY's prior written consent; or (b) as required by law or judicial process.

(c)LIFE COMPANY acknowledges that the identities of the customers of AVE or any of its affiliates (collectively, the "AVIF Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the AVIF Protected Parties or any of their employees or agents in connection with AVIF's performance of its duties under this Agreement are the valuable property of the AVIF Protected Parties. LIFE COMPANY agrees that if it comes into possession of any list or compilation of the identities of or other information about the AVIF Protected Parties or any other information or property of the AVIF Protected Parties, other than such information as may be independently developed or compiled by LIFE COMPANY from information supplied to it by the AVIF Protected Parties who also maintain accounts directly with LIFE COMPANY, LIFE COMPANY will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with AVIF's prior written consent; or (b) as required by law or judicial process.

(d)    Each Party acknowledges that any breach of the agreements in this Section 18 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

12.    The term "Accounts' as used in the Agreement, and as reflected in Schedule A to the Agreement, shall include Separate Account ICMG Series III-B.

13.    LIFE COMPANY represents and warrants that Separate Account ICMG Series III-B is exempt from registration under the 1940 Act and that the Contracts funded thereby are exempt from registration under the Securities Act of 1933 (the "1933 Act").

14.    Schedule A to the Agreement is hereby amended and replaced in its entirety by Schedule A attached hereto.
IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to be executed in its name and on its behalf by its duly authorized representative on this 29th day of April, 2002, to be effective as of November 1, 2000.

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Nancy L. Martin                By: /s/ Carol Relihan
Name: Nancy L. Martin                Name: Carol Relihan
Title:    Assistant Secretary                Title: Senior Vice President

A I M DISTRIBUTORS, INC.

Attest:/s/ Nancy L. Martin                By: /s/ Michael J. Cemo
Name: Nancy L. Martin                Name: Michael J. Cemo
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

Attest:/s/ Susanne Armstrong                By: /s/ Joseph F. Mahoney, Jr.
Name: Susanne Armstrong                Name: Joseph F. Mahoney, Jr.
Title:    Products Filing Director             Title: Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:/s/ Deb Hampson                By: /s/ George R. Jay
Name: Deb Hampson                    Name: George R. Jay
Title:    Counsel                     Title: Vice President

HARTFORD EQUITY SALES COMPANY, INC.

Attest:/s/ Deb Hampson                By: /s/ George R. Jay
Name: Deb Hampson                    Name: George R. Jay
Title:    Counsel                     Title: Vice President

SCHEDULE A
AVIF FUNDS AVAILABLE UNDER THE CONTRACTS
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Diversified Income Fund
AIM V.I. Global Utilities Fund
AIM V.I. Growth Fund
AIM V.I. Growth and Income Fund
AIM V.I. High Yield Fund
ATM V.I. International Equity Fund
AIM V.I. Telecommunications and Technology Fund
AIM V.I. Value Fund
ACCOUNTS AND ASSOCIATED CONTRACTS
Account                        Contract(s)
Hartford Life Separate Account Two            Nations Variable Annuity Contract
ICMG Series III-B                    GVL-93
WDC #85223v3 (WORD)

AMENDMENT NO.2
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated July 2, 1998, by and among AIM Variable Insurance Funds, a Delaware Trust, A I M Distributors, Inc., a Delaware corporation, and Hartford Life Insurance Company, a Connecticut life insurance company, and Hartford Securities Distribution Company, Inc., a Connecticut corporation, is hereby amended as follows:
All parties agree to add Hartford Life and Annuity, a Connecticut life insurance company, as a party to the Agreement and any amendments thereof.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: September 20, 2001

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Nancy L. Martin                By: /s/ Carol Relihan
Name: Nancy L. Martin                Name: Carol Relihan
Title:    Assistant Secretary                Title: Senior Vice President

A I M DISTRIBUTORS, INC.

Attest:/s/ Nancy L. Martin                By: /s/ Michael J. Cemo
Name: Nancy L. Martin                Name:
Title:    Assistant Secretary                Title:

HARTFORD LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

Attest:/s/ David N. Levenson                By: /s/ Stephen T. Joyce
Name: David N. Levenson                Name: Stephen T. Joyce
Title:    Senior Vice President                 Title: Senior Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:/s/ Marianne O'Doherty            By: /s/ Stephen T. Joyce
Name: Marianne O'Doherty                Name: Stephen T. Joyce
Title: Assistant Vice President            Title: Senior Vice President

HARTFORD EQUITY SALES COMPANY, INC.

Attest:/s/ Marianne O'Doherty            By: /s/ Stephen T. Joyce
Name: Marianne O'Doherty                Name: Stephen T. Joyce
Title: Assistant Vice President            Title: Senior Vice President

AMENDMENT NO. 3
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated July 2, 1998, as amended September 20, 2001 and April 29, 2002, by and among AIM Variable Insurance Funds, a Delaware Trust, A I M Distributors, Inc., a Delaware Corporation, Hartford Life Insurance Company, a Connecticut life insurance company, Hartford Life and Annuity Insurance Company, a Connecticut life insurance company and Hartford Securities Distribution Company, Inc., a Connecticut corporation, is hereby amended as follows:
Schedules A & B to the Agreement are hereby deleted and replaced in their entirety with the following:
SCHEDULE A

FUNDS AVAILABLE UNDER THE POLICY	SEPARATE ACCOUNTS UTILIZING THE FUNDS	CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
(Series I shares)

AIM V.I. Aggressive Growth Fund
AIM V.I. Basic Value Fund
AIM V.I. Blue Chip Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Dent Demographic Trends Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Premier Equity Fund

• Hartford Life Separate Account Two
• Hartford Life Separate Account Seven
• Hartford Life and Annuity Separate Account Seven

• Hartford Life Separate Account VLI
• Hartford Life Separate Account VLII
• Hartford Life and Annuity Separate Account VLI
• Hartford Life and Annuity Separate Account VLII

•Nations Variable Annuity Contract
•Nations Outlook Variable Annuity Contract
•Hartford Leaders Variable Annuity Contract
•Hartford Leaders Outlook Variable Annuity Contract
•Hartford Leaders Access Variable Annuity Contract
•Hartford Leaders Edge Variable Annuity Contract
•Hartford Leaders Plus Variable Annuity Contract
•Hartford Leaders Elite Variable Annuity Contract
•Hartford Leaders Elite Plus Variable Annuity Contract
•Hartford Leaders Elite Outlook Variable Annuity Contract
•Hartford Leaders Solution Variable Annuity Contract
•Hartford Leaders Solution Pius Variable Annuity Contract
•Hartford Leaders Solution Outlook
•Hartford Leaders Vision Variable Annuity Contract
•Huntington Hartford Leaders Outlook
•Classic Hartford Leaders Outlook
•Stag Accumulator Variable Universal Life Policy
•Stag Protector Variable Universal Life Policy
•Stag Last Survivor II

SCHEDULE B
•AIM VARIABLE INSURANCE FUNDS
Series I shares
AIM V.I. Aggressive Growth Fund
AIM V.I. Basic Value Fund
AIM V.I. Blue Chip Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Premier Equity Fund

•AIM Logo and Design                Logo Colors
One Color both the box and the word Investments print black with a white Chevron and White AIM inside the box.
Two Colors - in printed versions of the logo, the preferred usage is always two color reproduction. The box prints in PMS 356 Green with Chevron and AIM white and with the word Investments printing Black.
Four Color Process - the box prints Cyan 100%, Magenta 0%, Yellow 100%, Black 20% to simulate PMS 356 Green. The word Investments prints solid black.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: June 1, 2003.

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Robert H. Graham
Name: Jim A. Coppedge                Name: Robert H. Graham
Title:    Assistant Secretary                Title: President

A I M DISTRIBUTORS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Gene L. Needles
Name: Jim A. Coppedge                Name: Gene L. Needles
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

AMENDMENT NO. 4
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated July 2, 1998, as amended September 20, 2001, April 29, 2002 and June 1, 2003, by and among AIM Variable Insurance Funds, a Delaware Trust, A I M Distributors, Inc., a Delaware Corporation, Hartford Life Insurance Company, a Connecticut life insurance company, Hartford Life and Annuity Insurance Company, a Connecticut life insurance company and Hartford Securities Distribution Company, Inc., a Connecticut corporation, is hereby amended as follows:
Schedules A & B to the Agreement are hereby deleted and replaced in their entirety with the following:
SCHEDULE A

FUNDS AVAILABLE UNDER THE POLICIES	SEPARATE ACCOUNTS UTILIZING THE FUNDS	CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
(Series I shares)
AIM V.I. Aggressive Growth Fund	Hartford Life Separate	Nations Variable Annuity
AIM V.I. Basic Value Fund	Account Two	Contract
AIM V.I. Blue Chip Fund	Hartford Life Separate	Nations Outlook Variable
AIM V.I. Capital Appreciation Fund	Account Seven	Annuity Contract
AIM V.I. Dent Demographic Trends Fund	Hartford Life and Annuity	Hartford Leaders Variable
AIM V.I. Government Securities Fund	Separate Account Seven	Annuity Contract
AIM V.I. High Yield Fund		Hartford Leaders Outlook
AIM V.I. International Growth Fund	Hartford Life Separate	Variable Annuity Contract
AIM V.I. Mid Cap Core Equity Fund	Account VL I	Hartford Leaders Access
AIM V.I. Premier Equity Fund	Hartford Life Separate	Variable Annuity Contract
AIM V.I. Small Cap Equity Fund	Account VL II	Hartford Leaders Edge
	Hartford Life and Annuity	Variable Annuity Contract
	Separate Account VL I	Hartford Leaders Plus Variable
	Hartford Life and Annuity	Annuity Contract
	Separate Account VL II	Hartford Leaders Elite Variable
Annuity Contract
Hartford Leaders Elite Plus
Variable Annuity Contract
Hartford Leaders Elite Outlook
Variable Annuity Contract
Hartford Leaders Solution
Variable Annuity Contract
Hartford Leaders Solution Plus
Variable Annuity Contract
Hartford Leaders Solution
Outlook
Hartford Leaders Vision
Variable Annuity Contract
Huntington Hartford Leaders
Outlook
Classic Hartford Leaders
Outlook
Stag Accumulator Variable
Universal Life Policy
Stag Protector Variable
Universal Life Policy
Stag Last Survivor II

SCHEDULE B

AIM VARIABLE INSURANCE FUNDS
Series I shares
AlM V.I. Aggressive Growth Fund
AIM V.I. Basic Value Fund
AIM V.I. Blue Chip Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. international Growth Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Premier Equity Fund
AIM V.I. Small Cap Equity Fund

AIM Logo and Design                    Logo Colors

One Color - both the box and the word Investments print black with a white Chevron and White ADV1 inside the box.
Two Colors - in printed versions of the logo, the preferred usage is always two color reproduction. The box prints in PMS 356 Green with Chevron and AIM white and with the word Investments printing Black.
Four Color Process - the box prints Cyan 100%, Magenta 0%, Yellow 100%, Black 20% to simulate PMS 356 Green. The ward Investments prints solid black.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.
Effective Date: November 3, 2003.

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Robert H. Graham
Name: Jim A. Coppedge                Name: Robert H. Graham
Title:    Assistant Secretary                Title: President

A I M DISTRIBUTORS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Gene L. Needles
Name: Jim A. Coppedge                Name: Gene L. Needles
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

AMENDMENT NO. 5
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated July 2, 1998, as amended September 20, 2001, April 29, 2002, June 1, 2003 and November 3, 2003, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation, Hartford Life Insurance Company, a Connecticut life insurance company ("LIFE COMPANY"), Hartford Life and Annuity Insurance Company, a Connecticut life insurance company and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:
Section 2.3 of the Agreement is hereby deleted in its entirety and replaced with the following:
2.3    Applicable Price
(a)    Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that LIFE COMPANY receives prior to the close of regular trading on the New York Stock Exchange (or such other time set by the Board for purposes of determining the current net asset value of a Fund in accordance with Rule 22c-1 under the 1940 Act) on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the orders. For purposes of this Section 2.3(a), LIFE COMPANY shall be the designated agent of AVIF for receipt of orders relating to Contract transactions, in accordance with Section 22(c) and Rule 22c-1 under the 1940 Act, on each Business Day and receipt by such designated agent shall constitute receipt by AVIF; provided that AVIF receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day or such later time as computed in accordance with Section 2.1(b) hereof. In connection with this Section 2.3(a), LIFE COMPANY represents and warrants that it will not submit any order for Shares or engage in any practice, nor will it allow or suffer any person acting on its behalf to submit any order for Shares or engage in any practice, that would violate or cause a violation of applicable law or regulation including, without limitation Section 22 of the 1940 Act and the rules thereunder.
(b) All other Share purchases and redemptions by LIFE COMPANY will be effected at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the order therefor, and such orders will be irrevocable.
(c)    Without limiting the scope or effect of Section 1.1 hereof, pursuant to which the Board may reject a Share purchase order by or on behalf of LIFE COMPANY under the circumstances described therein, LIFE COMPANY and UNDERWRITER agree to cooperate with the Fund and AIM to prevent any person exercising, or purporting to exercise, rights or privileges under one or more Contracts (including, but not limited to Contract owners, annuitants, insureds or participants, as the case may be (collectively, "Participants")) from engaging in any trading practices in any Fund that the Board or AIM determines, in good faith and in their sole discretion, to be detrimental or potentially detrimental to the other shareholders of the Fund, or to be in contravention of any applicable law or regulation including, without limitation, Section 22 of the 1940 Act and the rules thereunder. Such cooperation may include, but shall not be limited to, identifying the person or persons engaging in such trading practices, facilitating the imposition of any applicable redemption fee on such person or persons, limiting the telephonic or electronic trading privileges of such person or persons, and taking such other remedial steps, all to the extent permitted or required by applicable law.
Section 6.3 of the Agreement is hereby deleted in its entirety and replaced with the following:
6.3    Funds To Remain Available
Notwithstanding any termination of this Agreement by LIFE COMPANY, AVIF will, at the option of LIFE COMPANY, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless AIM or the Board determines that doing so would not serve the best interests of the shareholders of the affected Funds or would be inconsistent with applicable law or regulation. Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any (i) terminations under Section 5 and the effect of such terminations will be governed by Section 5 of this Agreement or (ii) any rejected purchase and/or redemption order as described in Section 2.3(c) hereof.

Section 22 is hereby added to the Agreement:
Section 22. Force Majeure
Each Party shall be excused from the performance of any of its obligations to the other where such nonperformance is occasioned by any event beyond its control which shall include, without limitation, any applicable order, rule or regulation of any federal, state or local body, agency or instrumentality with jurisdiction, work stoppage, accident, natural disaster, war, acts of terrorism or civil disorder, provided that the Party so excused shall use all reasonable efforts to minimize its nonperformance and overcome, remedy, cure or remove such event as soon as is reasonably practicable, and such performance shall be excused only for so long as, in any given case, the force or circumstances making performance impossible shall exist.
Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

AIM V.I. Aggressive Growth Fund             AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Balanced Fund                 AIM V.I. Money Market Fund
AIM V.I. Basic Value Fund                 AIM V.I. Premier Equity Fund
AIM V.I. Blue Chip Fund                 AIM V.I. Real Estate Fund2
AIM V.I. Capital Appreciation Fund             AIM V.I. Small Cap Equity Fund
AIM V.I. Capital Development Fund             INVESCO VIF - Core Equity Fund
AIM V.I. Core Equity Fund                 INVESCO VIF - Dynamics Fund

AIM V.I. Dent Demographic Trends Fund        INVESCO VIF - Financial Services Fund
AIM V.I. Diversified Income Fund             INVESCO VIF - Health Sciences Fund
AIM V.I. Government Securities Fund         INVESCO VIF - Leisure Fund
AIM V.I. Growth Fund1                 INVESCO VIF - Small Company Growth Fund
AIM V.I. High Yield Fund1                INVESCO VIF - Technology Fund1
AIM V.I. International Growth Fund             INVESCO VIF - Total Return Fund
AIM V.I. Large Cap Growth Fund            INVESCO VIF - Utilities Fund

[1]
Effective April 30, 2004, AIM V.I. Growth Fund acquired the assets of INVESCO VIF - Growth Fund; AIM V.I. High Yield Fund acquired the assets of INVESCO VIF - High Yield Fund; INVESCO VIF - Utilities Fund acquired the assets of AIM V.I. Global Utilities Fund and INVESCO VIF - Technology Fund acquired the assets of AIM V.I. New Technology Fund and INVESCO VIF - Telecommunications Fund.

[2]	Formerly, INVESCO VIF - Real Estate Opportunities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

•Hartford Life Separate Account Two
•Hartford Life Separate Account Seven
•Hartford Life and Annuity Separate Account Seven
•Hartford Life Separate Account VL I
•Hartford Life Separate Account VL II
•Hartford Life and Annuity Separate Account VL I
•Hartford Life and Annuity Separate Account VL II
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

•Nations Variable Annuity Contract
•Nations Outlook Variable Annuity Contract
•Hartford Leaders Variable Annuity Contract
•Hartford Leaders Outlook Variable Annuity Contract
•Hartford Leaders Access Variable Annuity Contract
•Hartford Leaders Edge Variable Annuity Contract
•Hartford Leaders Plus Variable Annuity Contract
•Hartford Leaders Elite Variable Annuity Contract
•Hartford Leaders Elite Plus Variable Annuity Contract
•Hartford Leaders Elite Outlook Variable Annuity Contract
•Hartford Leaders Solution Variable Annuity Contract
•Hartford Leaders Solution Plus Variable Annuity Contract
•Hartford Leaders Solution Outlook
•Hartford Leaders Vision Variable Annuity Contract
•Huntington Hartford Leaders Outlook
•Classic Hartford Leaders Outlook
•Stag Accumulator Variable Universal Life Policy
•Stag Protector Variable Universal Life Policy
•Stag Last Survivor II

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: May 1, 2004

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Robert H. Graham
Name: Jim A. Coppedge                Name: Robert H. Graham
Title:    Assistant Secretary                Title: President

A I M DISTRIBUTORS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Gene L. Needles
Name: Jim A. Coppedge                Name: Gene L. Needles
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

AMENDMENT NO. 6
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated July 2, 1998, as amended September 20, 2001, April 29, 2002, June 1, 2003, November 3, 2003, and April 30, 2004 by and among AIM Variable Insurance Funds, a Delaware trust ("AV1F"); A I M Distributors, Inc., a Delaware corporation ("AIM"), Hartford Life Insurance Company, a Connecticut life insurance company ("LIFE COMPANY"), Hartford Life and Annuity Insurance Company, a Connecticut life insurance company and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:
Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
AIM V.I. Aggressive Growth Fund             AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Basic Balanced Fund                 AIM V.I. Money Market Fund
AIM V.I. Basic Value Fund                AIM V.I. Premier Equity Fund
AIM V.I. Blue Chip Fund                AIM V.I. Real Estate Fund
AIM V.I. Capital Appreciation Fund             AIM V.I. Small Cap Equity Fund
AIM V.I. Capital Development Fund             AIV V.I. Small Company Growth Fund
AIM V.I. Core Equity Fund                AIM V.I. Technology Fund
AIM V.I. Demographic Trends Fund             AIM V.I. Core Stock Fund
AIM V.I. Diversified Income Fund             AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund             AIM V.I. Financial Services Fund
AIM V.I. Government Securities Fund             AIM V.I. Global Health Care Fund
AIM V.I. Growth Fund                    AIM V.I. Leisure Fund
AIM V.I. High Yield Fund                AIM V.I. Small Company Growth Fund
AIM V.I. International Growth Fund            AIM V.I. Technology Fund
AIM V.I. Large Cap Growth Fund             AIM V.I. Total Return Fund
AIM V.I. Leisure Fund                    AIM V.I. Utilities Fund

SEPARATE ACCOUNTS UTLIZING THE FUNDS
Hartford Life Separate Account Two
Hartford Life Separate Account Seven
Hartford Life and Annuity Separate Account Seven
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL II
Hartford Life Insurance Company Separate Account Eleven

(SCHEDULE A - cont'd)
SEPARATE ACCOUNTS UTLIZING THE FUNDS
Nations Variable Annuity
Nations Outlook Variable Annuity Contract
Hartford Leaders Variable Annuity Contract
Hartford Leaders Outlook Variable Annuity Contract
Hartford Leaders Access Variable Annuity Contract
Hartford Leaders Edge Variable Annuity Contract
Hartford Leaders Plus Variable Annuity Contract
Hartford Leaders Elite Variable Annuity Contract
Hartford Leaders Elite Plus Variable Annuity Contract
Hartford Leaders Elite Outlook Variable Annuity Contract
Hartford Leaders Solution Variable Annuity Contract
Hartford Leaders Solution Plus Variable Annuity Contract
Hartford Leaders Solution Outlook
Hartford Leaders Vision Variable Annuity Contract
Huntington Hartford Leaders Outlook
Classic Hartford Leaders Outlook
Hartford Quantum Life
Hartford Quantum 1.1
Stag Variable Life
Stag Accumulator Variable Universal Life Policy (Series I, 1.5 and II)
Stag Accumulator II VUL
Stag Variable Life Artisan
Stag Protector Variable Universal Life Policy (Series 1, 1.5 and II)
Stag Wall Street (Series I and II)
Stag Variable Last Survivor (Series I and 11)
Stag Variable Life Artisan

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective Date: September 20, 2005

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Robert H. Graham
Name: Jim A. Coppedge                Name: Robert H. Graham
Title:    Assistant Secretary                Title: President

A I M DISTRIBUTORS, INC.

Attest:/s/ P. Michelle Grace                By: /s/ Gene L. Needles
Name: P. Michelle Grace                Name: Gene L. Needles
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE
COMPANY, on its behalf and each Separate
Account named in Schedule A, as
amended from time to time

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD LIFE AND ANNUITY
INSURANCE     COMPANY, on its behalf and
each Separate Account named in Schedule A, as
may be amended from time to time

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD SECURITIES
DISTRIBUTION COMPANY, INC.

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

AMENDMENT NO. 6
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated as of July 2, 1998, as amended, September 20, 2001, April 29, 2002, June 1, 2003, November 3, 2003, and April 30, 2004 by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); AIM Distributors, Inc. a Delaware corporation ("AIM"), Hartford Life Insurance Company, a Connecticut life insurance company, Hartford Life and Annuity Insurance Company, a Connecticut life insurance company (collectively, "LIFE COMPANY") and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:

1.Effective on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. All references to A I M Distributors, Inc. will hereby be deleted and replaced with Invesco Aim Distributors, Inc.

2.The Agreement, and any applicable schedules, hereby are amended to reflect the information set forth in Revised Schedule A attached hereto and made a part hereof. Revised Schedule A shall be deemed to be automatically amended based on the list of underlying funds (or series) of AVIF and the mutually acceptable class of shares thereof, if any, as reflected in Separate Account registration statements for the Life Company , as filed with the Securities and Exchange Commission from time to time.

3.AVIF registration statement supplements shall be supplied by AIM in final form to the Life Company as soon as possible following filing thereof with the Securities and Exchange Commission, but in no event, later than two (2) business days, following such filing; time being of the essence. AIM recognizes that the Life Company issue Contract prospectuses on a May 1st calendar year and therefore any supplements issued off cycle result in additional costs and expenses, including special handling fees. AVIF will provide the Life Company with updated shareholder reports, using commercially reasonable efforts to provide such reports no later than 45 days after the end of the reporting period. The Company reserves the right, in its sole discretion, to combine the delivery of AVIF supplements to coordinate with other Life Company variable product supplements.

4.This Amendment may be modified or amended, and the terms of this Amendment may be waived, only by a writing signed by the parties.

5.Except as herein above provided, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.

6.This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

7.This Amendment may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.

Effective as of: May 1, 2008

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Peter Davidson                By: /s/ John M. Zerr
Name: Peter Davidson                Name: John M. Zerr
Title:    Assistant Secretary                Title: Senior Vice President

A I M DISTRIBUTORS, INC.

Attest:/s/ Peter Davidson                By: /s/ John S. Cooper
Name: Peter Davidson                Name: John S. Cooper
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE COMPANY

Attest:                            By: /s/ Robert Arena
Name:                            Name: Robert Arena
Title:                            Title: Sr. Vice President

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

Attest:                            By: /s/ Robert Arena
Name:                            Name: Robert Arena
Title:                            Title: Sr. Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:                            By: /s/ Robert Arena
Name:                            Name: Robert Arena
Title:                            Title: Sr. Vice President

Revised Schedule A

Funds Available Under the Contracts
All Class I and Class II portfolios of AIM Variable Insurance Funds

Separate Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL II

Products Funded by Separate Accounts:
Hartford Leaders Series II, ER, RI and IV
The Director
Wells Fargo Leaders Series I, IR and II
Hartford Leaders / Chase Series I and H
Classic Hartford Leaders
Hartford Leaders Select
Huntington Hartford Leaders
Hartford Select Leaders Series V
Hartford Leaders Access Series II, HR and III
Hartford Leaders Edge Series II, IIR and HI
Hartford Leaders Plus Series H, IIR and HI
Hartford Leaders Outlook Series II, IIR and III
Nations Outlook Variable Annuity Series H, IIR and HI
Huntington Hartford Leaders Outlook Series II, Hit and III
Classic Hartford Leaders Outlook Series It IIR and III
Wells Fargo Leaders Outlook Series I, IR and H
Hartford Leaders Select Outlook
Hartford Select Leaders Outlook Series III
Nations Variable Annuity Series III and HIR
Hartford Leaders Epic Series I and IR
Hartford Leaders Epic Plus Series I and IR
Hartford Leaders Epic Outlook Series I and IR
Nations Variable Annuity Series H and IIR
Hartford Leaders Series I and IR
Hartford Leaders Solution Series I and IR
Hartford Leaders Elite Series I and IR
Hartford Leaders Access Series I and IR
Hartford Leaders Edge Series I and JR
Hartford Leaders Pius Series I and IR
Hartford Leaders Elite Plus Series I and IR
Hartford Leaders Solution Plus Series I and IR

Hartford Leaders Outlook Series I and IR
Hartford Leaders Elite Outlook Series I and IR
Hartford Leaders Solution Outlook Series I and IR
Huntington Hartford Leaders Outlook Series I
Hartford Leaders Vision Series I and IR
Classic Hartford Leaders Outlook Series I
Nations Outlook Variable Annuity Series I and IR
Nations Variable Annuity Series I
Stag Wall Street Variable Universal Life Series II
Stag Wall Street Variable Universal Life Series I
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor II Series II
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator H Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor

AMENDMENT NO. 7
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated as of July 2, 1998, as amended September 20, 2001, April 29, 2002, June 1, 2003, November 3, 2003, April 30, 2004, September 20, 2005 and May 1, 2008, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); Invesco Aim Distributors, Inc. a Delaware corporation ("AIM"), Hartford Life Insurance Company, a Connecticut life insurance company, Harford Life and Annuity Insurance Company, a Connecticut life insurance company (collectively, "LIFE COMPANY") and Hartford Securities Distribution Company, inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:
WHEREAS, the parties desire to amend the Agreement in order to reflect and automatically update the information set forth in Revised Schedule A.
NOW, THEREFORE, in consideration of the covenants and agreements herein stated, the parties mutually agree that the Agreement be, and hereby is amended, as follows:

1.The Agreement, and any applicable schedules, hereby are amended to reflect the information set forth in Revised Schedule A attached hereto and made a part hereof. Revised Schedule A shall be deemed to be automatically amended based on the list of underlying funds (or series) of AVM and the mutually acceptable class of shares thereof, if any, as reflected in Separate Account registration statements for the Life Company , as filed with the Securities and Exchange Commission from time to time.

2.This Amendment may be modified or amended, and the terms of this Amendment may be waived, only by a writing signed by the parties.

3.Except as hereinabove provided, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.

4.This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

5.This Amendment may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.

Effective as of: May 1, 2009

AIM VARIABLE INSURANCE FUNDS, INC.

By: /s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

A I M DISTRIBUTORS, INC.

By: /s/ John S. Cooper
Name: John S. Cooper

Title: President

HARTFORD LIFE INSURANCE COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: Exec. Vice President

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: Exec. Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

By: /s/ Robert Arena
Name: Robert Arena
Title: Exec. Vice President

Revised Schedule A

Funds Available Under the Contracts
All Series I and Series H portfolios of AIM Variable Insurance Funds
AIM V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Global Health Care Fund
AIM V.I. Global Real Estate Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Leisure Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. PowerShares ETF Allocation Fund
AIM V.I. Small Cap Equity Fund
AIM V.I. Technology Fund
AIM V.I. Utilities Fund

Separate Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL H

Revised Schedule A (cont'd)

Products Funded by Separate Accounts:
Hartford Leaders Series H, IIR, III and IV
The Director
Wells Fargo Leaders Series I, IR and II
Hartford Leaders / Chase Series I and H
Classic Hartford Leaders
Hartford Leaders Select
Huntington Hartford Leaders
Hartford Select Leaders Series V
Hartford Leaders Access Series II, IIR and III
Hartford Leaders Edge Series II, IIR and HI
Hartford Leaders Plus Series II, IIR and III
Hartford Leaders Outlook Series H, IIR and III
Nations Outlook Variable Annuity Series H, IIR and III
Huntington Hartford Leaders Outlook Series II, IIR and III
Classic Hartford Leaders Outlook Series II, IIR and III
Wells Fargo Leaders Outlook Series I, IR and II
Hartford Leaders Select Outlook
Hartford Select Leaders Outlook Series III
Nations Variable Annuity Series III and MR
Hartford Leaders Epic Series I and IR
Hartford Leaders Epic Plus Series I and IR
Hartford Leaders Epic Outlook Series I and IR
Nations Variable Annuity Series H and BR
Hartford Leaders Series I and IR
Hartford Leaders Solution Series I and IR
Hartford Leaders Elite Series I and IR
Hartford Leaders Access Series I and IR
Hartford Leaders Edge Series I and IR
Hartford Leaders Plus Series I and IR
Hartford Leaders Elite Plus Series I and IR
Hartford Leaders Solution Plus Series I and IR
Hartford Leaders Outlook Series I and IR
Hartford Leaders Elite Outlook Series I and IR
Hartford Leaders Solution Outlook Series I and IR
Huntington Hartford Leaders Outlook Series I
Hartford Leaders Vision Series I and IR
Classic Hartford Leaders Outlook Series I
Nations Outlook Variable Annuity Series I and IR
Nations Variable Annuity Series I
Stag Wall Street Variable Universal Life Series II
Stag Wall Street Variable Universal Life Series I
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor II Series II

Revised Schedule A (cont'd)

Products Funded by Separate Accounts (cont'd):
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator H Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor
Hartford Leaders VUL Joint Legacy
Hartford Leaders VUL Liberty
Hartford Leaders VUL Legacy
Hartford Leaders VUL Joint Legacy II

AMENDMENT NO. 8
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated as of July 2, 1998, as amended, November 1, 2000, September 20, 2001, June 1, 2003, November 3, 2003, May 1, 2004, May 1, 2008, and May 1, 2009, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); Invesco Aim Distributors, Inc., a Delaware corporation ("AIM"), Hartford Life Insurance Company, a Connecticut life insurance company, Harford Life and Annuity Insurance Company, a Connecticut life insurance company (collectively, "LIFE COMPANY") and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:
Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
Schedule A

Funds Available Under the Contracts
All Series I and Series II portfolios of AIM Variable Insurance Funds
AIM V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Global Health Care Fund
AIM V.I. Global Real Estate Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Leisure Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. PowerShares ETF Allocation Fund
AIM V.I. Small Cap Equity Fund
AIM V.I. Technology Fund
AIM V.I. Utilities Fund

Schedule A (cont'd)

Separate Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL II
ICMG Series III-B,

Products Funded by Separate Accounts:
Hartford Leaders Series II, IIR, III and IV
The Director
Wells Fargo Leaders Series I, IR and II
Hartford Leaders / Chase Series I and II
Classic Hartford Leaders
Hartford Leaders Select
Huntington Hartford Leaders
Hartford Select Leaders Series V
Hartford Leaders Access Series II, IIR and III
Hartford Leaders Edge Series II, IIR and III
Hartford Leaders Plus Series II, IIR and III
Hartford Leaders Outlook Series II, IIR and III
Nations Outlook Variable Annuity Series II, IIR and III
Huntington Hartford Leaders Outlook Series II, IIR and III
Classic Hartford Leaders Outlook Series II, HR and III
Wells Fargo Leaders Outlook Series I, IR and II
Hartford Leaders Select Outlook
Hartford Select Leaders Outlook Series III
Nations Variable Annuity Series III and IIIR
Hartford Leaders Epic Series I and IR
Hartford Leaders Epic Plus Series I and IR
Hartford Leaders Epic Outlook Series I and IR
Nations Variable Annuity Series II and IIR
Hartford Leaders Series I and IR
Hartford Leaders Solution Series I and IR
Hartford Leaders Elite Series I and IR
Hartford Leaders Access Series I and IR
Hartford Leaders Edge Series I and IR
Hartford Leaders Plus Series I and IR
Hartford Leaders Elite Plus Series I and IR
Hartford Leaders Solution Plus Series I and IR
Hartford Leaders Outlook Series I and IR
Hartford Leaders Elite Outlook Series I and IR
Hartford Leaders Solution Outlook Series I and IR

Schedule A (cont'd)

Products Funded by Separate Accounts (cont'd):
Huntington Hartford Leaders Outlook Series I
Hartford Leaders Vision Series I and IR
Classic Hartford Leaders Outlook Series I
Nations Outlook Variable Annuity Series I and IR
Nations Variable Annuity Series I
Stag Wall Street Variable Universal Life Series II
Stag Wall Street Variable Universal Life Series I
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor H Series II
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator II Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor
Hartford Leaders VUL Joint Legacy
Hartford Leaders VUL Liberty
Hartford Leaders VUL Legacy
Hartford Leaders 'VUL Joint Legacy II
Series III-D
Series III-WF

Effective as of: July 27, 2009

AIM VARIABLE INSURANCE FUNDS, INC.

By: /s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

A I M DISTRIBUTORS, INC.

By: /s/ John S. Cooper
Name: John S. Cooper
Title: President

HARTFORD LIFE INSURANCE COMPANY

By: /s/ James P. Van Etten
Name: James P. Van Etten
Title: Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

By: /s/ Robert Arena
Name: Robert Arena
Title: Exec. Vice President

AMENDMENT NO. 9
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated as of July 2, 1998, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); Invesco Aim Distributors, Inc., a Delaware corporation ("AIM"), Hartford Life Insurance Company, a Connecticut life insurance company, Harford Life and Annuity Insurance Company, a Connecticut life insurance company (collectively, "LIFE COMPANY") and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:

1.The Agreement, and any applicable schedules hereby are amended to reflect the information set forth in Revised Schedule A attached hereto and made a part hereof. Revised Schedule A shall be deemed to be automatically amended based on the list of underlying funds (or series)of AVIF and the mutually acceptable class of shares thereof, if any, as reflected in Separate Account registration statements for the Life Company, as filed with the Securities and Exchange Commission from time to time.

2.This Amendment may be modified or amended, and the terms of this Amendment may be waived, only by a writing signed by the parties.

3.Except as herein above provided, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.

4.This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

5.This Amendment may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.

Effective as of October 19, 2009

AIM VARIABLE INSURANCE FUNDS, INC.

By: /s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

A I M DISTRIBUTORS, INC.

By: /s/ John S. Cooper
Name: John S. Cooper
Title: President

HARTFORD LIFE INSURANCE COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: EVP

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: SVP

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

By: /s/ Robert Arena
Name: Robert Arena
Title: EVP

Revised Schedule A
Funds Available Under the Contracts
All Series I and Series II portfolios of AIM Variable Insurance Funds

Separate Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL II
ICMG Series III-B

Products Funded by Separate Accounts:
Hartford Leaders Series II, IIR, III, IV and V
The Director
Wells Fargo Leaders Series I, IR and II
Hartford Leaders / Chase Series I and II
Classic Hanford Leaders
Hartford Leaders Select
Huntington Hartford Leaders
Hartford Select Leaders Series V
Hartford Leaders Access Series II, 11R and III
Hartford Leaders Edge Series II, IIR and III
Hartford Leaders Plus Series II, IIR and III
Hartford Leaders Outlook Series II, IIR and III
Nations Outlook Variable Annuity Series II, IIR and III
Huntington Hartford Leaders Outlook Series II, IIR and III
Classic Hartford Leaders Outlook Series II, IIR and III
Wells Fargo Leaders Outlook Series I, IR and II
Hartford Leaders Select Outlook
Hartford Select Leaders Outlook Series III
Nations Variable Annuity Series III and IIIR
Hartford Leaders Epic Series I and IR
Hartford Leaders Epic Plus Series I and IR
Hartford Leaders Epic Outlook Series I and IR
Nations Variable Annuity Series II and IIR
Hartford Leaders Series I and IR
Hartford Leaders Solution Series I and IR
Hartford Leaders Elite Series I and IR

Revised Schedule A

Products Funded by Separate Accounts (coned):
Hartford Leaders Access Series I and IR
Hartford Leaders Edge Series I and IR
Hartford Leaders Plus Series I and IR
Hartford Leaders Elite Plus Series I and IR
Hartford Leaders Solution Plus Series I and IR
Hartford Leaders Outlook Series I and IR
Hartford Leaders Elite Outlook Series I and IR
Hartford Leaders Solution Outlook Series I and IR
Huntington Hartford Leaders Outlook Series I
Hartford Leaders Vision Series I and IR
Classic Hartford Leaders Outlook Series I
Nations Outlook Variable Annuity Series I and IR
Nations Variable Annuity Series I
Stag Wall Street Variable Universal Life Series II
Stag Wall Street Variable Universal Life Series I
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor II Series II
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator II Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor
Hartford Leaders VUL Joint Legacy
Hartford Leaders VUL Liberty
Hartford Leaders VUL Legacy
Hartford Leaders VUL Joint Legacy 11
Series III-D
Series III-WF

AMENDMENT NO. 10
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated as of July 2, 1998, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); Invesco Aim Distributors, Inc., a Delaware corporation ("AIM"), Hartford Life Insurance Company, a Connecticut life insurance company, Harford Life and Annuity Insurance Company, a Connecticut life insurance company (collectively, "LIFE COMPANY") and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:
WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds will be renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds). All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds);
WHEREAS, effective April 30, 2010, Invesco Aim Distributors, Inc. will be renamed Invesco Distributors, Inc. All references to Invesco Aim Distributors, Inc. will hereby be deleted and replaced with Invesco Distributors, Inc.
Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
SEPARATE ACCOUNTS UTILIZING THE FUNDS
ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective: April 30, 2010.
AIM VARIABLE INSURANCE FUNDS, INC.
(INVESCO VARIABLE INSURANCE FUNDS)

By: /s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

INVESCO DISTRIBUTORS, INC.

By: /s/ John S. Cooper
Name: John S. Cooper
Title: President

HARTFORD LIFE INSURANCE COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: Executive Vice President

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: Executive Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

By: /s/ Robert Arena
Name: Robert Arena
Title: Executive Vice President

AMENDMENT NO. 11
to the
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated as of July 2, 1998, as amended, by and among AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware trust ("Funds"); Invesco Distributors, Inc. a Delaware corporation ("Distributor"), Hartford Life Insurance Company, Harford Life and Annuity Insurance Company, both Connecticut life insurance companies (collectively, "Company") and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("Underwriter"), is hereby amended as follows:
WHEREAS, Hartford Life, Inc., an affiliate of Underwriter and Company, The Hartford Financial Services Group, Inc. ("Hartford"), also an affiliate of Underwriter and Company, and the Company on the one hand, and Prudential Financial Inc. ("Prudential") on the other hand entered into a Purchase and Sale Agreement dated September 27, 2012 pursuant to which Prudential agreed, inter alia, to acquire Hartford's individual life insurance business by means of certain reinsurance, administrative and other arrangements (such acquisition, the "Transaction");
WHEREAS, pursuant to the Transaction, Hartford and Prudential also agreed that the principal underwriter functions for the individual variable life insurance ("VLI") policies covered by the Agreement would transfer to a Prudential-affiliated broker-dealer;
WHEREAS, in addition to the VLI policies, the Agreement also covers certain variable annuity contracts, the principal underwriting functions of which are not being transferred to a Prudential-affiliated broker dealer;
WHEREAS, the Parties now desire to amend the Agreement with this amendment (the "Amendment"), to add Pruco Securities LLC ("Pruco"), a New Jersey corporation, as a party under the Agreement, and
WHEREAS, Pruco is a registered broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 (the "1934 Act") and is a member in good standing with the Financial Industry Regulatory Authority ("FINRA"), and
WHEREAS, Pruco will serve as the principal underwriter of the VLI policies as of the effective date of this Amendment,
NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Parties agree as follows:

1.Pruco is added as a party under the Agreement and the Agreement remains in full force and effect with Pruco serving as the principal underwriter of the VLI policies as of the effective date of this Amendment.

2.Pruco shall not be responsible or liable to the Funds, Underwriter, Distributor or Company, its affiliates, subsidiaries, officers, directors, employees, agents, representatives, assigns, or customers under the Agreement for any acts or omissions by Underwriter or Company its affiliates, subsidiaries, officers, directors, employees, agents, representatives, assigns, or customers with regards to the VLI policies prior to the effective date of this Amendment.

3. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment. All other terms and provisions of the Agreement not amended herein, including, but not limited to the indemnification provisions, shall remain in full force and effect and will apply to the terms of this Amendment as applicable.
IN WITNESS WHEREOF, each of the Parties has caused their duly authorized officers to execute this Amendment as of _____________, 2014, and deemed effective on May 1, 2014.

AIM VARIABLE INSURANCE FUNDS, INC.
(INVESCO VARIABLE INSURANCE FUNDS)

By: /s/ John Zerr
Name: John Zerr
Title: General Counsel

INVESCO DISTRIBUTORS, INC.

By: /s/ Brian Thorp
Name: Brian Thorp
Title: Vice President

HARTFORD LIFE INSURANCE COMPANY

By:
Name:
Title:

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

By:
Name:
Title:

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

By:
Name:
Title:

PRUCO SECURITIES LLC

By: /s/ Patrick L. Hynes
Name: Patrick L. Hynes
Title: Vice President

AMENDMENT NO, 12
to the
PARTICIPATION AGREEMENT
This AMENDMENT, effective as of April 1, 2015, amends the Participation Agreement by and among AIM Variable Insurance Funds (Invesco Variable Insurance Funds) (the "Funds"), Invesco Distributors, Inc. (the "Distributor"), Hartford Life Insurance Company ("HLIC"), Hartford Life and Annuity Insurance Company ("HLAIC")(HLIC and HLAIC, both Connecticut life insurance companies, are individually and collectively referred to as the "Company"), Hartford Securities Distribution Company, Inc. (the "Underwriter") and Pruco Securities LLC ("Pruco") dated as of July 2, 1998 (as subsequently amended, the "Participation Agreement").
WHEREAS, pursuant to the terms of the Participation Agreement, the Funds participate as investment options within variable life insurance products ("Products") issued by the Company and the Underwriter serves as distributor of the Products;
WHEREAS, pursuant to the Agreement and/or other agreements ancillary thereto, the Distributor paid to the Company fees for distribution and/or administrative services performed in connection with the Contracts (defined below);
WHEREAS, Hartford Life, Inc., an affiliate of the Company, and Hartford Financial Services Group, Inc. ("Hartford"), also an affiliate of the Company, on the one hand, and Prudential Financial, Inc. ("Prudential") on the other hand, entered into a Purchase and Sale Agreement, dated September 27, 2012, pursuant to which Prudential agreed, inter alia, to acquire Hartford's individual life insurance business, including the individual variable life insurance policies (the "Contracts"), by means of certain reinsurance, administrative and other arrangements (the "Transaction");
WHEREAS, pursuant to the Transaction, The Prudential Insurance Company of America ("PICA") became the administrator of the Contracts, and effective as of May 1, 2014 the principal distribution functions for the Contracts transferred from the Underwriter to Pruco;
WHEREAS, the parties now desire to amend the Participation Agreement to add PICA as a party to the Participation Agreement;
NOW, THEREFORE, in consideration of the mutual promises herein and intending to be legally bound, the parties agree and hereby amend the Agreement as follows, as of the date hereof:

1.Without limiting the generality of anything contained elsewhere in the Agreement, the parties hereto acknowledge that actions described in the Agreement, or described in any Schedule to the Agreement, as being actions or duties to be taken or executed by the Company with respect to the Contracts may, in fact, be performed by PICA or its affiliates pursuant to written agreements between PICA and the Company or Hartford.

2.PICA shall be a party to the Participation Agreement

3.The parties hereby ratify the Company's designation of PICA as administrator of the Contracts and Pruco as the principal underwriter of the Contracts.

4.Notwithstanding anything to the contrary in the Agreement, the parties hereto agree that purchasing and redeeming shares or other equity interests in the Fund may be done through the NSCC FundSERV system. If the NSCC FundSERV system is unavailable, there is a malfunction in the NSCC FundSERV system or other malfunction that affects the aforementioned transactions, the parties shall follow any manual transaction procedures in the Agreement. Otherwise, the parties agree that trading shall be effected through manual trade tickets via fax or e-mail in the event of these circumstances.

5.The Distributor shall pay all distribution, and administrative services fees (including 12b-1 fees) related to the Contracts, as described in the Agreement, directly to Pruco for its services and as payment agent for PICA, to the extent that such distribution fees and administrative services fees relate to life insurance (and not variable annuity) Contracts.

6.PICA and Pruco shall not be responsible or liable to the Funds or Distributor, its affiliates, subsidiaries, officers, directors, employees, agents, representatives, assigns, or customers under the Agreement for any acts or omissions by the Company, its affiliates, subsidiaries, officers, directors, employees, agents, representatives, assigns, or customers with regards to the Contracts prior to the date hereof.

7.The parties agree that the terms herein amend the Participation Agreement only and do not affect the terms of any other agreement between the Distributor and the parties which do not relate to the Contracts.
All capitalized terms herein have the meanings ascribed in the Agreement unless otherwise defined in this amendment.
[Remainder of the Page Intentionally Left Blank]

This Amendment is entered into by the parties set forth below, to be effective as of the date written above.
AIM VARIABLE INSURANCE FUNDS, INC.
(INVESCO VARIABLE INSURANCE FUNDS)

By: /s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

INVESCO DISTRIBUTORS, INC.

By: /s/ Brian Thorp
Name: Brian Thorp
Title: Vice President

HARTFORD LIFE INSURANCE COMPANY

By: /s/ Chris Dagnault
Name: Chris Dagnault
Title: Assistant Vice President

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

By: /s/ Chris Dagnault
Name: Chris Dagnault
Title: Assistant Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

By: /s/ Chris Dagnault
Name: Chris Dagnault
Title: Vice President

PRUCO SECURITIES LLC

By: /s/ [illegible]
Name: [illegible]
Title: President

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By: /s/ [illegible]
Name: [illegible]
Title: Vice President

FUND PARTICIPATION AGREEMENT
THIS AGREEMENT is entered into as of this 16th day of March, 1999 among HARTFORD LIFE INSURANCE COMPANY ("HL), HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("HL&A") (collectively, HL and HL&A may hereinafter be referred to as "Hartford"), both life insurance companies organized under the laws of the State of Connecticut, AMERICAN VARIABLE INSURANCE SERIES ("Series"), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts, and CAPITAL RESEARCH AND MANAGEMENT COMPANY ("CRMC"), a corporation organized under the laws of the State of Delaware, and having a business address of 333 South Hope Street, Los Angeles, California 90071.
WITNESSETH:
WHEREAS, Hartford proposes to issue to the public, now and in the future, certain multi-manager variable annuity contracts ("Contracts");
WHEREAS, Hartford has established one (1) or more separate accounts ("Account") for the purposes of issuing the Contracts and has or will register the Account with the United States Securities Exchange Commission ("the SEC") as an unit investment trust under the Investment Company Act of 1940 ("the 1940 Act") and pursuant to the Connecticut Insurance Code;
WHEREAS, the Series has received a "Mixed and Shared Funding Order" from the SEC granting relief from the certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of the Series to be sold to variable annuity and life insurance separate accounts of unaffiliated insurance companies;

WHEREAS, the Series is divided into various funds ("Funds"), each Fund being subject to certain fundamental investment policies which may not be changed without a majority vote of the shareholders of such Fund;
WHEREAS, certain Funds will serve as the underlying investment medium for the Contracts; and
WHEREAS, CRMC is the investment adviser for the Series.
NOW THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Hartford, the Account, the Series and CRMC hereby agree as follows:
1.    The Series and CRMC each represents and warrants to Hartford that: (i) a registration statement under the Securities Act of 1933 ("1933 Act") and under the 1940 Act with respect to the Series has been filed with the SEC in the form previously delivered to Hartford, and copies of any and all amendments thereto will be forwarded to Hartford at the time that they are filed with the SEC; (ii) the Series is, and shall be at all times while this Agreement is in force, lawfully organized, validly existing, and properly qualified as an open-end management investment company in accordance with the laws of the Commonwealth of Massachusetts; and (iii) the Series registration statement and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the SEC thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Series by Hartford expressly for use therein.

2.    The Series will furnish to Hartford such information with respect to the Series in such form and signed by such of its officers as Hartford may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. The Series will advise Hartford immediately of: (a) any request by the SEC (i) for amendment of the registration statement relating to the Series or (ii) for additional information; (b) the issuance by the SEC of any stop order suspending the effectiveness of the registration statement of the Series or the initiation of any proceeding for that purpose; (c) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Series of which it becomes aware; or (d) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Series or which requires the making of a change therein in order to make any statement made therein not misleading.

3.    The Series will use best efforts to register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Series as may reasonably be necessary for use as the funding vehicle for the Contracts.

4.    The Series agrees to make Class 1 and Class 2 shares of all of its Funds available to the Contract. To the extent Hartford uses Class 2 shares, it will be entitled to a fee from the Series of .25% per annum of Class 2 assets attributable to the Contracts to offset Contract marketing expenses for as long as e cries ule 12b-1 plan remains in e ect. Fun shares to be made available to Accounts for the Contracts shall be sold by the Series and purchased by Hartford for a given Account at the net asset value (without the imposition of a sales load) next computed after receipt of each order by the Series or its designee, as established in accordance with the provisions of the then current prospectus of the Series. For purposes of this Paragraph 4, HL and HL&A each shall be a designee of the Series for receipt of such orders from each Account, and receipt by such designee by 4:00 p.m. Eastern time shall constitute receipt by the Series; provided that the Series receives notice of such order by 9:30 a.m. Eastern time on the following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange ("NYSE") is open for trading and on which the Series calculates its net asset value pursuant to the rules of the SEC. The Series will make its shares available indefinitely for purchase at the applicable net asset value per share by each Company and its Accounts on those days on which the Series calculates its net asset value pursuant to the rules of the SEC, and the Series shall use its best efforts to calculate such net asset value on each day on which the NYSE is open for trading. The Series shall make the net asset value per share for each of the Funds available to HL and/or HL&A on a daily basis as soon as reasonably practical after the Series calculates its net asset value per share, and the Series shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time. The Series, and its investment adviser, CRMC, are responsible for maintaining net asset values for the Funds in accordance with the requirements of the 1940 Act and its current prospectus. Shares of particular Funds shall be ordered in such quantities and at such times as determined by Hartford to be necessary to meet the requirements of the Contracts. Orders or payments for shares purchased will be sent promptly to the Series and will be made in federal funds transmitted by wire.
The Series reserves the right to temporarily suspend sales if the Board of Trustees of the Series deems it appropriate and in the best interests of the Series or in response to the order of an appropriate regulatory authority.
5.    The Contracts funded through the Account will provide for the allocation of net amounts among certain subaccounts for investment in such shares of the Funds as may be offered from time to time in the Contracts. The selection of the particular subaccount is to be made by the Contract owner and such selection may be changed in accordance with the terms of the Contracts.

6.    Transfer of the Series' shares will be by book entry only. No stock certificates will be issued to the Account. Shares ordered from a particular Fund will be recorded by the Series as instructed by HL or HL&A in an appropriate title for the corresponding Account or subaccount.

7.    The Series shall furnish notice promptly to Hartford of any dividend or distribution payable on any shares underlying subaccounts. HL and HL&A hereby elect to receive all such dividends and distributions as are payable on shares of a Fund recorded in the title for the corresponding subaccount in additional shares of that Fund. The Series shall notify Hartford of the number of shares so issued. HL and HL&A each reserve the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

8.    The Series shall redeem its shares in accordance with the terms of its then current prospectus. For purposes of this Paragraph 8, HL and HL&A each shall be a designee of the Series for receipt of requests for redemption from each Account, and receipt by such designee by 4:00 p.m. Eastern time shall constitute receipt by the Series; provided that the Series receives notice of such request for redemption by 9:30 a.m. Eastern time on the following Business Day. HL and HL&A each shall purchase and redeem the shares of Funds offered by the then current prospectus of the Series in accordance with the provisions of such prospectus.

9.    The Series shall pay all expenses incidental to its performance under this Agreement. The Series shall see to it that all of its shares are registered and authorized for issue in accordance with applicable federal and state laws prior to their purchase for the Account. The Series shall bear the expenses for the cost of registration of its shares, preparation of prospectuses to be sent to existing Contract owners, proxy materials and reports, the printing and distribution of such items to each Contract owner who has allocated net amounts to any Subaccount, the preparation of all statements and notices required from it by any federal or state law, and taxes on the issue or transfer of the Series' shares subject to this Agreement. The Series will provide Hartford, at least once a year, with enough copies of its Statement of Additional Information to be able to distribute one (1) to each Contract owner or prospective Contract owner who requests such Statement of Additional Information.

10.    Hartford shall bear the expenses for the cost of preparation and delivery of Series prospectuses to be sent to prospective Contract owners. The Series shall provide, at its expense, such documentation (in camera ready or other mutually agreeable form) and other assistance as is reasonably necessary in order for Hartford once each year (or more frequently if the prospectus for the Series is amended) to have the prospectus or prospectuses for the Contracts and the Series prospectus printed together in one (1) or more documents (such printing to be done at Hartford's expense).

11.    Hartford represents and warrants to the Series that any information furnished in writing by Hartford to the Series for use in the registration statement of the Series will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

12.    Hartford and its affiliates shall make no representations concerning the Series' shares except those contained in the then current prospectus of the Series, in such printed information subsequently issued on behalf of the Series or other funds managed by CRMC as supplemental to the appropriate fund prospectus or in materials approved by AFD, as provided in the Business Agreement in effect among Hartford, AFD, and CRMC dated March 4, 1999 ("Business Agreement").

13.    Shares of the Series may be offered to separate accounts of various insurance companies in addition to Hartford. No shares of the Series shall be sold to the general public in contravention of Section 817 of the Internal Revenue Code of 1986 as amended and the regulations thereunder ("Section 817").

14.    The parties to this Agreement recognize that due to differences in tax treatment or other considerations, the interests of various Contract owners participating in one or more Funds might, at some time, be in conflict. Each party shall report to the other party any potential or existing conflict of which it becomes aware. The Board of Trustees of the Series shall promptly notify Hartford of the existence of irreconcilable material conflict and its implications. If such a conflict exists, Hartford will, at its own expense, take whatever action it deems necessary to remedy such conflict; in any case, Contract owners will not be required to bear such expenses.
5.    The Series agrees to comply with the diversification requirements of Section 817.

16.    Hartford agrees to indemnify and hold the Series harmless against, any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) which the Series may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arising as a result of Hartford's (a) making untrue statements of material facts or omitting material facts in the registration statement, prospectus or sales literature; (b) making untrue statements of material facts that the Series includes in their materials, provided the Series relies on information supplied by Hartford; (c) unlawful conduct by Hartford with respect to the sale of the Contracts or Fund shares; and (d) breaching this Agreement or a representation or warranty.

17.    The Series and CRMC each agrees to indemnify and hold Hartford harmless against, any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) which Hartford may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arising as a result of the Series', or CRMC's (a) making untrue statements of material facts or omitting material facts in the registration statement, prospectus or sales literature; (b) making untrue statements of material facts that the Series includes in their materials, provided Hartford relies on information supplied by the Series; (c) unlawful conduct by the Series with respect to the sale of the Contracts or Fund shares; and (d) breaching this Agreement or a representation or warranty.

18.    Hartford shall be responsible for assuring that the Account calculates pass-through voting privileges of Contract owners in a manner consistent with the method of calculating pass-through voting privileges set forth in the current Contract.

19.    The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement will terminate:

(i)	By any party at any time upon two (2) years' written notice to the other parties; provided, however, that such notice may be given only after June 30, 2004; or
at the option of Hartford or the Series upon ten (10) calendar days' prior written notice to the other party if a final non-appealable administrative or judicial decision is entered against the other party which has a material impact on the Contracts;
at the option of Hartford, upon ten (10) calendar days' prior written notice, if shares of the Series are not reasonably available;
at the option of Hartford, immediately upon written notice, if the Series or CRMC fails to meet the requirements for either diversification under Section 817 or registered investment company status or if the Board of the Series terminates the Class 2 Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act; or

(v)
in the event the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as an underlying investment for the Contracts issued or to be issued by Hartford; in such event prompt notice shall be given by Hartford or the Series to the other party.

The effective date for termination pursuant to any notice given under this Paragraph shall be calculated beginning with the date of receipt of such notice.

20.    All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received (a) when delivered by hand (with written confirmation of receipt), (b) when sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):
If to Hartford:
Hartford Life Insurance Company
Hartford Life and Annuity Insurance Company
200 Hopmeadow Street
Simsbury, CT 06089
Attention: Stephen Joyce, Vice President Investment Product Sales
Facsimile No.: 860-843-3550
with a copy to:
Hartford Life Insurance Company
Hartford Life and Annuity Insurance Company
200 Hopmeadow Street
Simsbury, CT 06089
Attention: Lynda Godkin, Senior Vice President, General Counsel and Secretary
Facsimile No.: 860-843-8665
If to Series:
American Variable Insurance Series
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention: Michael J. Downer, Vice President
Facsimile No.: 213-486-9041

with a copy to:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention:    Kenneth R. Gorvetzian, Vice President and Senior Counsel,
Fund Business Management Group
Facsimile No.: 213-486-9041
If to CRMC:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, CA 90071
Attention:     Michael J. Downer, Senior Vice President and Legal Counsel,
Fund Business Management Group, and Secretary
Facsimile No.: 213-486-9041
with a copy to:
Capital Research and Management Company
333 S. Hope Street, 55th Floor

Los Angeles, California 90071
Attention:     Kenneth R. Gorvetzian, Vice President and Senior Counsel,
Fund Business Management Group
Facsimile No.: 213-486-9041

21.    If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business, after termination.

22.    If this Agreement terminates, the Series, at Hartford's option, will continue to make additional shares of the Series available for all existing Contracts as of the effective date of termination (under the same terms and conditions as were in effect prior to termination of this Agreement with respect to existing Contract owners), unless the Series liquidates or applicable laws prohibit further sales. Hartford agrees not to redeem shares unless legitimately required to do so according to a Contract owner's request or under an order from the SEC.

23.    The obligations of the Series under this Agreement are not binding upon any of the Trustees, officers, employees, or shareholders (except CRMC if it is a shareholder) of the Series individually, but bind only the Series' assets. When seeking satisfaction for any liability of the Series in respect of this Agreement, Hartford and the Account agree not to seek recourse against said Trustees, officers, employees, or shareholders, or any of them, or any of their personal assets for such satisfaction. Notwithstanding the foregoing, if Hartford seeks satisfaction for any liability of the Series in respect of this Agreement, Hartford and the Account may seek recourse against CRMC.

24.    This Agreement shall be construed in accordance with the laws of the State of New York.

25.    This Agreement and the parties' rights, duties, and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other party hereto. Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void.

26.    The following Paragraphs shall survive any termination of this Agreement: 4, 16, 17, 20, 21-26.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.

HARTFORD LIFE INSURANCE COMPANY
(on behalf of the Account and itself)

Attest:
By: /s/ Peter Cummins
/s/ Brian S. Becker                Its: Senior Vice President

HARTFORD LIFE AND ANNUITY
INSURANCE COMPANY

Attest:
By: /s/ Peter Cummins

/s/ Brian S. Becker                Its: Senior Vice President

AMERICAN VARIABLE INSURANCE
SERIES

Attest:
By: /s/ Michael Downer
/s/ [illegible]                    Its: Vice President

CAPITAL RESEARCH AND MANAGEMENT
COMPANY
Attest:
By: /s/ Michael Downer
/s/ [illegible]                    Its: Senior Vice President, Fund Business
Management Group, Legal Counsel
and Secretary

Amendment #1 to the
Fund Participation Agreement
The Fund Participation Agreement (the "Agreement"), dated March 16, 1999, by and among Hartford Life Insurance Company ("HL"), Hartford Life and Annuity Insurance Company ("HLA") (collectively HL and HLA may hereinafter be referred to as "Hartford"), American Funds Insurance Series (formerly known as American Variable Insurance Series) ("Series") and Capital Research Management Company ("CRMC") is hereby amended as follows:
1. The Agreement is amended to include the following:
27. Notwithstanding anything possibly to the contrary in the Agreement or any Rule 22c-2 Shareholder Information Agreement entered into by the parties, the Series agrees that the actions of a Contract owner selecting or deselecting a Company sponsored dynamic or static asset allocation model no more than 12 times per year (and the resulting transactions in the underlying Funds) shall not constitute frequent trading as described in the Series prospectus or the Rule 22c-2 Shareholder Information Agreement. Except as provided herein, the Rule 22c-2 Shareholder Information Agreement shall remain in full force and effect.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: May 1, 2008
HARTFORD LIFE INSURANCE COMPANY        AMERICAN FUNDS INSURANCE SERIES
(F/K/A AMERICAN VARIABLE INSURANCE
By its authorized officer,                SERIES)

By its authorized officer,
By: /s/ Robert Arena
By: /s/ Steven I. Koszalka
Name: Robert Arena
Name: Steven I. Koszalka
Its: SVP
Its: Secretary
Date: 4/29/08
Date:

Approved for Signature by CRMC Legal Dept.	WRB

HARTFORD LIFE AND ANNUITY            CAPITAL RESEARCH AND MANAGEMENT
INSURANCE COMPANY                COMPANY

By its authorized officer,                By its authorized officer,

By: /s/ Robert Arena                    By: /s/ Michael J. Downer

Name: Robert Arena                    Name: Michael J. Downer

Its: SVP                        Its: Vice President and Secretary

Date: 4/29/08                        Date: 5/2/2008

FUND PARTICIPATION AGREEMENT
THIS AGREEMENT is entered into as of this 1st of July, 2000 among HARTFORD LIFE
INSURANCE COMPANY ("HL"), HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("HL&A") (collectively, HL and HL&A may hereinafter be referred to as "Hartford"), both life insurance companies organized under the laws of the State of Connecticut, AMERICAN VARIABLE INSURANCE SERIES ("Series"), an open-end management investment company organiia under the laws of the Commonwealth of Massachusetts, and CAPITAL RESEARCH AND MANAGEMENT COMPANY ("CRMC"), a corporation organized under the laws of the State of Delaware, and having a business address of 333 South Hope Street, Los Angeles, California 90071.
WITNESSETH:
WHEREAS, Hartford proposes to issue to the public, now and in the future, certain variable life insurance contracts ("Contracts");
WHEREAS, Hartford has established one (1) or more separate accounts ("Account") for the purposes of issuing the Contracts and has or will register the Account with the United States Securities Exchange Commission ("the SEC"), unless an exemption from registration is available, as an unit investment trust under the Investment Company Act of 1940 ("the 1940 Act") and pursuant to the Connecticut Insurance Code;
WHEREAS, the Series has received a "Mixed and Shared Funding Order" from the SEC granting relief from the certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of Series to be sold to variable annuity and life-insurance separate accounts of unaffiliated insurance companies;
WHEREAS, the Series is divided into various funds ("Funds"), each Fund being subject to certain fundamental investment policies which may not be changed without a majority vote of the shareholders of such Fund;

WHEREAS, certain Funds will serve as the underlying investment medium for the Contracts; and WHEREAS, CRMC is the investment adviser for the Series.
NOW THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Hartford, the Account, the Series and CRMC hereby agree as follows:
1. The Series and CRMC each represents and warrants to Hartford that: (i) a registration statement under the Securities Act of 1933 ("1933 Act") and under the 1940 Act with respect to the Series has been filed with the SEC in the form previously delivered to Hartford, and copies of any and all amendments thereto will be forwarded to Hartford at the time that they are filed with the SEC; (ii) the Series is, and shall be at all times while this Agreement is in force, lawfully organized, validly existing, and properly qualified as an open-end management investment company in accordance with the laws of the Commonwealth of Massachusetts; and (iii) the Series registration statement and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the SEC thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in compiance upon and in conformity with information furnished in writing to the Series by Hartford expressly for therein.
1.1    Hartford represents and warrants to the Series and CRMC that the Contracts are or will be registered under the 1933 Act or are exempt or not subject to registration thereunder, and that the Contracts will be issued, sold and distributed in compliance in all material respects with all applicable state and federal laws, rules and regulations. Hartford further represents and warrants that each of HL and HL&A are insurance companies duly organized and in good standing under applicable law and that each Account has been, or will be, established as a segregated asset account under applicable law and has registered or, prior to the issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the 1940 Act (unless exempt therefrom) to serve as segregated asset accounts for the Contracts, and that Hartford will maintain such registration for so long as any Contracts are outstanding. Hartford shall amend all registration statements under the 1933 Act and the 1940 Act, as applicable, with respect to both the Accounts and the Contracts from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. Hartford shall register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by Hartford.

1.2    Hartford represents and warrants that the Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Internal Revenue Code of 1986, as amended, that it will maintain such treatment and that it will notify the Series or AFD immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.
2.    The Series will furnish to Hartford such information with respect to the Series in such form and signed by such of its officers as Hartford may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. The Series will advise Hartford immediately of. (a) any request by the SEC (i) for amendment of the registration statement relating to the Series or (ii) for additional information; (b) the issuance by the SEC of any stop order suspending the effectiveness of the registration statement of the Series or the initiation of any proceeding for that purpose; (c) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Series of which it becomes aware; or (d) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Series or which requires the making of a change therein in order to make any statement made therein not misleading.
3.    The Series will use best efforts to register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Series as may reasonably be necessary for use as the funding vehicle for the Contracts.
4.    The Series agrees to make Class I and Class 2 shares of all of its Funds available to the Contract. To the extent Hartford uses Class 2 shares, it will be entitled to a fee from the Series of .25% per annum of Class 2 assets attributable to the Contracts to offset Contract marketing expenses for as long as the Series' Rule 12b-1 plan remains in effect. Fund shares to be made available to Accounts for the Contracts shall be sold by series and purchased by Hartford for a given Account at the net asset value (without the imposition of a sales load) next computed after receipt of each order by the Series or its designee, as established in accordance with the provisions of the then current prospectus of the Series. For purposes of this Paragraph 4, HL and HL&A each shall be a designee of the Series for receipt of such orders from each Account, and receipt by such .mee by 4:00 p.m. Eastern time shall constitute receipt by the Series; provided that the Series receives notice of such order by 9:30 a.m. Eastern time on the following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange ("NYSE") is open for trading and on which the Series calculates its net asset value pursuant to the rules of the SEC. The Series will make its shares available indefinitely for purchase at the applicable net asset value per share by Hartford and its Accounts on those days on which the Series calculates its net asset value pursuant to the rules of the SEC, and the Series shall use its best efforts to calculate such net asset value on each day on which the NYSE is open for trading. The Series shall make the net asset value per share for each of the Funds available to HL and/or HL&A on a daily basis as soon as reasonably practical after the Series calculates its net asset value per share, and the Series shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time. The Series, and its investment adviser, CRMC, are responsible for maintaining net asset values for the Funds in accordance with the requirements of the 1940 Act and its current prospectus. Shares of particular Funds shall be ordered in such quantities and at such times as determined by Hartford to be necessary to meet the requirements of the Contracts. Orders or payments for shares purchased will be sent promptly to the Series and will be made in federal funds transmitted by wire.
The Series reserves the right to temporarily suspend sales if the Board of Trustees of the Series deems it appropriate and in the best interests of the Series or in response to the order of an appropriate regulatory authority.
5.    The Contracts funded through the Account will provide for the allocation of net amounts among [illegible] subaccounts for investment in such shares of the Funds as may be offered from time to time in the zacts. The selection of the particular subaccount is to be made by the Contract owner and such selection may be changed in accordance with the terms of the Contracts.
6.    Transfer of the Series' shares will be by book entry only. No stock certificates will be issued to the Account. Shares ordered from a particular Fund will be recorded by the Series as instructed by HL or HL&A in an appropriate title for the corresponding Account or subaccount.
7.    The Series shall furnish notice promptly to Hartford of any dividend or distribution payable on any shares underlying subaccounts. HL and HL&A hereby elect to receive all such dividends and distributions as are payable on shares of a Fund recorded in the title for the corresponding subaccount in additional shares of that Fund. The Series shall notify Hartford of the number of shares so issued. HL and HL&A each reserve the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.
8.    The Series shall redeem its shares in accordance with the terms of its then current prospectus. For purposes of this Paragraph 8, HL and HL&A each shall be a designee of the Series for receipt of requests for redemption from each Account, and receipt by such designee by 4:00 p.m. Eastern time shall constitute receipt by the Series; provided that the Series receives notice of such request for redemption by 9:30 a.m. Eastern time on the following Business Day. HL and HL&A each shall purchase and redeem the shares of Funds offered by the then current prospectus of the Series in accordance with the provisions of such prospectus.
9.    The Series shall pay all expenses incidental to its performance under this Agreement. The Series see to it that all of its shares are registered and authorized for issue in accordance with applicable federal and state laws prior to their purchase for the Account. The Series shall bear the expenses for the cost of registration of its shares, preparation of prospectuses to be sent to existing Contract owners, proxy materials and reports, the printing and distribution of such items to each Contract owner who has allocated net amounts to any [illegible] account, the preparation of all statements and notices required from it by any federal or state law, and taxes issue or transfer of the Series' shares subject to this

Agreement. The Series will provide Hartford, on request, at least once a year, with enough copies of its Statement of Additional Information to be able to distribute one (1) to each Contract owner or prospective Contract owner who requests such Statement of Additional Information.
10.    Hartford shall bear the expenses for the cost of preparation and delivery of Series prospectuses to be sent to prospective Contract owners. The Series shall provide, at its expense, such documentation (in camera ready or other mutually agreeable form) and other assistance as is reasonably necessary in order for Hartford once each year (or more frequently if the prospectus for the Series is amended) to have the prospectus or prospectuses for the Contracts and the Series prospectus printed together in one (1) or more documents (such printing to be done at Hartford's expense).
11.    Hartford represents and warrants to the Series that any information furnished in writing by Hartford to the Series for use in the registration statement of the Series will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
12.    Hartford and its affiliates shall make no representations concerning the Series' shares except those contained in the then current prospectus of the Series, in such printed information subsequently issued on behalf of the Series or other funds managed by CRMC as supplemental to the appropriate fund prospectus or in materials approved by AFD, as provided in the Business Agreement in effect among Hartford, AFD, and CRMC dated March 4, 1999 ("Business Agreement").
13.    Shares of the Series may be offered to separate accounts of various insurance companies in addition to Hartford. No shares of the Series shall be sold to the general public in contravention of Section 817 of the Internal Revenue Code of 1986 as amended and the regulations thereunder ("Section 817").
14.    The parties to this Agreement recognize that due to differences in tax treatment or other considerations, the interests of various Contract owners participating in one or more Funds might, at some time, be in conflict. Each party shall report to the other party any potential or existing conflict of which it becomes aware. The Board of Trustees of the Series shall promptly notify Hartford of the existence of irreconcilable material conflict and its implications. If such a conflict exists, Hartford will, at its own expense, take whatever action it deems necessary to remedy such conflict; in any case, Contract owners will not be required to bear such expenses.
15.    The Series agrees to comply with the diversification requirements of Section 817.
16.    Hartford agrees to indemnify and hold the Series harmless against, any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which the Series may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or as in respect thereof) or settlements arise as a result of Hartford's (a) making untrue statements of material facts or omitting material facts in the registration statement, prospectus or sales literature; (b) making untrue statements of material facts that the Series includes in their materials, provided the Series relies on information supplied by Hartford; (c) unlawful conduct by Hartford with respect to the sale of the Contracts or Fund shares; and (d) breaching this Agreement or a representation or warranty.
17.    The Series and CRMC each agrees to indemnify and hold Hartford harmless against, any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which

Hartford may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise as a result of the Series', or CRMC's (a) making untrue statements of material facts or omitting material facts in the registration statement, prospectus or sales literature; (b) making untrue statements of material facts that Hartford includes in their materials, provided Hartford relies on information supplied by the Series; (c) unlawful conduct by the Series with respect to the sale of the Contracts or Fund shares; and (d) breaching this Agreement or a representation or warranty.
18.    For its unregistered Accounts which are exempt from registration under the 1940 Act in reliance upon Section 3(c)(1) or Section 3(c)(7) thereof, Hartford represents and agrees that:

(a)	the principal underwriter for each such unregistered Account and its subaccounts is registered as a broker-dealer under the Securities and Exchange Act of 1934 (the "1934 Act");

(b)	the shares of the Funds of the Series are and will continue to be the only investment securities held by the corresponding Account subaccounts; and

(c)	with regard to each Fund, Hartford, on behalf of the corresponding Account subaccount, will:
(i)vote such shares held by it in the same proportion as the vote of all other holders of such shares; and
(ii)refrain from substituting shares of another security for such shares unless the SEC has approved such substitution in the manner provided in Section 26 of the 1940 Act.
19.    The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement will terminate:

(i)	By any party at any time upon two (2) years' written notice to the other parties; provided, however, that such notice may be given only after June 30, 2004; or

(ii)
at the option of Hartford or the Series upon ten (10) calendar days' prior written notice to the other party if a final non-appealable administrative or judicial decision is entered against the other party which has a material impact on the Contracts;

(iii)	at the option of Hartford, upon ten (10) calendar days' prior written notice, if shares of the Series are not reasonably available;

(iv)
at the option of Hartford, immediately upon written notice, if the Series or CRMC fails to meet the requirements for either diversification under Section 817 or registered investment company status or if the Board of the Series terminates the Class 2 Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act; or

(v)	in the event the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as an underlying investment for the Contracts issued or to be issued by Hartford; in such event prompt notice shall be given by Hartford or the Series to the other party.
The effective date for termination pursuant to any notice given under this Paragraph shall be calculated beginning with the date of receipt of such notice.
20.    All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received (a) when delivered by hand (with written confirmation of receipt), (b) when sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):
If to Hartford:
Hartford Life Insurance Company
Hartford Life and Annuity Insurance Company
200 Hopmeadow Street
Simsbury, CT 06089
Attention: Stephen Joyce, Vice President Investment Product Sales
Facsimile No.: 860-843-3550
with a copy to:
Hartford Life Insurance Company
Hartford Life and Annuity Insurance Company
200 Hopmeadow Street
Simsbury, CT 06089
Attention: Lynda Godkin, Senior Vice President, General Counsel and Secretary
Facsimile No.: 860-843-8665
International Corporate Marketing Group Inc.
100 Campus Drive
Suite 250
Florham Park, NJ 07930
Attention: Joseph Mahoney Facsimile No.: 973-966-6330

If to Series:
American Variable Insurance Series
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention: Michael J. Downer, Vice President
Facsimile No.: 213-486-9041
with a copy to:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention: Kenneth R. Gorvetzian, Vice President and Senior Counsel,
Fund Business Management Group

Facsimile No.: 213-486-9041
If to CRMC:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, CA 90071
Attention: Michael J. Downer, Senior Vice President and Legal Counsel,
Fund Business Management Group, and Secretary
Facsimile No.: 213-486-9041
with a copy to:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention: Kenneth R. Gorvetzian, Vice President and Senior Counsel,
Fund Business Management Group
Facsimile No.: 213-486-9041
21.    If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business, after termination.
22.    If this Agreement terminates, the Series, at Hartford's option, will continue to make additional shares of the Series available for all existing Contracts as of the effective date of termination (under the same terms and conditions as were in effect prior to termination of this Agreement with respect to existing Contract owners), unless the Series liquidates or applicable laws prohibit further sales. Hartford agrees not to redeem shares unless legitimately required to do so according to a Contract owner's request or under an order from the SEC.
23.    The obligations of the Series under this Agreement are not binding upon any of the Trustees, officers, employees, or shareholders (except CRMC if it is a shareholder) of the Series individually, but bind only the Series' assets. When seeking satisfaction for any liability of the Series in respect of this Agreement, Hartford and the Account agree not to seek recourse against said Trustees, officers, employees, or shareholders, or any of them, or any of their personal assets for such satisfaction. Notwithstanding the foregoing, if Hartford s satisfaction for any liability of the Series in respect of this Agreement, Hartford and the Account may seek recourse against CRMC.

24.    This Agreement shall be construed in accordance with the laws of the State of New York.
25.    This Agreement and the parties' rights, duties, and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other party hereto. Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void.

26.    The following Paragraphs shall survive any termination of this Agreement: 4, 16, 17, 20, 21-26.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.

HARTFORD LIFE INSURANCE COMPANY (on behalf of the Account and itself)
		By:	/s/ illegible]
Attest:	/s/ Suzanne [illegible]
		Its:	Vice President

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

		By:	/s/ illegible]
Attest:	/s/ Suzanne [illegible]
		Its:	Vice President

AMERICAN VARIABLE INSURANCE SERIES
		By:	/s/ Michael J. Downer
Attest:	/s/ [illegible]		Michael J. Downer
		Its:	Senior Vice President

CAPITAL RESERACH AND MANAGEMENT COMPANY
		By:	/s/ Michael J. Downer
Attest:	/s/ [illegible]		Michael J. Downer
		Its:	Senior Vice President, Fund Business
Management Group

Approved for Signature by CRMC Legal Dept	[illegible]

Schedule A
Accounts and Contracts Subject To The Participation Agreement

Name of Separate Account	Contracts Funded by Separate Account
Separate Account ICMG Series III-B (February 8, 1996)	GVL-93P
Separate Account ICMG Series VII (April 1, 1999)	GVL-93P
Separate Account ICMG Series VII (April 1, 1999)	IVL-99P

Amendment #1 to the
Fund Participation Agreement, effective July 1, 2000,
between
Hartford Life Insurance Company,
Hartford Life and Annuity Insurance Company,
American Variable Insurance Series and
Capital Research and Management Company
All defined terms in the Agreement are applicable to this Amendment.
Effective September 1, 2000, the Agreement is amended as follows:
Schedule A is hereby deleted in its entirety and replaced with the following:
Schedule A
Accounts and Contracts Subject To The Participation Agreement

Name of Separate Account	Contracts Funded by Separate Account
Separate Account ICMG Series III-B (February 8, 1996)	GVL-93P
Separate Account ICMG Series VII (April 1, 1999)	IVL-99P
Separate Account ICMG Series VII (April 1, 1999)	GVL-93P
Separate Account ICMG Series II-C (December 12, 1997)	GVL-93(P)

In Witness Whereof, the following duly authorized officers have caused this one (1) page Amendment to be executed:

Hartford Life Insurance Company	Hartford Life and Annuity Insurance Company

By: /s/ [illegible]	By: /s/ [illegible]

As Its: Asst. Vice President	As Its: Assistant Vice President

American Variable Insurance Series	Capital Research and Management Company

By: /s/ Michael J. Downer	By: /s/ Michael J. Downer
Michael J. Downer	Michael J. Downer

As Its: Senior Vice President	As Its: Senior Vice President
Fund Business Management Group

Amendment #2 to the
Fund Participation Agreement, effective July I, 2000,
between
Hartford Life Insurance Company,
Hartford Life and Annuity Insurance Company,
American Funds Insurance Series and
Capital Research and Management Company
All defined terms in the Agreement are applicable to this Amendment.
Effective August 1, 2002, the Agreement is amended as follows:
Schedule A is hereby deleted in its entirety and replaced with the following:
Schedule A
Accounts and Contracts Subject To The Participation Agreement

Name of Separate Account	Contracts Funded by Separate Account
Separate Account ICMG Series III-B (February 8, 1996)	GVL-93P
Separate Account ICMG Series VII (April 1, 1999)	IVL-99P
Separate Account ICMG Series VII (April 1, 1999)	GVL-93P
Separate Account ICMG Series II-C (December 12, 1997)	GVL-93(P)
Separate Account ICMG Series II (November 15 1993)	GVL-93(P)

In Witness Whereof, the following duly authorized officers have caused this one (1) page Amendment to be executed:

Hartford Life Insurance Company	Hartford Life and Annuity Insurance Company

By: /s/ [illegible]	By: /s/ [illegible]

As Its: Vice President	As Its: Asst V P

American Variable Insurance Series	Capital Research and Management Company

By: /s/ Chad L. Norton	By: /s/ Michael J. Downer
Chad L. Norton	Michael J. Downer

As Its: Secretary	As Its: Vice President and Secretary

Amendment #3 to the
Fund Participation Agreement, effective July I, 2000,
between
Hartford Life Insurance Company,
Hartford Life and Annuity Insurance Company,
American Funds Insurance Series and
Capital Research and Management Company
All defined terms in the Agreement are applicable to this Amendment.
Effective July 1, 2003, the Agreement is amended as follows:
Schedule A is hereby deleted in its entirety and replaced with the following:
Schedule A
Accounts and Contracts Subject To The Participation Agreement

Name of Separate Account	Contracts Funded by Separate Account
Separate Account ICMG Series III-B (February 8, 1996)	GVL-93P
Separate Account ICMG Series VII (April 1, 1999)	IVL-99P, GVL-93P
Separate Account ICMG Series II-C (December 12, 1997)	GVL-93(P)
Separate Account VL I (September 30, 1992)	HL-15486 (00), HL-15471 (99), HL-13865, HL-14875, HL-15898 (03), HL-15894 (03)
Separate Account VL II (September 30, 1994)	HL-15441 (98) (NY), HL-14623
Separate Account VL I (June 8, 1995)	LA-1200 (02), LA-1544 (99), LA-1158 (00), ILA-1098, ILA-1007, LA-1155(99), LA-1238 (03), LA-1240 (03)
Separate Account VL II (September 30 1994)	LA-1151 (98), ILA-1020

In Witness Whereof, the following duly authorized officers have caused this one (1) page Amendment to be executed:

Hartford Life Insurance Company	Hartford Life and Annuity Insurance Company

By: /s/ [illegible]	By: /s/ [illegible]

As Its: Senior Vice President	As Its: Senior Vice President

American Variable Insurance Series	Capital Research and Management Company

By: /s/ [illegible]	By: /s/ [illegible]

As Its: Secretary	As Its: Secretary

Amendment #4 to the
Fund Participation Agreement, effective July 1, 2000,
between
Hartford Life Insurance Company,
Hartford Life and Annuity Insurance Company
American Funds Insurance Series and
Capital Research Management Company
All defined terms in the Agreement are applicable to this Amendment.
Effective May 1, 2006, the Agreement is amended as follows:
Schedule A is hereby deleted in its entirety and replaced with the following:
Schedule A
Accounts and Contracts Subject To The Agreement

Name of Separate Account	Contracts Funded by Separate Account
Separate Account ICMG Series III-B (February 8, 1996)	GVL-93P
Separate Account ICMG Series VII (April 1, 1999)	IVL-99P, GVL-93P
Separate Account ICMG Series II-C (December 12, 1997)	GVL-93(P)
Separate Account VL I (September 30, 1992)	HL-15486 (00), HL-15471 (99), 1-1L-13865, HL-14875, HL-15898 (03), HL-15894 (03)
Separate Account VL II (September 30, 1994)	HL-15441 (98) (NY), HL-14623
Separate Account VL I (June 8, 1995)	LA-1200 (02), LA-1154 (99), LA-1158 (00), ILA-1098, ILA-1007, LA-1155 (99), LA-1238 (03), LA-1240 (03)
Separate Account VL II (September 30, 1994)	LA-1151 (98), ILA-1020
Separate Account Two (June 2, 1989	HV-1452-0, HV-1499-0
Separate Account Three HL, (June 22, 1994)	HL-VA03
Separate Account Three HLA (June 22, 1994)	LA-VA03
Separate Account Seven HL (December 8, 1986)	HL-VA03
Separate Account Seven HLA (April 1, 1999)	LA-VA03

In Witness Whereof, the following duly authorized officers have caused this one (1) page Amendment to be executed:

Hartford Life Insurance Company	Hartford Life and Annuity Insurance Company

By: /s/ [illegible]	By: /s/ [illegible]

As Its: AVP	As Its: AVP

American Variable Insurance Series	Capital Research and Management Company

By: /s/ [illegible]	By: /s/ [illegible]

As Its: Secretary	As Its: Vice President and Secretary

Amendment #5 to the
Fund Participation Agreement, effective July 1, 2000,
between
Hartford Life Insurance Company,
Hartford Life and Annuity Insurance Company
American Funds Insurance Series and
Capital Research Management Company
All defined terms in the Agreement are applicable to this Amendment.
Effective September 17, 2010, the Agreement is amended as follows:

Schedule A is hereby deleted in its entirety and replaced with the following:
Schedule A
Accounts and Contracts Subject To The Agreement

Name of Separate Account	Contracts Funded by Separate Account
Separate Account ICMG Series II-C (December 12, 1997)	GVL-93P, IVL-97P
Separate Account ICMG Series II-D (June 7, 1999)	GVL-93P, IVL-97P
Separate Account ICMG Series III-B (February 8, 1996)	GVL-93P, IVL-97P
Separate Account ICMG Series VII (April 1, 1999)	IVL-99P
Separate Account VL I (September 30, 1992)	HL-15486 (00), HL-15471 (99), HL-13865, HL-14875, HL-15898 (03), HL-15894 (03)
Separate Account VL II (September 30, 1994)	HL-15441 (98) (NY), HL-14623
Separate Account VL I (June 8, 1995)	LA-1200 (02), LA-1154 (99), LA-1158 (00), ILA-1098, ILA-1007, LA-1155 (99), LA-1238 (03), LA-1240 (03)
Separate Account VL II (September 30, 1994)	LA-1151 (98), ILA-1020
Separate Account Two (June 2, 1989	HV-1452-0, HV-1499-0
Separate Account Three HL, (June 22, 1994)	HL-VA03
Separate Account Three HLA (June 22, 1994)	LA-VA03
Separate Account Seven HL (December 8, 1986)	HL-VA03
Separate Account Seven HLA (April 1, 1999)	LA-VA03
In Witness Whereof, the following duly authorized officers have caused this one (1) page Amendment to be executed:

Hartford Life Insurance Company	Hartford Life and Annuity Insurance Company

By: /s/ [illegible]	By: /s/ [illegible]

As Its: Vice President	As Its: Vice President

American Variable Insurance Series	Capital Research and Management Company

By: /s/ [illegible]	By: /s/ [illegible]

As Its: Secretary	As Its: Senior Vice President and Secretary

Amendment No. 6 dated January 28, 2013
to the Fund Participation Agreement effective July 1, 2000
(as amended from time to time, the "Agreement")
between
Hartford Life Insurance Company
Hartford Life and Annuity Insurance Company
American Funds Insurance Series and
Capital Research and Management Company
All defined terms in the Agreement are applicable to this Amendment.
WHEREAS, Hartford, CRMC and American Funds Insurance Series, entered into the Agreement, whereby the Series offers the "Funds" to the Account(s) for variable life insurance policies made available by the Hartford;
WHEREAS, Hartford and CRMC are members of the National Securities Clearing Corporation ("NSCC") or otherwise have access to the NSCC's Networking System ("Networking") through a registered clearing agency;
WHEREAS, Networking permits the transmission of shareholder data between Hartford and the Series or CRMC pursuant to certain processes established by the NSCC's Defined Contribution Clearing & Settlement ("DCC&S") FundSERV system and pursuant to certain Networking levels ("Networking Matrix Level") established by the NSCC;
WHEREAS, American Funds Service Company ("Transfer Agent"), an affiliate of CRMC, serves as transfer agent, dividend-disbursing agent and shareholder servicing agent, acting under the control of CRMC, and American Funds Distributors, Inc. ("AFD") serves as distributor, for the Funds; and
WHEREAS, Hartford and CRMC desire to facilitate the purchase and sale of shares of the Funds by the Accounts via the NSCC as described herein.
NOW, THEREFORE, the parties hereto agree that effective January 28, 2013, the Agreement is amended as follows:
1.Schedule A shall be deleted in its entirety and replaced with the attached Schedule A.
2.Section 4 shall be deleted in its entirety and replaced with the following:
4.    The Series agrees to make Class 1 and Class 2 shares of all of its Funds available to the Contract.
To the extent Hartford uses Class 2 shares, it will be entitled to a Rule 12b-1 service fee paid by the Series and to be accrued daily and paid monthly at an annual rate of 0.25% of the average daily net assets of the Class 2 shares of each Fund attributable to the Contracts for personal services and account maintenance services for Contract owners with investments in subaccounts corresponding to the Class 2 shares of each Fund (each, a "Subaccount") for as long as the Series' Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act (the "12b-1 plan") remains in effect.
For purposes of this section 4, HL and HL&A each shall be a designee of the Series for receipt of orders from each Account.

Pricing and settlement of Fund transactions shall be governed by the following:

(a)
Pricing Information. The Series or CRMC, or its designee, will compute the closing net asset value, and any distribution information (including the applicable ex-date, record date, payable date, distribution rate per share, income accrual and capital gains information) for each Fund as of the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. Eastern Time) on each day the New York Stock Exchange is open for business (a "Business Day") or at such other time as the net asset value of a Fund is calculated, as disclosed in the relevant Funds' current prospectuses. The Series or CRMC, or its designee, will use their best efforts to communicate to Hartford (whether through the Fund/SERV system or manually) such information by 6:30 p.m. Eastern Time on each Business Day. Such information shall be accurate and true in all respects and updated continuously.

(b)	Pricing Adjustments

a.
In the event an adjustment is made to the computation of the net asset value of Fund shares as reported to Hartford under paragraph 4, (1) the correction will be handled in a manner consistent with SEC guidelines and the Investment Company Act of 1940, as amended and (2) the Series or CRMC, or its designee, shall notify Hartford as soon as practicable after discovering the need for any such adjustment. Notification may be made in the following manner:

Method of Communication

(1)
Fund/SERV Transactions. The parties agree that they will ordinarily choose to use the National Securities Clearing Corporation's Mutual Fund Settlement, Entry and Registration Verification ("Fund/SERV") system, and if Fund/SERV is used, any corrections to the fund prices for the prior trade date will be submitted through the Mutual Fund Profile with the correct fund prices and applicable date.

(ii)
Manual Transactions. if there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV, any corrections to the fund prices should be communicated by facsimile or by electronic transmission acceptable to CRMC, or its designee, and will include for each day on which an adjustment has occurred the incorrect Fund price, the correct price, and, to the extent communicated to the applicable Fund' s shareholders, the reason for the adjustment. The Series and CRMC agree that Hartford may send this notification or a derivation thereof (so long as such derivation is approved in advance by the Series or CRMC, as applicable) to Contract owners whose accounts are affected by the adjustment.

b.
To the extent a price adjustment results in a deficiency or excess to a Contract owner's account, Hartford and CRMC agree to evaluate the situation together on a case-by-case basis with the goal towards pursuing an appropriate course of action. To the extent the price adjustment was due to CRMC's, or its designee's, error, CRMC, or its designee, shall reimburse Contract owner's account. Any administrative costs incurred for correcting Contract owner accounts will be at Hartford's expense.

(c)	Purchases and Redemption Orders; Settlement of Transaction

a.	Fund/SERV Transactions. The parties will ordinarily use the Fund/SERV system, and if used, the following provisions shall apply:

(i)
Without limiting the generality of the following provisions of this section, Hartford and Transfer Agent each will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by the NSCC applicable to Fund/SERV and the Networking Matrix Level then being utilized.

(ii)
Any information transmitted through Networking by any party to the other and pursuant to this Agreement will be accurate, complete, and in the format prescribed by the NSCC. Each party will adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Networking and to limit the access to, and the inputting of data into, Networking to persons specifically authorized by such party.

(iii)
Same Day Trades. On each Business Day, Hartford shall aggregate and calculate. the purchase orders and redemption orders for each Account received by Hartford prior to the Close of Trading on each Business Day. Hartford shall communicate to Transfer Agent for that Business Day, by Fund/SERV, the aggregate purchase orders and redemption orders (if any) for each Account received by the Close of Trading such Business Day (the "Trade Date") by the DCC&S Cycle 8 (generally, 6:30 a.m. Eastern time) on the following Business Day. Transfer Agent shall treat all trades communicated to Transfer Agent in accordance with the foregoing as if received prior to the Close of Trading on the Trade Date. All orders received by Hartford after the close of trading on a Business Day shall not be transmitted to NSCC prior to the conclusion of the DCC&S Cycle 8 on the following Business Day, and Hartford represents that orders received by it after 4:00 p.m. Eastern time on any given Business Day will be transmitted to the Transfer Agent using the following Business Day's net asset value. Transfer Agent may process orders it receives after the DCC&S Cycle 8 deadline using the net asset value determined on the Business Day following the Trade Date.

(iv)
When transmitting instructions for the purchase and/or redemption of shares of the Funds, Hartford shall submit one order for all contractholder purchase transactions and one order for all contractholder redemption transactions, unless otherwise agreed to by the Hartford and the Transfer Agent.

b.
Manual Transactions. Manual transactions via facsimile shall be used by Hartford only in the event that Hartford is in receipt of orders for purchase or redemption of shares and is unable to transmit the orders to the Transfer Agent due to unforeseen circumstances such as system wide computer failures experienced by Hartford or the NSCC or other events beyond the Hartford's reasonable control, In the event manual transactions are used, the following provisions shall apply:

(i)
Next Day Transmission of Orders. Hartford will notify the Transfer Agent by 9:00 a.m. Eastern Time, on the next Business Day the aggregate amounts of purchase orders and redemption orders, that were placed by Contract owners in each Account by 4:00 p.m. Eastern time on the prior Business Day (the "Trade Date"). Hartford represents that orders it receives after 4:00 p.m. Eastern time on any given Business Day will be transmitted to the Transfer Agent using the following Business Day's net asset value. Transfer Agent may process orders it receives after the 9:00 a.m. deadline using the net asset value next determined.

(ii)
Purchases. All orders received by Hartford by 4:00 p.m. on a Business Day and communicated to the Transfer Agent by 9:00 a.m. deadline shall be treated by the Transfer Agent as if received as of the close of trading on the Trade Date and the Transfer Agent will therefore execute orders at the net asset values determined as of the close of trading on the Trade Date. Hartford will initiate payment by wire transfer to a custodial account designated by the Funds for the aggregate purchase amounts prior to 4:00 p.m. Eastern time on the next Business Day following Trade Date.

(iii)
Redemptions. Aggregate orders for redemption of shares of the Funds will be paid in cash and wired from the Funds' custodial account to an account designated by the Hartford. Transfer Agent will initiate payment by wire to Hartford or its designee proceeds of such redemptions two Business Days following the Trade Date (T+2).

c.
Contingencies. All orders are subject to acceptance by Transfer Agent and become effective only upon confirmation by Transfer Agent. Upon confirmation, the Transfer Agent will verify total purchases and redemptions and the closing share position for each fund/account. In the case of delayed settlement, Transfer Agent and Hartford shall make arrangements for the settlement of redemptions by wire no later than the time permitted for settlement of redemption orders by the Investment Company Act of 1940. Such wires for Hartford should be sent to:

If to HL:                    If to HL&A
Bank of America                Bank of America
100 N. Tryon Street                100 N. Tryon Street
Charlotte, NC 28255                Charlotte, NC 28255
Acct. #: 5034-7095                Acct. #: 5035-3970

Routing #: 0260-0959-3            Routing #: 0260-0959-3
External Comments: For the benefit of    External Comments: For the benefit of
HLIC Separate Account            HLA Separate Accounts

Such wires for Transfer Agent should be sent to:
Wells Fargo Bank
707 Wilshire Blvd. 13th Floor
Los Angeles, CA 90017
ABAN: 121000248
AFS Account#: 4100060532
For Credit to AFS acct. no. (account number and fund) FBO
Hartford [(private accounts)]

d.	Processing Errors. Processing errors which result from any delay or error caused by Hartford may be adjusted through the NSCC System by Hartford by the necessary transactions on a current basis.

e.
Coding. If applicable, orders for the purchase of Fund shares shall include the appropriate coding to enable Transfer Agent to properly calculate commission payments to any broker-dealer firm assigned to the Account.

f.
Reconciliation. Hartford shall reconcile share positions with respect to each Fund for each Account as reflected on its records to those reflected on statements from Transfer Agent and shall, on request, certify that each Account's share positions with respect to each Fund reported by Transfer Agent reconcile with Hartford's share positions for that Account. Hartford shall promptly inform Transfer Agent of any record differences and shall identify and resolve all non-reconciling items within five business days.

g.
Verification. Within a reasonable period of time after receipt of a confirmation relating to an instruction, Hartford shall verify its accuracy in terms of such instruction and shall notify Transfer Agent of any errors appearing on such confirmation.

h.
Order Processing. Any order by Hartford for the purchase of shares of the respective Funds through CRMC, or its designee, shall be accepted at the time when it is received by CRMC, or its designee, (or any clearinghouse agency that CRMC, or its designee, may designate from time to time), and at the offering and sale price determined in accordance with this Agreement, unless rejected by CRMC, its designee, or the respective Funds. In addition to the right to reject any order, the Funds have reserved the right to withhold shares from sale temporarily or permanently. CRMC, or its designee, will not accept any order from Hartford that is placed on a conditional basis or subject to any delay or contingency prior to execution. The procedure relating to the handling of orders shall be subject to instructions that CRMC, or its designee, shall forward from time to time. The shares purchased will be issued by the respective Funds only against receipt of the purchase price, in collected New York or Los Angeles Clearing House funds. If payment for the shares purchased is not received within three days after the date of confirmation, the sale may be cancelled by CRMC, or its designee, or by the respective Funds without any responsibility or liability on the part of CRMC, its designee, or the Funds, and CRMC, its designee, and/or the respective Funds may hold the Hartford responsible for any loss, expense, liability or damage, including loss of profit suffered by CRMC, its designee, and/or the respective Funds, resulting from Hartford's delay or failure to make payment as aforesaid.

i.
Right to Suspend. The Series reserves the right to temporarily suspend sales if the Board of Trustees of the Series, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, deems it appropriate and in the best interests of shareholders or in response to the order of an appropriate regulatory authority. Hartford shall abide by requirements of the Funds' frequent trading policy as described in the Series' prospectus and statement of additional information.

3.	The following sentence is added to Section 7: "All such dividends and distributions shall be automatically reinvested at the ex-dividend date net asset value'

4.	Section 8 shall be deleted in its entirety.

5.	The following paragraphs shall be added to the Agreement as Sections 27 and 28:

27.
Books and Records. Each party hereto shall cooperate with the other parties and all appropriate governmental authorities and shall permit such authorities reasonable access to its books and records relating to this Agreement upon proper notice in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Each party shall maintain and preserve all records relating to this Agreement in its possession as required by law to be maintained and preserved in connection with the provision of the services contemplated hereunder. Upon the request of a party, the other party shall provide copies of all records relating to this Agreement as may be necessary to (a) monitor and review the performance of either party's activities, (b) assist either party in resolving disputes, reconciling records or responding to auditor's inquiries, (c) comply with any request of a governmental body or self-regulatory organization, (d) verify compliance by a party with the terms of this Agreement, (e) make required regulatory reports, or (f) perform general customer service. The parties agree to cooperate in good faith in providing records to one another under this provision.

28.
Independent Audit. In the event Transfer Agent determines, based on a review of complaints received in accordance with paragraph 27, above, that Hartford is not processing Contract owner transactions accurately, Transfer Agent reserves the right to require that Hartford's data processing activities as they relate to this Agreement be subject to an audit by an independent accounting thm, at Transfer Agent's expense, to ensure the existence of, and adherence to, proper operational controls. Hartford shall make available upon Transfer Agent's request a copy of any report created by such accounting firm as a result of said audit. Hartford shall immediately notify Transfer Agent in the event of a material breach of operational controls.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
In Witness Whereof, the parties hereto have caused this Amendment No. 6 to the Agreement to be duly executed as of the date first above written.

Hartford Life Insurance Company	American Funds Insurance Series (FKA American Variable Insurance Series)

By its authorized officer,	By its authorized officer,

By: /s/ Lisa Proch	By: /s/ Steven I. Koszalka
Name: Lisa Proch	Name: Steven I. Koszalka
Its: VP	Its: Secretary

Hartford Life and Annuity Insurance Company	Capital Research and Management Company

By: /s/ Lisa Proch	By: /s/ Michael J, Downer
Name: Lisa Proch	Name: Michael J, Downer
Its: VP	As Its: Senior Vice President and Secretary

Approved for Signature
by CRMC Legal Dept. [illegible]

Schedule A
Accounts and Contracts Subject To The Participation Agreement

Name of Separate Account	Contracts Funded by Separate Account
Separate Account ICMG Series II (December 12, 1997)	GVL-93P, IVL-97P
Separate. Account ICMG Series II-C (December, 12, 1997)	GVL-93P, IVL-97P
Separate Account ICMG Series II-D (June 7, 1999)	GVL-93P, IVL-97P
Separate Account ICMG Series III-B (February 8, 1996)	GVL-93P, IVL-97P
Separate Account ICMG Series VII (April 1, 1999)	IVL-99P
Separate Account VL I (September 30, 1992)	HL-15486 (00), HL-15471 (99), HL-13865, IL-14875, HL-15898 (03), HL-15894 (03)
Separate Account VL 11 (September 30, 1994)	HL-15441 (98) (NY), HL-14623
Separate Account VL 1 (June 8, 1995)	LA-1200 (02), LA-1154 (99), LA-1158 (00), ILA-1098, 1LA-1007, LA-1155 (99), LA-1238 (03), LA-1240 (03)
Separate Account VL II (September 30, 1994)	LA-1151(98), ILA-1020
Separate Account One (May 20, 1991)	VA03, VA99, ASHARE03, ASHARE98, NCDSC98, NCDSC03, VAXC99, VAXCO3
Separate Account Two (June 2,,1986)	HV-1442-0, HV-1499-0
Separate Account Three HL (June 22, 1994)	HL-VA03
Separate Account Three HLA (June 22, 1994)	LA-VA03
Separate Account Seven HL (December 8, 1996)	HL-VA03
Separate Account Seven HLA (April 1,1999)	LA-VA03
ICMG;Registered Variable Life Sep. Account A (April 14,1998)	HL-GVL95(P)NY
ICMG Registered Variable Life Sep. Account One (October 9, 1995)	GVL95(P)

AMENDMENT NO. 6A
TO THE
FUND PARTICIPATION AGREEMENT
The Fund Participation Agreement (the "Agreement"), dated July 1, 2000, as amended, by and among Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively "Hartford"), American Funds Insurance Series, (the "Series"), and Capital Research and Management Company ("CRMC"), is hereby amended as follows:
1. The existing Schedule A is hereby deleted in its entirety and replaced with the attached Schedule A.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
In Witness Whereof, the following duly authorized officers have caused this Amendment to be executed, and effective on July 16, 2012

	HARTFORD LIFE INSURANCE COMPANY		HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:	/s/ Beth Bombara	By:	/s/ Beth Bombara
Name:	Beth Bombara	Name:	Beth Bombara
Title:	President	Title:	President
Date:	6/13/2013	Date:	6/13/2013

	AMERICAN FUNDS INSURANCE SERIES		CAPITAL RESEARCH AND MANAGEMENT COMPANY

By:	/s/ Steven I. Koszalka	By:	/s/ Michal J. Downer
Name:	Steven I. Koszalka	Name:	Michael J. Downer
Title:	Secretary	Title:	Sr. Vice president and Secretary
Date:	5/30/2013	Date:	5/30/2013

Approved for Signature by CRMC Legal Dept.

Schedule A
Accounts and Contracts Subject to the Fund Participation Agreement

Name of Separate Account	Contracts Funded by Separate Account
Separate Account ICMG Series 11-C (December 12, 1997)	GVL-93P, IVL-97P
Separate Account ICMG Series II-D (June 7, 1999)	GVL-93P, IVL-97P
Separate Account ICMG Series 111-B (February 8, 1996)	GVL-93P, IVL-97P
Separate Account ICMG Series VII (April 1, 1999)	IVL-99P
Separate Account VL I HL (September 30, 1992)	HL-15486(00), HL-15471(99), HL-13865, HL-14875, HL-15898(03), HL-15894(03)
Separate Account VL II HL (September 30, 1994)	HL-15441(98)(NY), HL-14623, HL-19348(12)NY
Separate Account VL I HLA (June 8, 1995)	LA-1200(02), LA-1154(99), LA-1158(00), ILA-1098, ILA-1007, LA-1155(99), LA-1238(03), LA-1240(03)
Separate Account VL II HLA (September 30, 1994)	LA-1151(98), ILA-1020, LA-1375(12), ICC12-1375
Separate Account Two (June 2, 1986)	HV-1442-0, HV-1499-0
Separate Account Three HL (June 22, 1994)	HL-VA03
Separate Account Three HLA (June 22, 1994)	LA-VA03
Separate Account Seven HL (December 8, 1996)	HL-VA03
Separate Account Seven HLA (April 1, 1999)	LA-VA03

FINAL
MASTER-FEEDER PARTICIPATION AGREEMENT
THIS AGREEMENT is made as of the 30th day of April, 2008, by, between and among AMERICAN FUNDS INSURANCE SERIES (the "Master Trust"), a Massachusetts business trust, AMERICAN FUNDS DISTRIBUTORS, INC., a California corporation and the Master Trust's distributor (the "Master Distributor") and CAPITAL RESEARCH AND MANAGEMENT COMPANY ("CRMC"), a Delaware corporation and the Master Trust's investment adviser, and HARTFORD SERIES FUND, INC. (the "Feeder Fund"), a Maryland corporation, HL INVESTMENT ADVISORS, LLC, a Connecticut limited liability company and the Feeder Fund's investment adviser (the "Adviser"), HARTFORD SECURITIES DISTRIBUTION COMPANY, INC., a Connecticut corporation, the Feeder Fund's principal underwriter (the "Feeder Distributor"), and HARTFORD LIFE INSURANCE COMPANY and HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, each a Connecticut corporation, acting herein for and on behalf of itself and each separate account set forth on attached Schedule A as it may be amended from time to time (collectively, "Insurance Company").
WITNESSETH:
WHEREAS, the Feeder Fund has registered with the Securities and Exchange Commission ("SEC") as an open-end series management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and has registered with the SEC shares issued by the Feeder Fund or its series under the Securities Act of 1933, as amended (the "1933 Act"); and
WHEREAS, the Master Trust has registered with the SEC as an open-end series management investment company under the 1940 Act and has registered with the SEC shares issued by its series under the 1933 Act; and
WHEREAS, the Master Trust has received a "Mixed and Shared Funding Order" from the SEC granting relief from certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of the Master Trust to be sold to variable annuity and life insurance separate accounts of unaffiliated insurance companies;
WHEREAS, the beneficial interests in the Master Trust are divided into several series, each series representing an interest in a particular managed portfolio of securities and other assets (the beneficial interests in each such series hereinafter referred to as "Shares"), which series are listed in Schedule B to this Agreement, (each, a "Master Fund"); and
WHEREAS, the Master Distributor is a broker-dealer registered with the SEC, a member of the Financial Industry Regulatory Association ("FINRA"); and
WHEREAS, each separate series of the Feeder Fund listed in Schedule C to this Agreement (each a "Feeder Series"), intends to meet its respective investment objective by investing all of its respective assets in Shares of a corresponding Master Fund with the same investment objective and strategies;
WHEREAS, the Master Trust is willing to sell Shares to the Feeder Series on the terms and conditions hereafter set forth;
WHEREAS, Insurance Company has established pursuant to applicable insurance law one or more separate accounts (each, an "Account") for purposes of issuing certain multi-manager variable annuity contracts and/or variable life policies (the "Contracts") and intends purchase shares of one or more Feeder Series as an investment medium for such Contracts; and.
WHEREAS, certain Feeder Series will serve as the underlying investments for the Accounts that fund the Contracts;

NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:
ARTICLE 1. SALE OF SHARES
1.1    Sale of Shares. The Master Trust agrees to make Class 1 Shares of each Master Fund available indefinitely to the Feeder Series. Each Feeder Series will invest its investable assets in the applicable Master Fund and, in exchange therefor, the Master Fund will issue to the Feeder Series, Shares of the applicable Master Fund equal in value to the assets of the Feeder Series conveyed to such Master Fund (based on the net asset value of the Master Fund without the imposition of any sales charge, as calculated in accordance with the Master Trust's then-current registration statement). Each Feeder Series may add to or reduce its investment in the applicable Master Fund from time to time. Shares shall be ordered in such quantities and at such times as determined by the Adviser to be necessary to meet the investment objectives of each Feeder Series.
The Master Trust or its Trustees (the "Trustees") may refuse to sell Shares to a Feeder Series or the Adviser, or suspend or terminate the offering of Shares, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of a Master Fund. Further, the Master Trust reserves the right to reject any purchase order if, in the reasonable opinion of the officers of the Master Trust or CRMC the trading activities of any Feeder Fund shareholder is, or potentially may be, harmful to the Master Trust. In the absence of such a determination, the Master Trust will continuously offer Class 1 Shares of each Master Fund for purchase by each corresponding Feeder Series on those days on which the Master Trust calculates its net asset value pursuant to the rules of the SEC, and the Master Trust shall use its best efforts to calculate such net asset value on each day on which the New York Stock Exchange ("NYSE") is open for trading.
1.2    Redemption of Shares. Subject to Section 1.3 of this Agreement, the Master Trust will redeem any full or fractional Shares in cash when requested by the Adviser on behalf of a Feeder Series in accordance with the operational procedures mutually agreed to by CRMC and the Adviser from time to time and the provisions of the Master Trust's then-current registration statement. The parties hereto acknowledge that each Feeder Series has the right to redeem its interests in the corresponding Master Fund at any time. In the event that a Feeder Series redeems all of its Shares of a Master Fund, the parties agree that the applicable Master Fund shall pay the redemption in cash, provided that the Feeder Series has provided the Master Fund with at least 90 days prior written notice of such redemption order.
1.3    Purchase and Redemption Procedures. The Insurance Company shall be a designee of each Master Fund and each Feeder Series for receipt of purchase and redemption orders attributable to the Contracts, and receipt by such designee as of 4:00 p.m. Eastern time (or other such time the Master Trust and the Feeder Fund shall so designate) shall constitute receipt by the Master Trust and the Feeder Series, provided that the Master Fund and the Feeder Series each receives actual notice of such order by 9:30 a.m. Eastern standard time ("EST") on the following Business Day. "Business Day" shall mean any day on which the NYSE is open for trading and on which the Master Trust calculates a net asset value for its Shares pursuant to the rules of the SEC. Purchase and redemption orders shall be provided to the Master Trust by facsimile transmission, or by such other means as may be mutually agreed upon in writing from time to time by the parties to this Agreement. The Master Trust may reject purchase and redemption orders that are not in proper form. The Master Trust and CRMC shall be entitled to reasonable reliance on, and shall be fully protected from all liability in acting in reasonable reliance on, the instructions of the persons named in the list of authorized individuals attached hereto as Schedule D, or any subsequent list of authorized individuals provided to them by the Adviser in such form, without being required to determine the authenticity of the authorization or the authority of the persons named therein.
1.4    Payment. Purchase and redemption orders that are transmitted to the Master Trust in accordance with Section 1.3 of this Agreement will be effected in cash at the next determined net asset value after the redemption request is received by the Insurance Company as designee for each Master Fund and Feeder Series, payable in federal funds. The Master Trust will use its best efforts to settle redemptions on the business day following the receipt of a redemption request by the Master Trust and if such next business day settlement is not practicable despite such best efforts, then as soon thereafter as practicable, and will immediately notify the Feeder Fund regarding the anticipated settlement date, which shall in all events be a date permitted under the 1940 Act. The Feeder Fund will settle redemptions immediately upon receipt of proceeds from the Master Trust. Payments shall be made in federal funds transmitted by wire. In the event that the Feeder Fund shall fail to pay in a timely manner for any purchase order validly received by the Master Trust pursuant to Section 1.3 of this Agreement (whether or not such failure is the fault of the Feeder Fund or the Adviser), the Adviser shall hold the applicable Master Fund harmless from any losses reasonably sustained by such Master Fund as the result of the Master Trust's acting in reliance on such purchase order.
1.5    Share Ownership. Issuance and transfer of Shares will be by book entry only. Stock certificates will not be issued to the Feeder Fund. Shares ordered from the Master Trust will be recorded in the appropriate title for the Feeder Series.
1.6    Tax Information. CRMC and the Master Trust shall provide the Adviser with initial notice of any income, dividends or capital gain distribution payable on Shares at least two days prior to ex-date. CRMC and the Master Trust shall provide the Adviser with final notice (including the amount of distribution per share) of any such distribution no later than 3:00 p.m. EST on ex-date. Each Feeder Series hereby elects to receive all such income dividends and capital gain distributions as are payable on Shares in additional Shares. The Master Trust shall notify the Adviser of the number of Shares so issued as payment of such dividends and distributions. CRMC shall furnish to the Adviser information regarding each applicable Feeder Series' allocable share of income, gain, loss, deduction and credit of the Master Fund, as determined for federal income tax purposes.
1.7    Conflicts of Interest. The parties to this Agreement recognize that due to differences in tax treatment or other considerations, the interests of various contract owners participating in one or more of the Feeder Funds or Master Funds might, at some time, be in conflict. Each party shall report to the other party any potential or existing conflict of which it becomes aware. The Trustees of the Master Trust shall promptly notify the Feeder Fund of the existence of irreconcilable material conflict and its implications.
1.8    Net Asset Value. CRMC and the Master Trust shall make the net asset value per share for each Master Fund available to the Adviser on a daily basis as soon as reasonably practical after such net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m. EST. CRMC and the Master Trust shall report to the Trust and Insurance Company any material error in the calculation of the net asset values, dividends or capital gain information as soon as practicable upon discovery. In the event of any material error in the calculation or communication of net asset value, dividend or capital gain information or delay in the communication by CRMC, the Master Trust will act in accordance with its then current policies and procedures relating to error correction, which policies and procedures shall be provided to Insurance Company, Adviser and the Trust and shall be in accordance with the 1933 Act and 1940 Act (and any applicable regulations thereunder) and SEC policies regarding pricing errors, including in regards to when the party responsible for the error must compensate a fund or its shareholders for any losses.
1.9    Conditions Precedent. The obligations of each party hereto to consummate the transactions provided for herein are subject to all representations and warranties of the other parties contained herein being true and correct in all material respects as of the date hereof and as of the date of the transactions contemplated hereby.
ARTICLE 2. OTHER OBLIGATIONS
2.1    Statements Regarding the Master Trust and Master Funds. Other than as provided for under a business agreement dated April 30, 2008 among the Insurance Company, the Feeder Distributor, CRMC and the Master Distributor (the "Business Agreement"), the Insurance Company, the Adviser, the Feeder Distributor, and the Feeder Fund shall not give any information or make any representations or statements on behalf of CRMC, the Master Trust or a Master Fund, or concerning the Master Trust or a Master Fund or CRMC, in connection with the sale of shares of the Feeder Fund or otherwise, other than information or representations contained in and accurately derived from the current registration statement for such Master Fund Shares (as such registration statement may be amended or supplemented from time to time) or in sales literature or other promotional material approved in writing by the Master Distributor or its designee, except with the written permission of the Master Distributor or its designee. The Adviser or the Insurance Company, as applicable, will furnish to the Master Distributor, a reasonable time prior to filing, drafts of amendments to the Feeder Fund's registration statement or other filings with the SEC that reference the Master Trust or a Master Fund. The Insurance Company (or its designee), the Adviser, Feeder Distributor and the Feeder Fund, as applicable, each agrees to make such modifications to the documents described in the prior sentence as may be reasonably requested by the Master Distributor or its designee with respect to such references.
2.2    Statements Regarding the Feeder Fund, the Feeder Series, the Insurance Company and the Contracts. Other than as provided for under the Business Agreement, CRMC, the Master Distributor and the Master Trust shall not give any information or make any representations or statements on behalf of the Feeder Fund or a Feeder Series or the Insurance Company or its Contracts, or concerning the Feeder Fund or a Feeder Series or the Insurance Company or its Contracts, other than information or representations contained in and accurately derived from the registration statement or prospectus for the Feeder Fund or Contract (as such registration statement and prospectus may by amended or supplemented from time to time), or in materials approved in writing by the Adviser or the Insurance Company, as applicable for distribution including sales literature or other promotional materials, except with the written permission of the Adviser or the Insurance Company. The Master Distributor will furnish to the Feeder Distributor or its designee or the Insurance Company or its designee, as applicable, prior to filing, drafts of any filings with the SEC that reference the Feeder Fund or the Contracts that references the Feeder Fund or the Contracts and agrees to make such modifications to the documents as may be reasonably requested by the Feeder Distributor or its designee or the Insurance Company or its designee with respect to such references.
2.3    Master Fund Materials. CRMC, the Master Distributor and the Master Trust agree to provide the Adviser and the Feeder Fund's board of directors with such written materials and access to employees as the Adviser or such board of directors may reasonably request, it being understood that CRMC is not acting in a subadvisory capacity to the Feeder Fund. CRMC and the Master Trust will, on an annual basis upon request, make available their respective Chief Compliance Officers to answer questions and discuss their compliance activities with respect to the Master Trust and CRMC.
2.4    (a) The Master Trust shall pay all expenses incidental to its performance under this Agreement. The Master Trust shall bear the expenses for the cost of registration of each Master Fund's shares, preparation of prospectuses and statements of additional information to be sent to Feeder Fund shareholders, including the Accounts (upon request in the case of the statement of additional information), proxy statements and related materials and annual and semi-annual shareholder reports, the printing and distribution of such items to each Feeder Fund shareholder or Insurance Company Contract owner who has investments in a Feeder Fund, the preparation of all statements and notices required from it by any federal or state law, and taxes on the issue or transfer of the Master Funds' Shares subject to this Agreement. The Master Fund will provide the Feeder Fund, at least once a year, with enough copies of its Statement of Additional Information to be able to distribute one to each Feeder Fund shareholder (including the Accounts and their related Contract owners or prospective Contract owners) who requests such Statement of Additional Information.
(b) The Feeder Fund shall bear the expenses for the cost of preparation for delivery and delivery of Master Fund prospectuses (and supplements thereto) to be sent to Feeder Fund shareholders, including the Accounts. The Master Trust shall provide, at its expense, such documentation (in camera-ready or other mutually agreeable form) and other assistance as is reasonably necessary in order for the Feeder Fund once each year (or more frequently if the prospectus for the Master Trust is amended), and twice each year in the case of the annual and semi-annual shareholder reports, to have the prospectus or prospectuses, and the annual and semi-annual shareholder reports for the Feeder Fund and the Master Trust, printed together in one or more documents (such printing to be done at the Feeder Fund's expense with respect to prospective investors).
ARTICLE 3 REPRESENTATIONS, WARRANTIES, COVENANTS, AND

ACKNOWLEDGMENTS
3.1    Representations, Warranties, Covenants, and Acknowledgments of the Adviser, the Feeder Distributor and the Feeder Fund. The Adviser, the Feeder Distributor and the Feeder Fund represent, warrant, covenant, and acknowledge that:
(a)    Organization. The Feeder Fund is duly organized and validly existing under the laws of the State of Maryland and has the requisite power and authority to own property and conduct business as proposed to be conducted pursuant to this Agreement.

(b)
will cause to be, duly filed all registration statements and other documents 1933 Act Registration. The Feeder Fund, on behalf of each Feeder Series, hps, or (collectively, "SEC Filings") required to be filed under the 1933 Act in connection with the registration of the shares of such Feeder Series. Such filings were prepared in accordance with applicable requirements of the 1933 Act and the rules and regulations thereunder, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Feeder Series is purchasing Shares for its own account as a principal for investment and not with a view to resale or distribution. The Feeder Series shall not permit any other person to have any beneficial interests in the Shares (other than its shareholders, participants or other beneficiaries by virtue of their ownership of shares of or allocation of variable contract interests to the Feeder Series), and it shall not assign, transfer, convey or encumber all or any portion of the Shares purchased by it, except in accordance with the Declaration of Trust of the Master Trust.

(c)	1940 Act Registration. The Feeder Fund is duly registered as an open-end management investment company under the 1940 Act.

(d)	Tax Status. The Adviser is aware that each Master Fund has the status of a regulated investment company for U.S. federal income tax purposes.

(e)
Proxy Voting. On any matter in which a vote of holders of Shares is sought, with respect to which a Feeder Series is entitled to vote, the Feeder Fund will either seek instructions from the holders of the Feeder Series' securities and vote on the matter in accordance with such instructions, or the Feeder Fund will vote the Shares of a Master Fund held by its Feeder Series in the same proportion as the vote of all other holders of Shares of such Master Fund.

(f)	Other Shareholders. Shares of each Master Fund are offered to other parties, and purchase and redemption activity by such other parties may affect the investment results of such Master Fund.

(g)
Each Feeder Series and the Adviser will comply in all material respects with all applicable laws and regulations, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations thereunder.

3.2    Representations and Warranties of CRMC, the Master Trust and Master Distributor. CRMC, the Master Trust and the Master Distributor each represents, warrants and acknowledges that:

(a)
Organization. The Master Trust is duly organized and validly existing under the laws of the Commonwealth of Massachusetts as a business trust. Each Master Fund is a duly and validly designated series of the Master Trust. The Master Trust has the requisite power and authority to own property and conduct its business as proposed to be conducted pursuant to this Agreement.

(b)	1933 Act Registration. Shares of each Master Fund are duly registered under the 1933 Act. The Master Trust, on behalf of each Master Fund, has duly filed all registration statements and other documents required to be filed under the 1933 Act in connection with the registration of the Shares. Such filings were prepared in accordance with applicable requirements of the 1933 Act and the rules and regulations thereunder, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)
1940 Act Registration. The Master Trust is duly registered as an open-end management investment company under the 1940 Act. The Master Trust's 1940 Act registration statement was prepared in accordance with the requirements of the SEC, and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Master Distributor will furnish to the Adviser, promptly following filing, any amendments to the Master Trust's 1940 Act registration statements that relate to the applicable Master Fund.

(d)
Management. Each Master Fund will be managed in accordance with the objective(s), policies and restrictions set forth in each Master Fund's registration statement. CRMC, the Master Distributor and the Master Trust will provide the Adviser, Feeder Distributor and Insurance Company ninety (90) days prior notice of any material changes affecting any Master Fund, including but not limited to, (a) fund objective change, (b) anticipated fund mergers/substitutions, (c) no action or exemptive requests from the SEC, (d) fund name changes, (e) fund adviser or sub-adviser changes; and/or (f) conditions or undertakings that affect the rights or obligations of the Feeder Distributor and/or Insurance Company hereunder. Each Master Fund and CRMC will comply in all material respects with all applicable laws and regulations, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations thereunder.

(e)
Diversification. Each Master Fund will at all times comply with Section 817(h) of the Internal Revenue Code of 1986, as amended, (the "Code") and Treasury Regulation §1.8175 or any other regulations promulgated under Section 817(h), as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications or successor provisions to such Section or Regulations. CRMC will notify the Adviser and the Feeder Fund immediately upon having a reasonable basis for believing that a Master Fund has ceased to comply with the Section 817(h) diversification requirements. To the extent that a Master Fund ceases to so qualify, CRMC and the Master Trust each represents and warrants that the Master Fund and CRMC will use their best efforts to take all steps necessary to adequately diversify the affected Master Fund so as to achieve compliance within the grace period afforded by Treasury Regulation §1.817-5.

(f)
Shares of the Master Funds may be offered to separate accounts of various insurance companies and to other registered investment companies in addition to the Feeder Fund. The Master Trust represents, warrants and covenants that no shares of a Master Fund shall be sold to the general public in contravention of Section 817 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code") or to any other person who would render the Insurance Company ineligible to look through to the assets of each Master Fund for purposes of compliance with Section 817 of the Code. The Master Trust agrees to maintain each Master Fund's qualification as a "regulated investment company" under the Code. The Master Trust will provide Feeder Fund and the Adviser with securities holdings reports for each Master Fund within 20 business days after the end of each calendar quarter.

(g)
The Master Trust will furnish to the Adviser, the Feeder Fund and the Insurance Company such information with respect to the Master Trust in such form and signed by such of its officers as the Adviser, the Feeder Fund or the Insurance Company may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. The Master Trust will advise the Adviser, the Feeder Fund and the Insurance Company immediately of: (1) the issuance by the SEC of any stop order suspending the effectiveness of the registration statement of the Master Trust or the initiation of any proceeding for that purpose; (2) the institution of any proceeding, investigation or hearing involving the offer or sale of the Master Trust of which it becomes aware; or (3) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Master Trust or which requires the making of a change therein in order to make any statement made therein not misleading

(h)
Tax Status. The Master Trust and each Master Fund is taxable as a regulated investment company ("RIC") under the Internal Revenue Code of 1986, as amended (the "Code"). The Master Trust agrees to maintain each Master Fund's qualification as a RIC, and each will notify Insurance Company and the Adviser immediately upon having a basis for believing that the Master Trust or a Master Fund has ceased to so qualify or that the Master Trust or a Master Fund might not so qualify in the future.

3.3    Representations and Warranties of the Insurance Company. The Insurance Company represents, warrants and acknowledges that:

(a)
Each Account has been established pursuant to applicable insurance law for purposes of issuing the Contracts and the Insurance Company has or will register each Account (unless the Account is exempt from such registration) with the SEC as a unit investment trust under the 1933 Act and the 1940 Act.

(b)
Each Contracts is or will be registered by the Insurance Company (unless exempt from such registration) with the SEC for offer and sale and will be in compliance with all applicable laws prior to being offered for sale.

(c)
The Insurance Company will be responsible for assuring that each Account calculates pass-through voting privileges of Contract owners in a manner consistent with the method of calculating pass-through voting privileges set forth in the Contract.

ARTICLE 4. INDEMNIFICATION
4.1    Indemnification by the Feeder Distributor, the Adviser and the Insurance Company. The Adviser, the Feeder Distributor and the Insurance Company agree to indemnify and hold harmless CRMC, the Master Distributor, the Master Trust and each of their respective Trustees, directors, officers, employees, agents and affiliates, and each person, if any, who controls CRMC, the Master Trust or the Master Distributor within the meaning of Section 15 of the 1933 Act (collectively the "Indemnified Parties" for purposes of this Section 4.1, each of whom, to the extent not a party to this Agreement, shall be a third-party beneficiary hereof) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser, the Feeder Distributor and the Insurance Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), as incurred, to which such Indemnified Parties may become subject under any statute or regulation, or common law or otherwise, insofar as such Losses:

(a)
arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement, prospectus or statement of additional information for the Feeder Fund or an Account or any amendment or supplement to any of the foregoing), or in sales literature generated by or (with respect only to statements in said sales literature regarding a Feeder Fund, the Adviser, the Feeder Distributor or the Insurance Company) approved by the Adviser, Feeder Distributor, the Feeder Fund or the Insurance Company (collectively, "Feeder Documents" for the purposes of this Article 4), or arise out of or are based upon the omission or the alleged omission to state in the Feeder Documents a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Adviser, the Feeder Distributor, the Feeder Fund or the Insurance Company by or

on behalf of CRMC, the Master Distributor or the Master Trust specifically for use in Feeder Documents; or

(b)
arise out of wrongful conduct of the Adviser, Feeder Distributor, the Feeder Fund, the Insurance Company or persons under their control, with respect to the sale or acquisition of shares of the Feeder Fund or Contracts; or

(c)
arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Master Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to CRMC, the Master Distributor or the Master Trust by or on behalf of the Adviser, the Feeder Distributor, the Feeder Fund or the Insurance Company specifically for their use therein; or

(d)	arise out of or result from any material breach of this Agreement by the Adviser, the Feeder Distributor, the Feeder Fund or the Insurance Company.
4.2    Indemnification by CRMC and the Master Distributor. CRMC and the Master Distributor agree to indemnify and hold harmless the Adviser, the Feeder Distributor, the Feeder Fund, the Insurance Company and each of their respective directors, officers, employees, agents and affiliates, and each person, if any, who controls the Feeder Fund, the Adviser, the Feeder Distributor or the Insurance Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 4.2 each of whom, to the extent not a party to this Agreement, shall be a third-party beneficiary hereof) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of CRMC, the Master Distributor and the Master Trust) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), as incurred, to which such Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

(a)
arise out of or are based upon any untrue statements or alleged untrue statement of any material fact contained in the registration statement for the Master Trust (or any amendment or supplement thereto) or in sales literature generated by or (with respect only to statements in said sales literature regarding the Master Trust or a Master Fund, CRMC or the Master Distributor) approved by the Master Distributor or its designee, (collectively, "Master Documents" for the purposes of this Article 4), or arise out of or are based upon the omission or the alleged omission to state in the Master Documents a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to CRMC, the Master Distributor or the Master Trust by or on behalf of the Adviser, the Feeder Distributor, the Feeder Fund or the Insurance Company specifically for use in Master Documents; or

(b)	arise out of wrongful conduct of CRMC, the Master Distributor, the Master Trust or persons under their control, with respect to the sale of shares of the Master Trust; or

(c)
arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Feeder Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Adviser, Feeder Distributor, the Feeder Fund or the Insurance Company by or on behalf of CRMC, the Master Distributor or the Master Trust specifically for their use therein; or

(d)	arise out of or result from any material breach of this Agreement by CRMC, the Master Distributor or the Master Trust.

(e)
arise out of or result from any material failure by the Master Trust to comply with the terms and policies of its registration statement - including, but not limited to, each Master Fund's investment objective, policies and restrictions.

43    Bad Faith. None of the Adviser, the Feeder Distributor, the Feeder Fund, the Feeder Series or the Insurance Company, or CRMC, the Master Distributor or the Master Trust shall be liable under the indemnification provisions of Section 4.1 or 4.2, as applicable, with respect to any Losses incurred or assessed against any Indemnified Party to the extent such Losses arise out of or result from such Indemnified Party's willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties under this Agreement or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.
4.4    Notice. None of the Adviser, the Feeder Distributor, the Feeder Fund, the Feeder Series or the Insurance Company, or CRMC, the Master Distributor, the Master Trust or the Master Funds shall be liable under the indemnification provisions of Section 4.1 or 4.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have first notified the party against whom indemnification is sought. Such notification shall be in writing and shall be delivered promptly after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability that it may have to the Indemnified Party in the absence of Sections 4.1 and 4.2.
4.5    Participation. In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.
4.6    Contribution. If the indemnification provided for in this Article 4 is for any reason, other than pursuant to the terms hereof, held to be unavailable to an Indemnified Party in respect of any Losses (or actions in respect thereof) referred to in this Article 4, then, in order to provide for just and equitable contribution, each indemnifying party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (or actions in respect thereof), in such proportion as is appropriate to reflect the relative fault of the indemnifying and Indemnified Parties in connection with the statements, actions or omissions that resulted in such Losses (or actions in respect thereof). If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative fault but also the relative benefits received by the indemnifying and Indemnified Parties from the transactions at issue. CRMC, the Master Distributor, the Adviser, the Insurance Company and the Feeder Distributor agree that it would not be just and equitable if contribution pursuant to this Section 4.6 were determined by pro rata allocation or by any other method of allocation not taking into account the equitable considerations referred to above in this section. The amount paid or payable by an Indemnified Party as a result of the Losses (or actions in respect thereof) referred to above in this section shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The relative fault of each Indemnified Party, on the one hand, and an indemnifying party, on the other hand, shall be determined by reference to, among other things, whether the Losses relate to information supplied by, or action or omission within the control of, the indemnifying party or the Indemnified Party and the relative parties' intent, knowledge, access to information and opportunity to correct or prevent the act, statement or omission that gave rise to the Losses. Upon the occurrence of any Losses for which contribution hereunder may be required, the contributor shall reimburse the party entitled to contribution promptly upon establishment by the party entitled to contribution by the contributor of the Losses incurred. No party shall be liable for contribution in connection with settlement with respect to Losses without its written consent.
ARTICLE 5. TERMINATION
5.1    Termination without Cause. This Agreement may be terminated in whole or in part by any party for any reason, without the payment of any penalty, by 90 days' advance written notice to the other parties (the "Notice Period"), provided that such termination shall be effective with respect to the Feeder Fund and the Master Trust upon the later to occur of the end of the Notice Period or full redemption by the applicable Feeder Series of any interests held in the respective Master Fund.
5.2    Termination by CRMC, the Master Distributor and the Master Trust for Cause. This Agreement may be terminated without prior notice, at the option of CRMC, the Master Distributor and the Master Trust, upon any finding or ruling against the Adviser, the Feeder Distributor or the Feeder Fund by a court or FINRA, the SEC, or any other regulatory body regarding the Adviser's, the Feeder Distributor's or the Feeder Fund's duties under this Agreement or related to the sale of shares of the Feeder Fund, or any settlement of any proceedings or undertaking to any regulatory body that would, in CRMC's, the Master Distributor's or Master Trust's reasonable judgment, materially impair the Adviser's, the Feeder Distributor's or the Feeder Fund's ability to meet and perform its obligations and duties hereunder.
5.3    Termination by the Adviser, the Feeder Distributor, the Insurance Company and the Feeder Fund for Cause. This Agreement may be terminated in whole or in part without prior notice, at the option of the Adviser, the Feeder Distributor, the Insurance Company and/or the Feeder Fund, upon any finding or ruling against CRMC, the Master Distributor or the Master Trust by a court or FINRA, the SEC, or any other regulatory body regarding CRMC's or the Master Distributor 's duties under this Agreement or related to the sale of Shares, or any settlement of any proceedings or undertaking to any regulatory body that would, in the Adviser's, the Feeder Distributor's, the Insurance Company's and/or the Feeder Fund's reasonable judgment, materially impair CRMC's, the Master Distributor's or the Master Trust's ability to meet and perform its obligations and duties hereunder.
5.4    Termination due to Material Adverse Circumstance. This Agreement may be terminated by any party, at its option, if such party shall reasonably determine, in its sole judgment exercised in good faith, that either (1) the Adviser, the Feeder Distributor, the Insurance Company, CRMC or the Master Distributor, as the case may be, shall have suffered a material adverse change in its business or financial condition or (2) the Feeder Fund or the Master Trust, as the case may be, shall have been the subject of adverse publicity that is likely to have a material adverse impact upon the business and operations of such other party.
5.5    Date of Termination. In the event of a termination of this Agreement pursuant to Sections 5.2, 5.3 or 5.4, the parties shall promptly in good faith mutually agree on a date on which the Feeder Fund will redeem all interests held by its Feeder Series in the applicable Master Fund, and this Agreement shall terminate with respect to such Feeder Series and the Master Trust on the next day following such date. The foregoing notwithstanding, the Master Trust shall continue to make available additional Shares of any Master Fund pursuant to the terms and conditions of this Agreement, to the extent necessary for each Feeder Series to be able to continue to make its shares available for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in any Feeder Series, redeem investments in the any Feeder Series and/or invest in any such Feeder Series upon the making of additional purchase payments under Existing Contracts

5.6    Survival. The provisions of Articles 3, 4 and 5 shall survive the termination of this Agreement.
5.7    Separate Agreement. This Agreement shall constitute a separate agreement with respect to each Feeder Series and each Master Fund. The termination of this Agreement with respect to a Feeder Series shall not, except as otherwise provided herein, constitute a termination of this Agreement with respect to the other Feeder Series and Master Funds.
ARTICLE 6. NOTICES
Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to CRMC:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, CA 90071
Attention:    Michael J. Downer, Senior Vice President and Legal Counsel,
Fund Business Management Group, and Secretary
Facsimile No.: 213-486-9041
If to the Master Distributor:
American Funds Distributors, Inc.
333 S. Hope Street, 55th Floor
Los Angeles, CA 90071
Attention:     Kenneth R. Gorvetzian, Senior Vice President and Senior Counsel,
Fund Business Management Group
Facsimile No.: 213-486-9041
If to the Master Trust:
American Funds Insurance Series
333 S. Hope Street, 55th Floor
Los Angeles, CA 90071
Attention:     Michael J. Downer, Senior Vice President and Legal Counsel,
Fund Business Management Group, and Secretary
Facsimile No.: 213-486-9041

If to the Adviser:
HL Investment Advisors, LLC
200 Hopmeadow Street
Simsbury, CT 06089
Attention: Edward P. Macdonald, Esq.
Facsimile No.: 860-843-8665

If to the Feeder Distributor:
Hartford Securities Distribution Company, Inc.

200 Hopmeadow Street
Simsbury, CT 06089
Attention: Edward P. Macdonald, Esq.
Facsimile No.: 860-843-8665
If to the Feeder Fund:
Hartford Series Fund, Inc.
c/o Hartford Administrative Services Company
500 Bielenberg Drive
Woodbury, MN 55125
Attention: Tami Fagely, Vice President
Fax No.: 651-738-0996
If to the Insurance Company:
Hartford Life Insurance Company
Hartford Life and Annuity Insurance Company
200 Hopmeadow Street
Simsbury, CT 06089
Attention: General Counsel
Facsmile No.: 860-547-4721
ARTICLE 7. MISCELLANEOUS
7.1    License Agreement. Subject to the terms and conditions set forth herein, Master Distributor hereby grants to the Feeder Distributor, each Feeder Series and Insurance Company (each, a "Licensee" and collectively the "Licensees") a limited, non-exclusive right and license to use the words "American Funds" (the "Licensed Trademark") in the name of the Feeder Funds. This grant is non-transferable and does not include the right to sublicense. Master Distributor warrants that it owns or has the right to license the Licensed Trademark hereunder and that Licensee's use of the Licensed Trademark, as permitted by this paragraph, shall not violate any trademark or other intellectual property rights of any third party.

(a)
Except for the limited rights expressly granted herein, all right, title and interest in and to the Licensed Trademark shall be owned by and remain with Master Distributor. All use of the Licensed Trademark by the Licensees shall inure to the benefit of Master Distributor. Nothing contained in this Agreement shall restrict or restrain Master Distributor or its affiliates in any fashion whatsoever from the right to use, register and/or further license or sublicense the Licensed Trademark.

(b)
Licensees shall not exceed the scope of the license set forth in this Section. Licensees acknowledge the prestige, high reputation and goodwill associated with the Licensed Trademark and agree that, in order to preserve the prestige, reputation and goodwill associated with the Licensed Trademark, the usages by Licensees, and the products in connection with which such usages are permitted, shall meet the same standards of quality as heretofore in effect with respect to such products and usages of Master Distributor. (c) Licensees shall not (i) use or allow others to use the Licensed Trademark in any way which would tend to allow it to become generic, lose its distinctiveness, become liable to mislead the public, or be materially detrimental to or inconsistent with the good name, goodwill, reputation and image of Master Distributor; or (ii) use or cause or authorize to be used the Licensed Trademark in a manner that is likely to cause confusion with the products, services and business of Master Distributor. In no event shall Licensees use the Licensed Trademarks in their corporate name or their affiliates' corporate names. Licensees shall, after the expiration of this Agreement, abide by and comply with the requirements of applicable trademark law with respect to its use of the Licensed Trademark or any similar trademarks, service mark or trade name.

(c)	Licensees shall mark the Licensed Trademark with the symbols ® or TM as directed by Master Distributor.

(d)
Licensees recognize the ownership of Master Distributor and its affiliates of the Licensed Trademark and agrees that they will not (i) challenge the title or any rights of Master Distributor or its affiliates in and to the Licensed Trademark or (ii) claim or assert any right, title or interest in the Licensed Trademark or in any trademark including a Licensed Trademark as a part thereof, other than pursuant to the rights expressly granted to Licensees by this Agreement.

(e)
In event that the Licensed Trademark is infringed upon by a third party, Master Distributor shall have the sole right to sue for infringement and to recover and retain any and all damages. Master Distributor is in no way obligated to initiate suit against alleged infringes of the Licensed Trademark. Licensees shall reasonably cooperate with Master Distributor or its affiliates, at Master Distributor's cost and expense, when any such suit is brought by Master Distributor or its affiliates or defended by Master Distributor unless such suit is caused by an act or omission of Licensees in which case the cost of such litigation shall be paid by Licensees. Licensees shall notify Master Distributor of any infringement of the Licensed Trademark of which it has knowledge. If Master Distributor refuses to stop or prohibit a third party infringement and such infringement materially impacts Licensees' rights or benefits under any Business Agreements, Licensees may initiate suit to stop such infringement at Licensees' expense, provided the relevant Licensee obtains the written consent of Master Distributor, which consent shall not be unreasonably withheld. Any damages recovered will inure to the benefit of Master Distributor once the Licensee(s) in question have recovered all of their expenses associated with, or losses directly arising from, the suit.

(f)
The license to the Licensed Trademark granted hereunder shall terminate on first to occur of the following: (i) automatically upon termination of this agreement (subject to a reasonable transition period as mutually agreed upon by the parties hereto)or (ii) automatically if Licensee is insolvent pursuant to applicable federal or state laws, files a voluntary petition for bankruptcy, or has an involuntary petition for bankruptcy filed against it which is not dismissed within thirty (30) days, or is admitted to the benefits of any procedure for the settlement of debts or an assignment for the benefit of its creditors, or if a receiver or trustee is appointed for a substantial portion of Licensee's assets,

7.2    Confidentiality. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by one party to one or more of the other parties regarding its business and operations. All confidential information provided by a party hereto, including any non-public personal information within the meaning of SEC Regulation S-P and the Gramm-Leach-Bliley Act, shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior written consent of such providing party. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary. The foregoing shall not be applicable to any information that is required to be disclosed by any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.
7.3    Headings and Captions. The headings and captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
7.4    Expenses. Unless stated otherwise herein, all costs and expense associated with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.
7.5    Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
7.6    Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
7.7    Governing Law. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut, without reference to the choice of law provisions thereof, and shall be subject to the provisions of the 1933 and 1940 Acts, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.
7.8    Governmental Authorities. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, state insurance departments and F1NRA) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Each party shall use its best efforts to provide the other party with reasonable notice of any governmental investigation or inquiry relating to this Agreement or the transactions contemplated hereby of which it has knowledge.
7.9    Cumulative Rights and Remedies. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
7.10    Non-Exclusivity. The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.
7.11    Non-Assignability. Neither this Agreement nor any rights or obligations hereunder may be assigned by any party without the prior written approval of each other party.
7.12 Amendment. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all parties.
7.13    No Waiver. No failure or delay by a party in exercising any right or remedy under this Agreement will operate as a waiver thereof and no single or partial exercise of rights shall preclude a further or subsequent exercise. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.
7.14    Several Liability. Notwithstanding anything to the contrary herein, or in any agreement or understanding related to this Agreement, any liability for Losses of a Feeder Series and any obligation or liability to indemnify an Indemnified Party shall be the several, and not the joint and not the joint and several, obligation or liability of the Feeder Series to which the obligation or liability relates, and no other Feeder Series shall have any obligation or liability for any Losses or indemnification attributable to the acts or omissions of any other Feeder Series.
7.15    Disclaimer of Shareholder and Trustee Liability. CRMC, the Master Distributor and the Master Trust each understands that the obligations of the Feeder Fund under this Agreement are not binding upon any director or shareholder of the Feeder Fund or any series thereof personally, but bind only the Feeder Fund or the applicable Feeder Series and the applicable Feeder Series' property. The Master Distributor and the Master Trust each represents that it has notice of the provisions of the Articles of Incorporation of the Feeder Fund disclaiming director and shareholder liability for acts or obligations of the Feeder Fund.
The obligations of the Series under this Agreement are not binding upon any of the Trustees, officers, employees or shareholders (except CRMC if it is a shareholder) of the Series individually, but bind only the Series' assets. When seeking satisfaction for any liability of the Series in respect of this Agreement, the Feeder Series, Insurance Company and the Adviser agree not to seek recourse against said Trustees, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction. Notwithstanding the foregoing, if insurance Company, Feeder Series or the Adviser seek satisfaction for any liability of the Series in respect of this Agreement, they may seek recourse against CRMC.
7.16    Entire Agreement. Except as otherwise provided in regard to that certain Business Agreement dated of even date herewith by and among the parties, this Agreement, including any Exhibits hereto, constitutes the entire agreement by and among the parties with respect to the matters dealt with herein, and supersedes all previous agreements, written or oral with respect to such matters. The parties mutually acknowledge that this Agreement represents the collective drafting efforts of each party and therefore any ambiguity should not be interpreted against the interests of any party.

Signatures on Following Page

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.
HL INVESTMENT ADVISORS, INC.            HARTFORD LIFE INSURANCE
COMPANY On its behalf and each Account named in
By its authorized officer,                Schedule A, as may be amended from
time to time

By its authorized officer,

By:                            By:
Title:                            Title:
HARTFORD SECURITIES                HARTFORD LIFE AND ANNUITY
DISTRIBUTION COMPANY                INSURANCE COMPANY
On its behalf and each Account named in
By its authorized officer,                Schedule A, as may be amended from
time to time

By its authorized officer,

By:                            By:
Title:                            Title:

HARTFORD SERIES FUND, INC.             CAPITAL RESEARCH AND
MANAGEMENT COMPANY
By its authorized officer,

By:                            By: [illegilble]
Title:                            Its: ~~Secretary~~ Sr. Vice President

AMERICAN FUNDS INSURANCE SERIES        AMERICAN FUND DISTRIBUTORS,
INC.
By its authorized officer,

By:                            By:
Its: Secretary                        Its: Secretary

Approved for Signature
By CRMC Legal WRB

HL INVESTMENT ADVISORS, INC.            HARTFORD LIFE INSURANCE
COMPANY On its behalf and each Account named in
By its authorized officer,                Schedule A, as may be amended from
time to time

By its authorized officer,

By:                            By:
Title:                            Title:
HARTFORD SECURITIES                HARTFORD LIFE AND ANNUITY
DISTRIBUTION COMPANY                INSURANCE COMPANY
On its behalf and each Account named in
By its authorized officer,                Schedule A, as may be amended from
time to time

By its authorized officer,

By:                            By:
Title:                            Title:

HARTFORD SERIES FUND, INC.             CAPITAL RESEARCH AND
MANAGEMENT COMPANY
By its authorized officer,

By:                            By:
Title:                            Its: Secretary

AMERICAN FUNDS INSURANCE SERIES        AMERICAN FUND DISTRIBUTORS,
INC.
By its authorized officer,

By: [illegible]                        By: [illegible]
Its: Secretary                        Its: Secretary

Approved for Signature
By CRMC Legal WRB

HL INVESTMENT ADVISORS, INC.            HARTFORD LIFE INSURANCE
COMPANY On its behalf and each Account named in
By its authorized officer,                Schedule A, as may be amended from
time to time

By its authorized officer,

/s/ Robert Arena                    /s/ Robert Arena
By: Robert Arena                    By: Robert Arena
Title: Manager and Senior Vice                 Title: Senior Vice President
President
HARTFORD SECURITIES                HARTFORD LIFE AND ANNUITY
DISTRIBUTION COMPANY                INSURANCE COMPANY
On its behalf and each Account named in
By its authorized officer,                Schedule A, as may be amended from
time to time

By its authorized officer,

/s/ Robert Arena                    /s/ Robert Arena
By: Robert Arena                    By: Robert Arena
Title: Director and Senior Vice                Title: Senior Vice President
President/Business Line Principal

HARTFORD SERIES FUND, INC.             CAPITAL RESEARCH AND
MANAGEMENT COMPANY
By its authorized officer,

/s/ Robert Arena
By: Robert Arena                    By:
Title: Senior Vice President                Its: Secretary

AMERICAN FUNDS INSURANCE SERIES        AMERICAN FUND DISTRIBUTORS,
INC.
By its authorized officer,

By:                            By:
Its: Secretary                        Its: Secretary

Approved for Signature
By CRMC Legal WRB

SCHEDULE A
Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company Separate Accounts:
Hartford Life Insurance Company Separate Account 3
Hartford Life and Annuity Insurance Company Separate Account 3
Hartford Life Insurance Company Separate Account 7
Hartford Life and Annuity Insurance Company Separate Account 7

SCHEDULE B
AMERICAN FUNDS INSURANCE SERIES
Asset Allocation Fund
Blue Chip Income & Growth Fund
Bond Fund
Global Bond Fund
Global Growth & Income Fund
Global Growth Fund
Global Small Cap Fund
Growth Fund
Growth-Income Fund
International Fund
New World Fund

SCHEDULE C
HARTFORD SERIES FUND, INC.
American Funds Asset Allocation HLS Fund
American Funds Blue Chip Income & Growth HLS Fund
American Funds Bond HLS Fund
American Funds Global Bond HLS Fund
American Funds Global Growth & Income HLS Fund
American Funds Global Growth HLS Fund
American Funds Global Small Cap HLS Fund
American Funds Growth HLS Fund
American Funds Growth-Income HLS Fund
American Funds International HLS Fund
American Funds New World HLS Fund

SCHEDULE D
Persons Authorized to Act on Behalf of the Adviser
CRMC, the Master Distributor, the Master Trust and their agents are authorized to rely on instructions from the following individuals on behalf of the Adviser on its own behalf and on behalf of the Feeder Fund and the Feeder Series:
Tamara Fagely
Vice President / Treasurer
Mark Annoni
Asst Vice President / Asst Treasurer
Marilyn Orr
Asst Vice President / Asst Treasurer

Sharon Leis
Asst Director

John Padden
Asst Director

Tony Majkozak
Manager

Andrea St. George
Manager

Jared Johnson
Manager

Amendment I. to Master-Feeder Fund Participation Agreement
This Amendment, effective upon the Closing Date as defined below (the "Amendment"), is by and among AMERICAN FUNDS INSURANCE SERIES (the "Master Trust"), a Massachusetts business trust, AMERICAN FUNDS DISTRIBUTORS, INC. (the "Master Distributor"), a California corporation, and CAPITAL RESEARCH AND MANAGEMENT COMPANY ("CRMC"), a Delaware corporation, and HARTFORD SERIES FUND, INC. ("HSFI"), a Maryland corporation, HARTFORD FUNDS MANAGEMENT COMPANY, LLC ("HFMC"), a Delaware limited liability company, HARTFORD FUNDS DISTRIBUTORS, LLC ("HFD"), a Delaware limited liability company, HARTFORD LIFE INSURANCE COMPANY and HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, each a Connecticut corporation, acting herein for and on behalf of itself and each separate account set forth on Schedule A to the Agreement (as defined below), as it may be amended from time to time (collectively, the "Company"), HIMCO VARIABLE INSURANCE TRUST ("HVIT"), a Delaware statutory trust, HARTFORD INVESTMENT MANAGEMENT COMPANY ("HIMCO"), a Delaware corporation, and HIMCO DISTRIBUTION SERVICES COMPANY ("HDSC"), a Connecticut corporation with reference to the Recitals listed below. This Amendment amends that certain Master-Feeder Fund Participation Agreement, dated April 30, 2008 ("Agreement"), by and among the Master Trust, the Master Distributor, CRMC, HSFI, HL Investment Advisors, LLC ("HLIA"), Hartford Securities Distribution Company, Inc. ("HSDC") and the Company. All capitalized terms used herein and not otherwise defined or amended herein shall have the meaning ascribed to such term in the Agreement.
WHEREAS, HLIA, a wholly-owned indirect subsidiary of The Hartford Financial Services Group, Inc. ("The Hartford"), was the investment adviser to the series of HSFI listed in chart below and on Schedule C to the Agreement ("HSFI Series") and on January 1, 2013, HFMC, a wholly-owned indirect subsidiary of The Hartford, replaced HLIA as the investment adviser to the HSFI Series;
WHEREAS, HSDC, a wholly-owned indirect subsidiary of The Hartford, was the principal underwriter to the HSFI Series and on January 1, 2013, HFD, a wholly-owned indirect subsidiary of The Hartford, replaced HSDC as the principal underwriter to the HSFI Series;
WHEREAS, each series of HVIT listed on Schedule C to this Amendment ("HVIT Series") is a newly-organized fund that will commence operations upon consummation of the Reorganization as defined below;
WHEREAS, each HSFI Series are scheduled to reorganize into the corresponding HVIT Series, as set forth in the chart below, immediately before the opening of business on October 20, 2014 ("Closing Date") (each a "Reorganization" and collectively, the "Reorganizations"); and

HSFI Series	HVIT Series
American Funds Asset Allocation HLS Fund	HIMCO VIT American Funds Asset Allocation Fund
American Funds Blue Chip Income and Growth HLS Fund	HIMCO VIT American Funds Blue Chip Income and Growth Fund
American Funds Bond HLS Fund	HIMCO VIT American Funds Bond Fund
American Funds Global Bond HLS Fund	HIMCO VIT American Funds Global Bond Fund
American Funds Global Growth HLS Fund	HIMCO VIT American Funds Global Growth Fund
American Funds Global Growth and Income HLS Fund	HIMCO VIT American Funds Global Growth and Income Fund
American Funds Global Small Capitalization HLS Fund	HIMCO VIT American Funds Global Small Capitalization Fund
American Funds Growth HLS Fund	HIMCO VIT American Funds Growth Fund
American Funds Growth-Income HLS Fund	HIMCO VIT American Funds Growth-Income Fund
American Funds International HLS Fund	HIMCO VIT American Funds international Fund
American Funds New World HLS Fund	HIMCO VIT American Funds New World Fund

WHEREAS, the closing of one Reorganization is not contingent on the closing of another Reorganization and if for any reason, a Reorganization does not close on the Closing Date, the Agreement, as not modified by this Amendment, will continue to be in place with respect to those HSFI Series until such Reorganization occurs;
WHEREAS, the closing of all of the Reorganizations is referred to herein as the "final Closing;"
WHEREAS, HIMCO is the investment adviser to HVIT and HDSC is the principal underwriter for HVIT; and
WHEREAS, the parties to this Amendment wish to amend the Agreement to reflect the result of the Reorganizations and the resultant parties to the Agreement.
NOW, THERFORE, in consideration of the above premises and for good and valuable consideration mutually acknowledged the Agreement is amended as follows:

1.
HVIT, HIMCO and HDSC are parties to the Agreement and assume all rights, obligations and promises of HSFI, HFMC (as successor to HLIA for purposes of the Agreement) and HFD (as successor to HSDC for purposes of the Agreement), respectively, as set forth in the Agreement. As of the final Closing, HSFI, HFMC, HLIA, HSDC and HFD ("Terminating Parties") are no longer parties to the Agreement and all rights and obligations under the Agreement terminate, including any obligation under Section 5.6, with respect to the Terminating Parties.

2.    All references to the Feeder Fund in the Agreement shall refer to HVIT.

3.    All references to the Adviser in the Agreement shall refer to HIMCO.

4.    All references to the Feeder Distributor in the Agreement shall refer to HDSC.

5.    Article 3.1(a) is hereby deleted in its entirety and replaced with the following:

Organization. The Feeder Fund is duly organized and validly existing under the laws of the State of Delaware and has the requisite power and authority to own property and conduct business as proposed to be conducted pursuant to this Agreement.

6.	Article 6 of the Agreement is amended as follows. The notice provisions for HSFI, 11L1A and HSDC are deleted in their entirety. The following notice provisions are added to Article 6 of the Agreement:
If to the Adviser:
Hartford Investment Management Company
One Hartford Plaza
Hartford, CT 06155
Attention: Brenda J. Page, VP, Assistant General Counsel
Telephone: 860-297-6444
Facsimile: 877-356-4340
If to the Feeder Distributor:
HIMCO Distribution Services Company
One Hartford Plaza
Hartford, CT 06155
Attention: Christopher Connor, CCO
Telephone: 610-608-2867
Facsimile: 860-547-5930
If to the Feeder Fund:
HIMCO Variable Insurance Trust
One Hartford Plaza
Hartford, CT 06155
Attention: Brenda J. Page, Chief Legal Officer
Telephone: 860-297-6444
Facsimile: 877-356-4340

7.
Schedule C to the Agreement is hereby deleted in its entirety and replaced with Schedule C attached hereto. Ail references to a Feeder Series in the Agreement shall refer to the Feeder Series on the Schedule C attached hereto.

8.	Schedule D to the Agreement is hereby deleted in its entirety and replaced with Schedule D attached hereto.

9.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

[Signatures page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

New Parties to the Agreement	Parties for whom the Agreement is terminating upon the final closing
HIMCO VARIABLE INSURANCE TRUST By: /s/ Matthew J. Poznar Name: Matthew J. Poznar Title: President	HARTFORD SERIES FUND, INC. By: Name: Title:
HARTFORD INVESTMENT MANAGEMENT COMPANY By: /s/ Matthew J. Poznar Name: Matthew J. Poznar Title: Senior Vice President	HARTFORD FUNDS MANAGEMENT COMPANY, LLC (as successor to HL Investment Advisors, LLC for purposes of the Agreement) By: Name: Title:
HIMCO DISTRIBUTION SERVICES COMPANY By: /s/ Matthew J. Poznar Name: Matthew J. Poznar Title: CEO, President	HARTFORD FUNDS DISTRIBUTORS, LLC (as successor to Hartford Securities Distribution Company, Inc. for purposes of this Agreement) By: Name: Title:

New Parties to the Agreement	Parties for whom the Agreement is terminating upon the final closing
HIMCO VARIABLE INSURANCE TRUST By: Name: Title:	HARTFORD SERIES FUND, INC. By: /s/ Edward P. Macdonald Name: Edward P. Macdonald Title: Vice President
HARTFORD INVESTMENT MANAGEMENT COMPANY By: Name: Title:	HARTFORD FUNDS MANAGEMENT COMPANY, LLC (as successor to HL Investment Advisors, LLC for purposes of the Agreement) By: /s/ Vernon J. Meyer Name: Vernon J. Meyer Title: Chief Investment Officer
HIMCO DISTRIBUTION SERVICES COMPANY By: Name: Matthew J. Poznar Title: CEO, President
HARTFORD FUNDS DISTRIBUTORS, LLC (as successor to Hartford Securities Distribution Company, Inc. for purposes of this Agreement)

By: /s/ Walter Garger
Name: Walter Garger
Title: Managing Director, General
Counsel and Secretary

Parties to the Original Agreement and the amended Agreement
HARTFORD LIFE INSURANCE COMPANY On Its behalf an each Account named in Schedule A, as may be amended from time to time By: /s/ Lisa Proch Name: Lisa Proch Title: VP	AMERICAN FUNDS INSURANCE SERIES By: Name: Steven I. Koszalka Title: Secretary
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY On Its behalf an each Account named in Schedule A, as may be amended from time to time By: /s/ Lisa Proch Name: Lisa Proch Title: VP	CAPITAL RESEARCH AND MANAGEMENT COMPANY By: Name: Michael J. Downer Title: Senior Vice President and Secretary
AMERICAN FUNDS DISTRIBUTORS, LLC By: Name: Timothy W. McHale Title: Secretary

Parties to the Original Agreement and the amended Agreement
HARTFORD LIFE INSURANCE COMPANY On Its behalf an each Account named in Schedule A, as may be amended from time to time By: Name: Title:	AMERICAN FUNDS INSURANCE SERIES By: /s/ Steven I. Koszalka Name: Steven I. Koszalka Title: Secretary
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY On Its behalf an each Account named in Schedule A, as may be amended from time to time By: Name: Title:	CAPITAL RESEARCH AND MANAGEMENT COMPANY By: /s/ Michael J. Downer Name: Michael J. Downer Title: Senior Vice President and Secretary
AMERICAN FUNDS DISTRIBUTORS, LLC By: /s/ Timothy W.. McHale Name: Timothy W. McHale Title: Secretary

Approved for Signature by CRMC Legal Dept.	[illegible]

SCHEDULE C
HIMCO Variable Insurance Trust
HIMCO VIT American Funds Asset Allocation Fund
HIMCO VIT American Funds Blue Chip Income and Growth Fund
HIMCO VIT American Funds Bond Fund
HIMCO VIT American Funds Global Bond Fund
HIMCO VIT American Funds Global Growth and Income Fund
HIMCO VIT American Funds Global Growth Fund
HIMCO VIT American Funds Global Small Capitalization Fund
HIMCO VIT American Funds Growth Fund
HIMCO VIT American Funds Growth-Income Fund
HIMCO VIT American Funds International Fund
HIMCO VIT American Funds New World Fund

SCHEDULE D
Persons Authorized to Act on Behalf of the Adviser
CRMC, the Master Distributor, the Master Trust and their agents are authorized to rely on instructions from the following individuals on behalf of the Adviser on its own behalf and on behalf of the Feeder Fund and the Feeder Series:
Nancy T. Janiszewski, Senior Research Antilyst-Quant
Timothy Drechsler-Martell, Assistant Portfolio Analyst
Robert J. Knox, Associate Analyst, LDP

Participation Agreement
as of May 31, 2018
Franklin Templeton Variable Insurance Products Trust
Franklin/Templeton Distributors, Inc.
Talcott Resolution Life Insurance Company
Talcott Resolution Life and Annuity Insurance Company
Talcott Resolution Distribution Company, Inc.

CONTENTS

Section    Subject Matter

1.    Parties and Purpose
2.    Representations and Warranties
3.    Purchase and Redemption of Trust Portfolio Shares
4.    Fees, Expenses, Prospectuses, Proxy Materials and Reports
5.    Voting
6.    Sales Material, Information and Trademarks
7.    Indemnification
8.    Notices
9.    Termination
10.    Miscellaneous

Schedules to this Agreement

A.    The Company and its Distributor
B.    Accounts of the Company
C.    Available Portfolios and Classes of Shares of the Trust
D.    Contracts of the Company
E.    [this schedule is not used]
F.    Rule 12b-1 Plans of the Trust
G.    Addresses for Notices
H.    Shared Funding Order

1.    Parties and Purpose
This agreement (the “Agreement”) is entered by and between certain portfolios and classes thereof, specified below and in Schedule C, of Franklin Templeton Variable Insurance Products Trust, an open-end management investment company organized as a statutory trust under Delaware law (the “Trust”), Franklin/Templeton Distributors, Inc., a California corporation which is the principal underwriter for the Trust (the “Underwriter,” and together with the Trust, “we” or “us”), the insurance company identified on Schedule a (the “Company” or “you”) and your distributor, on your own behalf and on behalf of each segregated asset account maintained by you that is listed on Schedule B, as that schedule may be amended from time to time (“Account” or “Accounts”).
The purpose of this Agreement is to entitle you, directly on behalf of the Accounts, to purchase the shares, and classes of shares, of portfolios of the Trust (“Portfolios”) that are identified on Schedule C, consistent with the terms of the prospectuses of the Portfolios, solely for the purpose of funding benefits of your variable life insurance policies or variable annuity contracts (“Contracts”) that are identified on Schedule D. This Agreement does not authorize any other purchases or redemptions of shares of the Trust.

This Agreement supersedes and replaces in its entirety: (1) the Participation Agreement - Hartford Leaders among Hartford Life Insurance Company, Hartford Life and Annuity Insurance Company, Harford Securities Distribution Company, Inc., the Trust and the Underwriter dated May 1, 2000, as amended; and (2) the Participation Agreement - Hartford Non-Leaders among Hartford Life Insurance Company, Hartford Life and Annuity Insurance Company, Hartford Securities Distribution Company, Inc., the Trust and the Underwriter dated May 1, 2000 as amended.
2.    Representations and Warranties
2.1    Representations and Warranties by You
You represent and warrant that:
2.1.1    You are an insurance company duly organized and in good standing under the laws of your state of incorporation.
2.1.2    [reserved]

2.1.3    Each Account is a duly organized, validly existing segregated asset account under applicable insurance law and interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Internal Revenue Code of 1986, as amended (“Code”) and the regulations thereunder. You will use your best efforts to continue to meet such definitional requirements, and will notify us immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.
2.1.4    Each Account either: (i) has been registered or, prior to any issuance or sale of the Contracts, will be registered as a unit investment trust under the Investment Company Act of 1940 (“1940 Act”); or (ii) has not been so registered in proper reliance upon an exemption from registration under Section 3(c) of the 1940 Act; if the Account is exempt from registration as an investment company under Section 3(c) of the 1940 Act, you will use your best efforts to maintain such exemption and will notify us immediately upon having a reasonable basis for believing that such exemption no longer applies or might not apply in the future.
2.1.5    The Contracts or interests in the Accounts: (i) are or, prior to any issuance or sale will be, registered as securities under the Securities Act of 1933, as amended (the “1933 Act”); or (ii) are not registered because they are properly exempt from registration under Section 3(a)(2) of the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under Section 4(2) or Regulation D of the 1933 Act, in which case you will make every effort to maintain such exemption and will notify us immediately upon having a reasonable basis for believing that such exemption no longer applies or might not apply in the future.

2.1.6    The Contracts: (i) will be sold by broker-dealers, or their registered representatives, who are registered with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and who are members in good standing of the Financial Industry Regulatory Authority (“FINRA”); (ii) will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (iii) will be sold in compliance in all material respects with state insurance suitability requirements and FINRA suitability guidelines. Without limiting the foregoing, you agree that you will not make any recommendations to Contract owners regarding the purchase, sale or exchange of any subaccount units under the Contracts and that you shall require in written agreements with broker-dealers that when making any such recommendations to Contract owners they have reasonable grounds for believing that the purchase, sale or exchange of any subaccount units under the Contracts is suitable for such Contract owners.

2.1.7    The Contracts currently are and will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code and you will use your best efforts to maintain such treatment; you will notify us immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.
2.1.8    The fees and charges deducted under each Contract, in the aggregate, are reasonable in relation to the services rendered, the expenses expected to be incurred, and the risks assumed by you.
2.1.9    You will use shares of the Trust only for the purpose of funding benefits of the Contracts through the Accounts.
2.1.10    Contracts will not be sold outside of the United States.
2.1.11    With respect to any Accounts which are exempt from registration under the 1940 Act in reliance on Section 3(c)(1) or Section 3(c)(7) thereof:

2.1.11.1	the principal underwriter for each such Account and any subaccounts thereof is a registered broker-dealer with the SEC under the 1934 Act;

2.1.11.2	the shares of the Portfolios of the Trust are and will continue to be the only investment securities held by the corresponding subaccounts; and

2.1.11.3	with regard to each Portfolio, you, on behalf of the corresponding subaccount, will:

(a)    vote such shares held by it in the same proportion as the vote of all other holders of such shares; and
(b)    refrain from substituting shares of another security for such shares unless the SEC has approved such substitution in the manner provided in Section 26 of the 1940 Act.
2.2    Representations and Warranties by the Trust
The Trust represents and warrants that:
2.2.1    It is duly organized and in good standing under the laws of the State of Delaware.
2.2.2    All of its directors, officers, employees and others dealing with the money and/or securities of a Portfolio are and shall be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimum coverage required by Rule 17g-1 or other regulations under the 1940 Act. Such bond shall include coverage for larceny and embezzlement and be issued by a reputable bonding company.
2.2.3    It is registered as an open-end management investment company under the 1940 Act.
2.2.4    Each class of shares of the Portfolios of the Trust is registered under the 1933 Act.
2.2.5    It will amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.
2.2.6    It will comply, in all material respects, with the 1933 and 1940 Acts and the rules and regulations thereunder.
2.2.7    It is currently qualified as a “regulated investment company” under Subchapter M of the Code, it will make every effort to maintain such qualification, and will notify you immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.
2.2.8    The Trust will use its best efforts to comply with the diversification requirements for variable annuity, endowment or life insurance contracts set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5. Upon having a reasonable basis for believing any Portfolio has ceased to comply and will not be able to comply within the grace period afforded by Regulation 1.817‑5, the Trust will notify you immediately and will take all reasonable steps to adequately diversify the Portfolio to achieve compliance.
2.2.9    It currently intends for one or more classes of shares (each, a “Class”) to make payments to finance its distribution expenses, including service fees, pursuant to a plan (“Plan”) adopted under rule 12b-1 under the 1940 Act (“Rule 12b-1”), although it may determine to discontinue such practice in the future. To the extent that any Class of the Trust finances its distribution expenses pursuant to a Plan adopted under rule 12b-1, the Trust undertakes to comply with any then current SEC interpretations concerning rule 12b-1 or any successor provisions.

2.3    Representations and Warranties by the Underwriter
The Underwriter represents and warrants that:
2.3.1    It is registered as a broker dealer with the SEC under the 1934 Act, and is a member in good standing of FINRA.
2.3.2    Each investment adviser (each, an “Adviser”) of a Portfolio, as indicated in the current prospectus of the Portfolio, is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended or exempt from such registration.

a	2.4 Warranty and Agreement by Both You and Us
We received an order from the SEC dated November 16, 1993 (file no. 812‑8546), which was amended by a notice and an order we received on September 17, 1999 and October 13, 1999, respectively (file no. 812‑11698) (collectively, the “Shared Funding Order,” attached to this Agreement as Schedule H). The Shared Funding Order grants exemptions from certain provisions of the 1940 Act and the regulations thereunder to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and qualified pension and retirement plans outside the separate account context.
1.You and we both warrant and agree that both you and we will comply with the “Applicants’ Conditions” prescribed in the Shared Funding Order as though such conditions were set forth verbatim in this Agreement, including, without limitation, the provisions regarding potential conflicts of interest between the separate accounts which invest in the Trust and regarding contract owner voting privileges. In order for the Trust’s Board of Trustees to perform its duty to monitor for conflicts of interest, you agree to inform us of the occurrence of any of the events specified in condition 2 of the Shared Funding Order to the extent that such event may or does result in a material conflict of interest as defined in that order.
2.As covered financial institutions we, only with respect to Portfolio shareholders, and you each undertake and agree to comply, and to take full responsibility in complying with any and all applicable laws, regulations, protocols and other requirements relating to money laundering including, without limitation, the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA PATRIOT Act).

3.    Purchase and Redemption of Trust Portfolio Shares

3.1    Availability of Trust Portfolio Shares
3.1.1    We will make shares of the Portfolios available to the Accounts for the benefit of the Contracts. The shares will be available for purchase by the Accounts at the net asset value per share next computed after we (or our agent, or you as our designee) receive a purchase order, as established in accordance with the provisions of the then current prospectus of the Trust. All such orders are subject to acceptance by us and by the Portfolio or its transfer agent, and become effective only upon confirmation by us. Notwithstanding the foregoing, the Trust’s Board of Trustees (“Trustees”) may refuse to sell shares of any Portfolio to any person, or may suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Trustees, they deem such action to be in the best interests of the shareholders of such Portfolio.
3.1.2    Without limiting the other provisions of this Section 3.1, among other delegations by the Trustees, the Trustees have determined that there is a significant risk that the Trust and its shareholders may be adversely affected by investors with short term trading activity and/or whose purchase and redemption activity follows a market timing pattern as defined in the prospectus for the Trust, and have authorized the Trust, the Underwriter and the Trust’s transfer agent to adopt procedures and take other action (including, without limitation, rejecting specific purchase orders in whole or in part) as they deem necessary to reduce, discourage, restrict or eliminate such trading and/or market timing activity. You agree that your purchases and redemptions of Portfolio shares are subject to, and that you will assist us in implementing, the Market Timing Trading Policy and Additional Policies (as described in the Trust’s prospectus) and the Trust’s restrictions on excessive and/or short term trading activity and/or purchase and redemption activity that follows a market timing pattern. You further agree to cooperate fully in the implementation and fulfillment of the Trust’s obligations pursuant to Rule 22c-2 under the 1940 Act.
3.1.3    We agree that shares of the Trust will be sold only to: (i) life insurance companies which have entered into fund participation agreements with the Trust (“Participating Insurance Companies”) and their separate accounts or to qualified pension and retirement plans in accordance with the terms of the Shared Funding Order; and (ii) investment companies in the form of funds of funds. No shares of any Portfolio will be sold to the general public.

3.2    Manual or Automated Portfolio Share Transactions

3.2.1    Section 3.3 of this Agreement shall govern and Section 3.4 shall not be operative, unless we receive from you at the address provided in the next sentence, written notice that you wish to communicate, process and settle purchase and redemptions for shares (collectively, “share transactions”) via the Fund/SERV and Networking systems of the National Securities Clearing Corporation (“NSCC”). The address for you to send such written notice shall be: Client Services Insurance, Franklin Templeton Investments, 100 Fountain Parkway N, St. Petersburg, FL 33716-1205, with a copy to General Counsel, Franklin Templeton Investments, 920 Park Place, 2nd Floor, San Mateo, California 94403-1906. After giving ten (10) days’ advance written notice at the address provided in the previous sentence of your desire to use NSCC processing, Section 3.4 of this Agreement shall govern and Section 3.3 shall not be operative.

3.2.2    At any time when, pursuant to the preceding paragraph, Section 3.4 of this Agreement governs, any party to this Agreement may send written notice to the other parties that it chooses to end the use of the NSCC Fund/SERV and Networking systems and return to manual handling of share transactions. Such written notice shall be sent: (i) if from you to us, to the address provided in the preceding paragraph; (ii) if from us to you, to your address in Schedule G of this Agreement. After giving ten (10) days’ advance written notice at the address as provided in the previous sentence, Section 3.3 of this Agreement shall govern and Section 3.4 shall not be operative.
3.3    Manual Purchase and Redemption
3.3.1    You are hereby appointed as our designee for the sole purpose of receiving from Contract owners purchase and exchange orders and requests for redemption resulting from investment in and payments under the Contracts that pertain to subaccounts that invest in Portfolios (“Instructions”).  “Business Day” shall mean any day on which the New York Stock Exchange (“NYSE”) is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC and its current prospectus.  “Close of Trading” shall mean the close of trading on the NYSE, generally 4:00 p.m. Eastern Time.  You represent and warrant that all Instructions transmitted to us for processing on or as of a given Business Day (the “Designated Day”) shall have been received in proper form and time stamped by you prior to the Close of Trading on the Designated Day. Such Instructions shall receive the Portfolio share price next calculated following the Close of Trading on the Designated Day (the

“Designated Day Price”), provided that we receive the Instructions from you before 9:00 a.m. Eastern Time on the Business Day following the Designated Day (the “Submission Time”). Any such Instructions that we receive after the Submission Time may, but are not guaranteed to, receive the Designated Day Price. You assume responsibility for any loss to a Portfolio caused by our receipt of Instructions after the Submission Time, including but not limited to, losses caused by such Instructions receiving the Designated Day Price, or any cancellation or correction made subsequent to the Submission Time. You will immediately pay the amount of such loss to a Portfolio upon notification by us. You represent and warrant that you have, maintain and periodically test, procedures and systems in place reasonably designed to prevent Instructions received after the Close of Trading on a Designated Day from being executed with Instructions received before the Close of Trading on that Designated Day.
3.3.2    We shall calculate the net asset value per share of each Portfolio on each Business Day, and shall communicate these net asset values to you or your designated agent on a daily basis as soon as reasonably practical after the calculation is completed (normally by 6:30 p.m. Eastern Time).
3.3.3    You shall submit payment for the purchase of shares of a Portfolio on behalf of an Account in federal funds transmitted by wire to the Trust or to its designated custodian, which must receive such wires no later than the close of the Federal Reserve Bank, which is currently 6:00 p.m. Eastern Time, on the same Business Day on which such purchase orders are transmitted to us for processing on that Business Day in conformance with section 3.3.1.
3.3.4    We will redeem any full or fractional shares of any Portfolio, when requested by you on behalf of an Account, at the net asset value next computed after receipt by us (or our agent or you as our designee) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust. We shall make payment for such shares in the manner we establish from time to time, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.
3.3.5    Issuance and transfer of the Portfolio shares will be by book entry only. Stock certificates will not be issued to you or the Accounts. Portfolio shares purchased from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.
3.3.6    We shall furnish, on or before the ex-dividend date, notice to you of any income dividends or capital gain distributions payable to the Accounts on the shares of any Portfolio. You hereby elect to receive all such income dividends and capital gain distributions as are payable on shares of a Portfolio in additional shares of that Portfolio, and you reserve the right to change this election in the future. We will notify you of the number of shares so issued as payment of such dividends and distributions.
3.3.7    Each party to this Agreement agrees that, in the event of a material error resulting from incorrect information or confirmations, the parties will seek to comply in all material respects with the provisions of applicable federal securities laws.
3.4    Automated Purchase and Redemption
3.4.1    “Fund/SERV” shall mean NSCC's Mutual Fund Settlement, Entry and Registration Verification System, a system for automated, centralized processing of mutual fund purchase and redemption orders, settlement, and account registration; “Networking” shall mean NSCC's system that allows mutual funds and life insurance companies to exchange account level information electronically; and “Settling Bank” shall mean the entity appointed by the Trust or you, as applicable, to perform such settlement services on behalf of the Trust and you, as applicable, which entity agrees to abide by NSCC's then current rules and procedures insofar as they relate to same day funds settlement. In all cases, processing and settlement of share transactions shall be done in a manner consistent with applicable law.
3.4.2    You are hereby appointed as our designee for the sole purpose of receiving from Contract owners purchase and exchange orders and requests for redemption resulting from investment in and payments under the Contracts that pertain to subaccounts that invest in Portfolios ("Instructions"). "Business Day" shall mean any day on which the NYSE is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC and its current prospectus. "Close of Trading" shall mean the close of trading on the NYSE, generally 4:00 p.m. Eastern Time. Upon receipt of Instructions, and upon your determination that there are good funds with respect to Instructions involving the purchase of shares, you will calculate the net purchase or redemption order for each Portfolio.
3.4.3    On each Business Day, you shall aggregate all purchase and redemption orders for shares of a Portfolio that you received prior to the Close of Trading. You represent and warrant that all orders for net purchases or net redemptions derived from Instructions received by you and transmitted to Fund/SERV for processing on or as of a given Business Day (the “Designated Day”) shall have been received in proper form and time stamped by you prior to the Close of Trading on the Designated Day. Such orders shall receive the Portfolio share price next calculated following the Close of Trading on the Designated Day (the “Designated Day Price”), provided that we receive Instructions from Fund/SERV by 9:00 a.m. Eastern Time on the Business Day following the Designated Day (the “Submission Time”). Any such Instructions that we receive after the Submission Time may, but are not guaranteed to, receive the Designated Day Price. You assume responsibility for any loss to a Portfolio caused by our receipt of Instructions after the Submission Time including, but not limited to, losses caused by such Instructions receiving the Designated Day Price, or any cancellation or correction made subsequent to the Submission Time. You will immediately pay the amount of such loss to a Portfolio upon notification by us. You represent and warrant that you have, maintain and periodically test, procedures and systems in place reasonably designed to prevent Instructions received after the Close of Trading on a Designated Day from being executed with Instructions received before the Close of Trading on that Designated Day.
3.4.4    We shall calculate the net asset value per share of each Portfolio on each Business Day, and shall furnish to you through NSCC's Networking or Mutual Fund Profile System: (i) the most current net asset value information for each Portfolio; and (ii) in the case of fixed income funds that declare daily dividends, the daily accrual or the interest rate factor. All such information shall be furnished to you by 6:30 p.m. Eastern Time on each Business Day or at such other time as that information becomes available.
3.4.5    You will wire payment for net purchase orders by the Trust's NSCC Firm Number, in immediately available funds, to an NSCC settling bank account designated by you in accordance with NSCC rules and procedures on the same Business Day such purchase orders are communicated to NSCC. For purchases of shares of daily dividend accrual funds, those shares will not begin to accrue dividends until the day the payment for those shares is received.
3.4.6    We will redeem any full or fractional shares of any Portfolio, when requested by you on behalf of an Account, at the net asset value next computed after receipt by us (or our agent or you as our designee) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust. NSCC will wire payment for net redemption orders by the Trust, in immediately available funds, to an NSCC settling bank account designated by you in accordance with NSCC rules and procedures on the Business Day such redemption orders are communicated to NSCC, except as provided in the Trust's prospectus and statement of additional information.

3.4.7    Issuance and transfer of the Portfolio shares will be by book entry only. Stock certificates will not be issued to you or the Accounts. Portfolio shares purchased from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.
3.4.8    We shall furnish through NSCC's Networking or Mutual Fund Profile System on or before the ex-dividend date, notice to you of any income dividends or capital gain distributions payable to the Accounts on the shares of any Portfolio. You hereby elect to receive all such income dividends and capital gain distributions as are payable on shares of a Portfolio in additional shares of that Portfolio, and you reserve the right to change this election in the future. We will notify you of the number of shares so issued as payment of such dividends and distributions.
3.4.9    All orders are subject to acceptance by Underwriter and become effective only upon confirmation by Underwriter. Underwriter reserves the right: (i) not to accept any specific order or part of any order for the purchase or exchange of shares through Fund/SERV; and (ii) to require any redemption order or any part of any redemption order to be settled outside of Fund/SERV, in which case the order or portion thereof shall not be “confirmed” by Underwriter, but rather shall be accepted for redemption in accordance with Section 3.4.11 below.
3.4.10    All trades placed through Fund/SERV and confirmed by Underwriter via Fund/SERV shall settle in accordance with Underwriter's profile within Fund/SERV applicable to you. Underwriter agrees to provide you with account positions and activity data relating to share transactions via Networking.
3.4.11    If on any specific day you or Underwriter are unable to meet the NSCC deadline for the transmission of purchase or redemption orders for that day, a party may at its option transmit such orders and make such payments for purchases and redemptions directly to you or us, as applicable, as is otherwise provided in the Agreement; provided, however, that we must receive written notification from you by 9:00 a.m. Eastern Time on any day that you wish to transmit such orders and/or make such payments directly to us.
3.4.12    In the event that you or we are unable to or prohibited from electronically communicating, processing or settling share transactions via Fund/SERV, you or we shall notify the other, including providing the notification provided above in Section 3.4.11. After all parties have been notified, you and we shall submit orders using manual transmissions as are otherwise provided in the Agreement.
3.4.13    These procedures are subject to any additional terms in each Portfolio's prospectus and the requirements of applicable law. The Trust reserves the right, at its discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of any Portfolio.
3.4.14    Each party to the Agreement agrees that, in the event of a material error resulting from incorrect information or confirmations, the parties will seek to comply in all material respects with the provisions of applicable federal securities laws.
3.4.15    You and Underwriter represent and warrant that each: (a) has entered into an agreement with NSCC; (b) has met and will continue to meet all of the requirements to participate in Fund/SERV and Networking; (c) intends to remain at all times in compliance with the then current rules and procedures of NSCC, all to the extent necessary or appropriate to facilitate such communications, processing, and settlement of share transactions; and (d) will notify the other parties to this Agreement if there is a change in or a pending failure with respect to its agreement with NSCC.

4.    Fees, Expenses, Prospectuses, Proxy Materials and Reports

4.1    We shall pay no fee or other compensation to you under this Agreement except as provided on Schedule F, if attached.
4.2    We shall prepare and be responsible for filing with the SEC, and any state regulators requiring such filing, all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. We shall bear the costs of preparation and filing of the documents listed in the preceding sentence, registration and qualification of the Trust’s shares of the Portfolios.
4.3    We shall use reasonable efforts to provide you, on a timely basis, with such information about the Trust, the Portfolios and each Adviser, in such form as you may reasonably require, as you shall reasonably request in connection with the preparation of disclosure documents and annual and semi-annual reports pertaining to the Contracts.

4.4     “Designated Portfolio Document” means the following documents we create with respect to each Portfolio and provide to you: (1) a Portfolio’s prospectus, including a summary prospectus (together, “Prospectus”) if the Trust chooses to create one for a Portfolio and we and you have signed the necessary Participation Agreement Addendum; (2) its annual report to shareholders; (3) its semi-annual report to shareholders; (4) amendments or supplements to any of the foregoing if we direct you to deliver them to Contract owners; and (5) other shareholder communications including, without limitation, proxy statements, if we direct you to deliver them to Contract owners.

“Document Event” means (1) with respect to the Prospectus, the effectiveness of a new annual post-effective amendment to the Prospectus to update financial statements and make other disclosure changes or other post-effective amendment to the Prospectus; (2) with respect to the Trust’s annual report and semi-annual reports to shareholders, the Trust’s creation of reports intended to satisfy the requirements of Section 30(a) of the 1940 Act applicable to the Trust; or (3) with respect to amendments or supplements to any of the foregoing or other shareholder communications, the Trust’s creation of such documents and provision of them to you.

“Printing Expenses” means expenses of the physical creation of Designated Portfolio Documents, and not of their distribution to Contract owners (including, without limitation, mailing and postage expenses) or the provision of other services.

Each time there is a Document Event with respect to a Designated Portfolio Document we shall, at your option, provide you with one of the following:

(1)
one copy of the applicable Designated Portfolio Document for each Contract owner with investments allocated to a subaccount corresponding to the Portfolio before the date of the Designated Portfolio Document (the “Contract Owner Recipients”); or

(2)
a copy suitable for reproduction of such Designated Portfolio Document, in which case we will reimburse you, as provided below under “Reimbursement Procedures,” for Printing Expenses you incur to create Designated Portfolio Documents in sufficient quantity so that one such Designated Portfolio Document is available for you to have delivered to each Contract Owner Recipient.

Reimbursement Procedures

Routine Reimbursements. Within six months following the delivery date of the Designated Portfolio Document (“Delivery Date”), we must receive your request for reimbursement and: (i) a statement of the number of Contract Owner Recipients; (ii) copies of all printing company invoices applicable to the Printing Expenses that you request we reimburse; (iii) a description of the methodology used to determine the amount of reimbursement requested; and (iv) your representation that the reimbursement request covers only Printing Expenses covered by Section 4.4 of this Agreement; the date we have received all these items is the “Request Date.” If we are able to validate your request based on the information you provided as well as, among other things we believe to be appropriate, our analysis of your previous reimbursement requests, if applicable, and/or third party industry benchmarking information, then we will reimburse you within sixty days of the Request Date.

Reimbursements requiring additional information. If we cannot validate your reimbursement request based on the information you have provided to us and our analysis described in the preceding paragraph, then we will request additional information from you and work with you to validate your request.

Expenses not subject to reimbursement. We will not reimburse expenses related to: (1) creation or provision of any Designated Portfolio Document for or to a person who is not a Contract Owner Recipient of such document; (2) creation or provision of any Designated Portfolio Document to a person accompanying, or at the time of the delivery of, a confirmation of their purchase of or exchange into subaccount shares corresponding to a Portfolio; (3) posting any Designated Portfolio Document on your website; or (4) electronic filing of Designated Portfolio Documents or other documents with the Securities and Exchange Commission (using its EDGAR or other system).

Statement of Additional Information. We shall provide you with a copy of the Trust’s current statement of additional information, including any amendments or supplements to it (“SAI), in a form suitable for reproduction, but we will not pay Printing Expenses or other expenses with respect to the SAI.
4.5    We shall provide you, at our expense, with copies of any Trust-sponsored proxy materials in such quantity as you shall reasonably require for distribution to Contract owners who are invested in a designated subaccount. You shall bear the costs of distributing proxy materials (or similar materials such as voting solicitation instructions) to Contract owners.
4.6    You assume sole responsibility for ensuring that the Trust’s Designated Portfolio Documents and proxy materials are delivered to Contract owners in accordance with applicable federal and state securities laws. For Designated Portfolio Documents and other Trust materials provided by you on your website or by other electronic means, you assume sole responsibility for ensuring that such delivery is in compliance with applicable state and federal requirements pertaining to electronic delivery, including consent, access, searchability by users, notice and evidence of delivery.
5.    Voting
5.1    All Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in the Shared Funding Order.

5.2    If and to the extent required by law, you shall: (i) solicit voting instructions from Contract owners; (ii) vote the Trust shares in accordance with the instructions received from Contract owners; and (iii) vote Trust shares owned by subaccounts for which no instructions have been received from Contract owners in the same proportion as Trust shares of such Portfolio for which instructions have been received from Contract owners; so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. You reserve the right to vote Trust shares held in any Account in your own right, to the extent permitted by law.
5.3    So long as, and to the extent that, the SEC interprets the 1940 Act to require pass-through voting privileges for Contract owners, you shall provide pass-through voting privileges to Contract owners whose Contract values are invested, through the Accounts, in shares of one or more Portfolios of the Trust. We shall require all Participating Insurance Companies to calculate voting privileges in the same manner and you shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by us. With respect to each Account, you will vote shares of each Portfolio of the Trust held by an Account and for which no timely voting instructions from Contract owners are received in the same proportion as those shares held by that Account for which voting instructions are received. You and your agents will in no way recommend or oppose or interfere with the solicitation of proxies for Portfolio shares held to fund the Contracts without our prior written consent, which consent may be withheld in our sole discretion.
6.    Sales Material, Information and Trademarks
6.1    “Sales Literature/ Promotional Material” includes, but is not limited to, portions of the following that use any logo or other trademark related to the Trust, or Underwriter or its affiliates, or refer to the Trust: advertisements (such as material published or designed for use in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, web-sites and other electronic communications or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts or any other advertisement, sales literature or published article or electronic communication), educational or training materials or other communications distributed or made generally available to some or all agents or employees in any media, and disclosure documents, shareholder reports and proxy materials. “Disclosure Documents” shall mean each item of the following if prepared, approved or used by you and relating to a Contract, an Account, or a Portfolio, and any amendments or revisions to such document: registration statements, prospectuses, statements of additional information, private placement memoranda, retirement plan disclosure information or other disclosure documents or similar information, as well as any solicitation for voting instructions.
6.2    You may use the name of the Trust and trademarks and the logo of the Underwriter in Sales Literature/Promotional Material as reasonably necessary to carry out your performance and obligations under this Agreement provided that you comply with the provisions of this Agreement. You agree to abide by any reasonable use guidelines regarding use of such trademarks and logos that we may give from time to time. You shall, as we may request from time to time, promptly furnish, or cause to be furnished to us or our designee, one complete copy of each item of the following: (i) Sales Literature/Promotional Material prepared, approved or used by you; and (ii) Disclosure Documents.
6.3    You and your agents shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust, the Underwriter or an Adviser, other than information or representations contained in and accurately derived from the registration statement or prospectus for the Trust shares (as such registration statement and prospectus may be amended or supplemented from time to time), annual and semi-annual reports of the Trust, Trust-sponsored proxy statements, or in Sales Literature/Promotional Material created by us for the Trust and provided by the Trust or its designee to you, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee.
6.4    You agree, represent and warrant that you are solely responsible for any Sales Literature/ Promotional Material prepared by you and that such material will: (a) conform to all requirements of any applicable laws or regulations of any government or authorized agency having jurisdiction over the offering or sale of shares of the Portfolios or Contracts; (b) be solely based upon and not contrary to or inconsistent with the written information or materials provided to you by us or a Portfolio, including the Trust’s prospectus and statement of additional information; and (c) be made available promptly to us upon our request. You agree to file any Sales Literature/Promotional Material prepared by you with FINRA, or other applicable legal or regulatory authority, within the timeframes that may be required from time to time by FINRA or such other legal or regulatory authority. Unless otherwise expressly agreed to in writing, it is understood that we will neither review nor approve for use any materials prepared by you and will not be materially involved in the preparation of, or have any responsibility for, any such materials prepared by you. You are not authorized to modify or translate any materials we have provided to you.
6.5    You shall promptly notify us of any written customer complaint or notice of any regulatory investigation or proceeding received by you relating to any Sales Literature/Promotional Material, provided that such complaint, investigation or proceeding relates to the Trust, or Underwriter, or their affiliates.
6.6    Other than naming you as a Trust shareholder, we shall not give any information or make any representations or statements on behalf of you or concerning you, the Accounts or the Contracts other than information or representations contained in and accurately derived from Disclosure Documents (as such Disclosure Documents may be amended or supplemented from time to time), or in materials approved by you for distribution, including Sales Literature/ Promotional Material, except as required by legal process or regulatory authorities or with your written permission.
6.7    Except as provided in Section 6.2, you shall not use any designation comprised in whole or part of the names or marks “Franklin” or “Templeton” or any logo or other trademark relating to the Trust or the Underwriter without prior written consent, and upon termination of this Agreement for any reason, you shall cease all use of any such name or mark as soon as reasonably practicable.
6.8    You shall furnish to us ten (10) Business Days prior to its first submission to the SEC or its staff, any request or filing for no-action assurance or exemptive relief naming, pertaining to, or affecting, the Trust, the Underwriter or any of the Portfolios.
6.9    You agree that any posting of Designated Portfolio Documents on your website or use of Designated Portfolio Documents in any other electronic format will result in the Designated Portfolio Documents: (i) appearing identical to the hard copy printed version or .pdf format file provided to you by us (except that you may reformat .pdf format prospectus files in order to delete blank pages and to insert .pdf format prospectus supplement files provided by us to you); (ii) being clearly associated with the particular Contracts in which they are available and posted in close proximity to the applicable Contract prospectuses; (iii) having no less prominence than prospectuses of any other underlying funds available under the Contracts; (iv) in compliance with any statutory prospectus delivery requirements and (v) being used in an authorized manner. Notwithstanding the above, you understand and agree that you are responsible for ensuring that participation in the Portfolios, and any website posting, or other use, of the Designated Portfolio Documents is in compliance with this Agreement and applicable state and federal securities and insurance laws and regulations, including as they relate to paper or electronic delivery or use of fund prospectuses. We reserve the right to inspect and review your website if any Designated Portfolio Documents and/or other Trust documents are posted on your website and you shall, upon our reasonable request, provide us timely access to your website materials to perform such inspection and review.
In addition, you agree to be solely responsible for maintaining and updating the Designated Portfolio Documents’ .pdf files and removing and/or replacing promptly any outdated prospectuses and other documents, as necessary, ensuring that any accompanying instructions by us, for using or stopping use, are followed. You agree to designate and make available to us a person to act as a single point of communication contact for these purposes. We are not responsible for any additional costs or additional liabilities that may be incurred as a result of your election to place the Designated Portfolio Documents on your website. We reserve the right to revoke this authorization, at any time and for any reason, although we may instead make our authorization subject to new procedures.

6.10    Each of your and your distributor’s registered representatives, agents, independent contractors and employees, as applicable, will have access to our websites at franklintempleton.com, and such other URLs through which we may permit you to conduct business concerning the Portfolios from time to time (referred to collectively as the “Site”) as provided herein: (i) upon registration by such individual on a Site, (ii) if you cause a Site Access Request Form (an “Access Form”) to be signed by your authorized supervisory personnel and submitted to us, as a Schedule to, and legally a part of, this Agreement, or (iii) if you provide such individual with the necessary access codes or other information necessary to access the Site through any generic or firm-wide authorization we may grant you from time to time. Upon receipt by us of a completed registration submitted by an individual through the Site or a signed Access Form referencing such individual, we shall be entitled to rely upon the representations contained therein as if you had made them directly hereunder and we will issue a user identification, express number and/or password (collectively, “Access Code”). Any person to whom we issue an Access Code or to whom you provide the necessary Access Codes or other information necessary to access the Site through any generic or firm-wide authorization we may grant you from time to time shall be an “Authorized User.”

We shall be entitled to assume that such person validly represents you and that all instructions received from such person are authorized, in which case such person will have access to the Site, including all services and information to which you are authorized to access on the Site. All inquiries and actions initiated by you (including your Authorized Users) are your responsibility, are at your risk and are subject to our review and approval (which could cause a delay in processing). You agree that we do not have a duty to question information or instructions you (including Authorized Users) give to us under this Agreement, and that we are entitled to treat as authorized, and act upon, any such instructions and information you submit to us. You agree to take all reasonable measures to prevent any individual other than an Authorized User from obtaining access to the Site. You agree to inform us if you wish to restrict or revoke the access of any individual Access Code. If you become aware of any loss or theft or unauthorized use of any Access Code, you agree to contact us immediately. You also agree to monitor your (including Authorized Users’) use of the Site to ensure the terms of this Agreement are followed. You also agree that you will comply with all policies and agreements concerning Site usage, including without limitation the Terms of Use Agreement(s) posted on the Site (“Site Terms”), as may be revised and reposted on the Site from time to time, and those Site Terms (as in effect from time to time) are a part of this Agreement. Your duties under this section are considered “services” required under the terms of this Agreement. You acknowledge that the Site is transmitted over the Internet on a reasonable efforts basis and we do not warrant or guarantee their accuracy, timeliness, completeness, reliability or non-

infringement. Moreover, you acknowledge that the Site is provided for informational purposes only, and is not intended to comply with any requirements established by any regulatory or governmental agency.

7.    Indemnification

7.1    Indemnification By You

7.1.1    You agree to indemnify and hold harmless the Underwriter, the Trust and each of its Trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” and individually the “Indemnified Party” for purposes of this Section 7) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with your written consent, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, “Losses”), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of shares of the Trust or the Contracts and

7.1.1.1 arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a Disclosure Document for the Contracts or in the Contracts themselves or in sales literature generated or approved by you on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, “Company Documents” for the purposes of this Section 7), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to you by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or
7.1.1.2    arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined below in Section 7.2) or wrongful conduct of you or persons under your control, with respect to the sale or acquisition of the Contracts or Trust shares; or
7.1.1.3    arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined below in Section 7.2 or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of you; or
7.1.1.4    arise out of or result from any failure by you to provide the services or furnish the materials required under the terms of this Agreement; or
7.1.1.5    arise out of or result from any material breach of any representation and/or warranty made by you in this Agreement or arise out of or result from any other material breach of this Agreement by you; or

7.1.1.6    arise out of or result from a Contract failing to be considered a life insurance policy or an annuity Contract, whichever is appropriate, under applicable provisions of the Code thereby depriving the Trust of its compliance with Section 817(h) of the Code; or

7.1.1.7 arise out of or result from any failure by you to satisfy requirements, including but not limited to compliance with all applicable laws, relating to your electronic delivery of Designated Portfolio Documents or your making such documents available on-line.
7.1.2    You shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Trust or Underwriter, whichever is applicable. You shall also not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified you in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify you of any such claim shall not relieve you from any liability which you may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, you shall be entitled to participate, at your own expense, in the defense of such action. Unless the Indemnified Party releases you from any further obligations under this Section 7.1, you also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from you to such party of your election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and you will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
7.1.3    The Indemnified Parties will promptly notify you of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.
7.2    Indemnification By The Underwriter
7.2.1    The Underwriter agrees to indemnify and hold harmless you, and each of your directors and officers and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” and individually an “Indemnified Party” for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, “Losses”) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such Losses are related to the sale or acquisition by the Accounts of the shares of the Trust or the Contracts and:
7.2.1.1    arise out of or result from any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing) (collectively, the “Trust Documents”) or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission of such alleged statement or omission was made in reliance upon and in conformity with information furnished to us by or on behalf of you for use in the Registration Statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or
7.2.1.2    arise out of or result from statements or representations (other than statements or representations contained in the Disclosure Documents or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Trust, Adviser or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Trust shares to the Accounts; or
7.2.1.3    arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in a Disclosure Document or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to you by or on behalf of the Trust; or
7.2.1.4    arise out of or result from any failure by us to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification representation specified above in Section 2.2.7 and the diversification requirements specified above in Section 2.2.8); or
7.2.1.5    arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; as limited by and in accordance with the provisions of Sections 7.2.2 and 7.2.3 hereof.
7.2.1.6 arise out of or result from any failure by us to satisfy requirements, including but not limited to compliance with all applicable laws, relating to our making Trust documents available on-line.
7.2.2    The Underwriter shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to you or the Accounts, whichever is applicable.
7.2.3    The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. Unless the Indemnified Party releases the Underwriter from any further obligations under this Section 7.2, the Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter’s election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
7.2.4    You agree promptly to notify the Underwriter of the commencement of any litigation or proceedings against you or the Indemnified Parties in connection with the issuance or sale of the Contracts or the operation of each Account.
7.3    Indemnification By The Trust
7.3.1    The Trust agrees to indemnify and hold harmless you, and each of your directors and officers and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Trust, and arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust; as limited by and in accordance with the provisions of Sections 7.3.2 and 7.3.3 hereof. It is understood and expressly stipulated that neither the holders of shares of the Trust nor any Trustee, officer, agent or employee of the Trust shall be personally liable hereunder, nor shall any resort be had to other private property for the satisfaction of any claim or obligation hereunder, but the Trust only shall be liable.
7.3.2    The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against any Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to you, the Trust, the Underwriter or each Account, whichever is applicable.
7.3.3    The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claims shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. Unless the Indemnified Party releases the Trust from any further obligations under this Section 7.3, the Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of the Trust’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
7.3.4    You agree promptly to notify the Trust of the commencement of any litigation or proceedings against you or the Indemnified Parties in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of the Account, or the sale or acquisition of shares of the Trust.

8.    Notices
Any notice, except for those provided in Sections 3.2.1 and 3.2.2 of the Agreement, shall be sufficiently given when sent by registered or certified mail, or by nationally recognized overnight courier services, to the other party at the address of such party set forth in Schedule G below or at such other address as such party may from time to time specify in writing to the other party.

9.    Termination

9.1    This Agreement may be terminated by mutual agreement at any time. If this Agreement is so terminated, we shall, at your option, continue to make available additional shares of any Portfolio and redeem shares of any Portfolio for any or all Contracts or Accounts existing on the effective date of termination of this Agreement, pursuant to the terms and conditions of this Agreement.
9.2    This Agreement may be terminated by any party in its entirety or with respect to one, some or all Portfolios for any reason by sixty (60) days’ advance written notice delivered to the other parties. If this Agreement is so terminated, we may, at our option, continue to make available additional shares of any Portfolio and redeem shares of any Portfolio for any or all Contracts or Accounts existing on the effective date of termination of this Agreement, pursuant to the terms and conditions of this Agreement; alternatively, we may, at our option, redeem the Portfolio shares held by the Accounts, provided that such redemption shall not occur prior to six (6) months following written notice of termination, during which time we will cooperate with you in effecting a transfer of Portfolio assets to another underlying fund pursuant to any legal and appropriate means. If termination by you occurs in connection with the substitution of securities, as provided for in Section 26(c) of the 1940 Act, advance written notice to us shall be no later than the date of the filing of the application for approval of the proposed substitution of securities.
9.3    This Agreement may be terminated immediately by us upon written notice to you if you materially breach any of the representations and warranties made in this Agreement or you are materially in default in the performance of any of your duties or obligations under the Agreement, receive a written notice thereof and fail to remedy such default or breach to our reasonable satisfaction within 30 days after such notice. If this Agreement so terminates, the parties shall cooperate to effect an orderly windup of the business which may include, at our option, a redemption of the Portfolio shares held by the Accounts, provided that such redemption shall not occur prior to a period of up to six (6) months following written notice of termination, during which time we will cooperate reasonably with you in effecting a transfer of Portfolio assets to another underlying fund pursuant to any legal and appropriate means.

9.4    This Agreement may be terminated immediately by us upon written notice to you if, with respect to the representations and warranties made in sections 2.1.3, 2.1.5, 2.1.7 and 2.4.2 of this Agreement: (i) you materially breach any of such representations and warranties; or (ii) you inform us that any of such representations and warranties may no longer be true or might not be true in the future; or (iii) any of such representations and warranties were not true on the effective date of this Agreement, are at any time no longer true, or have not been true during any time since the effective date of this Agreement. If this Agreement is so terminated, the Trust may redeem, at its option in kind or for cash, the Portfolio shares held by the Accounts on the effective date of termination of this Agreement.

9.5    This Agreement may be terminated by the Board of Trustees of the Trust, in the exercise of its fiduciary duties, either upon its determination that such termination is a necessary and appropriate remedy for a material breach of this Agreement which includes a violation of laws, or upon its determination to completely liquidate a Portfolio. The Trust shall provide such notice of liquidation of a Portfolio as is consistent with legal or regulatory requirements. Pursuant to such termination, the Trust may redeem, at its option in kind or for cash, the Portfolio shares held by the Accounts on the effective date of termination of this Agreement.

9.6    This Agreement shall terminate immediately in the event of its assignment by any party without the prior written approval of the other parties, or as otherwise required by law. If this Agreement is so terminated, the Trust may redeem, at its option in kind or for cash, the Portfolio shares held by the Accounts on the effective date of termination of this Agreement.
9.7    This Agreement shall be terminated as required by the Shared Funding Order, and its provisions shall govern.
9.8    The provisions of Sections 2 (Representations and Warranties) and 7 (Indemnification) shall survive the termination of this Agreement. All other applicable provisions of this Agreement shall survive the termination of this Agreement, as long as shares of the Trust are held on behalf of Contract owners, except that we shall have no further obligation to sell Trust shares with respect to Contracts issued after termination.
9.9    You shall not redeem Trust shares attributable to the Contracts (as opposed to Trust shares attributable to your assets held in the Account) except: (i) as necessary to implement Contract owner initiated or approved transactions; (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”); or (iii) as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act. Upon request, you shall promptly furnish to us the opinion of your counsel (which counsel shall be reasonably satisfactory to us) to the effect that any redemption pursuant to clause (ii) of this Section 9.9 is a Legally Required Redemption. Furthermore, you shall not prevent Contract owners from allocating payments to any Portfolio that has been available under a Contract without first giving us ninety (90) days advance written notice of your intention to do so.

10.    Miscellaneous
10.1    The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions of this Agreement or otherwise affect their construction or effect.
10.2    This Agreement may be executed simultaneously in two or more counterparts, all of which taken together shall constitute one and the same instrument.
10.3    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
10.4    This Agreement shall be construed and its provisions interpreted under and in accordance with the laws of the State of California. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder, to any orders of the SEC on behalf of the Trust granting it exemptive relief, and to the conditions of such orders. We shall promptly forward copies of any such orders to you.

10.5    The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.
10.6    The parties to this Agreement agree that the assets and liabilities of each Portfolio of the Trust are separate and distinct from the assets and liabilities of each other Portfolio. No Portfolio shall be liable or shall be charged for any debt, obligation or liability of any other Portfolio.
10.7    Each party to this Agreement shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

10.8    Each party shall treat as confidential all information of the other party which the parties agree in writing is confidential (“Confidential Information”). Except as permitted by this Agreement or as required by appropriate governmental authority (including, without limitation, the SEC, FINRA, or state securities and insurance regulators) the receiving party shall not disclose or use Confidential Information of the other party before it enters the public domain, without the express written consent of the party providing the Confidential Information.
10.9    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties to this Agreement are entitled to under state and federal laws.
10.10    The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.
10.11    Neither this Agreement nor any rights or obligations created by it may be assigned by any party without the prior written approval of the other parties.

10.12    No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties. Notwithstanding the foregoing: (i) the Site Terms may be separately amended as provided therein and, as so amended and in effect from time to time, shall be a part of this Agreement; and (ii) Schedule C may be separately amended as provided therein and, as so amended shall be a part of this Agreement.

10.13    Each party to the Agreement agrees to limit the disclosure of nonpublic personal information of Contract owners and customers consistent with its policies on privacy with respect to such information and Regulation S-P of the SEC. Each party hereby agrees that it will comply with all applicable requirements under the regulations implementing Title V of the Gramm-Leach-Bliley Act and any other applicable federal and state consumer privacy acts, rules and regulations. Each party further represents that it has in place, and agrees that it will maintain, information security policies and procedures for protecting nonpublic personal customer information adequate to conform to applicable legal requirements.

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IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Agreement effective as of May 31, 2018.

The Trust: Only on behalf of each Portfolio listed on Schedule C of the Agreement.	Franklin Templeton Variable Insurance Products Trust By: Name:Karen L. Skidmore Title: Vice President
The Underwriter:	Franklin/Templeton Distributors, Inc. By: Name: Daniel T. O’Lear Title: President

The Company:
Talcott Resolution Life Insurance Company By: Name: Title:	Talcott Resolution Life and Annuity Insurance Company By: Name: Title:

Distributor for the Company:	Talcott Resolution Distribution Company, Inc. By: Name: Title:

Schedule A

The Company and its Distributor

THE COMPANY

Talcott Resolution Life Insurance Company
1 Griffin Road, North
Windsor, CT 06095

An insurance company organized under the laws of the State of Connecticut.

Talcott Resolution Life and Annuity Insurance Company
1 Griffin Road, North
Windsor, CT 06095

An insurance company organized under the laws of the State of Connecticut.

THE DISTRIBUTOR

Talcott Resolution Distribution Company, Inc.
1 Griffin Road, North
Windsor, CT 06095

A corporation organized under the laws of the State of Connecticut.

A

Schedule B

Accounts of the Company

Name of Company Name of Account	SEC Registration Yes/No
Talcott Resolution Life Insurance Company
Separate Account Three	Yes
Separate Account Seven	Yes

Talcott Resolution Life and Annuity Insurance Company
Separate Account Three	Yes
Separate Account Seven	Yes

B

Schedule C

Available Portfolios and Classes of Shares of the Trust

1.	Franklin Flex Cap Growth VIP Fund - Classes 2 & 4

2.	Franklin Income VIP Fund - Classes 2 & 4

3.	Franklin Mutual Global Discovery VIP Fund- Classes 2 & 4

4.	Franklin Mutual Shares VIP Fund- Classes 2 & 4

5.	Franklin Rising Dividends VIP Fund- Classes 2 & 4

6.	Franklin Small Cap Value VIP Fund- Classes 2 & 4

7.	Franklin Small-Mid Cap Value VIP Fund- Classes 2 & 4

8.	Franklin Strategic Income VIP Fund - Classes 1, 2& 4

9.	Templeton Developing Markets VIP Fund, Classes 1, 2 & 4

10.	Templeton Foreign VIP Fund- Classes 2 & 4

11.	Templeton Global Bond VIP Fund- Classes 2 & 4

12.	Templeton Growth VIP Fund- Classes 2 & 4

In addition to portfolios and classes of shares listed above, any additional Portfolios and classes of shares other than Class 3 shares are included in this Schedule C listing provided that:

(1)
the General Counsel of Franklin Templeton Investments receives from a person authorized by you a written notice in the form attached (which may be electronic mail or sent by electronic mail) (“Notice”) identifying this Agreement as provided in the Notice and specifying: (i) the names and classes of shares of additional Portfolios that you propose to offer as investment options of the Separate Accounts under the Contracts; and (ii) the date that you propose to begin offering Separate Account interests investing in the additional Portfolios under the Contracts; and

(2)
we do not within ten (10) Business Days following receipt of the Notice send you a writing (which may be electronic mail) objecting to your offering such Separate Accounts investing in the additional Portfolios and classes of shares under the Contracts.

Provided that we do not object as provided above, your Notice shall amend, supplement and become a part of this Schedule C and the Agreement.

C

Form of Notice Pursuant to Schedule C of Participation Agreement

To:     General Counsel c/o
Linda Lai (linda.lai@franklintempleton.com) or
Kevin Kirchoff (kevin.kirchoff@franklintempleton.com)
Fax: 650 525-7059
Franklin Templeton Investments
1 Franklin Parkway,
Bldg. 920, 2nd Floor
San Mateo, CA 94403

With respect to the following agreement(s) (altogether, the “Agreement”)
(please reproduce and complete table for multiple agreements):

Date of Participation Agreement:
Insurance Company(ies):
Insurance Company Distributor(s):

As provided by Schedule C of the Agreement, this Notice proposes to Franklin Templeton Variable Insurance Products Trust, and Franklin/Templeton Distributors, Inc. the addition as of the offering date(s) listed below of the following Portfolios as additional investment options listed on Schedule C:

Names and Classes of Shares of Additional Portfolios
Listing of current classes for your reference:
Class 1 (no 12b-1 fee);
Class 2 (12b-1 fee of 25 bps);
Class 4 (12b-1 fee of 35 bps); or
Class 5 (12b-1 fee of 15 bps).
Offering Date(s)

Name and title of authorized person of insurance company:
Contact Information:

C

Schedule D

Contracts of the Company

All variable life and variable annuity contracts issued by separate accounts listed on Schedule B of this Agreement.

D

Schedule E

This schedule is not used

E

Schedule F

Rule 12b-1 Plans of the Trust

Compensation

Each Class 2, Class 4 or Class 5 Portfolio named or referenced on Schedule C of this Agreement may make payments at a rate stated in its prospectus pursuant to the terms and conditions of its Rule 12b-1 distribution plan.

Agreement Provisions

If the Company, on behalf of any Account, purchases Trust Portfolio shares (“Eligible Shares”) that are subject to a Rule 12b-1 plan adopted under the 1940 Act (the “Plan”), the Company, on behalf of its distributor, may participate in the Plan.

To the extent the Company or its affiliates, agents or designees (collectively “you”) provide any activity or service that is primarily intended to assist in the promotion, distribution or account servicing of Eligible Shares (“Rule 12b-1 Services”) or variable contracts offering Eligible Shares, the Underwriter, the Trust or their affiliates (collectively, “we”) may pay you a Rule 12b-1 fee. “Rule 12b-1 Services” may include, but are not limited to, printing of prospectuses and reports used for sales purposes, preparing and distributing sales literature and related expenses, advertisements, education of dealers and their representatives, and similar distribution-related expenses, furnishing personal services to owners of Contracts which may invest in Eligible Shares (“Contract Owners”), education of Contract Owners, answering routine inquiries regarding a Portfolio, coordinating responses to Contract Owner inquiries regarding the Portfolios, maintaining such accounts or providing such other enhanced services as a Trust Portfolio or Contract may require, or providing other services eligible for service fees as defined under FINRA rules.

Your acceptance of such compensation is your acknowledgment that eligible services have been rendered. All Rule 12b-1 fees shall be based on the value of Eligible Shares owned by the Company on behalf of its Accounts, and shall be calculated on the basis and at the rates set forth in the compensation provision stated above. The aggregate annual fees paid pursuant to each Plan shall not exceed the amounts stated as the “annual maximums” in the Portfolio’s prospectus, unless an increase is approved by shareholders as provided in the Plan. These maximums shall be a specified percent of the value of a Portfolio’s net assets attributable to Eligible Shares owned by the Company on behalf of its Accounts (determined in the same manner as the Portfolio uses to compute its net assets as set forth in its effective Prospectus). The Rule 12b‑1 fee will be paid to you within thirty (30) days after the end of the three-month periods ending in January, April, July and October.

You shall furnish us with such information as shall reasonably be requested by the Trust’s Boards of Trustees (“Trustees”) with respect to the Rule 12b-1 fees paid to you pursuant to the Plans. We shall furnish to the Trustees, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

The Plans and provisions of any agreement relating to such Plans must be approved annually by a vote of the Trustees, including the Trustees who are not interested persons of the Trust and who have no financial interest in the Plans or any related agreement (“Disinterested Trustees”). Each Plan may be terminated at any time by the vote of a majority of the Disinterested Trustees, or by a vote of a majority of the outstanding shares as provided in the Plan, on sixty (60) days’ written notice, without payment of any penalty, or as provided in the Plan. Continuation of the Plans is also conditioned on Disinterested Trustees being ultimately responsible for selecting and nominating any new Disinterested Trustees. Under Rule 12b-1, the Trustees have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-1, the Trust is permitted to implement or continue Plans or the provisions of any agreement relating to such Plans from year-to-year only if, based on certain legal considerations, the Trustees are able to conclude that the Plans will benefit each affected Trust Portfolio and class. Absent such yearly determination, the Plans must be terminated as set forth above. In the event of the termination of the Plans for any reason, the provisions of this Schedule F relating to the Plans will also terminate. You agree that your selling agreements with persons or entities through whom you intend to distribute Contracts will provide that compensation paid to such persons or entities may be reduced if a Portfolio’s Plan is no longer effective or is no longer applicable to such Portfolio or class of shares available under the Contracts.

Any obligation assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Trust and no person shall seek satisfaction thereof from shareholders of the Trust. You agree to waive payment of any amounts payable to you by Underwriter under a Plan until such time as the Underwriter has received such fee from the Trust.

The provisions of the Plans shall control over the provisions of the Participation Agreement, including this Schedule F, in the event of any inconsistency. You agree to provide complete disclosure as required by all applicable statutes, rules and regulations of all rule 12b-1 fees received from us in the prospectus of the Contracts.

Schedule G

Addresses for Notices

If to the Company or Distributor:    Talcott Resolution
1 Griffin Road North
Windsor, CT 06095
Attention: Lisa Proch
Title: General Counsel

To the Trust:	Franklin Templeton Variable Insurance Products Trust
One Franklin Parkway, Bldg. 920 2nd Floor
San Mateo, California 94403
Attention: Karen L. Skidmore, Vice President

To the Underwriter:	Franklin/Templeton Distributors, Inc.
101 John F. Kennedy Parkway, 3rd Floor
Short Hills, NJ 07078
Attention: Daniel T. O’Lear, President

If to the Trust or Underwriter
with a copy to:     Franklin Templeton Investments
One Franklin Parkway, Bldg. 920 2nd Floor
San Mateo, California 94403
Attention: General Counsel

G

Schedule H

Shared Funding Order

Templeton Variable Products Series Fund, et al.

File No. 812-11698

SECURITIES AND EXCHANGE COMMISSION

Release No. IC-24018

1999 SEC LEXIS 1887

September 17, 1999

ACTION: Notice of application for an amended order of exemption pursuant to Section 6(c) of the Investment Company Act of 1940 (the "1940 Act") from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder.

TEXT: Summary of Application: Templeton Variable Products Series Fund (the "Templeton Trust"), Franklin Templeton Variable Insurance Products Trust (formerly Franklin Valuemark Funds) (the "VIP Trust," and together with the Templeton Trust, the "Funds"), Templeton Funds Annuity Company ("TFAC") or any successor to TFAC, and any future open-end investment company for which TFAC or any affiliate is the administrator, sub-administrator, investment manager, adviser, principal underwriter, or sponsor ("Future Funds") seek an amended order of the Commission to (1) add as parties to that order the VIP Trust and any Future Funds and (2) permit shares of the Funds and Future Funds to be issued to and held by qualified pension and retirement plans outside the separate account context.

Applicants: Templeton Variable Products Series Fund, Franklin Templeton Variable Insurance Products Trust, Templeton Funds Annuity Company or any successor to TFAC, and any future open-end investment company for which TFAC or any affiliate is the administrator, sub-administrator, investment manager, adviser, principal underwriter, or sponsor (collectively, the "Applicants").

Filing Date: The application was filed on July 14, 1999, and amended and restated on September 17, 1999.

Hearing or Notification of Hearing: An order granting the application will be issued unless the Commission orders a hearing. Interested persons may request a hearing by writing to the Secretary of the Commission and serving Applicants with a copy of the request, personally or by mail. Hearing requests should be received by the Commission by 5:30 p.m., on October 12, 1999, and should be accompanied by proof of service on the Applicants in the form of an affidavit or, for lawyers, a certificate of service. Hearing requests should state the nature of the writer's interest, the reason for the request, and the issues contested. Persons who wish to be notified of a hearing may request notification by writing to the Secretary of the Commission.

Addresses: Secretary, Securities and Exchange Commission, 450 Fifth Street, NW, Washington, D.C. 20549-0609.

Applicants: Templeton Variable Products Series Fund and Franklin Templeton Variable Insurance Products Trust, 777 Mariners Island Boulevard, San Mateo, California 94404, Attn: Karen L. Skidmore, Esq.

For Further Information Contact: Kevin P. McEnery, Senior Counsel, or Susan M. Olson, Branch Chief, Office of Insurance Products, Division of Investment Management, at (202) 942-0670.

Supplementary Information: The following is a summary of the application. The complete application is available for a fee from the SEC's Public Reference Branch, 450 Fifth Street, N.W., Washington, D.C. 20549-0102 (tel. (202) 942‑8090).

Applicants' Representations:

1. Each of the Funds is registered under the 1940 Act as an open-end management investment company and was organized as a Massachusetts business trust. The Templeton Trust currently consists of eight separate series, and the VIP Trust consists of twenty-five separate series. Each Fund's Declaration of Trust permits the Trustees to create additional series of shares at any time. The Funds currently serve as the underlying investment medium for variable annuity contracts and variable life insurance policies issued by various insurance companies. The Funds have entered into investment management agreements with certain investment managers ("Investment Managers") directly or indirectly owned by Franklin Resources, Inc. ("Resources"), a publicly owned company engaged in the financial services industry through its subsidiaries.

2. TFAC is an indirect, wholly owned subsidiary of Resources. TFAC is the sole insurance company in the Franklin Templeton organization, and specializes in the writing of variable annuity contracts. The Templeton Trust has entered into a Fund Administration Agreement with Franklin Templeton Services, Inc. ("FT Services"), which replaced TFAC in 1998 as administrator, and FT Services subcontracts certain services to TFAC. FT Services also serves as administrator to all series of the VIP Trust. TFAC and FT Services provide certain administrative facilities and services for the VIP and Templeton Trusts.

3. On November 16, 1993, the Commission issued an order granting exemptive relief to permit shares of the Templeton Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (Investment Company Act Release No. 19879, File No. 812-8546) (the "Original Order"). Applicants incorporate by reference into the application the Application for the Original Order and each amendment thereto, the Notice of Application for the Original Order, and the Original Order, to the extent necessary, to supplement the representations made in the application in support of the requested relief. Applicants represent that all of the facts asserted in the Application for the Original Order and any amendments thereto remain true and accurate in all material respects to the extent that such facts are relevant to any relief on which Applicants continue to rely. The Original Order allows the Templeton Trust to offer its shares to insurance companies as the investment vehicle for their separate accounts supporting variable annuity contracts and variable life insurance contracts (collectively, the "Variable Contracts"). Applicants state that the Original Order does not (i) include the VIP Trust or Future Funds as parties, nor (ii) expressly address the sale of shares of the Funds or any Future Funds to qualified pension and retirement plans outside the separate account context including, without limitation, those trusts, plans, accounts, contracts or annuities described in Sections 401(a), 403(a), 403(b), 408(b), 408(k), 414(d), 457(b), 501(c)(18) of the Internal Revenue Code of 1986, as amended (the "Code"), and any other trust, plan, contract, account or annuity that is determined to be within the scope of Treasury Regulation 1.817.5(f)(3)(iii) ("Qualified Plans").

4. Separate accounts owning shares of the Funds and their insurance company depositors are referred to in the application as "Participating Separate Accounts" and "Participating Insurance Companies," respectively. The use of a common management investment company as the underlying investment medium for both variable annuity and variable life insurance separate accounts of a single insurance company (or of two or more affiliated insurance companies) is referred to as "mixed funding." The use of a common management investment company as the underlying investment medium for variable annuity and/or variable life insurance separate accounts of unaffiliated insurance companies is referred to as "shared funding."

Applicants' Legal Analysis:

1. Applicants request that the Commission issue an amended order pursuant to Section 6(c) of the 1940 Act, adding the VIP Trust and Future Funds to the Original Order and exempting scheduled premium variable life insurance separate accounts and flexible premium variable life insurance separate accounts of Participating Insurance Companies (and, to the extent necessary, any principal underwriter and depositor of such an account) and the Applicants from Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) (and any comparable rule) thereunder, respectively, to the extent necessary to permit shares of the Funds and any Future Funds to be sold to and held by Qualified Plans. Applicants submit that the exemptions requested are appropriate in the public interest, consistent with the protection of investors, and consistent with the purposes fairly intended by the policy and provisions of the 1940 Act.

2. The Original Order does not include the VIP Trust or Future Funds as parties nor expressly address the sale of shares of the Funds or any Future Funds to Qualified Plans. Applicants propose that the VIP Trust and Future Funds be added as parties to the Original Order and the Funds and any Future Funds be permitted to offer and sell their shares to Qualified Plans.

3. Section 6(c) of the 1940 Act provides, in part, that the Commission, by order upon application, may conditionally or unconditionally exempt any person, security or transaction, or any class or classes of persons, securities or transactions from any provisions of the 1940 Act or the rules or regulations thereunder, if and to the extent that such exemption is necessary or appropriate in the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of the 1940 Act.

4. In connection with the funding of scheduled premium variable life insurance contracts issued through a separate account registered under the 1940 Act as a unit investment trust ("UIT"), Rule 6e-2(b)(15) provides partial exemptions from various provisions of the 1940 Act, including the following: (1) Section 9(a), which makes it unlawful for certain individuals to act in the capacity of employee, officer, or director for a UIT, by limiting the application of the eligibility restrictions in Section 9(a) to affiliated persons directly participating in the management of a registered management investment company; and (2) Sections 13(a), 15(a) and 15(b) of the 1940 Act to the extent that those sections might be deemed to require "pass-through" voting with respect to an underlying fund's shares, by allowing an insurance company to disregard the voting instructions of contractowners in certain circumstances.

5. These exemptions are available, however, only where the management investment company underlying the separate account (the "underlying fund") offers its shares "exclusively to variable life insurance separate accounts of the life insurer, or of any affiliated life insurance company." Therefore, Rule 6e-2 does not permit either mixed funding or shared funding because the relief granted by Rule 6e-2(b)(15) is not available with respect to a scheduled premium variable life insurance separate account that owns shares of an underlying fund that also offers its shares to a variable annuity or a flexible premium variable life insurance separate account of the same company or of any affiliated life insurance company. Rule 6e-2(b)(15) also does not permit the sale of shares of the underlying fund to Qualified Plans.

6. In connection with flexible premium variable life insurance contracts issued through a separate account registered under the 1940 Act as a UIT, Rule 6e-3(T)(b)(15) also provides partial exemptions from Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act. These exemptions, however, are available only where the separate account's underlying fund offers its shares "exclusively to separate accounts of the life insurer, or of any affiliated life insurance company, offering either scheduled contracts or flexible contracts, or both; or which also offer their shares to variable annuity separate accounts of the life insurer or of an affiliated life insurance company." Therefore, Rule 6e-3(T) permits mixed funding but does not permit shared funding and also does not permit the sale of shares of the underlying fund to Qualified Plans. As noted above, the Original Order granted the Templeton Trust exemptive relief to permit mixed and shared funding, but did not expressly address the sale of its shares to Qualified Plans.

7. Applicants note that if the Funds were to sell their shares only to Qualified Plans, exemptive relief under Rule 6e-2 and Rule 6e-3(T) would not be necessary. Applicants state that the relief provided for under Rule 6e-2(b)(15) and Rule 6e-3(T)(b)(15) does not relate to qualified pension and retirement plans or to a registered investment company's ability to sell its shares to such plans.

8. Applicants state that changes in the federal tax law have created the opportunity for each of the Funds to increase its asset base through the sale of its shares to Qualified Plans. Applicants state that Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code"), imposes certain diversification standards on the assets underlying Variable Contracts. Treasury Regulations generally require that, to meet the diversification requirements, all of the beneficial interests in the underlying investment company must be held by the segregated asset accounts of one or more life insurance companies. Notwithstanding this, Applicants note that the Treasury Regulations also contain an exception to this requirement that permits trustees of a Qualified Plan to hold shares of an investment company, the shares of which are also held by insurance company segregated asset accounts, without adversely affecting the status of the investment company as an adequately diversified underlying investment of Variable Contracts issued through such segregated asset accounts (Treas. Reg. 1.817-5(f)(3)(iii)).

9. Applicants state that the promulgation of Rules 6e-2(b)(15) and 6e-3(T)(b)(15) under the 1940 Act preceded the issuance of these Treasury Regulations. Thus, Applicants assert that the sale of shares of the same investment company to both separate accounts and Qualified Plans was not contemplated at the time of the adoption of Rules 6e-2(b)(15) and 6e-3(T)(b)(15).

10. Section 9(a) provides that it is unlawful for any company to serve as investment adviser or principal underwriter of any registered open-end investment company if an affiliated person of that company is subject to a disqualification enumerated in Section 9(a)(1) or (2). Rules 6e-2(b)(15) and 6e-3(T)(b)(15) provide exemptions from Section 9(a) under certain circumstances, subject to the limitations on mixed and shared funding. These exemptions limit the application of the eligibility restrictions to affiliated individuals or companies that directly participate in the management of the underlying portfolio investment company.

11. Applicants state that the relief granted in Rule 6e-2(b)(15) and 6e-3(T)(b)(15) from the requirements of Section 9 limits, in effect, the amount of monitoring of an insurer's personnel that would otherwise be necessary to ensure compliance with Section 9 to that which is appropriate in light of the policy and purposes of Section 9. Applicants submit that those Rules recognize that it is not necessary for the protection of investors or the purposes fairly intended by the policy and provisions of the 1940 Act to apply the provisions of Section 9(a) to the many individuals involved in an insurance company complex, most of whom typically will have no involvement in matters pertaining to investment companies funding the separate accounts.

12. Applicants to the Original Order previously requested and received relief from Section 9(a) and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) to the extent necessary to permit mixed and shared funding. Applicants maintain that the relief previously granted from Section 9(a) will in no way be affected by the proposed sale of shares of the Funds to Qualified Plans. Those individuals who participate in the management or administration of the Funds will remain the same regardless of which Qualified Plans use such Funds. Applicants maintain that more broadly applying the requirements of Section 9(a) because of investment by Qualified Plans would not serve any regulatory purpose. Moreover, Qualified Plans, unlike separate accounts, are not themselves investment companies and therefore are not subject to Section 9 of the 1940 Act.

13. Applicants state that Rules 6e-2(b)(15)(iii) and 6e-3(T)(b)(15)(iii) provide exemptions from the pass-through voting requirement with respect to several significant matters, assuming the limitations on mixed and shared funding are observed. Rules 6e-2(b)(15)(iii)(A) and 6e-3(T)(b)(15)(iii)(A) provide that the insurance company may disregard the voting instructions of its contractowners with respect to the investments of an underlying fund or any contract between a fund and its investment adviser, when required to do so by an insurance regulatory authority (subject to the provisions of paragraphs (b)(5)(i) and (b)(7)(ii)(A) of the Rules). Rules 6e-2(b)(15)(iii)(B) and 6e-3(T)(b)(15)(iii)(A)(2) provide that the insurance company may disregard contractowners' voting instructions if the contractowners initiate any change in such company's investment policies, principal underwriter, or any investment adviser (provided that disregarding such voting instructions is reasonable and subject to the other provisions of paragraphs (b)(5)(ii) and (b)(7)(ii)(B) and (C) of the Rules).

14. Applicants assert that Qualified Plans, which are not registered as investment companies under the 1940 Act, have no requirement to pass-through the voting rights to plan participants. Applicants state that applicable law expressly reserves voting rights to certain specified persons. Under Section 403(a) of the Employment Retirement Income Security Act ("ERISA"), shares of a fund sold to a Qualified Plan must be held by the trustees of the Qualified Plan. Section 403(a) also provides that the trustee(s) must have exclusive authority and discretion to manage and control the Qualified Plan with two exceptions: (1) when the Qualified Plan expressly provides that the trustee(s) are subject to the direction of a named fiduciary who is not a trustee, in which case the trustees are subject to proper directions made in accordance with the terms of the Qualified Plan and not contrary to ERISA; and (2) when the authority to manage, acquire or dispose of assets of the Qualified Plan is delegated to one or more investment managers pursuant to Section 402(c)(3) of ERISA. Unless one of the two above exceptions stated in Section 403(a) applies, Qualified Plan trustees have the exclusive authority and responsibility for voting proxies. Where a named fiduciary to a Qualified Plan appoints an investment manager, the investment manager has the responsibility to vote the shares held unless the right to vote such shares is reserved to the trustees or the named fiduciary. Where a Qualified Plan does not provide participants with the right to give voting instructions, Applicants do not see any potential for material irreconcilable conflicts of interest between or among variable contract holders and Qualified Plan investors with respect to voting of the respective Fund's shares. Accordingly, Applicants state that, unlike the case with insurance company separate accounts, the issue of the resolution of material irreconcilable conflicts with respect to voting is not present with respect to such Qualified Plans since the Qualified Plans are not entitled to pass-through voting privileges.

15. Even if a Qualified Plan were to hold a controlling interest in one of the Funds, Applicants believe that such control would not disadvantage other investors in such Fund to any greater extent than is the case when any institutional shareholder holds a majority of the voting securities of any open-end management investment company. In this regard, Applicants submit that investment in a Fund by a Qualified Plan will not create any of the voting complications occasioned by mixed funding or shared funding. Unlike mixed or shared funding, Qualified Plan investor voting rights cannot be frustrated by veto rights of insurers or state regulators.

16. Applicants state that some of the Qualified Plans, however, may provide for the trustee(s), an investment adviser (or advisers), or another named fiduciary to exercise voting rights in accordance with instructions from participants. Where a Qualified Plan provides participants with the right to give voting instructions, Applicants see no reason to believe that participants in Qualified Plans generally or those in a particular Qualified Plan, either as a single group or in combination with participants in other Qualified Plans, would vote in a manner that would disadvantage Variable Contract holders. In sum, Applicants maintain that the purchase of shares of the Funds by Qualified Plans that provide voting rights does not present any complications not otherwise occasioned by mixed or shared funding.

17. Applicants do not believe that the sale of the shares of the Funds to Qualified Plans will increase the potential for material irreconcilable conflicts of interest between or among different types of investors. In particular, Applicants see very little potential for such conflicts beyond that which would otherwise exist between variable annuity and variable life insurance contractowners.

18. As noted above, Section 817(h) of the Code imposes certain diversification standards on the underlying assets of variable contracts held in an underlying mutual fund. The Code provides that a variable contract shall not be treated as an annuity contract or life insurance, as applicable, for any period (and any subsequent period) for which the investments are not, in accordance with regulations prescribed by the Treasury Department, adequately diversified.

19. Treasury Department Regulations issued under Section 817(h) provide that, in order to meet the statutory diversification requirements, all of the beneficial interests in the investment company must be held by the segregated asset accounts of one or more insurance companies. However, the Regulations contain certain exceptions to this requirement, one of which allows shares in an underlying mutual fund to be held by the trustees of a qualified pension or retirement plan without adversely affecting the ability of shares in the underlying fund also to be held by separate accounts of insurance companies in connection with their variable contracts (Treas. Reg. 1.817-5(f)(3)(iii)). Thus, Applicants believe that the Treasury Regulations specifically permit "qualified pension or retirement plans" and separate accounts to invest in the same underlying fund. For this reason, Applicants have concluded that neither the Code nor the Treasury Regulations or revenue rulings thereunder presents any inherent conflict of interest.

20. Applicants note that while there are differences in the manner in which distributions from Variable Contracts and Qualified Plans are taxed, these differences will have no impact on the Funds. When distributions are to be made, and a Separate Account or Qualified Plan is unable to net purchase payments to make the distributions, the Separate Account and Qualified Plan will redeem shares of the Funds at their respective net asset value in conformity with Rule 22c-1 under the 1940 Act (without the imposition of any sales charge) to provide proceeds to meet distribution needs. A Qualified Plan will make distributions in accordance with the terms of the Qualified Plan.

21. Applicants maintain that it is possible to provide an equitable means of giving voting rights to Participating Separate Account contractowners and to Qualified Plans. In connection with any meeting of shareholders, the Funds will inform each shareholder, including each Participating Insurance Company and Qualified Plan, of information necessary for the meeting, including their respective share of ownership in the relevant Fund. Each Participating Insurance Company will then solicit voting instructions in accordance with Rules 6e-2 and 6e-3(T), as applicable, and its participation agreement with the relevant Fund. Shares held by Qualified Plans will be voted in accordance with applicable law. The voting rights provided to Qualified Plans with respect to shares of the Funds would be no different from the voting rights that are provided to Qualified Plans with respect to shares of funds sold to the general public.

22. Applicants have concluded that even if there should arise issues with respect to a state insurance commissioner's veto powers over investment objectives where the interests of contractowners and the interests of Qualified Plans are in conflict, the issues can be almost immediately resolved since the trustees of (or participants in) the Qualified Plans can, on their own, redeem the shares out of the Funds. Applicants note that state insurance commissioners have been given the veto power in recognition of the fact that insurance companies usually cannot simply redeem their separate accounts out of one fund and invest in another. Generally, time-consuming, complex transactions must be undertaken to accomplish such redemptions and transfers. Conversely, the trustees of Qualified Plans or the participants in participant-directed Qualified Plans can make the decision quickly and redeem their interest in the Funds and reinvest in another funding vehicle without the same regulatory impediments faced by separate accounts or, as is the case with most Qualified Plans, even hold cash pending suitable investment.

23. Applicants also state that they do not see any greater potential for material irreconcilable conflicts arising between the interests of participants under Qualified Plans and contractowners of Participating Separate Accounts from possible future changes in the federal tax laws than that which already exist between variable annuity contractowners and variable life insurance contractowners.

24. Applicants state that the sale of shares of the Funds to Qualified Plans in addition to separate accounts of Participating Insurance Companies will result in an increased amount of assets available for investment by the Funds. This may benefit variable contractowners by promoting economies of scale, by permitting increased safety of investments through greater diversification, and by making the addition of new portfolios more feasible.

25. Applicants assert that, regardless of the type of shareholders in each Fund, each Fund's Investment Manager is or would be contractually and otherwise obligated to manage the Fund solely and exclusively in accordance with that Fund's investment objectives, policies and restrictions as well as any guidelines established by the Board of Trustees of such Fund (the "Board"). The Investment Manager works with a pool of money and (except in a few instances where this may be required in order to comply with state insurance laws) does not take into account the identity of the shareholders. Thus, each Fund will be managed in the same manner as any other mutual fund. Applicants therefore see no significant legal impediment to permitting the sale of shares of the Funds to Qualified Plans.

26. Applicants state that the Commission has permitted the amendment of a substantially similar original order for the purpose of adding a party to the original order and has permitted open-end management investment companies to offer their shares directly to Qualified Plan in addition to separate accounts of affiliated or unaffiliated insurance companies which issue either or both variable annuity contracts or variable life insurance contracts. Applicants state that the amended order sought in the application is identical to precedent with respect to the conditions Applicants propose should be imposed on Qualified Plans in connection with investment in the Funds.

Applicants' Conditions:

If the requested amended order is granted, Applicants consent to the following conditions:

1. A majority of the Board of each Fund shall consist of persons who are not "interested persons" thereof, as defined by Section 2(a)(19) of the 1940 Act, and the rules thereunder and as modified by any applicable orders of the Commission, except that if this condition is not met by reason of the death, disqualification or bona fide resignation of any Board Member or Members, then the operation of this condition shall be suspended: (a) for a period of 45 days if the vacancy or vacancies may be filled by the remaining Board Members; (b) for a period of 60 days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the Commission may prescribe by order upon application.

2. The Board will monitor their respective Fund for the existence of any material irreconcilable conflict among the interests of the Variable Contract owners of all Separate Accounts investing in the Funds and of the Qualified Plan participants investing in the Funds. The Board will determine what action, if any, shall be taken in response to such conflicts. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the Funds are being managed; (e) a difference in voting instructions given by variable annuity contract owners, variable life insurance contract owners, and trustees of Qualified Plans; (f) a decision by an insurer to disregard the voting instructions of Variable Contract owners; or (g) if applicable, a decision by a Qualified Plan to disregard the voting instructions of Qualified Plan participants.

3. Participating Insurance Companies, the Investment Managers, and any Qualified Plan that executes a fund participation agreement upon becoming an owner of 10 percent or more of the assets of an Fund (a "Participating Qualified Plan"), will report any potential or existing conflicts of which it becomes aware to the Board of any relevant Fund. Participating Insurance Companies, the Investment Managers and the Participating Qualified Plans will be responsible for assisting the Board in carrying out its responsibilities under these conditions by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This responsibility includes, but is not limited to, an obligation by each Participating Insurance Company to inform the Board whenever voting instructions of Contract owners are disregarded and, if pass-through voting is applicable, an obligation by each Participating Qualified Plan to inform the Board whenever it has determined to disregard Qualified Plan participant voting instructions. The responsibility to report such information and conflicts, and to assist the Board, will be contractual obligations of all Participating Insurance Companies investing in the Funds under their agreements governing participation in the Funds, and such agreements shall provide that these responsibilities will be carried out with a view only to the interests of the Variable Contract owners. The responsibility to report such information and conflicts, and to assist the Board, will be contractual obligations of all Participating Qualified Plans under their agreements governing participation in the Funds, and such agreements will provide that their responsibilities will be carried out with a view only to the interests of Qualified Plan participants.

4. If it is determined by a majority of the Board of a Fund, or by a majority of the disinterested Board Members, that a material irreconcilable conflict exists, the relevant Participating Insurance Companies and Participating Qualified Plans will, at their own expense and to the extent reasonably practicable as determined by a majority of the disinterested Board Members, take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps could include: (a) in the case of Participating Insurance Companies, withdrawing the assets allocable to some or all of the Separate Account s from the Fund or any portfolio thereof and reinvesting such assets in a different investment medium, including another portfolio of an Fund or another Fund, or submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity contract owners or variable life insurance contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Variable Contract owners the option of making such a change; (b) in the case of Participating Qualified Plans, withdrawing the assets allocable to some or all of the Qualified Plans from the Fund and reinvesting such assets in a different investment medium; and (c) establishing a new registered management investment company or managed Separate Account. If a material irreconcilable conflict arises because of a decision by a Participating Insurance Company to disregard Variable Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, then the insurer may be required, at the Fund's election, to withdraw the insurer's Separate Account investment in such Fund, and no charge or penalty will be imposed as a result of such withdrawal. If a material irreconcilable conflict arises because of a Participating Qualified Plan's decision to disregard Qualified Plan participant voting instructions, if applicable, and that decision represents minority position or would preclude a majority vote, the Participating

Qualified Plan may be required, at the Fund's election, to withdraw its investment in such Fund, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take remedial action in the event of a determination by a Board of a material irreconcilable conflict and to bear the cost of such remedial action will be a contractual obligation of all Participating Insurance Companies and Participating Qualified Plans under their agreements governing participation in the Funds, and these responsibilities will be carried out with a view only to the interest of Variable Contract owners and Qualified Plan participants.

5. For purposes of Condition 4, a majority of the disinterested Board Members of the applicable Board will determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will the relevant Fund or the Investment Managers be required to establish a new funding medium for any Contract. No Participating Insurance Company shall be required by Condition 4 to establish a new funding medium for any Variable Contract if any offer to do so has been declined by vote of a majority of the Variable Contract owners materially and adversely affected by the material irreconcilable conflict. Further, no Participating Qualified Plan shall be required by Condition 4 to establish a new funding medium for any Participating Qualified Plan if (a) a majority of Qualified Plan participants materially and adversely affected by the irreconcilable material conflict vote to decline such offer, or (b) pursuant to governing Qualified Plan documents and applicable law, the Participating Qualified Plan makes such decision without a Qualified Plan participant vote.

6. The determination of the Board of the existence of a material irreconcilable conflict and its implications will be made known in writing promptly to all Participating Insurance Companies and Participating Qualified Plans.

7. Participating Insurance Companies will provide pass-through voting privileges to Variable Contract owners who invest in registered Separate Accounts so long as and to the extent that the Commission continues to interpret the 1940 Act as requiring pass-through voting privileges for Variable Contract owners. As to Variable Contracts issued by unregistered Separate Accounts, pass-through voting privileges will be extended to participants to the extent granted by issuing insurance companies. Each Participating Insurance Company will also vote shares of the Funds held in its Separate Accounts for which no voting instructions from Contract owners are timely received, as well as shares of the Funds which the Participating Insurance Company itself owns, in the same proportion as those shares of the Funds for which voting instructions from contract owners are timely received. Participating Insurance Companies will be responsible for assuring that each of their registered Separate Accounts participating in the Funds calculates voting privileges in a manner consistent with other Participating Insurance Companies. The obligation to calculate voting privileges in a manner consistent with all other registered Separate Accounts investing in the Funds will be a contractual obligation of all Participating Insurance Companies under their agreements governing their participation in the Funds. Each Participating Qualified Plan will vote as required by applicable law and governing Qualified Plan documents.

8. All reports of potential or existing conflicts received by the Board of a Fund and all action by such Board with regard to determining the existence of a conflict, notifying Participating Insurance Companies and Participating Qualified Plans of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the meetings of such Board or other appropriate records, and such minutes or other records shall be made available to the Commission upon request.

9. Each Fund will notify all Participating Insurance Companies that separate disclosure in their respective Separate Account prospectuses may be appropriate to advise accounts regarding the potential risks of mixed and shared funding. Each Fund shall disclose in its prospectus that (a) the Fund is intended to be a funding vehicle for variable annuity and variable life insurance contracts offered by various insurance companies and for qualified pension and retirement plans; (b) due to differences of tax treatment and other considerations, the interests of various Contract owners participating in the Fund and/or the interests of Qualified Plans investing in the Fund may at some time be in conflict; and (c) the Board of such Fund will monitor events in order to identify the existence of any material irreconcilable conflicts and to determine what action, if any, should be taken in response to any such conflict.

10. Each Fund will comply with all provisions of the 1940 Act requiring voting by shareholders (which, for these purposes, will be the persons having a voting interest in the shares of the Funds), and, in particular, the Funds will either provide for annual shareholder meetings (except insofar as the Commission may interpret Section 16 of the 1940 Act not to require such meetings) or comply with Section 16(c) of the 1940 Act, although the Funds are not the type of trust described in Section 16(c) of the 1940 Act, as well as with Section 16(a) of the 1940 Act and, if and when applicable, Section 16(b) of the 1940 Act. Further, each Fund will act in accordance with the Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of Board Members and with whatever rules the Commission may promulgate with respect thereto.

11. If and to the extent Rules 6e-2 or 6e-3(T) under the 1940 Act is amended, or proposed Rule 6e-3 under the 1940 Act is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder, with respect to mixed or shared funding on terms and conditions materially different from any exemptions granted in the order requested in the application, then the Funds and/or Participating Insurance Companies and Participating Qualified Plans, as appropriate, shall take such steps as may be necessary to comply with such Rules 6e-2 and 6e-3(T), as amended, or proposed Rule 6e-3, as adopted, to the extent that such Rules are applicable.

12. The Participating Insurance Companies and Participating Qualified Plans and/or the Investment Managers, at least annually, will submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out obligations imposed upon it by the conditions contained in the application. Such reports, materials and data will be submitted more frequently if deemed appropriate by the Board. The obligations of the Participating Insurance Companies and Participating Qualified Plans to provide these reports, materials and data to the Board, when the Board so reasonably requests, shall be a contractual obligation of all Participating Insurance Companies and Participating Qualified Plans under their agreements governing participation in the Funds.

13. If a Qualified Plan should ever become a holder of ten percent or more of the assets of a Fund, such Qualified Plan will execute a participation agreement with the Fund that includes the conditions set forth herein to the extent applicable. A Qualified Plan will execute an application containing an acknowledgment of this condition upon such Qualified Plan's initial purchase of the shares of any Fund.

Conclusion:

Applicants assert that, for the reasons summarized above, the requested exemptions are appropriate in the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of the 1940 Act.

For the Commission, by the Division of Investment Management, pursuant to delegated authority.
Templeton Variable Products Series Fund, et al.

File No. 812-11698

SECURITIES AND EXCHANGE COMMISSION

Release No. IC-24079

1999 SEC LEXIS 2177

October 13, 1999

ACTION: Order Granting Exemptions

TEXT: Templeton Variable Products Series Fund ("Templeton Trust"), Franklin Templeton Variable Insurance Products Trust ("VIP Trust"), Templeton Funds Annuity Company ("TFAC") or any successor to TFAC, and any future open-end investment company for which TFAC or any affiliate is the administrator, sub-administrator, investment manager, adviser, principal underwriter, or sponsor ("Future Funds") filed an application on July 14, 1999, and an amendment on September 17, 1999 seeking an amended order of the Commission pursuant to Section 6(c) of the Investment Company Act of 1940 ("1940 Act") exempting them from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15). The prior order (Rel. No. IC-19879) granted exemptive relief to permit shares of the Templeton Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies. The proposed relief would amend the prior order to add as parties to that order the VIP Trust and any Future Funds and to permit shares of the Templeton Trust, the VIP Trust, and Future Funds to be issued to and held by qualified pension and retirement plans outside the separate account context.

A notice of the filing of the application was issued on September 17, 1999 (Rel. No. IC-24018). The notice gave interested persons an opportunity to request a hearing and stated that an order granting the application would be issued unless a hearing should be ordered. No request for a hearing has been filed, and the Commission has not ordered a hearing.

The matter has been considered, and it is found that granting the requested exemptions is appropriate in the public interest and consistent with the protection of investors and the purposes intended by the policy and provisions of the 1940 Act.

Accordingly,

IT IS ORDERED, pursuant to Section 6(c) of the 1940 Act, that the requested exemptions from Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, be, and hereby are, granted, effective forthwith.

For the Commission, by the Division of Investment Management, pursuant to delegated authority.
AMENDED AND RESTATED
FUND PARTICIPATION AGREEMENT

Talcott Resolution Life Insurance Company
Talcott Resolution Life and Annuity Insurance Company
Hartford Funds Management Company, LLC
Hartford Funds Distributors, LLC
Hartford Administrative Services Company
Talcott Resolution Distribution Company, Inc.
and
Each of the Investment Companies, on behalf of its respective series listed on Schedule A Attached Hereto

August 1, 2018

PARTICIPATION AGREEMENT

THIS AGREEMENT, is made and entered into as of this August 1, 2018, by and among TALCOTT RESOLUTION LIFE INSURANCE COMPANY (formerly HARTFORD LIFE INSURANCE COMPANY and TALCOTT RESOLUTION LIFE AND ANNUITY INSURANCE COMPANY (formerly HARTFORD LIFE AND ANNUITY INSURANCE COMPANY) (collectively referred to as the “Company”), each a Connecticut corporation, on its own behalf and on behalf of its separate accounts, as set forth in Schedule B as may be revised from time to time (each an “Account” and collectively, the “Accounts”); each of the registered investment companies (each a “FUND” and collectively, the “FUNDS”) on behalf of its respective series identified on SCHEDULE A (each a “Portfolio” and collectively, the Portfolios) as it may be amended from time to time, each an open-end management investment company organized under the laws of the State of Maryland; HARTFORD FUNDS MANAGEMENT COMPANY, LLC (“HFMC”), a Delaware limited liability company; HARTFORD FUNDS DISTRIBUTORS, LLC (“HFD”), a Delaware limited liability company; HARTFORD ADMINISTRATIVE SERVICES COMPANY (“HASCO”), a Minnesota corporation; and TALCOTT RESOLUTION Distribution Company, Inc. (formerly Hartford Securities Distribution Company, Inc.) (“TRSD” or the “underwriter”), a Connecticut corporation. HFMC in its capacity as investment adviser to the Portfolios is referred to herein as the “Adviser.” HFD in its capacity as principal underwriter to the Portfolios is referred to herein as the “Distributor.” HASCO in its capacity as transfer agent to the Portfolios is referred to herein as the “Transfer Agent.”

WHEREAS, this agreement replaces that certain participation agreement dated December 1, 2008, as amended from time to time (“Prior Agreement”) with respect to the Accounts and the Funds; and
WHEREAS, Hartford Financial Services Group, Inc. sold the majority of its interest in its “Talcott Resolution” run-off annuity business, which included Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company, to a group of private investors effective May 31, 2018 (the “Transaction”); and
WHEREAS, in conjunction with the Transaction, the new ownership of Talcott Resolution obtained the necessary regulatory approvals to change the names of Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company to Talcott Resolution Life Insurance Company and Talcott Resolution Life and Annuity Insurance Company, respectively; and
WHEREAS, the Prior Agreement also covered certain accounts that were subject to reinsurance transactions with the Company and the parties agree that such accounts will be covered by a separate participation agreement among the applicable parties; and
WHEREAS, each Fund is an open-end management investment company and each Portfolio is available to act as the investment vehicle for separate accounts established by insurance companies to fund variable life insurance policies and/or variable annuity contracts and for qualified pension and retirement plans; and
WHEREAS, each Fund is registered as an open-end management investment company under the 1940 Act and shares of each Portfolio are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”); and
WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and
WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (the “1934 Act”) and is a member in good standing with the Financial Industry Regulatory Authority (“FINRA”); and
WHEREAS, the Transfer Agent is duly registered as a transfer agent under the 1934 Act; and
WHEREAS, the Company is an insurance company that (i) has issued certain variable life insurance policies and variable annuity contracts supported wholly or partially by the Accounts and (ii) administers variable life insurance policies and/or variable annuity contracts initially issued by Union Security Life Insurance Company or affiliate(s) thereof (“Union Security”); and

WHEREAS, the Company is the sponsor (or, in the case of Union Security separate accounts, the administrator of contracts invested therein) of each Account, and each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company (or by Union Security, with respect to Union Security Separate Accounts) under insurance laws, to set aside and invest assets attributable to the Contracts (defined below); and
WHEREAS, TRSD is the principal underwriter to the Contracts, and TRSD is duly registered as a broker-dealer under the 1934 Act and is a member in good standing with FINRA; and
WHEREAS, the Company provides all required, necessary and appropriate administrative and other services with respect to the registered individual variable annuity contracts (“Registered VA Contracts”); and
WHEREAS, the Company (directly or indirectly through a services agreement with Lombard International Administration Services Company, LLC) provides all required, necessary and appropriate administrative and other services with respect to the unregistered variable life and annuity contracts (“Unregistered Contracts”) and the group life insurance contracts (“Life Contracts”); and
WHEREAS, the term “Contracts” as used in this Agreement shall be understood to refer to any of the Registered VA Contracts, the Unregistered Contracts, the Life Contracts and any life insurance or annuity contracts issued by Union Security and now administered by the Company; and
WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to continue to purchase shares in the Portfolios, on behalf of the Accounts to fund the Contracts, and each Fund is authorized to sell such shares to unit investment trusts such as the Accounts at net asset value; and
WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company also intends to continue to purchase shares in other open-end investment companies or series thereof not affiliated with the Funds on behalf of the Accounts to fund the Contracts; and
WHEREAS, this Agreement shall create a separate participation agreement for each Fund, as though the Company, the Adviser and the Distributor had executed a separate, identical form of participation agreement with each Fund; and
Whereas, except as otherwise provided in regard to a Rule 22c-2 Agreement between respective parties hereto, this Agreement, including any Schedules hereto, is intended to constitute the entire agreement by and among the parties with respect to the specific matters dealt with herein, and supersedes all previous agreements among the parties, written or oral, with respect to such matters; and

WHEREAS, the parties desire the Funds to receive, and the Company to transmit, purchase and redemption orders of Portfolio shares using the National Securities Clearing Corporation’s (“NSCC”) Mutual Fund Settlement, Entry and Registration Verification (“Fund/SERV”) system.
NOW, THEREFORE, in consideration of their mutual promises, the Company, the Funds, the Underwriter, the Distributor, the Transfer Agent and the Adviser agree as follows:

ARTICLE I. Definitions

1.1.    “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which a Portfolio calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

1.2.    “Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

1.3.    “Contract Owners” shall mean the owners of the Contracts, as distinguished from all other product owners.

1.4.    “Independent Directors” shall mean those members of a Fund’s Board of Directors who are not interested persons of the Fund, the Distributor, the Adviser or any sub-adviser to any of the Portfolios.

1.5.    “IRS” shall mean the U.S. Internal Revenue Service.

1.6.    “NAV” shall mean a Portfolio’s net asset value per share (“NAV”).

1.7.    “Prospectus” with respect to shares of a Portfolio or with respect to a Contract through which interests in an Account registered as a unit investment trust under the 1940 Act are offered and issued, which interests are registered as securities under the 1933 Act, shall mean each version of the effective prospectus, including any supplements thereto, filed with the SEC under the 1933 Act. Unless otherwise indicated, the term “Prospectus” shall include any private placement memo or other similar disclosure document used in connection with the offer or sale of Contracts through which interests in unregistered Accounts are offered and issued. With respect to any provision of this Agreement requiring a party to take action in accordance with a Prospectus, such reference will be to the version of the Prospectus last filed and effective prior to the taking of such action, including any supplements thereto. The term Prospectus shall include any statement of additional information incorporated by reference therein.

1.8.    “SEC” shall mean the U.S. Securities and Exchange Commission.

1.9.    “SAI” shall mean each version of the effective Statement of Additional Information, including any supplements thereto, filed with the SEC under the 1933 Act. With respect to any provision of this Agreement requiring a party to take action in accordance with a SAI, such reference will be to the version of the SAI last filed and effective prior to the taking of such action, including any supplements thereto. The term SAI shall include any Prospectus incorporated by reference therein.

1.10.    “Valuation Time” shall mean the time as of which a Fund calculates net asset value for the shares of its Portfolios on the relevant Business Day.

ARTICLE II. Sale of Portfolio Shares

Without limiting the generality of anything contained elsewhere in this Agreement, the parties hereto acknowledge that actions described in this Article II of this Agreement, or described in any Schedule to this Agreement, as being actions or duties to be taken or executed by the Company with respect to the Contracts may, in fact, be performed by other service providers pursuant to written agreements with the Company.
2.1.    (a)     Each Fund and the Distributor shall make shares of the Portfolios available to the Accounts. The Company shall be the designee of each Fund for receipt of such orders and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice in accordance with the operational procedures set forth in Section 2.5 below.

2.2.     Each Fund reserves the right to refuse any purchase order or to suspend or terminate the offering of shares of any Portfolio for any reason. All orders accepted by the Company shall be subject to the terms of the then current Prospectus of the applicable Fund. The Company shall use its best efforts, and shall reasonably cooperate with a Fund, to enforce stated Prospectus policies regarding transactions in Portfolio shares. The Company acknowledges that orders accepted by it in violation of a Fund’s stated policies may be subsequently revoked or canceled by the Fund and that the Fund shall not be responsible for any losses incurred by the Company, the Account or the Contract Owner as a result of such cancellation.

2.3.    Each Fund will redeem for cash any full or fractional shares of any Portfolio when requested by the Company on behalf of an Account. The Company shall be the designee of each Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of any such request for redemption in accordance with the operational procedures set forth in Section 2.5 below.

2.4.    The Distributor and each Fund agree that shares of the Portfolios will be sold only to (a) insurance companies for use in conjunction with variable life insurance policies or variable annuities or (b) qualified pension and retirement plans (“Qualified Plans”). The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; a Portfolio’s shares may be sold to other insurance companies and the cash value of the Contracts may be invested in other investment companies.

2.5.    Operational Procedures. The Company will receive instructions from Contract Owners for the purchase, redemption and exchange of shares of the Portfolios (“Instructions”), and shall aggregate and calculate the net purchase and redemption orders for each Account received each Business Day prior to the close of the New York Stock Exchange (generally 4:00 p.m. Eastern Time) (“Market Close”). The Company will not aggregate Instructions received from the Contract Owners after Market Close with Instructions it received before Market Close, and warrants that its internal control structure concerning the processing and transmission of Instructions is suitably designed to prevent or detect on a timely basis Instructions received after Market Close from being aggregated with Instructions received before Market Close and to minimize errors that could result in late transmission of Instructions. Instructions received by the Company before Market Close on any Business Day will receive that day’s NAV. Instructions received by the Company after Market Close on any Business Day will be treated as received on the next Business Day and will be executed at the next Business Day’s NAV.

(a)    Fund/SERV Transactions: The parties will ordinarily use the NSCC Fund/SERV system and will follow the applicable operating procedures of the NSCC Defined Contribution Clearance & Settlement (DCC&S) Cycle 8 (generally, 6:30 a.m. Eastern Time) as the preferred method of processing the transactions described herein. If the Company is unable to meet NSCC DCC&S Cycle 8, the Company will immediately notify the Fund or its designee, but in no event shall such notice be provided later than 6:45 a.m. Eastern Time on the applicable day. Upon such notice, the Fund or its designee will agree to allow the Company additional time; provided that the Company shall provide trade amounts no later than 8:30 a.m. Eastern Time. If the NSCC Fund/SERV system is used, the following provisions will apply: (i) On each Business Day, the Company shall communicate by Fund/SERV, the aggregate purchase or redemption orders (if any) of Portfolio shares, based on Instructions received for each Account by the prior Business Day’s Market Close, by no later than NSCC DCC&S Cycle 8 or such other time as may be agreed upon by the parties from time to time as described above. All Instructions received by the Company after Market Close on a Business Day shall not be transmitted to NSCC prior to the conclusion of NSCC DCC&S Cycle 8 on the following Business Day, or such other time as may be agreed upon by the parties from time to time as described above, and the Company represents that orders it receives after Market Close on any given Business

Day will be transmitted using the following Business Day’s NAV. The Fund or its designee may process orders received after NSCC DCC&S Cycle 8 deadline, or such other time as may be agreed upon by the parties from time to time as described above, using the NAV next determined. (ii) When transmitting purchase or redemption orders for shares of the Portfolios, the Company shall submit one order for all Account purchase transactions and one order for all Account redemption transactions, unless otherwise agreed to by the Company the Fund or its designee. (iii) All orders are subject to acceptance by the Fund or its designee and become effective only upon confirmation by the Fund or its designee. Upon confirmation, the Fund or its designee will verify total purchases and redemptions and the closing share position for each Account. In the case of delayed settlement, the Fund or its designee shall make arrangements for the settlement of redemptions by wire no later than the time permitted for settlement of redemption orders by the 1940 Act. (iv) The Company’s payment for purchases of Portfolio shares shall be from the designated NSCC Settling Bank on behalf of the Company by the time specified by the Transfer Agent. “Settling Bank” shall mean the entity appointed by the party to perform such settlement services, which entity agrees to abide by NSCC’s then current rules and procedures insofar as they related to funds settlement. (v) Each Fund shall pay and transmit the proceeds of redemptions of Portfolio shares from the designated NSCC Settling Bank on behalf of the Fund in accordance with NSCC’s then current rules and procedures; provided, however, that the Fund may delay payment in extraordinary circumstances to the extent permitted under Section 22(e) of the 1940 Act.

(b)    Manual Transactions: The parties will process manual transactions via facsimile (or by other agreed electronic means) if there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV. If manual transactions are used, the following provisions will apply: (i) On each Business Day, by 8:30 a.m. Eastern Time, the Company shall communicate to the Fund or its designee the aggregate amounts for purchase or redemption orders (if any) of Portfolio shares, based on Instructions received for each Account by the prior Business Day’s Market Close. All Instructions received by the Company after Market Close on a Business Day shall not be communicated to the Fund or its designee until after 8:30 a.m. Eastern Time on the following Business Day, and the Company represents that orders it receives after Market Close on any given Business Day will be transmitted using the following Business Day’s NAV. The Fund or its designee will process orders received after the 8:30 a.m. Eastern Time deadline using the NAV next determined. (ii) The Company will communicate orders to purchase or redeem shares of each Portfolio separately, and submit one order for all Account purchase transactions, reflecting the net dollar amount to be invested in each Portfolio, and one order for all Account redemption transactions, reflecting the net dollar amount to be redeemed from each Portfolio, unless otherwise agreed to by the Company the Fund or its designee. (iii) All orders are subject to acceptance by the Fund or its designee and become effective only upon confirmation by the Fund or its designee. Upon confirmation, the Fund or its designee will verify total purchases and redemptions and the closing share position for each Account. In the case of delayed settlement, the Fund or its designee shall make arrangements for the settlement of redemptions by wire no later than the time permitted for settlement of redemption orders by the 1940 Act. (iv) The Company shall pay for Portfolio shares by 3:00 p.m. Eastern Time on the next Business Day after an order to purchase Portfolio shares is received in accordance with the provisions of this Section 2.5(b). Payment shall be in federal funds transmitted by wire and/or by a credit for any shares redeemed the same day as the purchase. (v) Each Fund shall pay and transmit the proceeds of redemptions of Portfolio shares by 3:00 p.m. Eastern Time on the next Business Day after a redemption order is received in accordance with this Section 2.5(b); provided, however, that the Fund may delay payment in extraordinary circumstances to the extent permitted under Section 22(e) of the 1940 Act. Payment shall be in federal funds transmitted by wire and/or a credit for any shares purchased the same day as the redemption. Each Fund shall not bear any responsibility for the proper disbursement or crediting of redemption proceeds by the Company; the Company alone shall be responsible for such action.

2.6.    Issuance and transfer of a Portfolio’s shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. Shares purchased from a Portfolio will be recorded in an appropriate title for the relevant Account or the relevant sub-account of an Account. Each Fund will furnish to the Company the CUSIP number assigned to each Portfolio identified in Schedule A hereto, as it may be amended from time to time.

2.7.    The Distributor shall notify the Company in advance, but not later than same day notice (by electronic communication or telephone, followed by electronic confirmation) to the Company, of any income, dividends or capital gain distributions payable on a Portfolio’s shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio’s shares in additional shares of that Portfolio. A Fund shall notify the Company by the end of the next following Business Day of the number of shares so issued as payment of such dividends and distributions.

2.8.    Each Fund shall make the NAV for each Portfolio available to the Company on each Business Day as soon as reasonably practicable after the NAV is calculated and shall use its best efforts to make such NAV available by 6:30 p.m. Eastern Time. In the event of an error in the computation of a Portfolio’s NAV or any dividend or capital gain distribution (each, a “pricing error”), the applicable Fund shall immediately notify the Company as soon as possible after discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing. A pricing error shall be corrected as follows: (a) if the pricing error results in a difference between the erroneous NAV and the correct NAV of less than $0.01 per share, then no corrective action need be taken; (b) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share, but less than ½ of 1% of the Portfolio’s NAV at the time of the error, then the Adviser shall reimburse the Portfolio for any loss, after taking into consideration any positive effect of such error; however, no adjustments to Contract Owner accounts need be made; and (c) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than ½ of 1% of the Portfolio’s NAV at the time of the error, then the Adviser shall reimburse the Portfolio for any loss (without taking into consideration any positive effect of such error) and shall reimburse the Company for the costs of adjustments made to correct Contract Owner accounts, such reimbursements to be made in accordance with the provisions of the Adviser’s current pricing policy. If an adjustment is necessary to correct a material error that has caused Contract Owners to receive less than the amount to which they are entitled, the number of shares of the applicable sub-account of such Contract Owners will be adjusted and the amount of any underpayments shall be credited by the Adviser to the Company for crediting of such amounts to the applicable Contract Owner’s accounts. Upon notification by the Adviser of any overpayment due to a material error, the Company shall promptly remit to the Adviser any overpayment that has not been paid to Contract Owners. A pricing error within categories (b) or (c) above shall be deemed to be “materially incorrect” or constitute a “material error” for purposes of this Agreement. The standards set forth in this Section 2.8 are based on the parties’ understanding of the views expressed by the staff of the SEC as of the date of this Agreement. In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the parties shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all parties.
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2.9.    The Company agrees to notify a Fund of any investment restrictions imposed by state insurance law and/or any contracts applicable to the Fund. The parties agree to mutually cooperate with respect to any state insurance law restriction or requirement applicable to a Fund’s investments to the extent such cooperation is permissible under the terms and conditions of Funds’ prospectuses and other governing laws.

ARTICLE III    . Representations and Warranties

3.1.    The Company represents and warrants that:

(a)    (i) The securities deemed to be issued by the Accounts under the Contracts are or will be registered under the 1933 Act, or are not so registered in proper reliance upon an exemption from such registration requirements; (ii) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (iii) the Contracts will be sold only by duly licensed and appointed parties with which the Company has written agreements that require, among other things, that the sale of the Contracts shall comply in all material respects with applicable FINRA Conduct Rules.

(b)    (i) It is an insurance company duly organized and in good standing under applicable law; (ii) it has legally and validly established each Account prior to any issuance or sale of units thereof as a segregated asset account under Connecticut law; and (iii) it has registered each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts and will maintain such registration for so long as any Contracts are outstanding as required by applicable law or, alternatively, the Company has not registered one or more Accounts in proper reliance upon an exclusion from such registration requirements.

(c)    [reserved]

(d)    For purposes other than diversification under Section 817 of the Code, that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Funds, the Distributor and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, the Company represents and warrants that each Account is a “segregated asset account” and that interests in each Account are offered exclusively through the purchase of or transfer into a “variable contract” within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Company will use every effort to continue to meet such definitional requirements, and it will notify the Funds, the Distributor and the Adviser immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. The Company represents and warrants that it will not purchase Portfolio shares with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

(e)     The Company will comply with its obligations under applicable anti-money laundering (“AML”) laws, rules and regulations, including but not limited to its obligations under the United States Bank Secrecy Act of 1970, as amended (by the USA Patriot Act of 2001 and other laws), and the rules, regulations and official guidance issued thereunder. The Company agrees to undertake inquiry and due diligence regarding the customers to whom the Company offers and/or sells Portfolio shares or on whose behalf the Company purchases shares and that the inquiry and due diligence is reasonably designed to determine that the Company is not prohibited from dealing with any such customer by (i) any sanction administered by the Office of Foreign Asset Control of the U.S. Department of the Treasury; (ii) and any special measures imposed by the U.S. Department of the Treasury pursuant to the BSA.

(f)    It is currently in compliance, and will remain in compliance, with all applicable laws, rules and regulations relating to consumer privacy, including, but not limited to, SEC Regulation S-P and the Gramm-Leach-Bliley Act.

(g)    (i)    It operates in compliance with and will continue to operate in compliance with its duties and obligations described by Rule 22c-2, as well as under the Rule 22c-2 Agreement set forth in Schedule D, as may be amended from time to time.

(ii)    It has adopted, and will at all times during the term of this Agreement maintain, reasonable and appropriate procedures (“Late Trading Procedures”) designed to ensure that any and all orders relating to the purchase, sale or exchange of Portfolio shares communicated to the applicable Fund to be treated in accordance with Article I of this Agreement as having been received on a Business Day have been received by the Valuation Time on such Business Day and were not modified after the Valuation Time, and that all orders received from Contract Owners, but not rescinded by the Valuation Time, were communicated to the Fund or its agent as received for that Business Day. Each transmission of orders by the Company shall constitute a representation by the Company that such orders are accurate and complete and relate to orders received by the Company by the Valuation Time on the Business Day for which the order is to be priced and that such transmission includes all orders relating to Portfolio shares received from Contract Owners but not rescinded by the Valuation Time. The Company agrees to provide each Fund or its designee with a copy of the Late Trading Procedures and such certifications and representations regarding the Late Trading Procedures as the Fund or its designee may reasonably request. The Company will promptly notify the Funds in writing of any material change to the Late Trading Procedures.

(iii)    It has adopted, and will at all times during the term of this Agreement maintain, reasonable and appropriate procedures (“Market Timing Procedures”) designed to minimize excessive trading in its Contracts. The Company agrees to provide each Fund or its designee with a copy of the Market Timing Procedures and such certifications and representations regarding the Market Timing Procedures as the Fund or its designee may reasonably request. The Company will promptly notify the Funds of any material change to the Market Timing Procedures. The parties agree to make reasonable efforts to address any conflict between the Market Timing Procedures and actions taken or policies adopted by a Fund designed to minimize any adverse impact on other Fund investors due to excessive trading.

3.2.    Each Fund and the Distributor represent and warrant that:

(a)    (i) The Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act; (ii) the Portfolio shares sold pursuant to this Agreement shall be duly authorized for issuance and sold in compliance with all applicable federal securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act; (iii) the Fund is and shall remain registered under the 1940 Act; and (iv) the Fund shall amend the registration statement for its Portfolios’ shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of the shares.

(b)    The Fund has adopted a plan pursuant to Rule 12b-1 under the 1940 Act (a “Rule 12b-1 Plan”) for certain classes of its shares. The parties acknowledge that each Fund reserves the right to modify or terminate its existing plan or to adopt additional Rule 12b-1 Plans (including with respect to its shares for which it has not currently adopted a Rule 12b-1 plan) and to impose an asset-based or other charge to finance distribution expenses as permitted by applicable law and regulation. The Fund and the Adviser agree to comply with applicable provisions and SEC interpretation of the 1940 Act with respect to any distribution plan.

(c)    The Fund shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by applicable law. Each Fund makes no representation as to whether any aspect of its operations complies with the insurance laws and regulations of any state.

(d)    The Fund is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act.

(e)    The Fund and the Distributor shall comply with all applicable laws and regulations designed to prevent money laundering and, if required by such laws or regulations, share with the Company information about individuals, entities, organizations and countries suspected of possible terrorist or money laundering activities.

3.3.    The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for each Fund and Portfolio in compliance in all material respects with any applicable state and federal securities laws.

3.4.    The Distributor represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for each Fund and Portfolio in compliance in all material respects with the laws of any applicable state and federal securities laws.

3.5.    Each Fund and the Adviser represent and warrant that:

(a)    All of their respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of a Fund are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

(b)    They will use their best efforts to provide the Company with as much advance notice as is reasonably practicable of any material change affecting the Portfolios (including, but not limited to, any material change in the registration statement or prospectus affecting the Portfolios) and any proxy solicitation or information statement affecting the Portfolios and consult with the Company in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the Prospectus for the Contracts.

3.6    The Transfer Agent and the Company each represents and warrants to the other that it: (a) has entered into an agreement with NSCC, (b) has met and will continue to meet all of the requirements to participate in Fund/SERV and Networking, and (c) intends to remain at all times in compliance with the then current rules and procedures of NSCC to the extent necessary or appropriate to facilitate such communications, processing, and settlement of Portfolio share transactions.

ARTICLE IV. Prospectuses, Proxy Materials and Information Statements; Voting

4.1.    At least annually, the Distributor shall provide the Company with as many copies of a Fund’s current Prospectus as the Company may reasonably request, with expenses to be borne in accordance with Schedule C hereof. If requested by the Company in lieu thereof, the Distributor or Fund shall provide such documentation (including an electronic version of the current prospectus) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts and the Prospectus for the Fund printed together in one document.

4.2.    If applicable state or federal laws or regulations require that the SAI for a Fund be distributed to all Contract Owners, then the Fund and/or the Distributor shall provide the Company with copies of the Fund’s SAI in such quantities, with expenses to be borne in accordance with Schedule C hereof, as the Company may reasonably require to permit timely distribution thereof to Contract Owners. The Distributor and/or the Fund shall also provide an SAI to any Contract Owner or prospective owner who requests such SAI from the Fund.

4.3.    Each Fund and/or the Distributor shall provide the Company with copies of the Fund’s proxy material, information statements, reports to shareholders and other communications to shareholders in such quantity, with expenses to be borne in accordance with Schedule C hereof, as the Company may reasonably require to permit timely distribution thereof to Contract Owners.

4.4.    It is understood and agreed that the Company shall not be responsible for the content of the Prospectus or SAI for a Fund, except with respect to information regarding the Company provided in writing by that party. It is also understood and agreed that, except with respect to information regarding a Fund, the Distributor, the Adviser or the Portfolios provided in writing by a Fund, the Distributor or the Adviser, neither the Fund, the Distributor nor the Adviser are responsible for the content of the prospectus or SAI for the Contracts.

4.5.    Each Fund or its designee will use its best efforts to provide the Company with notice as soon as is reasonably practicable of any change for a Fund or Portfolio, including but not limited to: (a) fund objective changes; (b) anticipated fund reorganizations or substitutions; (c) no action or exemptive requests granted by the SEC; (d) Fund and/or Portfolio name changes; (e) Fund or Portfolio adviser, sub-adviser and/or portfolio manager changes; and/or (f) conditions or undertakings that affect the Company’s rights or obligations under this Agreement.

4.6.    If and to the extent required by law the Company shall:

(a)    solicit voting instructions from Contract Owners;

(b)    vote the Portfolio shares held in the Accounts in accordance with instructions received from Contract Owners;

(c)    vote Portfolio shares held in the Accounts for which no instructions have been received in the same proportion as Portfolio shares for which instructions have been received from Contract Owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners; and

(d)    vote Portfolio shares held in its general account or otherwise in the same proportion as Portfolio shares for which instructions have been received from Contract Owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require such voting by an insurance company. The Company reserves the right to vote Portfolio shares in its own right, to the extent permitted by law.

4.7.    The Company shall be responsible for assuring that each of its separate accounts holding shares of a Portfolio calculates voting privileges as directed by the applicable Fund and agreed to by the Company and the Fund.

4.8.    Each Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular each Fund will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as each Fund currently intends, comply with Section 16(c) of the 1940 Act (although no Fund is one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, each Fund will act in accordance with the SEC’s interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE V. Sales Material and Information

5.1.    (a)    The Company shall not disclose any information or make any representations or statements relating to a Fund or Portfolio in connection with the sale of the Contracts other than the information, representations or statements contained in the registration statement, including a Fund’s Prospectus or SAI, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by a Fund, the Distributor and/or the Adviser, except with the prior written consent of the Fund, Distributor and/or Adviser, as applicable.
(b)    The Company shall furnish, or cause to be furnished, to each Fund, as applicable, prior to use each piece of sales literature or other promotional material (collectively, “material”) prepared by the Company in which a Fund (or a Portfolio), the Distributor, the Adviser and/or any of their respective affiliates is named or described at least 5 business days prior to its use. No piece of such material shall be used by the Company without the prior approval of the Fund, Distributor and/or Adviser, which approval will not be unreasonably withheld. No material will be used if the Fund, the Distributor or the Adviser reasonably objects to its use within 5 business days following receipt of such material. Notwithstanding the forgoing, the Company may refer to a Fund or Portfolio as part of a list of mutual funds available under the Contracts without such prior approval or furnishing such material to the Fund, Distributor and/or the Adviser. Neither the Funds, Distributor or the Adviser will be responsible for errors or omissions in, or the content of, the Company’s material except to the extent that the error or omission resulted from information provided by or on behalf of the Fund, Distributor or the Adviser.
5.2.    (a)    Each Fund, the Distributor and the Adviser shall not disclose any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Contracts other than the information or representations contained in a registration statement, including the prospectus or SAI, for the Contracts, as the same may be amended or supplemented from time to time, or in material approved by the Company or their designees, except with the prior written consent of the Company.
(b)    Each Fund, the Distributor and the Adviser shall furnish, or cause to be furnished, to the Company prior to use each piece of material prepared by the Fund, the Distributor and the Adviser in which the Company and/or any of its affiliates are named or described at least 5 business days prior to its use. No piece of such material shall be used by the Fund, the Distributor and the Adviser without the prior approval of the Company, which approval will not be unreasonably withheld. The Company agrees that it will use its best efforts to respond promptly to any request by a Fund, the Distributor or the Adviser for such prior approval.
5.3.    For purposes of this Article V and Article IX, the phrase “sales literature and other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; e.g., on-line networks such as the Internet or other electronic media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and shareholder reports, and proxy materials (including solicitations for voting instructions), information statements and any other material constituting sales literature or advertising under the FINRA rules, the 1933 Act or the 1940 Act.
5.4.    At the request of any party to this Agreement, each other party will make available to the requesting party’s independent auditors and/or representatives of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party’s obligations under this Agreement.
ARTICLE VI. Fees and Expenses

6.1.    Each Fund, the Distributor, the Transfer Agent and the Adviser shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to a Fund, the Distributor, the Transfer Agent or the Adviser under this Agreement; provided, however, that (a) the parties will bear their own expenses as reflected in Schedule C and other provisions of this Agreement, and (b) the parties may enter into other agreements relating to the Company’s investment in a Fund or Portfolio, including services agreements. Notwithstanding the foregoing, pursuant to the distribution plans adopted by each Fund pursuant to Rule 12b-1 under the 1940 Act for certain classes of its shares, and as contemplated by Section 3.2(b) of this Agreement, each Fund or Portfolio or class of shares thereof, with the exception of Class IA shares, may pay the Distributor and the Distributor may pay the Underwriter as principal underwriter or distributors of one or more classes of Contracts, or the Company, for activities primarily intended to result in the servicing of Contracts or of the sale/servicing of Portfolio shares to the Accounts through which such Contracts were issued. In addition, if a Fund or Portfolio or any class of shares thereof implements a service fee, such Fund or Portfolio or class of shares thereof shall pay the Company for administrative support services.

ARTICLE VII. Diversification and Qualification

7.1.    Each Fund, the Distributor and the Adviser represent and warrant that each Fund and each Portfolio thereof will at all times comply with Section 817(h) of the Code and Treasury Regulation §1.817-5 or any other regulations promulgated under Section 817(h), as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications or successor provisions to such Section or Regulations. Each Fund, the Distributor or the Adviser will notify the Company immediately upon having a reasonable basis for believing that a Fund or any Portfolio has ceased to comply with the Section 817(h) diversification or might not so comply in the future. To the extent that a Fund or Portfolio ceases to so qualify, the Fund and the Adviser will use their best efforts to take all steps necessary to adequately diversify the affected Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation §1.817-5.

7.2.    Each Fund, the Distributor and the Adviser represent and warrant that each Fund and each Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that each Portfolio will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect. Each Fund, the Distributor or the Adviser will notify the Company immediately upon having a reasonable basis for believing that a Fund or any Portfolio has ceased to comply with the Subchapter M qualification requirements or might not so comply in the future.

7.3.    Without in any way limiting the effect of Sections 9.2, 9.3 and 9.4 hereof and without in any way limiting or restricting any other remedies available to the Company, the Adviser or the Distributor will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of a Fund or any Portfolio to comply with Sections 7.1 or 7.2, hereof, including all costs associated with reasonable and appropriate corrections or responses to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Portfolio (including but not limited to an order pursuant to Section 26(c) of the 1940 Act). In addition, the Distributor or the Adviser shall bear the costs of bringing Contracts into compliance with section 817(h) of the Code following a diversification failure, and the costs of adverse tax consequences to affected Contract holders if the Contracts cannot be brought into compliance.

7.4.    The Company agrees that if the IRS asserts in writing in connection with any governmental audit or review of the Company (or, to the Company’s knowledge, of any Contract Owner) that any Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code or the Company otherwise becomes aware of any facts that could give rise to any claim against a Fund, the Distributor or the Adviser as a result of such a failure or alleged failure:

(a)    The Company shall promptly notify the Fund, the Distributor and the Adviser of such assertion or potential claim;

(b)    The Company shall consult with the Fund, the Distributor and the Adviser as to how to minimize any liability that may arise as a result of such failure or alleged failure;

(c)    The Company shall use its best efforts to minimize any liability of the Fund, the Distributor and the Adviser resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations, Section 1.817-5(a)(2), to the commissioner of the IRS that such failure was inadvertent;

(d)    Any written materials to be submitted by the Company to the IRS, any Contract Owner or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations, Section 1.817-5(a)(2)) shall be provided by the Company to the Fund, the Distributor and the Adviser (together with any supporting information or analysis) within a reasonable time after submission;

(e)    The Company shall provide the Fund, the Distributor and the Adviser with such cooperation as the Fund, the Distributor and the Adviser shall reasonably request (including, without limitation, by permitting the Fund, the Distributor and the Adviser to review the relevant books and records of the Company) in order to facilitate review by the Fund, the Distributor and the Adviser of any written submissions provided to it or its assessment of the validity or amount of any claim against it arising from such failure or alleged failure;

(f)    The Company shall not with respect to any claim of the IRS or any Contract Owner that would give rise to a claim against the Fund, the Distributor and the Adviser (i) compromise or settle any claim, (ii) accept any adjustment on audit, or (iii) forego any allowable administrative or judicial appeals, without the express written consent of the Fund, the Distributor and the Adviser, which shall not be unreasonably withheld; provided that, the Company shall not be required to appeal any adverse judicial decision unless the Fund and the Adviser shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and further provided that the Fund, the Distributor and the Adviser shall bear the costs and expenses, including reasonable attorney’s fees, incurred by the Company in complying with this clause (f).

ARTICLE VIII. [reserved]

ARTICLE IX. Indemnification

9.1.    Indemnification By The Company

(a)    The Company agrees to indemnify and hold harmless each Fund, each Portfolio, the Distributor, and the Adviser and each of their respective officers and directors or trustees and each person, if any, who controls the Funds, the Distributor or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.1) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) or settlements are related, directly or indirectly, to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)
arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or SAI covering the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Adviser, Distributor or Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

(ii)
arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, Prospectus, SAI or sales literature or other promotional material of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

(iii)
arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, Prospectus, SAI, or sales literature or other promotional material of a Fund, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Fund by or on behalf of the Company; or

(iv)	arise as a result of any failure by the Company to provide the services and furnish the materials required under the terms of this Agreement; or

(v)
arise out of or result from any material breach of this Agreement by the Company, including without limitation Section 3.11 and Section 8.6 hereof, as limited by and in accordance with the provisions of Sections 9.1(b) and 9.1(c) hereof.

(b)    The Company shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of (i) any violation of federal or state securities law, compliance with which is a responsibility of the Adviser under this Agreement or as to which the Advisor failed to inform the Company, or (ii) such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)    The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Company has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)    The Indemnified Parties will promptly notify the Company of the commencement of any material litigation or proceedings against them in connection with the issuance or sale of Portfolio shares or the Contracts or the operation of a Fund.

9.2.    Indemnification by the Adviser

(a)    The Adviser agrees to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related, directly or indirectly, to the sale or acquisition of a Fund’s shares or the Contracts and:
(i)    arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or SAI or sales literature or other promotional material of a Fund prepared by the Fund or the Adviser (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser or the Fund by or on behalf of the Company for use in the registration statement, Prospectus or SAI for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

(ii)    arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material for the Contracts not supplied by the Fund or the Adviser or persons under their control) or wrongful conduct of a Fund or the Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

(iii)    arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Adviser or a Fund; or

(iv)    arise as a result of any failure by a Fund or the Adviser to provide the services and furnish the materials required under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VII of this Agreement); or

(v)    arise out of or result from any material breach of this Agreement by the Adviser or the Fund; or

(vi)    arise out of or result from the incorrect or untimely calculation or reporting by a Fund or the Adviser of the daily NAV (subject to Section 2.8 of this Agreement) or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 9.2(b) and 9.2(c) hereof.

(b)    The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of (i) any violation of insurance law, compliance with which is a responsibility of the Company under this Agreement or as to which the Company failed to inform the Adviser or (ii) such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified

Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)    The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Adviser has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
40
946426_5 LAW

(d)    The Company agrees promptly to notify the Adviser of the commencement of any material litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of Portfolio shares or the Contracts or the operation of the Account.

9.3.	Indemnification by the Distributor

(a)    The Distributor agrees to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related, directly or indirectly, to the sale or acquisition of a Fund’s shares or the Contracts and:

(i)    arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or SAI or sales literature or other promotional material of a Fund prepared by the Distributor (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Distributor by or on behalf of the Company for use in the registration statement, Prospectus or SAI for a Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

(ii)    arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material for the Contracts not supplied by the Distributor or persons under its control) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

(iii)    arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Distributor; or

(iv)    arise as a result of any failure by the Distributor to provide the services and furnish the materials required under the terms of this Agreement; or

(v)    arise out of or result from any material breach of this Agreement by the Distributor; or

as limited by and in accordance with the provisions of Sections 9.3(b) and 9.3(c) hereof.

(b)    The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of (i) any violation of insurance law, compliance with which is a responsibility of the Company under this Agreement or as to which the Company failed to inform the Distributor or (ii) such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)    The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Distributor has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)    The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of Portfolio shares or the Contracts or the operation of the Account.

ARTICLE X. Applicable Law

10.1.    This Agreement and all related documents including all schedules attached hereto, and all matters arising out of or relating to this Agreement, are governed by, and construed in accordance with, the laws of the State of Connecticut, without regard to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Connecticut.

10.2.    This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE XI. Termination

11.1.    This Agreement shall terminate:

(a)    at the option of any party, with or without cause, with respect to some or all Portfolios, upon sixty (60) days’ prior written notice delivered to the other parties; or

(b)    immediately at the option of the Company by written notice to the other parties with respect to any Portfolio based upon the Company’s determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

(c)    immediately at the option of the Company by written notice to the other parties with respect to any Portfolio in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)    at the option of a Fund, the Distributor or the Adviser in the event that formal administrative proceedings are instituted against the Company by FINRA, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of Portfolio shares, if, in each case, the Fund, Distributor or Adviser, as the case may be, reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(e)    at the option of the Company in the event that formal administrative proceedings are instituted against a Fund, the Distributor or the Adviser by FINRA, the SEC, or any state securities or insurance department or any other regulatory body, if the Company reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund, the Distributor or the Adviser to perform their obligations under this Agreement; or

(f)    at the option of the Company by prior written notice to a Fund with respect to any Portfolio if the Company reasonably believes that the Portfolio will fail to meet the Section 817(h) diversification requirements or Subchapter M qualifications specified in Article VII hereof; or

(g)    at the option of any non-defaulting party hereto in the event of a material breach of this Agreement by any party hereto (the “defaulting party”) other than as described in Section 11.1(a)-(h); provided, that the non-defaulting party gives written notice thereof to the defaulting party, with copies of such notice to all other non-defaulting parties, and if such breach shall not have been remedied within thirty (30) days after such written notice is given, then the non-defaulting party giving such written notice may terminate this Agreement by giving thirty (30) days’ written notice of termination to the defaulting party; or

(h)    At the option of a Fund or the Adviser if the Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if the Fund or Adviser reasonably believe that the Contracts may fail to so qualify; or

(i)    At the option of a Fund or the Adviser, if the Contracts are not registered (if registration is required), issued or sold in accordance with applicable federal and/or state law; or
(j)    At the option of the party from which consent was not obtained, in the event this Agreement is assigned without the prior written consent of all parties hereto; or

(k)    At the option of a Fund, by a vote of the majority of the Fund’s Board, Adviser or Company, upon a reasonable determination by the Fund’s Board that a material irreconcilable conflict exists among the interests of (i) all Contract Owners of all Accounts, or (ii) the interests of participating insurance companies investing in the Portfolio; or

(l)    At any time upon written agreement of all parties to this Agreement.

11.2.    This Agreement may be terminated as to one or more Funds or one or more Portfolios of a Fund (but less than all Portfolios) by delivery of an amended Schedule A deleting such Fund or Portfolio pursuant to Section 13.12 hereof, in which case termination as to such deleted Fund or Portfolio shall take effect thirty (30) days after the date of such delivery. The execution and delivery of an amended Schedule A that deletes one or more Funds or one or more Portfolios shall constitute a termination of this Agreement only with respect to such deleted Fund or Portfolio and shall not affect the obligations of the Company and any Fund hereunder with respect to the other Funds and Portfolios set forth in Schedule A, as amended from time to time.

11.3.    Notice Requirement

No termination of this Agreement or any portion hereof shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice shall set forth the basis for the termination. Furthermore,

(a)    in the event any termination is based upon the provisions of Section 11.1(a) of this Agreement, the prior written notice shall be given in advance of the effective date of termination as required by those provisions unless such notice period is shortened by mutual written agreement of the parties;

(b)    in the event any termination is based upon the provisions of Section 11.1(d), 11.1(e) or 11.1(g) of this Agreement, the prior written notice shall be given at least sixty (60) days before the effective date of termination; and

(c)    in the event any termination is based upon the provisions of Section 11.1(b), 11.1(c), 11.1(f), 11.1(h), 11.1(i), 11.1(j) or 11.1(k), the prior written notice shall be given in advance of the effective date of termination, which date shall be determined by the party sending the notice.

11.4.    Effect of Termination

Notwithstanding any termination of this Agreement, other than as a result of a failure by either a Fund or a Portfolio or the Company to meet Section 817(h) of the Code diversification requirements, upon the mutual agreement of the parties hereto, the Fund will continue to make available additional shares of the Fund or Portfolio pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, if the Fund and its designees agree to make additional Portfolio shares available, the owners of the Existing Contracts shall be permitted to reallocate investments in a Fund or Portfolio, redeem investments in a Fund or Portfolio and/or invest in a Fund or Portfolio upon the making of additional purchase payments under the Existing Contracts.

11.5.    Surviving Provisions

Notwithstanding any termination of this Agreement, each party’s obligations under Article IX to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.

ARTICLE XII. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

If to the Company:

Talcott Resolution Life Insurance Company
Talcott Resolution Life and Annuity Insurance Company
1 Griffin Road North
Windsor, CT 06095
Attention: General Counsel
Facsimile No.: [ ]

If to the Adviser:

Hartford Funds Management Company, LLC
690 Lee Road
Wayne, PA 19087
Attention: General Counsel

If to the Distributor:

Hartford Funds Distributors, LLC
690 Lee Road
Wayne, PA 19087
Attention: General Counsel

If to the Transfer Agent:

Hartford Administrative Services Company
690 Lee Road
Wayne, PA 19087
Attention: General Counsel

If to a Fund or a Portfolio:

690 Lee Road
Wayne, PA 19087
Attention: General Counsel

ARTICLE XIII. Miscellaneous

13.1.    Confidentiality. The parties hereto agree that each shall treat confidentially all information provided by one party to one or more of the other parties regarding its business and operations. All confidential information provided by a party hereto, including non-public personal information within the meaning of SEC Regulation S-P and/or the Gramm-Leach-Bliley Act, whichever is applicable, shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior written consent of the other party. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary. The foregoing shall not be applicable to any information that is required to be disclosed by any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

13.2.    Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

13.3.    Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

13.4.    Interpretation. In connection with the operation of this Agreement, the Company, the Adviser, the Distributor and any Fund may agree from time to time on such provisions interpretative of or in addition to the provisions of this Agreement with respect to any party as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretative or additional provisions shall be in a writing signed by all parties and shall be annexed hereto, provided that no such interpretative or additional provisions shall contravene any applicable federal or state regulations or any provision of the articles of incorporation or analogous governing document of any party. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement or affect any other party.

13.5.    Survival of Terms. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

13.6.    Assignment. This Agreement shall be binding on and shall inure to the benefit of each Portfolio (severally), the Distributor, the Adviser and the Company, and their respective successors and assigns, provided that neither the Company, the Distributor, the Adviser nor any Fund, on behalf of a respective Portfolio, may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other parties; provided, further, that it is hereby understood and acknowledged that third-party servicing agents may carry-out certain duties of respective parties hereto, but in such cases the parties hereto retain liability and ultimate obligations of performance hereunder.

13.7.    Each party to this Agreement will maintain all records required by law and such records will be preserved, maintained and made available to the extent required by law and in accordance with the 1940 Act and the rules thereunder. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

13.8.    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

13.9.    The Company agrees that the obligations assumed by each Fund, each Portfolio, the Distributor and the Adviser pursuant to this Agreement shall be limited in any case to the applicable Fund or Portfolio, the Distributor and/or the Adviser and their respective assets and the Company shall not seek satisfaction of any such obligation from any other Fund or Portfolio, from the shareholders of any Fund or Portfolio, or from the Distributor or the Adviser, the Directors, officers, employees or agents of the Fund, the Distributor or the Adviser, or any of them.

13.10.    The Funds, the Distributor and the Adviser agree that the obligations assumed by the Company pursuant to this Agreement shall be limited in any case to the Company and its assets and neither the Funds, the Distributor nor the Adviser shall seek satisfaction of any such obligation from the shareholders of the Company or the directors, officers, employees or agents of the Company.

13.11. No provision of this Agreement may be waived, amended or terminated except by a statement in writing signed by the party against which enforcement of such waiver, amendment or termination is sought; provided, Schedule A may be amended from time to time to add one or more Funds or one or more Portfolios of one or more Funds, by each applicable Fund's execution and delivery to the other parties of an amended Schedule A, and the execution of such amended Schedule A by the other parties, in which case such amendment shall take effect immediately upon execution by the other parties. Schedule A may also be amended from time to time to delete one or more Funds or one or more Portfolios (but less than all of the Portfolios) of one or more Funds, by each applicable Fund's execution and delivery to the other parties of an amended Schedule

A, in which case such amendment shall take effect thirty (30) days after such delivery, unless otherwise agreed by the parties in writing.

13.12.    No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between the Adviser and one or more Funds, and the Distributor and one or more Funds.

13.13.    The parties mutually acknowledge that this Agreement represents the collective drafting efforts of each party and therefore any ambiguity shall not be interpreted against the interests of any party.

Next page is signature page.
IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified on the cover page of this Agreement.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY

By its authorized officer,

By:    /s/ Chris Dagnault
Name: Chris Dagnault
Title: VP

TALCOTT RESOLUTION LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:    /s/ Chris Dagnault
Name: Chris Dagnault
Title: VP

HARTFORD FUNDS MANAGEMENT COMPANY, LLC

By its authorized officer,

By:    /s/ Gregory A. Frost
Name:
Title:

Hartford FUNDS DISTRIBUTORS, LLC

By its authorized officer,

By: /s/ Gregory A. Frost
Name:
Title:

Hartford ADMINISTRATIVE SERVICES COMPANY

By its authorized officer,

By: /s/ Gregory A. Frost
Name:
Title:

Each Investment Company Listed on Schedule A

By its authorized officer,

By: /s/ Vern Meyer
Name:
Title:

SCHEDULE A

LIST OF PORTFOLIOS

Series of Hartford Series Fund, Inc.	CLASS IA SHARES		CLASS IB SHARES
	TICKER SYMBOL	CUSIP	TICKER SYMBOL	CUSIP
Hartford Balanced HLS Fund	HADAX	416528875	HAIBX	416528818
Hartford Capital Appreciation HLS Fund	HIACX	416528107	HIBCX	416528768
Hartford Disciplined Equity HLS Fund	HIAGX	416528404	hbgix	416528669
Hartford Dividend and Growth HLS Fund	Hiadx	416528206	hdgBx	416528776
Hartford Global Growth HLS Fund	HGIAX	416528305	HBGLX	416528628
Hartford Healthcare HLS Fund	HIAHX	416528719	HBGHX	416528693
Hartford High Yield HLS Fund	hiayx	416528842	hbhyx	416528644
Hartford International Opportunities HLS Fund	HIAOX	416528602	HBIOX	416528891
Hartford MidCap HLS Fund	HIMCX	416528701	HBMCX	416528677
Hartford MidCap Value HLS Fund	HSCGX	416528529	HBSCX	416528511
Hartford Small Company HLS Fund	HIASX	416528800	HdmBX	416528784
Hartford Stock HLS Fund	HSTAX	416528883	HIBSX	416528750
Hartford Total Return Bond HLS Fund	HIABX	416528859	HBNBX	416528792
Hartford Ultrashort Bond HLS Fund	HUBAX	416528826	HUBBX	416528743
Hartford Value HLS Fund	HIAVX	416528487	HBVLX	416528461

Series of Hartford HLS Series Fund II, Inc.	CLASS IA SHARES		CLASS IB SHARES
	TICKER SYMBOL	CUSIP	TICKER SYMBOL	CUSIP
Hartford Growth Opportunities HLS Fund	HAGOX	416528313	HBGOX	416528255
Hartford Small Cap Growth HLS Fund	HISCX	416528289	HBSGX	416528230
Hartford Small/Mid Cap Equity HLS Fund	HMCSX	416528354	HMCVX	41667G102
Hartford U.S. Government Securities HLS Fund	HAUSX	416528453	HBUSX	416528248

SCHEDULE B

LIST OF ACCOUNTS

Talcott Resolution Life and Annuity Insurance Company
Separate Account One
Separate Account Three
Separate Account Seven
ICMG Registered Variable Life Separate Account One

Talcott Resolution Life Insurance Company
Separate Account Two
Separate Account Three
Separate Account Seven
ICMG Registered Variable Life Separate Account A
PPVA I Separate Account (Unreg)
ICMG Series VII Separate Account (Unreg)
ICMG Series IID Separate Account (Unreg)
ICMG Series IID Separate Account (Unreg)
ICMG Series IIIB Separate Account (Unreg)
ICMG Series II Separate Account (Unreg)
ICMG Series VIII Separate Account (Unreg)
ICMG Series VII Separate Account (Unreg)

Union Security Insurance Company Variable Separate Account D
Union Security Life Insurance Company of New York Separate Account A

SCHEDULE C

EXPENSES

Each Fund and/or the Distributor and/or Adviser, and the Company will coordinate the functions and pay the costs of the completing these functions based upon an allocation of costs in the tables below. Costs shall be allocated to reflect a Fund’s share of the total costs determined according to the number of pages of the Fund’s respective portions of the documents.

Item	Function		Party Responsible for Expense
	Printing of combined prospectuses	Company	Current - Fund Prospective - Company
	Distribution (including postage) to New and Current Clients	Company	Fund
	Distribution (including postage) to Prospective Clients	Company	Company
Product Prospectus	Printing and Distribution for Current and Prospective Clients	Company	Company

Item	Function		Party Responsible for Expense
	If Required by Fund, Distributor or Adviser	Distributor or Adviser	Fund, Distributor or Adviser
	If Required by Company	Company (Distributor or Adviser to provide Company with document in PDF format)	Company
Product Prospectus Update & Distribution	If Required by Fund, Distributor or Adviser	Company	Fund, Distributor or Adviser
	If Required by Company	Company	Company
HLS Mutual Fund SAI	Printing	Distributor or Adviser	Fund, Distributor or Adviser
	Distribution (including postage)	Company	Company
Product SAI	Printing	Company	Company
	Distribution	Company	Company
Proxy Material for HLS Mutual Fund	Printing if proxy required by Law	Distributor or Adviser	Fund, Distributor or Adviser
	Distribution (including labor) if proxy required by Law	Company	Fund, Distributor or Adviser
	Printing & distribution if required by Company	Company	Company
HLS Mutual Fund Annual & Semi-Annual Report	Printing of reports	Distributor or Adviser	Fund, Distributor or Adviser

Item	Function		Party Responsible for Expense
	Distribution	Company	Fund, Distributor or Adviser
Other communication to New and Prospective clients	If Required by the Fund, Distributor or Adviser	Company	Fund, Distributor or Adviser
	If Required by Company	Company	Company
Other communication to Current	Distribution (including labor and printing) if required by the Fund, Distributor or Adviser	Company	Fund, Distributor or Adviser
	Distribution (including labor and printing) if required by Company	Company	Company
Errors in Share Price calculation pursuant to Section 1.10	Cost of error to participants	Company	Fund or Adviser
	Cost of reasonable expenses related to administrative work to correct error	Company	Fund or Adviser

Item	Function		Party Responsible for Expense
All operations and related expenses, including the cost of registration and qualification of shares, taxes on the issuance or transfer of shares, cost of management of the business affairs of the Fund, and expenses paid or assumed by the fund pursuant to any Rule 12b-1 plan
		Distributor or Adviser	Fund or Adviser
Operations of the Accounts	Federal registration of units of separate account (24f-2 fees)	Company	Company

SCHEDULE D

Rule 22c-2 Agreement
AGREEMENT (this “Agreement”) is entered into as of _____________, 2018, by and between Hartford Administrative Services Company (“Fund Agent”), on behalf of the series (each a “Fund” and collectively, the “Funds”) of each of Hartford Series Fund, Inc. and Hartford HLS Series Fund II, Inc. (each a “Registrant” and collectively, the “Registrants”), and ____________________ (“Intermediary”). Unless otherwise indicated, capitalized terms used in this Agreement shall have the meanings ascribed to them herein.

WHEREAS, Intermediary is a “financial intermediary” as defined in Rule 22c-2 under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, Fund Agent and Intermediary shall be collectively referred to herein as the “Parties” and each individually as a “Party”; and

WHEREAS, this Agreement is intended in all respects to act as the written agreement of the parties contemplated by and entered into in compliance with Rule 22c-2(a)(2) under the 1940 Act; and

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Fund Agent and Intermediary hereby agree as follows:
1. Shareholder Information

1.1.
Agreement to Provide Information. Intermediary agrees to provide the Funds and their designee, upon written request, the taxpayer identification number (“TIN”), if known, of any or all Shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by Intermediary during the period covered by the request, plus any other data mutually agreed upon in writing.

1.1.1 Period Covered by Request. Requests must set forth a specific period, not to exceed 180 days from the date of the request, for which transaction information is sought. The Funds and their designee may request transaction information older than 180 days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Funds.
1.1.2 Form and Timing of Response. Intermediary agrees to transmit the requested information that is on its books and records to the Funds or their designee promptly, but in any event not later than 5 business days, after receipt of a request. If the requested information is not on Intermediary’s books and records, Intermediary agrees to: (i) provide or arrange to provide to the Funds and their designee the requested information from shareholders who hold an account with an indirect intermediary; or; (ii) if directed by the Funds or their designee, block further purchases of Fund Shares from such indirect intermediary. In such instance, Intermediary agrees to inform the Funds whether it plans to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Funds and their designee should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this provision, the term indirect intermediary has the same meaning as in Rule 22c-2 under the 1940 Act.
1.1.3 Limitations on Use of Information. The Funds agree not to use the information received for marketing or any other similar purpose without the prior written consent of Intermediary.

1.2
Agreement to Restrict Trading. Intermediary agrees to execute written instructions from the Funds to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Funds as having engaged in transactions of any of the Funds’ Shares (directly or indirectly through Intermediary’s account) that violate policies established by the Funds for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Funds. Instructions will be deemed delivered when sent to Intermediary at the following address, or such other address communicated to Fund Agent in writing from time to time.

Compliance Department Contact Information
Contact Name: Jim L’Esperance
Title: Director of Compliance
E-mail Address (required): james.lesperance@thehartford.com
Phone Number: 860-624-0164
Mailing Address     1 Griffin Road
    Windsor, CT 06095

Operations Department Contact Information
Contact Name: Christine Lebron
Title: Compliance Specialist
E-mail Address (required): christine.lebron@thehartford.com
Phone Number 860-624-0163
Mailing Address     1 Griffin Road
    Windsor, CT 06095

1.2.1 Form of Instructions. Instructions must include the TIN, if known, and the specific restriction(s) to be executed, including how long such restriction(s) are to remain in place. If the TIN is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.
1.2.2 Timing of Response. Intermediary agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by Intermediary.
1.2.3 Confirmation by Intermediary. Intermediary must provide written confirmation to the Funds that instructions have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed. Intermediary agrees to deliver requested information to the Funds’ e-mail address below:
Tradeoversight@hartfordfunds.com

1.3	Other Definitions. For purposes of this Agreement:
1.3.1 The term “Fund” does not include any “excepted funds” as defined in SEC Rule 22c-2(b) under the 1940 Act.
1.3.2 The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Funds under the 1940 Act that are held by Intermediary.1.3.3 The term “Shareholder” means the beneficial owner of Shares, whether the Shares are held directly or by Intermediary in nominee name, includes the holder of interests in a variable annuity or variable life insurance contract issued by

Intermediary, and means the plan participant notwithstanding that the certain plans may be deemed to be the beneficial owner of Shares.

1.3.4 The term “written” includes electronic writings and facsimile transmissions.

2. Miscellaneous

2.1
Construction of the Agreement. The parties have entered into one or more agreements between or among them for the purchase and redemption of shares of the Funds. This Agreement is intended to supplement such agreements with respect to the subject matter hereof. To the extent the terms of this Agreement conflict with the terms of any other agreements between the parties, the terms of this Agreement shall control.

2.2
Cooperation and Good Faith Problem Resolution. The parties agree to cooperate in good faith to observe the procedures set forth in this agreement. In the event of any material disagreement over a party’s performance of this agreement, the parties agree to notify each other and further agree that they shall make good faith efforts to cooperate and to resolve such problem or disagreement and to allow each other a period of not less than 60 days to resolve such disagreement to the reasonable satisfaction of the other.

2.3	Amendment. This Agreement may be modified or amended, and the terms of this Agreement may be waived, only by a writing signed by the parties.

1.	Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

2.	Successors and Assigns. The Agreement shall inure to the benefit of and shall be binding upon each of the undersigned and their respective successors and assigns.
IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed as of the date first above written.

Hartford administrative services Company on behalf of the series of
Hartford Series Fund, Inc. and
Hartford HLS Series Fund II, Inc.

By: __________________________
Name: ________________________
Title: ________________________

__________________________________
Firm Name

By: __________________________
Name: ________________________
Title: ________________________

FUND PARTICIPATION AGREEMENT
THIS AGREEMENT is entered into as of the 1st day of March, 1999, between HARTFORD LIFE INSURANCE COMPANY ("HL"), HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("HL&A") (collectively, HL and IlL&A may hereinafter be referred to as "Hartford"), both life insurance companies organized under the laws of the State of Connecticut, MFS VARIABLE INSURANCE TRUST (the "Trust"), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts, MFS FUND DISTRIBUTORS, INC. ("MFDI"), a corporation organized under the laws of the State of Delaware, and having a business address of 500 Boylston Street, Boston, MA 02116-3741; and MASSACHUSETTS FINANCIAL SERVICES COMPANY ("MFS"), a corporation organized under the laws of the State of Delaware, and having a business address of 500 Boylston Street, Boston, MA 02116-3741.
WITNESSETH:
WHEREAS, Hartford proposes to issue to the public, now and in the future, certain multi-manager variable annuity contracts ("Contracts");
WHEREAS, Hartford has established one (1) or more separate accounts ("Account") for the purposes of issuing the Contracts and has or will register the Account with the United States Securities Exchange Commission ("the SEC") as an unit investment trust under the Investment Company Act of 1940 ("the 1940 Act") and pursuant to the Connecticut Insurance Code (the Contracts and the Accounts covered by this Agreement are specified in Schedule A attached hereto as may be modified from time to time);
WHEREAS, the Trust has received a "Mixed and Shared Funding Order" from the SEC granting relief from certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of the Trust to be sold to variable annuity and life insurance separate accounts of unaffiliated insurance companies;
WHEREAS, the Trust is divided into various series ("Series"), each Series being subject to certain fundamental investment policies which may not be changed without a majority vote of the shareholders of such Series;
WHEREAS, certain Series will serve as the underlying investment medium for the Contracts;
WHEREAS, MFDI is the distributor for the Trust; and

WHEREAS, MFS is the investment adviser for the Trust.
NOW THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Hartford, the Account, the Trust, MFDI, and MFS hereby agree as follows:
1.The Trust, MFDI, and MFS each represents and warrants to Hartford that: (i) a registration statement under the Securities Act of 1933 ("1933 Act") and under the 1940 Act with respect to the Trust has been filed with the SEC in the form previously delivered to Hartford, and copies of any and all amendments thereto will be forwarded to Hartford at the time that they are filed with the SEC; (ii) the Trust is, and shall be at all times while this Agreement is in force, lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts; (iii) the Trust is and shall remain registered as an open-end management investment company under the 1940 Act; and (iv) the Trust registration statement and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the SEC thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Trust by Hartford expressly for use therein.
1.1    Hartford represents and warrants to the Trust, MFDI and MFS that the Contracts are or will be registered under the 1933 Act or are exempt or not subject to registration thereunder, and that the Contracts will be issued, sold and distributed in compliance in all material respects with all applicable state and federal laws, rules and regulations. Hartford further represents and warrants that each of HL and HL&A are insurance companies duly organized and in good standing under applicable law and that each Account has been, or will be, established as a segregated asset account under applicable law and has registered or, prior to the issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the 1940 Act (unless exempt therefrom) to serve as segregated asset accounts for the Contracts, and that Hartford will maintain such registration for so long as any Contracts are outstanding. Hartford shall amend all registration statements under the 1933 Act and the 1940 Act, as applicable, with respect to both the Accounts and the Contracts from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. Hartford shall register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by Hartford.
1.2    Hartford represents and warrants that the Policies are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Internal Revenue Code of 1986, as amended, that it will maintain such treatment and that it will notify the Trust, MFS or MFDI immediately upon having a reasonable basis for believing that the Policies have ceased to be so treated or that they might not be so treated in the future.
2.The Trust will furnish to Hartford such information with respect to the Trust in such form and signed by such of its officers as Hartford may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. The Trust will advise Hartford immediately of: (a) any request by the SEC (i) for amendment of the registration statement relating to the Trust or (ii) for additional information; (b) the issuance by the SEC of any stop order suspending the effectiveness of the registration statement of the Trust or the initiation of any proceeding for that purpose; (c) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Trust of which it becomes aware; or (d) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Trust or which requires the making of a change therein in order to make any statement make therein not misleading.
3.The Trust will use best efforts to register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Trust as may reasonably be necessary for use as the funding vehicle for the Contracts.
4.The Trust agrees to make shares of all of its Series available to the Accounts for the Contracts. Series shares to be made available to Accounts for the Contracts shall be sold by the Trust and purchased by Hartford for a given Account at the net asset value (without the imposition of a sales load) next computed after receipt of each order by the Trust or its designee, as established in accordance with the provisions of the then current prospectus of the Trust. For purposes of this Paragraph 4, HL and HL&A each shall be a designee of the Trust for receipt of such orders from each Account, and receipt by such designee as at the close of regular trading (currently 4:00 p.m. Eastern time) on the New York Stock

Exchange or at such other times at which a Series' net asset value is calculated as specified in such Series' prospectus (the "Close of Trading") shall constitute receipt by the Trust; provided that the Trust receives notice of such order by 9:30 a.m. Eastern time on the following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange ("NYSE") is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC. The Trust will make its shares available indefinitely for purchase at the applicable net asset value per share by each Company and its Accounts on those days on which the Trust calculates its net asset value pursuant to the rules of the SEC, and the Trust shall use its best efforts to calculate such net asset value on each day on which the NYSE is open for trading. The Trust shall make the net asset value per share for each of the Series available to HL and/or HL&A on a daily basis as soon as reasonably practical after the Trust calculates its net asset value per share, and the Trust shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time. The Trust is responsible for maintaining net asset values for the Series in accordance with the requirements of the 1940 Act and its current prospectus. Shares of particular Series shall be ordered in such quantities and at such times as determined by Hartford to be necessary to meet the requirements of the Contracts.
4.1    With respect to payment of the purchase price by Hartford and of the redemption proceeds by the Trust, Hartford and the Trust shall net purchase and redemption orders with respect to each Series and shall transmit one net payment for all of the Series in accordance with Section 4.2 hereof.
4.2    In the event of net purchases, Hartford shall pay for the shares of the Trust by
2:00 p.m. Eastern Time on the next business day after an order to purchase such shares is made in accordance with the provisions of Section 4 hereof. In the event of net redemptions, the Trust shall pay the redemption proceeds by 2:00 p.m. Eastern Time on the next business day after an order to redeem such shares is made in accordance with the provisions of Section 8 hereof. All such payments shall be in federal funds transmitted by wire.
4.3    The Trust reserves the right to suspend or terminate sales of the Trust's shares to
Hartford and the Accounts if such action is required by law, or if the Board of Trustees of the Trust (the "Board") while exercising its independent judgment and acting in good faith and in light of its fiduciary duties under federal law and any applicable state laws, deems it appropriate and in the best interests of the Trust and its shareholders or in response to the order of an appropriate regulatory authority.

5.    The Contracts funded through the Account will provide for the allocation of net amounts among certain subaccounts for investment in such shares of the Series as may be offered from time to time in the Contracts. The selection of the particular subaccount is to be made by the Contract owner and such selection may be changed in accordance with the terms of the Contracts.

6.    Transfer of the Trust's shares will be by book entry only. No stock certificates will be issued to the Account. Shares ordered from a particular Series will be recorded by MFDI as instructed by HL or HL&A in an appropriate title for the corresponding Account or subaccount.
7.    The Trust shall furnish notice promptly to Hartford of any dividend or distribution payable on any shares underlying subaccounts. HL and HL&A hereby elect to receive all such dividends and distributions as are payable on shares of a Series recorded in the title for the corresponding subaccount in additional shares of that Series. The Trust shall notify Hartford of the number of shares so issued. HL and HL&A each reserve the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

8.    The Trust shall redeem its shares in accordance with the terms of its then current prospectus. For purposes of this Paragraph 8, HL and HL&A each shall be a designee of the Trust for receipt of requests for redemption from each Account, and receipt by such designee by the Close of Trading shall constitute receipt by the Trust; provided that the Trust receives notice of such request for redemption by 9:30 a.m. Eastern time on the following Business Day. HL and HL&A each shall purchase and redeem the shares of Series offered by the then current prospectus of the Trust in accordance with the provisions of such prospectus.

9.    The Trust shall pay all expenses incidental to its performance under this Agreement. The Trust shall see to it that all of its shares are registered and authorized for issue in accordance with applicable federal and state securities laws prior to their purchase for the Account. The Trust shall bear the expenses for the cost of registration of its shares, preparation of prospectuses to be sent to existing Contract owners, proxy materials and reports, the printing and distribution of such items to each Contract owner who has allocated net amounts to any Subaccount, the preparation of all statements and notices required from it by any federal or state law, and taxes on the issue or transfer of the Trust's shares subject to this Agreement. The Trust will make available to Hartford at its request, at least once a year, with enough copies of its Statement of Additional Information to be able to distribute one (1) to each Contract owner or prospective Contract owner who requests such Statement of Additional Information.

10.    Hartford shall bear the expenses for the cost of preparation and delivery of Trust prospectuses to be sent to prospective Contract owners. The Trust shall provide, at its expense, such documentation (in camera ready form) and other assistance as is reasonably necessary in order for Hartford once each year (or more frequently if the prospectus for the Trust is amended) to have the prospectus or prospectuses for the Contracts and the Trust's prospectus printed together in one (1) or more documents (such printing to be done at Hartford's expense).

11.    Hartford represents and warrants to the Trust that any information furnished in writing by Hartford to the Trust for use in the registration statement of the Trust will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

12.    Hartford and its affiliates shall make no representations concerning the Trust's shares except those contained in the then current prospectus of the Trust, in such printed information subsequently issued on behalf of the Trust or other funds managed by MFS as supplemental to the appropriate fund prospectus or in materials approved by MFDI as provided in the Business Agreement in effect among Hartford, MFDI, and MFS dated as of March 1, 1999 ("Business Agreement").

13.    Shares of the Trust may be offered to separate accounts of various insurance companies in addition to Hartford and otherwise in accordance with the Mixed and Shared Funding Order. No shares of the Trust shall be sold to the general public.
13.1     The Trust hereby notifies Hartford that it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the risks of mixed and shared funding.

14.    The parties to this Agreement recognize that due to differences in tax treatment or other considerations, the interests of various Contract owners participating in one or more Series might, at some time, be in conflict. Each party shall report to the other party any potential or existing conflict of which it becomes aware. The Board shall have sole authority to determine if an irreconcilable material conflict exists, and it shall promptly notify Hartford of the existence of such an irreconcilable material conflict and its implications. If such a conflict exists, Hartford will, at its own expense, take whatever action it deems necessary to remedy such conflict; in any case, Contract owners will not be required to bear such expenses. Notwithstanding the foregoing, in the event that the Board determines, in its sole discretion, that Hartford's remedial action does not adequately remedy any material irreconcilable conflict, Hartford will withdraw from investment in the Trust each of the Accounts designated by the Board and terminate this Agreement within six months after the Board informs Hartford in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required to remedy any such material irreconcilable conflict as determined by the Board.

15.    The Trust agrees to comply with the diversification requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder ("Section 817").

16.    Hartford agrees to indemnify and hold the Trust, MFS and MFDI harmless against, any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) which the Trust, MFS or MFDI may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arising as a result of Hartford's (a) making untrue statements of material facts or omitting material facts in the Contracts' registration statement, prospectus or sales literature; (b) making untrue statements of material facts that the Trust includes in their materials, provided the Trust relies on information supplied by Hartford; (c) unlawful conduct by Hartford with respect to the sale of the Contracts or Series shares; and (d) breaching this Agreement or a representation or warranty.

17.    The Trust, MFDI, and MFS each agrees to indemnify and hold Hartford harmless against, any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) which Hartford may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arising as a result of the Trust's, MFDI's, or MFS' (a) making untrue statements of material facts or omitting material facts in the Trust's registration statement, prospectus or sales literature; (b) making untrue statements of material facts that Hartford includes in its materials, provided Hartford relies on information supplied by the Trust; (c) unlawful conduct by the Trust with respect to the sale of the Contracts or Series shares; and (d) breaching this Agreement or a representation or warranty.

18.    Hartford shall be responsible for assuring that the Account calculates pass-through voting privileges of Contract owners in a manner consistent with the Mixed and Shared Funding Order.
19.    The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement will terminate:

(i)
at the option of Hartford or the Trust upon ten (10) calendar days' prior written notice to the other party if a final non-appealable administrative or judicial decision is entered against the other party which has a material impact on the Contracts;

(ii)	at the option of Hartford, upon ten (10) calendar days' prior written notice, if shares of the Trust are not reasonably available;

(iii)	at the option of Hartford, immediately upon written notice, if the Trust or MFS fails to meet the requirements for either diversification under Section 817 or registered investment company status;

(iv)
in the event the Trust's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as an underlying investment for the Contracts issued or to be issued by Hartford; in such event prompt notice shall be given by Hartford or the Trust to the other party; or

(v)	by mutual agreement at any time.
The effective date for termination pursuant to any notice given under this Paragraph shall be calculated beginning with the date of receipt of such notice.
20.    All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received (a) when delivered by hand (with written confirmation of receipt), (b) when sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):
If to Hartford:
Hartford Life Insurance Company
Hartford Life and Annuity Insurance Company
200 Hopmeadow Street
Simsbury, CT 06089
Attention: Stephen Joyce
Facsimile No.: 860-843-3550
with a copy to:
Hartford Life Insurance Company
Hartford Life and Annuity Insurance Company
200 Hopmeadow Street
Simsbury, CT 06089
Attention: Lynda Godkin
Facsimile No.: 860-843-8665
If to Trust:
MFS Variable Insurance Trust
500 Boylston Street
Boston, MA 02116-3741

Attention: Stephen E. Cavan, Secretary
Facsimile No.: 617 954-7765
with a copy to:
Massachusetts Financial Services Company
500 Boylston Street
Boston, MA 02116
Attention: Robert T. Burns, Senior Vice President and Associate General Counsel
Facsimile No.: 617 954-7764
If to MFDI:
MFS Fund Distributors, Inc. 500 Boylston Street
Boston, MA 02116-3741
Attention: William W. Scott, Jr. Facsimile No.:
with a copy to:

Massachusetts Financial Services Company
500 Boylston Street Boston, MA 02116
Attention: Robert T. Burns, Senior Vice President and Associate General Counsel Facsimile No.: 617 954-7764
If to MFS:
Massachusetts Financial Services Company
500 Boylston Street
Boston, MA 02116-3741
Attention: Robert T. Burns, Senior vice President and Associate General Counsel
Facsimile No.: 617 954-7764

21.    If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business, after termination.
22.    Notwithstanding any termination of this Agreement, the Trust and MFDI shall, at the option of Hartford, continue to make available additional shares of the Series pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts"), except as otherwise provided under Section 4.3 of this Agreement. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to transfer or reallocate investments under the Contracts, redeem investments in any Series and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts. Hartford agrees not to redeem shares unless legitimately required to do so according to a Contract owner's request or under an order from the SEC.

23.    A copy of the Trusts Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. The obligations of the Trust arising out of this instrument and under this Agreement are not binding upon any of the Trustees, officers, employees, or shareholders, except MFDI and/or MFS if either or both are shareholders, of the Trust individually, but bind only the Trust's assets. When seeking satisfaction for any liability of the Trust in respect of this Agreement, Hartford and the Account agree not to seek recourse against said Trustees, officers, employees, or shareholders, or any of them, or any of their personal assets for such satisfaction. Hartford also agrees that the obligations of each Series hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and Hartford agrees not to proceed against any Series for the obligations of another Series. Notwithstanding the foregoing, if Hartford seeks satisfaction for any liability of the Trust in respect of this Agreement, Hartford and the Account may seek recourse against MFDI and/or MFS.

24.    This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

25.    This Agreement and the parties' rights, duties, and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other party hereto, with such consent not to be unreasonably withheld. Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void.

26.    In addition to any provision of this Agreement which specifically states that it survives termination of this Agreement, the following Paragraphs also shall survive any termination hereof: 16, 17, 20, 20-26.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.
HARTFORD LIFE INSURANCE COMPANY
(on behalf of the Account and itself)
Attest: /s/ Brian S. Becker
By: /s/ Thomas M. Marra
Thomas M. Marra
Its: Executive Vice President
HARTFORD LIFE AND ANNUITY
INSURANCE COMPANY
Attest: /s/ Brian S. Becker
By: /s/ Thomas M. Marra
Thomas M. Marra
Its: Executive Vice President

MFS VARIABLE INSURANCE TRUST
on behalf of the Series

By its authorized officer and not individually,

Attest:
/s/ Kathleen M. White                By: /s/ James R. Bordewick
James R. Bordewick, Jr.
Its: Assistant Secretary

MFS FUND DISTRIBUTORS, INC.

Attest:
[illegible]                    By: /s/ William W. Scott, Jr.
William W. Scott, Jr.
Its: President

MFS FINANCIAL SERVICES
COMPANY

Attest:
[illegible]                    By: /s/ Joseph W. Dello Russo
Joseph W. Dello Russo
Its: Chief Administrative Officer

As of March 1, 1999
SCHEDULE A
ACCOUNTS AND CONTRACTS
SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account	Contracts Funded by Separate Account
To be provided	To be provided

11

AMENDMENT NO. 1 TO
FUND PARTICIPATION AGREEMENT
Among
HARTFORD LIFE INSURANCE COMPANY,
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY,
MFS VARIABLE INSURANCE TRUST,
MFS FUND DISTRIBUTORS, INC.,
and
MASSACHUSETTS FINANCIAL SERVICES COMPANY
This Amendment, effective May 1, 2008, by and among Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively "Hartford"), MFS Variable Insurance Trust (the "Trust"), MFS Fund Distributors, Inc. ("MFDI"), and Massachusetts Financial Services Company ("MFS"), amends that certain Fund Participation Agreement (the "Agreement") dated March 1, 1999 by the foregoing parties as follows:

1.	The following Subsection (v) is added to Section 1 of the Agreement.
; and (v) the Trust and each Series is a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, and the Trust and each Series will maintain such qualification as long as this Agreement is in effect. The Trust will notify Hartford immediately upon having a reasonable basis for believing that the Trust or a Series no longer qualifies as a regulated investment company or may not so qualify in the future.

2.	The following Section 1.3 is added to the Agreement.
Notwithstanding anything possibly to the contrary in the Agreement or any Rule 22c-2 Shareholder Information Agreement entered into by the parties, the Trust hereby waives enforcement rights of fund policies regarding market timing or frequent trading with respect to initial transfers of assets by Contract Holders into Hartford sponsored dynamic or static asset allocation models and subsequent transfers of assets by Contract Holders between such models. Hartford represents and warrants that to the best of Hartford's knowledge and belief based solely upon informal guidance articulated by the Securities and Exchange Commission staff, the dynamic asset allocation models sponsored by Hartford do not constitute an "investment company" as such term is defined in Section 3(a) of the Investment Company Act of 1940, as amended.

3.	Paragraph 9 of the Agreement is deleted and replaced in its entirely with the following:
9.    The Trust shall pay all expenses incidental to its performance under this Agreement. The
Trust shall see to it that all of its shares are registered and authorized for issue in accordance with applicable federal and state securities laws prior to their purchase for the Account. The Trust shall bear the expenses for the cost of registration of its shares, preparation of prospectuses to be sent to existing Contract owners, proxy materials and reports, the printing and distribution of such items to each Contract owner who has allocated net amounts to any Series, the preparation of all statements and notices required from it by any federal or state law, taxes on the issue or transfer of the Trust's shares subject to this Agreement, and any expenses permitted to be paid or assumed by the Trust pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act. The Trust will make available to Hartford at its request, at least once a year, with enough copies of its Statement of Additional Information to be able to distribute one (1) to each Contract owner who requests such Statement of Additional Information.

4.	The following Section 10.1, 10.2, 10.3 and 10.4 are added to the Agreement.
10.1    With respect to the Service Class Shares of a Series, the Trust shall make payments quarterly to MFDI under a Series' Rule 12b-1 plan, and MFDI shall in turn use these payments to pay or reimburse Hartford for distribution expenses incurred or paid (as the case may be) by Hartford attributable to the Contracts issued by Hartford in an amount equal to 0.25% of the average daily net assets invested in Service Class Series shares of the Trust attributable to the Contracts issued by Hartford (the "Distribution Fee"), provided that no such payment shall be made with respect to any quarterly period in excess of an amount determined from time to time by the Trust's Board of Trustees and disclosed in the Trust's prospectus. The parties to this Agreement recognize and agree that the Distribution Fee hereunder is for distribution services only and does not constitute payment in any manner for investment advisory services of for administrative services, and are not otherwise related to investment advisory or administrative services or expense, recognizing that Hartford may have contracted separately with the parties to provide administrative services.
10.2    MFDI shall calculate the Distribution Fee at the end of each calendar quarter and will make such payment to Hartford, without demand or notice by Hartford, within thirty (30) days thereafter, in a manner mutually agreed upon by the Parties from time to time. MFDI shall not be required to provide any payment to the Company with respect to any quarterly period pursuant to the Trust's Rule 12b-1 plan if (i) the Trust's Rule 12b-1 plan is no longer in effect during such quarterly period; or (ii) regulatory changes result in the rescission of Rule 12b-1 or otherwise prohibit the making of such payments.
10.3    Payment of the Distribution Fee shall continue in effect for a period of more than one (1)
year from the above effective date and throughout the Term of this Agreement only so long as such continuance is specifically approved at least annually by a vote of the Board of Trustees of the Trust, and of the Trustees who are not interested persons of the Trust and have no direct or indirect financial interesting the operation of the Trusts' distribution plan or in any agreements related to the distribution plan, cast in person at a meeting called for the purpose of voting on the distribution plan or agreements.
10.4     Notwithstanding anything to the contrary, the payment of the Distribution Fee may cease at any time, without the payment of any penalty, upon a vote of a majority of the members of the Board of Trustees of the Trust who are not interested persons of the Trust and have no direct or indirect financial interests in the operation of the Trust's distribution plan or in any agreements related to the distribution plan, or by a vote of a majority of the outstanding voting securities of the Trust on not more than sixty (60) days' written notice to any other party to this Agreement. Payment of the Distribution Fee shall automatically cease if the Agreement is ever assigned.

5.	Paragraph 13 of the Agreement is deleted and replaced in its entirety with the following:
13.    The Trust, MFS, and MFDI agree that shares of the Trust and shares of each Series will be sold only to: (1) separate accounts of insurance companies that have entered into participation agreements with the Trust and MFS and/or MFDI; (2) qualified pension and retirement plans, as defined in Revenue Ruling 94-62; (3) MFS or its affiliates, in accordance with Treasury Regulation section 1.817-5(f)(3)(ii); or (4) any other person or plan permitted to hold Shares pursuant to Treasury Regulation section 1.817-5(f)(3), as may be amended from time to time. In no event will the Trust, MFS, and MFDI sell shares of the Trust if such sale would impair the ability of Hartford, on behalf of its separate accounts, to look through the Trust and treat the ownership of the Shares as the ownership of a pro rata portion of each asset of the Trust for purposes of satisfying the diversification requirements of Section 817(h) of the Internal Revenue Code and Treasury Regulation section 1.817-5.
The Trust will notify Hartford immediately upon having a reasonable basis for believing that the Trust or a Series has ceased to comply with Section 817(h) diversification or might not so comply in the future and MFS will take all steps necessary to adequately diversify the Trust or the Series so as to achieve compliance within the grace period afforded by Treasury Regulation section 1.817-5.

6.	Schedule A of the Agreement is herby deleted in its entirety and replaced with the Schedule A attached hereto.

7.	In all other respects, the terms of the Agreement remain unchanged and in full force and effect.
IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

THE HARFORD LIFE INSURANCE            MFS FUND DISTRIBUTORS, INC.
COMPANY
By its authorized officer,                By its authorized officer,

By: /s/ Robert Arena                    By: /s/ James Jessee
Robert Arena                        James Jessee

Its: [Title] SVP                        Its: President

Date: 4/28/08                        Date: April 30, 2008

THE HARFORD LIFE AND ANNNUITY        MASSACHUSETTS FINANCIAL SERVICES
INSURANCE COMPANY                COMPANY
By its authorized officer,                By its authorized officer,

By: /s/ Robert Arena                    By: /s/ Robert Manning
Robert Arena                        Robert Manning

Its: [Title] SVP                        Its: President and Chief Executive Officer

Date: 4/28/08                        Date: April 30, 2008

MFS VARIABLE INSURANCE TRUST

By its authorized officer,

By: /s/ Susan S. Newton
Susan S. Newton

Its: Assistant Secretary

Date: April 30, 2008

Schedule A
Accounts Subject to the Participation Agreement

Hartford Life Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account VL II

HARTFORD NON-LEADERS PROGRAM FUND PARTICIPATION AGREEMENT
THIS AGREEMENT is entered into as of the 1st day of June, 2000, between HARTFORD LIFE INSURANCE COMPANY ("HL"), HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("HL&A") (collectively, HL and HL&A may hereinafter be referred to as "Hartford"), both life insurance companies organized under the laws of the State of Connecticut, MFS VARIABLE INSURANCE TRUST (the "Trust"), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts, MFS FUND DISTRIBUTORS, INC. ("MFDI"), a corporation organized under the laws of the State of Delaware, and having a business address of 500 Boylston Street, Boston, MA 02116-3741; and MASSACHUSETTS FINANCIAL SERVICES COMPANY ("MFS"), a corporation organized under the laws of the State of Delaware, and having a business address of 500 Boylston Street, Boston, MA 02116-3741.
WITNESSETH:
WHEREAS, Hartford has issued or proposes to issue to the public, now and in the future, certain variable annuity contracts or variable life policies ("Policies") ("collectively, Contracts");
WHEREAS, Hartford has established one (1) or more separate accounts ("Account") for the purposes of issuing the Contracts and has or will register the Account with the United States Securities Exchange Commission ("the SEC") as an unit investment trust under the Investment Company Act of 1940 ("the 1940 Act") and pursuant to the Connecticut Insurance Code (the Contracts and the Accounts covered by this Agreement are specified in Schedule A attached hereto as may be modified from time to time);
WHEREAS, the Trust has received a "Mixed and Shared Funding Order" from the SEC granting relief from certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of the Trust to be sold to variable annuity and life insurance separate accounts of unaffiliated insurance companies;
WHEREAS, the Trust is divided into various series ("Series"), each Series being subject to certain fundamental investment policies which may not be changed without a majority vote of the shareholders of such Series;
WHEREAS, certain Series will serve as the underlying investment medium for the Contracts;
WHEREAS, MFDI is the distributor for the Trust; and

WHEREAS, MFS is the investment adviser for the Trust.
NOW THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Hartford, the Account, the Trust, MFDI, and MFS hereby agree as follows:
1.The Trust, MFDI, and MFS each represents and warrants to Hartford that: (i) a registration statement under the Securities Act of 1933 ("1933 Act") and under the 1940 Act with respect to the Trust has been filed with the SEC in the form previously delivered to Hartford, and copies of any and all amendments thereto will be forwarded to Hartford at the time that they are filed with the SEC; (ii) the

Trust is, and shall be at all times while this Agreement is in force, lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts; (iii) the Trust is and shall remain registered as an open-end management investment company under the 1940 Act; and (iv) the Trust registration statement and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the SEC thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Trust by Hartford expressly for use therein.
1.1    Hartford represents and warrants to the Trust, MFDI and MFS that the Contracts are or will be registered under the 1933 Act or are exempt or not subject to registration thereunder, and that the Contracts will be issued, sold and distributed in compliance in all material respects with all applicable state and federal laws, rules and regulations. Hartford further represents and warrants that each of HL and HL&A are insurance companies duly organized and in good standing under applicable law and that each Account has been, or will be, established as a segregated asset account under applicable law and has registered or, prior to the issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the 1940 Act (unless exempt therefrom) to serve as segregated asset accounts for the Contracts, and that Hartford will maintain such registration for so long as any Contracts are outstanding. Hartford shall amend all registration statements under the 1933 Act and the 1940 Act, as applicable, with respect to both the Accounts and the Contracts from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. Hartford shall register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by Hartford.
1.2    Hartford represents and warrants that the Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Internal Revenue Code of 1986, as amended, that it will maintain such treatment and that it will notify the Trust, MFS or MFDI immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.
2.The Trust will furnish to Hartford such information with respect to the Trust in such form and signed by such of its officers as Hartford may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. The Trust will advise Hartford immediately of: (a) any request by the SEC (i) for amendment of the registration statement relating to the Trust or (ii) for additional information; (b) the issuance by the SEC of any stop order suspending the effectiveness of the registration statement of the Trust or the initiation of any proceeding for that purpose; (c) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Trust of which it becomes aware; or (d) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Trust or which requires the making of a change therein in order to make any statement make therein not misleading.
3.The Trust will use best efforts to register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Trust as may reasonably be necessary for use as the funding vehicle for the Contracts.
4.The Trust agrees to make shares of all of its Series available to the Accounts for the Contracts. Series shares to be made available to Accounts for the Contracts shall be sold by the Trust and purchased by Hartford for a given Account at the net asset value (without the imposition of a sales load) next computed after receipt of each order by the Trust or its designee, as established in accordance with the provisions of the then current prospectus of the Trust. For purposes of this Paragraph 4, HL and HL&A each shall be a designee of the Trust for receipt of such orders from each Account, and receipt by such designee as at the close of regular trading (currently 4:00 p m Eastern time) on the New York Stock Exchange or at such other times at which a Series' net asset value is calculated as specified in such Series' prospectus (the "Close of Trading") shall constitute receipt by the Trust; provided that the Trust receives notice of such order by 9:30 a.m. Eastern time on the following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange ("NYSE") is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC. The Trust will make its shares available indefinitely for purchase at the applicable net asset value per share by each Company and its Accounts on those days on which the Trust calculates its net asset value pursuant to the rules of the SEC, and the Trust shall use its best efforts to calculate such net asset value on each day on which the NYSE is open for trading. The Trust shall make the net asset value per share for each of the Series available to HL and/or HL&A on a daily basis as soon as reasonably practical after the Trust calculates its net asset value per share, and the Trust shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time. The Trust is responsible for maintaining net asset values for the Series in accordance with the requirements of the 1940 Act and its current prospectus. Shares of particular Series shall be ordered in such quantities and at such times as determined by Hartford to be necessary to meet the requirements of the Contracts.
4.1    With respect to payment of the purchase price by Hartford and of the redemption proceeds by the Trust, Hartford and the Trust shall net purchase and redemption orders with respect to each Series and shall transmit one net payment for all of the Series in accordance with Section 4.2 hereof.
4.2    In the event of net purchases, Hartford shall pay for the shares of the Trust by 2:00
p.m. Eastern Time on the next business day after an order to purchase such shares is made in accordance with the provisions of Section 4 hereof. In the event of net redemptions, the Trust shall pay the redemption proceeds by 2:00 p.m. Pastern Time on the next business day after an order to redeem such shares is made in accordance with the provisions of Section 8 hereof. All such payments shall be in federal funds transmitted by wire.
4.3    The Trust reserves the right to suspend or terminate sales of the Trust's shares to
Hartford and the Accounts if such action is required by law, or if the Board of Trustees of the Trust (the "Board") while exercising its independent judgment and acting in good faith and in light of its fiduciary duties under federal law and any applicable state laws, deems it appropriate and in the best interests of the Trust and its shareholders or in response to the order of an appropriate regulatory authority.

5.    The Contracts funded through the Account will provide for the allocation of net amounts among certain subaccounts for investment in such shares of the Series as may be offered from time to time in the Contracts. The selection of the particular subaccount is to be made by the Contract owner and such selection may be changed in accordance with the terms of the Contracts.

6.    Transfer of the Trust's shares will be by book entry only. No stock certificates will be issued to the Account. Shares ordered from a particular Series will be recorded by MFDI as instructed by HL or HL&A in an appropriate title for the corresponding Account or subaccount.

7.    The Trust shall furnish notice promptly to Hartford of any dividend or distribution payable on any shares underlying subaccounts. HL and HL&A hereby elect to receive all such dividends and distributions as are payable on shares of a Series recorded in the title for the corresponding subaccount in additional shares of that Series. The Trust shall notify Hartford of the number of shares so issued. HL and HL&A each reserve the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

8.    The Trust shall redeem its shares in accordance with the terms of its then current prospectus. For purposes of this Paragraph 8, HL and HL&A each shall be a designee of the Trust for receipt of requests for redemption from each Account, and receipt by such designee by the Close of Trading shall constitute receipt by the Trust; provided that the Trust receives notice of such request for redemption by 9:30 a.m. Eastern time on the following Business Day. HL and HL&A each shall purchase and redeem the shares of Series offered by the then current prospectus of the Trust in accordance with the provisions of such prospectus.

9.    The Trust shall pay all expenses incidental to its performance under this Agreement. The Trust shall see to it that all of its shares are registered and authorized for issue in accordance with applicable federal and state securities laws prior to their purchase for the Account. The Trust shall bear the expenses for the cost of registration of its shares, preparation of prospectuses to be sent to existing Contract owners, proxy materials and reports, the printing and distribution of such items to each Contract owner who has allocated net amounts to any Subaccount, the preparation of all statements and notices required from it by any federal or state law, and taxes on the issue or transfer of the Trust's shares subject to this Agreement. The Trust will make available to Hartford at its request, at least once a year, with enough copies of its Statement of Additional Information to be able to distribute one (1) to each Contract owner or prospective Contract owner who requests such Statement of Additional Information.

10.    Hartford shall bear the expenses for the cost of preparation and delivery of Trust prospectuses to be sent to prospective Contract owners. The Trust shall provide, at its expense, such documentation (in camera ready form) and other assistance as is reasonably necessary in order for Hartford once each year (or more frequently if the prospectus for the Trust is amended) to have the prospectus or prospectuses for the Contracts and the Trust's prospectus printed together in one (1) or more documents (such printing to be done at Hartford's expense).

11.    Hartford represents and warrants to the Trust that any information furnished in writing by Hartford to the Trust for use in the registration statement of the Trust will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

12.    Hartford and its affiliates shall make no representations concerning the Trust's shares except those contained in the then current prospectus of the Trust, in such printed information subsequently issued on behalf of the Trust or other funds managed by MFS as supplemental to the appropriate fund prospectus or in materials approved by MFDI as provided in the Business Agreement in effect among Hartford, MFDI, and MFS dated as of March 1, 1999 ("Business Agreement").

13.    Shares of the Trust may be offered to separate accounts of various insurance companies in addition to Hartford and otherwise in accordance with the Mixed and Shared Funding Order. No shares of the Trust shall be sold to the general public.
13.1     The Trust hereby notifies Hartford that it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the risks of mixed and shared funding.
14.    The parties to this Agreement recognize that due to differences in tax treatment or other considerations, the interests of various Contract owners participating in one or more Series might, at some time, be in conflict. Each party shall report to the other party any potential or existing conflict of which it becomes aware. The Board shall have sole authority to determine if an irreconcilable material conflict exists, and it shall promptly notify Hartford of the existence of such an irreconcilable material conflict and its implications. If such a conflict exists, Hartford will, at its own expense, take whatever action it deems necessary to remedy such conflict; in any case, Contract owners will not be required to bear such expenses. Notwithstanding the foregoing, in the event that the Board determines, in its sole discretion, that Hartford's remedial action does not adequately remedy any material irreconcilable conflict, Hartford will withdraw from investment in the Trust each of the Accounts designated by the Board and terminate this Agreement within six months after the Board informs Hartford in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required to remedy any such material irreconcilable conflict as determined by the Board.
15.    The Trust agrees to comply with the diversification requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder ("Section 817").
16.    Hartford agrees to indemnify and hold the Trust, MFS and MFDI harmless against, any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) which the Trust, MFS or MFDI may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arising as a result of Hartford's (a) making untrue statements of material facts or omitting material facts in the Contracts' registration statement, prospectus or sales literature; (b) making untrue statements of material facts that the Trust includes in their materials, provided the Trust relies on information supplied by Hartford; (c) unlawful conduct by Hartford with respect to the sale of the Contracts or Series shares; and (d) breaching this Agreement or a representation or warranty.
17.    The Trust, MFDI, and MFS each agrees to indemnify and hold Hartford harmless against, any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) which Hartford may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arising as a result of the Trust's, MFDI's, or MFS' (a) making untrue statements of material facts or omitting material facts in the Trust's registration statement, prospectus or sales literature; (b) making untrue statements of material facts that Hartford includes in its materials, provided Hartford relies on information supplied by the Trust; (e) unlawful conduct by the Trust with respect to the sale of the Contracts or Series shares; and (d) breaching this Agreement or a representation or warranty.
18.    Hartford shall be responsible for assuring that the Account calculates pass-through voting privileges of Contract owners in a manner consistent with the Mixed and Shared Funding Order.

19.    The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement will terminate:

(i)
at the option of Hartford or the Trust upon ten (10) calendar days' prior written notice to the other party if a final non-appealable administrative or judicial decision is entered against the other party which has a material impact on the Contracts;

(ii)	at the option of Hartford, upon ten (10) calendar days' prior written notice, if shares of the Trust are not reasonably available;

(iii)	at the option of Hartford, immediately upon written notice, if the Trust or MFS fails to meet the requirements for either diversification under Section 817 or registered investment company status;

(iv)
in the event the Trust's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as an underlying investment for the Contracts issued or to be issued by Hartford; in such event prompt notice shall be given by Hartford or the Trust to the other party; or

(v)	by mutual agreement at any time.
The effective date for termination pursuant to any notice given under this Paragraph shall be calculated beginning with the date of receipt of such notice.
20.    All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received (a) when delivered by hand (with written confirmation of receipt), (b) when sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):
If to Hartford:
Hartford Life Insurance Company
Hartford Life and Annuity Insurance Company
200 Hopmeadow Street
Simsbury, CT 06089
Attention: Stephen Joyce
Facsimile No.: 860-843-3550
with a copy to:
Hartford Life Insurance Company
Hartford Life and Annuity Insurance Company
200 Hopmeadow Street

Simsbury, CT 06089
Attention: Lynda Godkin
Facsimile No.: 860-843-8665
If to Trust:
MFS Variable Insurance Trust
500 Boylston Street
Boston, MA 02116-3741
Attention: Stephen E. Cavan, Secretary
Facsimile No.: 617 954-7765
with a copy to:
Massachusetts Financial Services Company
500 Boylston Street
Boston, MA 02116
Attention: Robert T. Bums, Senior Vice President and Associate General Counsel
Facsimile No.: 617 954-7764
If to MFDI:
MFS Fund Distributors, Inc. 500 Boylston Street
Boston, MA 02116-3741
Attention: William W. Scott, Jr. Facsimile No.:
with a copy to:
Massachusetts Financial Services Company
500 Boylston Street Boston, MA 02116
Attention: Robert T. Burns, Senior Vice President and Associate General Counsel Facsimile No.: 617 954-7764
If to MIS:
Massachusetts Financial Services Company
500 Boylston Street
Boston, MA 02116-3741
Attention: Robert T. Burns, Senior vice President and Associate General Counsel
Facsimile No.: 617 954-7764
21.    If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business, after termination.

22.    Notwithstanding any termination of this Agreement, the Trust and MFDI shall, at the option of Hartford, continue to make available additional shares of the Series pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts"), except as otherwise provided under Section 4.3 of this Agreement. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to transfer or reallocate investments under the Contracts, redeem investments in any Series and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts. Hartford agrees not to redeem shares unless legitimately required to do so according to a Contract owner's request or under an order from the SEC.

23.    A copy of the Trust's Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. The obligations of the Trust arising out of this instrument and under this Agreement are not binding upon any of the Trustees, officers, employees, or shareholders, except MFDI and/or MFS if either or both are shareholders, of the Trust individually, but bind only the Trust's assets. When seeking satisfaction for any liability of the Trust in respect of this Agreement, Hartford and the Account agree not to seek recourse against said Trustees, officers, employees, or shareholders, or any of them, or any of their personal assets for such satisfaction. Hartford also agrees that the obligations of each Series hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and Hartford agrees not to proceed against any Series for the obligations of another Series. Notwithstanding the foregoing, if Hartford seeks satisfaction for any liability of the Trust in respect of this Agreement, Hartford and the Account may seek recourse against MFDI and/or MFS.

24.    This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

25.    This Agreement and the parties' rights, duties, and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other party hereto, with such consent not to be unreasonably withheld. Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void.

26.    In addition to any provision of this Agreement which specifically states that it survives termination of this Agreement, the following Paragraphs also shall survive any termination hereof: 16, 17, 20, 20-26.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.

HARTFORD LIFE INSURANCE COMPANY
(on behalf of the Account and itself)

Attest:
[illegible]                    By: [illegible]

Its:

HARTFORD LIFE AND ANNUITY
INSURANCE COMPANY

Attest:
[illegible]                    By: [illegible]

Its:

MFS VARIABLE INSURANCE TRUST
on behalf of the Series
By its authorized officer and not individually,

Attest:
/s/ Kathleen M. White                By: /s/ James R. Bordewick
James R. Bordewick, Jr.
Its: Assistant Secretary

MFS FUND DISTRIBUTORS, INC.

Attest:
[illegible]                    By: /s/ William W. Scott, Jr.
William W. Scott, Jr.
Its: President

MFS FINANCIAL SERVICES
COMPANY

Attest:
[illegible]                    By: /s/ Arnold D. Scot    t
Arnold D. Scott
Its: Senior Executive Vice President

As of June 1, 2000
SCHEDULE A
ACCOUNTS AND CONTRACTS
SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Product	Name of Separate Account	Contract Funded By Separate Account
Hartford Leaders Solution (HL)	Separate Account Seven	HLVA 99
Hartford Leaders Solution (HLA)	Separate Account Seven	LAVA 99
Omnisource (HLA)	ICMG Registered Variable Life Separate Account One	GVL-95
MSDW Leaders Select (HL)*	Separate Account Three	HLVA 99
MSDW Leaders Select (HLA)*	Separate Account Three	LAVA 99
Prudential Leaders (HL)**	Separate Account Seven	HLVA 99
Prudential Leaders (HLA)**	Separate Account Seven	LAVA 99

Expected Launch July 24, 2000 Expected Launch June 22, 2000

AMENDMENT NO. 1
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated June 1, 2000, between Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively "Hartford"), a Connecticut corporation, on its behalf and on behalf of each separate account set forth on Schedule A of the Agreement as it may be amended from time to time, MFS Variable Insurance Trust (the "Trust"), Massachusetts Financial Services Company ("MFS") and MFS Fund Distributors, Inc. ("MFDI") is hereby amended as follows:
Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.
IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands and seals as of the date first above written.
HARTFORD LIFE INSURANCE COMPANY
On its behalf and each Separate Account named in
Schedule A, as may be amended from time to time
By: /s/ [illegible]
Its Executive Vice President & Director Indiv. Life Division
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
On its behalf and each Separate Account named in
Schedule A, as may be amended from time to time
By: /s/ [illegible]
Its Executive Vice President & Director Indiv. Life Division
MFS VARIABLE INSURANCE TRUST,
On behalf of the Series
By its authorized officer and not individually,
By: /s/ Susan S. Newton
Its Assistant Secretary

MFS FUND DISTRIBUTORS, INC.
By: /s/ James Jessee
Its President

MFS FINANCIAL SERVICES
COMPANY
By: /s/ [illegible]
Its Executive Vice President

As of October 3, 2005
SCHEDULE A
ACCOUNTS AND CONTRACTS
SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account	Date Established
Hartford Life Insurance Company Separate Account Three	June 22, 1994
Hartford Life and Annuity Insurance Company Separate Account Three	June 22, 2994
Hartford Life Insurance Company Separate Account Five	July 25, 1994
Hartford Life and Annuity Insurance Company Separate Account Five	August 17, 1994
Hartford Life Insurance Company Separate Account Seven	December 8, 1986
Hartford Life and Annuity Insurance Company Separate Account Seven	April 1, 1999
Hartford Life Insurance Company Separate Account Eleven	December 1, 2000
Hartford Life Insurance Company Separate Account VL I	September 30, 1992
Hartford Life and Annuity Insurance Company Separate Account VL I	June 8, 1995
Hartford Life Insurance Company Separate Account VL II	September 30, 1994
Hartford Life and Annuity Insurance Company Separate Account VL II	September 30, 1994
ICMG Registered Variable Life Separate Account A	April 14, 1998
ICMG Registered Variable Life Separate Account One	October 9, 1995
First Fortis Separate Account A	October 1, 1993
Fortis Benefit Variable Account D	October 14, 1987

PARTICIPATION AGREEMENT

By and Among

WELLS FARGO VARIABLE TRUST

And

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

And

STEPHENS INC.

THIS AGREEMENT. made and entered into this _____ day of July, 2000, by and among Hartford Life and Annuity Insurance Company, a Connecticut corporation (the "Company"), on its own behalf and on behalf of each separate account of the Company named in Exhibit A to this Agreement, as may be amended from time to time (each separate account, a "Separate Account"), and Wells Fargo Variable Trust, an open-end diversified management investment company organized under the laws of the State of Delaware (the "Trust") and Stephens Inc., an Arkansas corporation (the "Trust Underwriter"),

WHEREAS, the Trust engages in business as an open-end diversified, management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance contracts and variable annuity contracts to be offered by investment companies which have entered into participation agreements substantially similar to this Agreement ("Participating Insurance Companies"); and
WHEREAS, beneficial interests in the Trust are divided into several series of shares, each representing the interests in a particular managed portfolio of securities and other assets (each a "Fund"); and
WHEREAS, an order from the U.S. Securities and Exchange Commission (the "SEC' or "Commission"), dated September 28, 1998 (File No. 812-11158), grants Participating Insurance Companies and variable annuity separate accounts and variable life insurance separate accounts relief from the provisions of 9(a), 13(a), 15(a) and 15(b) of the Investment Company Act or 1940, as amended (the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity separate accounts and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and qualified pension and retirement plans ("Mixed and Shared Funding Order"), and
WHEREAS, the Trust is registered as an open-end management investment company ender the 1940 Act and its shares are registered ender the Securities Act of 1933, as amended (the "1933 Act"); and
WHEREAS, the Company has registered or will register certain variable annuity and variable life insurance contracts named in Exhibit A to this Agreement, as it may be amended from time to time, under the 1933 Act, unless such contracts are exempt from registration thereunder (the "Contracts"); and
WHEREAS, the Separate Accounts are duly organized, validly existing segregated asset accounts. established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut, to set aside and invest assets attributable to the Contracts; and
WHEREAS, the Company has registered or will register the Separate Accounts as unit investment trusts under the 1940 Act, unless exempt from registration thereunder, and
WHEREAS. the Trust Underwriter is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter 'NASD");
WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Funds named in Exhibit B on behalf of the Separate Accounts to fund the Contracts, and the Trust Underwriter is authorized to sell such shares to unit investment trusts such as the Separate Account at net asset value;
NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust, and the Trust Underwriter agree is follows:
ARTICLE I    Sale of Trust Shares

1.1.
The Trust Underwriter agrees to sell to the Company those shares of the Trust which the Company orders on behalf of the Separate Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Trust or its designee of the order for the shares of the Trust. For purposes of this Section 1.1, the Company shall be the designee of the Trust for receipt of such orders from each Separate Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice of such order by 9:30 am. Eastern Time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the relevant Fund calculates its net asset value as set forth in the Trust's prospectus and pursuant to the rules of the SEC.

1.2.
The Trust agrees in make its shares available indefinitely for purchase at the applicable net asset value per share by Participating Insurance Companies and their separate accounts on those days on which the Trust calculates its net asset value pursuant to rules of the SEC; provided, however, that the Board of Trustees of the Trust (hereinafter the "Trustees") may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund, if such action is required by law or by regulatory authorities having jurisdiction, or is, in the sole discretion of the Trustees, mans in good faith and in light of their fiduciary duties under federal and any applicable slate laws, necessary in the best interests of the shareholders of any Fund. The Trust shall use reasonable efforts calculate its Funds' net asset value on each day that the New Stock Exchange is open for trading.

1.3.
The Trust and the Trust Underwriter agree that shares of the Trust will be sold only to Participating Insurance Companies and their separate accounts, and to qualified pension and retirement plans. No shares of the Trust will be sold to the general public.

1.4.
The Trust and the Trust Underwriter will not sell Trust shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I, III, V, VII, and Section 2.8 of Article II of this Agreement are in effect to govern such sales.

1.5.
The Trust will not accept a purchase order from qualified pension or retirement plans if such purchase would make the plan shareholder an owner of 10 percent or more of the assets of a Fund unless such plan executes an agreement with the Trust governing participation in such Fund that includes the conditions set forth herein to the extent applicable. A qualified pension or retirement plan will execute an application containing an acknowledgment of this condition at the time of its initial purchase of shares of any Fund.

1.6.
The Trust agrees to redeem for cash, upon the Company's request, any full or fractional shares of the Trust held by the Company, executing such requests on a daily basis at the net asset value computed after receipt and acceptance by the Trust or its designee of the request for redemption. For purposes of this Section 1.6, the Company shall be the designee of the Trust for receipt of requests for redemption from each Separate Account, and receipt by such designee shall constitute receipt by the Trust; provided the Trust receives notice of request for redemption by 9:30 a.m. Eastern Time on the next fallowing Business Day. Payment shall be in federal funds transmitted by wire to the Company's account, as designated by the Company in writing from time to time.

1.7.
Each purchase, redemption, and exchange order placed by the Company shall be placed separately for each Fund and shall not be netted with respect to any Fund. However, with respect to payment of the purchase price by the Company and of redemption proceeds by the Trust, the Company and the Trust shall net purchase and redemption orders with respect to each Fund and shall transmit one net payment for all Funds in accordance with Section 1.8.

1.8.
The Company agrees that purchases and redemptions of Fund shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus. The Company agrees that all net amounts available under the variable life insurance contracts with the form number(s) which are listed on Exhibit A attached hereto and incorporated herein by this reference, as such Exhibit A may be amended from time to time hereafter by mutual written agreement of all the parties hereto (the "Contracts") shall be invested in the Funds, in such other Funds managed by Wells Fargo Bank as may be mutually agreed to in writing by the parties hereto, or in the Company's general account, provided that such amounts may also be invested in an investment company other than the Trust if (a) such other investment company, or series thereof, has investment objectives or policies that are substantially different from the investment objectives and policies of all the Funds of the Trust which are actually used by the Company to fund the Contracts; or (b) the Company gives the Fund and the Trust Underwriter 45 days written notice of its intention to make such other investment company available as a funding vehicle for the Contacts; (c) such other investment company was available as a funding vehicle for the Contracts prior to the date of this Agreement and the Company so informs the Fund and Trust Underwriter prior to their signing this Agreement (a list of such funds appearing on Exhibit C to this Agreement); and d) the Fund or Trust Underwriter consents to the use such other investment company.

1.9.
In the event of net purchaser the Company shall pay for shares by 2:00 p.m. Eastern Time on the next Business Day after an order to purchase the Shares is deemed to be received in accordance with the provisions of Section 1.1 hereof. In the event of net redemptions, the Trust shall pay the redemption proceeds in accordance with the terms of the then-current prospectus for the Trust. All such payments shall be in federal funds transmitted by wire. For purposes of Section 2.4 and Section 2.10, upon receipt by the Trust of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

1.10.
Issuance and transfer of the Trust's shares will be by book entry only. Stock certificates will not be issued to the Company or any Separate Account. Purchase and redemption orders for Trust shares will be recorded in an appropriate title for each Separate Account or the appropriate subaccount of each Separate Account.

1.11.
The Trust shall furnish notice to the Company or any income, dividends, or capital gain distributions payable on the Trust's shares on the same or next following business day of payment (by wire or telephone, followed by written confirmation). The Company hereby elects to receive all such dividends and distributions as are payable on the Fund shares in the form of additional shares of that Fund. The Company reserves the right to revoke this election and to receive all such dividends and distributions in cash. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.12.
The Trust shall make the net asset value per share for each Fund available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 5:30 p.m. Pacific Time, each business day.

ARTICLE II    Representations and Warranties

2.1.
The Company represents and warrants that the Contracts are or will be registered under the 1933 Act, unless exempt therefrom, and that the Contracts will be issued in compliance with all applicable federal and state laws. The Company further represents and warrants that the Company will include a provision in its agreements with broker-dealers obligating such broker-dealers to ensure that their registered representatives shall not make recommendations to an applicant to purchase a Contract in the absence of reasonable grounds to believe that the purchase is suitable for such applicant, as outlined in the suitability requirements of the 1934 Act and the NASD Conduct Rules. The Company further represents and warrants that: (i) it is an insurance company duly organized and in good standing under applicable law; (ii) it has legally and validly established each Separate Account as a segregated asset account under applicable state law and has registered each Separate Account as a unit investment trust in accordance with the provisions of the 1940 Act, unless exempt therefrom, to serve as segregated investment accounts for the Contract; and (iii) it will maintain such registration, if required, for so long as any Contacts are outstanding. The Company shall maintain any registration statement under the 1933 Act for the Contracts and any registration statement under the 1940 Act for the Separate Accounts from time to time as required in order to effect the continuous offering of the Contract or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sale in accordance with the securities laws of the various states only if, and to the extent, deemed necessary by the Company.

2.1.
Subject to Article VI hereof, the Company represents that the Contracts are currently and at the time of issuance will be treated as life insurance, endowment. or annuity contracts under applicable provisions of the Internal Revenue Code and that it will maintain such treatment and that it will notify the Trust and the Trust Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.3.
The Company represents that any prospectus offering a Contract that is a life insurance contract where it is reasonably probable that such Contract would be "modified endowment contract," as that term is defined in Section 7702A of the Internal Revenue Code will identify such Contract as a modified endowment contract (or policy).

2.4.
The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Trust are covered by a blanket fidelity bond or similar coverage in an amount not leas than $5 million. The aforesaid includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees that any amounts received under such bond in connection with claims that derive from arrangements described in this Agreement will be hold by the Company for the benefit of the Trust. The Company agrees to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Trust and the Trust Underwriter in the event that such coverage no longer applies.

2.5.
The Trust represents and warrants that Trust shares sold pursuant to this Agreement be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law, and that the Trust is and shall remain registered under the 1940 Act for as long as the Trust shares are sold. The Trust shall amend the registration statement for its shares under the 1933 and the 1940 Acts from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify the shares for sale in accordance with the laws of the various states only if, and to the extent decreed advisable by the Trust or the Trust Underwriter.

2.6.
The Trust represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision. The Trust will notify the Company immediately upon having a reasonable basis for believing that the Trust no longer qualifies.

2.7.
The Trust makes no representation as to whether any aspect of its operations, including but not limited to, investment policies, fees and expenses, complies with the insurance and other applicable laws of the various states, except that the Trust represents that it is and shall at all times remain in compliance with the laws of the state of Delaware to the extent required to perform this Agreement.

2.8.
The Trust represents and warrants that its Board of Trustees, a majority of whom are not interested persons of the Trust and to the extent required by applicable law, will formulate and approve any plan under Rule 12b-1 ("Rule 12b-1 Plan") to finance distribution expenses. The Trust shall notify the Company immediately upon determining to finance distribution expenses pursuant to Rule 12b-1.

2.9	The Trust represents that it is lawfully organized and validly existing under the Laws of Delaware and that it does and will comply with applicable provisions under the 1940 Act.

2.10
The Trust represents and warrants that it and all of its trustees, officers, employees and other individuals/entities having access to the funds and/or securities of the Trust are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage as required currently by Rule I7g-1 of the 1940 Act or related provisions as may be promulgated from time to time, The aforesaid. aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.11.
The Trust Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Trust Underwriter further represents that it will sell and distribute the Trust's shares in accordance with all applicable federal and state securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.12.
The Trust Underwriter represents and warrants that the Trust's investment manager, Wells Fargo Bank, is exempt from registration as an investment adviser under all applicable federal and state securities laws and that the investment manager will perform its obligations to the Trust in accordance with any applicable state and federal securities laws.

ARTICLE III    Prospectuses and Proxy Statements; Voting.

3.1.
The Trust Underwriter shall provide the Company, at the Trust's expense, with as many copies of the Trust's current prospectus as the Company may reasonably request. If requested by the Company in lieu thereof, the Trust shall provide such documentation including a final copy of a current prospectus set in type at the Trust's expense and other assistance as is reasonably necessary in order for the Company at least annually (or more frequently if the Trust's prospectus is amended more frequently) to have the new prospectus for the Contracts and the Trust new prospectus printed together in one document; in such case at the Company's expense.

3.2.
The Trust's prospectus shall state that the statement of additional information for the Trust is available from the Trust Underwriter (or, in the Trust's discretion, the Prospectus shall state that such statement is available from the Trust),

3.3.
The Trust, at its expense, shall provide the Company with copies of its proxy material, if may, reports to shareholders and other communications to shareholders in such quantities as the Company may reasonably require and the Trust shall bear the costs of printing and distributing them to existing Contract owners or participants.

3.4.
The Trust hereby notices the Company that it is appropriate to include in the prospectuses pursuant to which the contracts are offered disclosure regarding the potential risks of mixed and shared funding.

3.5.	To the extent required by law the Company shall:

(1)	solicit voting instructions from Contract owner or participants:

(2)	vote the Trust shares held in each Separate Account in accordance with instructions received from Contract owners or participants; and

(3)
vote Trust shares held in each Separate Account for which no timely instructions have been received, in the same proportion as Trust shares of such Fund for which instructions have been received from the Company's Contract owners or participants;

for so long as and to the extent that the 1940 Act requires pass-through voting privileges for variable contract owners. The Company reserves the right to vote Trust shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Trust calculates voting privileges in a manner consistent with other Participating Insurance Companies and as required by the Mixed and Shared Funding Order. The Trust will notify the Company of any changes of interpretation or amendment to the Mixed and Shared Funding Order.

3.6.
The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Trust will either provide for annual meetings (except to the extent that the Commission may interpret Section 16 of the 1940 Act not to require such meetings) or comply with Section 16(c) of the 1940 Act (although the Trust is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b) of the 1940 Act. Further, the Trust will act in accordance with the Commission's interpretation of the requirements of Section I6(a) with respect to periodic elections of Trustees and with whatever rules the Commission may promulgate with respect thereto.

ARTICLE IV    Sales Materials and Information

4.1.
The Company shall furnish, or shall cause to be furnished, in the Trust or the Trust Underwriter, each piece of salrs literature or other promotional material in which the Trust or the Trust's investment manager, sub-adviser or Trust Underwriter is named, at least five business days prior to its use. No such material shall be used if the Trust or the Trust Underwriter reasonably objects in writing to such use within five business days after receipt of such material.

4.2.
The Company represents and warrants that sales literature for the Contracts prepared by the Company or its affiliates will be consistent in all material respects with every law, rule, and regulation of any regulatory agency or self-regulatory agency that applies to the Contracts or to the sale of the Contract, including, but not limited to, NASD Conduct Rule 2210 and IM-2210-2 thereunder.

4.3.
The Company shall not give any information or that any representations or statement on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Trust shares as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or by the Trust Underwriter, except with the permission of the Trust or the Trust Underwriter. The Trust and the Trust Underwriter agree to respond to any request for approval on a prompt and timely basis. The Company shall adopt and implement procedures reasonably designed to ensure that information concerning the Trust, the Trust Underwriter, or any of their affiliates which is intended for use by brokers or agents selling the Contracts (i,e,. information that is not intended for distribution to Contract owners or prospective Contract owners) is so used, and neither the Trust the Trust Underwriter, nor any other affiliates shall be liable for any losses, damages, or expenses relating to the improper use of such broker only materials by agents of the Company or its affiliates who are unaffiliated with the Trust or the Trust Underwriter. The parties hereto agree that this Section 4.3 is not intended to designate nor otherwise imply that the Company is an underwriter or distributor of the Trust's shares.

4.4.
The Trust or the Trust Underwriter shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company, its Separate Account, or the Contracts are named, at least five business days prior to its use. No such material shall be used if the Company reasonably objects in writing to such use within five business days after receipt of such material.

4.5.
The Trust represents and agrees that sales literature for the Trust prepared by the Trust its affiliates in connection with the sale of the Contracts will be consistent in all material respects with every law, rule and Regulation of any regulatory agency or self regulatory agency that applies to the Trust or to the sale of Trust shares, including, but not limited to, NASD Conduct Rule 2210 and IM-2210-2 thereunder.

4.6.
The Trust and the Trust Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, each Separate Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement or prospectus may be amended or supplemented from time to time, or in published reports for each Separate Account which are in the public domain or approved by the Company for distribution to Contract owners or participants or in sales literature or other promotional material approved by the Company, except with the permission of the Company. The Company agrees to respond to any request for approval on a prompt and basis. The Trust and the Trust Underwriter shall mark information produced by or on behalf of the Trust "FOR BROKER USE ONLY" which is intended for use by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract owners or prospective Contract owners) is so used., and neither the Company nor any of its affiliates shall be liable for any losses, damages, or expenses arising on account of the use by brokers of such information with third parties in the event that is not so marked.

4.7.
The Trust will provide to the Company at least one copy of all registration statements, prospectus, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Trust or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

4.8
The Company will provide to the Trust, upon request, at least one complete copy of all registration statements that relate to the Contacts or each Separate Account. The Company shall promptly inform the Trust of any examination by the SEC (or other regulatory authorities) that relates to the Funds in the Contract.

4.9.
Fur purposes of Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or deisigned for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication.,distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under NASD Conduct Rules, the 1940 Act or the 1933 Act.

ARTICLE V    Fees and Expenses

5.1.
The Trust and Trust Underwriter shall pay fee or other compensation to the Company under this Agreement, except subject to Rule 12b-1 Plan to finance distribution expenses, in which case, subject to obtaining any required exemptive orders, or other regulatory approvals, the Trust Underwriter may make. payments to the Company or to the underwriter for the Contract if and in amounts agreed to by the Trust Underwriter in writing. Each party, however, shall, in accordance with the allocation of expenses specified in this Agreement, reimburse other parties for expenses initially paid by one party but allocated to anther party. In addition, nothing herein shall prevent parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to the Trust and/or to the Separate Accounts.

5.2.
All expenses incident to performance by the Trust of this Agreement shall be paid by the Trust to the extent permitted by law. All Trust shares will be duly authorized for issuance and registered in accordance with applicable federal law and to the extent deemed advisable by the Trust, in accordance with applicable state law, prior to sale. The Trust shall bear the expenses for the cost of registration and qualification of the initial shares, preparation and filing of the Trust's prospectus and registration statement, Trust proxy materials and reports, printing proxy materials and annual reports for existing Contract owners, setting in type the Trust's prospectuses, the preparation of all statements and notices required by any federal or State law, all taxes on the issuance or transfer of the Trust's shares, and any expenses permitted to be paid or assumed by the Trust pursuant to any Rule 12b-1 Plan under the 1940 Act duly adopted by the Trust.

5.3.
The Company shall bear all expenses associated with the registration, qualification, and filing of the Contracts under applicable federal securities and state insurance laws; the cost of preparing, printing, and distributing the Contract prospectuses and statements of additional information; and the cost at printing and distributing annual individual account statements for Contract owners as required by state insurance law.

ARTICLE VI	Diversification

6.1.
The Trust represents and warrants that, at all times, the Funds will comply with Section 817 of the Code and all regulations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event a Fund ceases to so qualify, the Trust will take all reasonable steps (a) to notify Hartford immediately of such event and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.
ARTICLE VII    Potential Conflicts

7.1.	If and to the extent that the Trust engages in mixed and shared funding as contemplated by exemptive relief provided by the SEC and applicable to the Trust, this Article VII shall apply.

7.2.
The Board of Trustees of the Trust (the "Trust Board") will monitor the Trust for the existence of any material irreconcilable conflict among the interests of the Contract owners of all separate accounts investing in the Trust. A material irreconcilable conflict may arise for a variety of reasons, including: (a) as action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding, (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract owners, variable life insurance contract owners, and trustees of qualified pension or retirement plans; (f) a decision by a Participating Insurance Company to disregard the voting instructions of Contract owners; or (g) if applicable, a decision by a qualified pension or retirement plan to disregard the voting. The Trust shall promptly inform the Company if it determines that a material irreconcilable conflict exists and the implications thereof. A majority of the Trust Board shall consist of Trustees who are not "interested persons" of the Trust.

7.3.
The Company has reviewed a copy of the Mixed and Shared Funding Order, and it has reviewed the conditions to the requested relief set forth therein. The Company agrees to assist the Trust Board in carrying out its responsibilities under the Mixed and Shared Fording Order, by providing the Trust Board with all information reasonably necessary for the Trust Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Trust Board whenever Contract owner voting instructions are disregarded. The Trust Board shall record in its minutes or other appropriate records, all reports received by it and all action with regard to a conflict.

7.4.
If it is deemed by a majority of the Trust Board, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists, the Company shall, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including; (a) withdrawing the assets allocable to some or all of the Separate Accounts from the relevant Fund and reinvesting such nets in a different investment medium, including another Fund, or in the case of insurance company participants submitting the question as to whether such segregation should be implemented by a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity Contract owners or life insurance Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a changer and (b) establishing a new registered management investment company or managed Separate Account,

7.5.
If the Company's disregard of voting instructions could conflict with the majority of Contract owner voting instructions, and the Company's judgment represents a minority position or would preclude a majority vote, the Company may be required. at the Trust's election, to withdraw the Separate Account's investment in the Trust and terminate this Agreement with respect to such Separate Account, and no charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination shall take place within 30 days after written notice is given that this provision is being implemented, subject to applicable law but in any event consistent with the term of the Mixed and Shared Funding Order. Until such withdrawal and termination is implemented, the Trust Underwriter and the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust. Such withdrawal and termination shall be limited to the extent required by the foregoing to the material irreconcilable conflict as determined by a majority of disinterested Trustees.

7.6.
If a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state insurance regulators, then the Company will withdraw the Separate Account's investment in the Trust and terminate this Agreement with respect to such Separate Account within 30 days after the Trust informs the Company of a material irreconcilable conflict, subject to applicable but in any event consistent with the terms of the Mixed and Shared Funding Order. Until such withdrawal. and termination is implemented, the Trust Underwriter and the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust. Such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of disinterested Trustees.

7.7.
For purposes of Sections 7.4 through 7.7 of this Agreement, the majority of the disinterested members of the Trust Board shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Trust or the Trust Underwriter be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.4 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the material irreconcilably conflict.

7.8.	The Trust Board's determination of the existence of a material irreconcilable conflict and its implication will be made known in writing to the Company.

7.9.
The Company shall at least annually submit to the Trust Board such reports, materials, or data as the Trust Board may reasonably request so that the Trustees may fully carry out the duties imposed upon the Trust Board by the Mixed and Shared Funding Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Trust Board.

7.10.
If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3(T) is adapted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Order) on terms and conditions materially different from those contained in the Mixed .and Shared Funding Order, the Trust and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6-e2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

ARTICLE VIII    Indemnification
8.1.     Indemnification Bv The Company
(a)    The Company agrees to indemnify and hold harmless the Trust, the Trust Underwriter, and each of the Trust's or the Trust Underwriter's directors, officers, employer, or agents and each person, if any, who controls the Trust or the Trust Underwriter within the meaning of such terms under the federal securities laws (collectively, the "indemnified parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company), or litigation (including reasonable legal and at other expenses), to which the indemnified parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, acquisition, or redemption of the Trust's shares of the Contracts and;

(1)
arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statements, prospectuses or statements of additional information for the Contracts or contained in the Contracts, or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify shall not apply as to any indemnified patty if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf-of the Trust for use in the registration statement, prospectus or statement of information for the Contracts, or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contacts or Trust shares; or

(2)
arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the Trust registration statement, Trust prospectus or sales literature of other promotional material of the Trust not supplied by the Company or persons under its control) or wrongful conduct by the Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

(3)
arise out of or as a result from any untrue statement or alleged untrue statement of material fact contained in the Trust's registration statement, prospectus, statement of additional information, sales literature or other promotional material of the Trust or any amendment thereof, or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance open and in conformity with information furnished to the Trust by or on behalf of the Company or persons under its control; or

(4)	an as a result of any failure by the Company to provide the services and furnish the materials or to make any payments under the terms of this Agreement; or

(5)
arise out of any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result out of any other material breach by the Company of this Agreement;

except to the extent provided in Sections 8.1(b) and 8.4 hereof. This indemnification shall be in addition to any liability which the Company may otherwise have.
(b)    No party shall be entitled to indemnification by the Company if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard of duty by the party seeking indemnification.
(c)    The indemnified parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.
8.2.    Indemnification By the Trust Underwriter
(a)    The Trust Underwriter agrees to indemnify and hold harmless the Company and each of its directors, officers, employees, or agents and each person, if any, who controls the Company within the meaning of such terms under the federal securities laws (collectively, the "indemnified parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust Underwriter), or litigation (including reasonable legal and other expenses) to which the indemnified parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, acquisition, or redemption of the Trust's shares or the Contracts and:

(1)
arise out of or are based upon any untrue statement or alleged untrue statement, of any material fact contained in the registration statement, prospectus, or statement of additional information for the Trust, or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify shall not apply as to any indemnified party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Trust Underwriter or the Trust by or on behalf of the Company for use in the registration statement, prospectus, or statement of additional information for the Trust or in sales literature of the Trust (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(2)
arise out of or as a result of statements or representations (other than statements or representations contained in the Contracts or in the Contract or Trust registration statement, the Contract or Trust prospectus, statement of additional information, or sales literature or other promotional material for the Contracts or of the Trust not supplied by the Trust Underwriter or persons under the control of the Trust Underwriter) or wrongful conduct of the Trust Underwriter or persons under the control of the Trust Underwriter, with respect to the sale or distribution of the Contracts or Trust shares; or

(3)
arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus. statement of additional information, or sales literature or other promotional material covering the Contracts (or any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust Underwriter or persons under the control of the Trust Underwriter; or

(4)
arise as a result of any failure by the Trust Underwriter to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements and procedures related thereto specified in Article VI of this Agreement; or

(5)
arise out of or results from any material breach of any representation and/or warranty made by the Trust Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust Underwriter.

except to the extent provided in Sections 8.2(b) and 8.4 hereof. This indemnification shall be in addition to any liability which the Trust Underwriter may otherwise have.
(a)No party shall he entitled to indemnification by the Trust Underwriter if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard of duty by the party seeking indemnification.
(b)The indemnified parties will promptly notify the Trust of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Contracts or the operation of each Separate Account
8.3.    Indemnification By the Trust
(a)    The Trust agrees to indemnify and hold harmless the Company and each of its directors, officers, employees, or agents, and each person, if any, who controls the Company within the meaning of such terms under the federal securities laws (collectively, the "indemnified parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust), or litigation (including reasonable legal and other expenses) to which the indemnified parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the operations of the Trust and:

(1)
arise as a result from any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements and procedures related thereto specified in Article VI of this Agreement); or

(2)
arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust;

except to the extent provided in Sections 8.3(b) and 8.4 hereof. This indemnification shall be in addition to any liability which the Trust may otherwise have.
(a)No party shall be entitled to indemnification by the Trust if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard of duty by the party seeking indemnification.
(b)The indemnified parties will promptly notify the Trust of the commencement of any litigation or proceedings against it in connection with the issuance or sale of the Contracts or the operation of each Separate Account.
8.4.     Indemnification Procedures
Any person obligated to provide indemnification under this Article VIII ("indemnifying party" for the purpose of this Section 8.4) shall not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this Article VIII ("indemnified party" for the purpose of this Section 8.4) unless such indemnified party shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim have been served upon such indemnified party (or after such party shall have received notice of such service upon any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve the indemnifying party from any liability which it may have to the indemnified party against whom such action is brought under the indemnification provision of this Article VIII, except to the extent that the failure to notify results in the failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. In addition, any failure by the indemnified party to notify any indemnifying party of any such claim shall not relieve the indemnifying party from any liability which it may have to the indemnified party against whom the action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the indemnified party, the indemnifying party will be entitled to participate, at its own expense, in the defense thereof. The indemnifying party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the indemnifying party to the indemnified party of the indemnifying party's election to assume the defense thereof, the indemnified party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless (1) the indemnifying party and the indemnified party have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.
ARTICLE IX    Applicable Law

9.1.	This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware without giving effect to conflicts of laws provisions thereof.

9.2.
This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Order) and the term's hereof shall be jute: p: led arid cornmeal in accordance. therewith.

ARTICLE X    Termination

10.1.	This Agreement shall terminate automatically in the event of its assignment, unless made with written consent of each party; or
(a)    at the option of any party upon six months advance written notice to the other parties; or
(b)    at the option of the Company if shares of the Funds delineated in Exhibit B arc not reasonably available to meet the requirements of the Contracts as determined by the Company; or
(c)    at the option of the Trust upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body, which would have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or
(d)    at the option of the Company upon institution of formal proceedings against the Trust or the Trust Underwriter by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, which would have a material adverse effect on the Trust Underwriter's or the Trust's ability to perform its obligations under this Agreement; or
(e)    at the option of the Trust or the Trust Underwriter by written notice to the Company, if the Company gives the Trust and the Trust Underwriter the written notice specified in Section 1.8(b) hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however, any termination under this Section 10.1(e) shall be effective sixty (60) days after the notice specified in Section 1.8(b) was given; or
(f)    at the option or the Company or the Trust upon a determination by a majority of the Trust Board, or a majority of the disinterested Trustees, that a material irreconcilable conflict exists among the interests of (i) all contract owners of variable insurance products of all separate accounts, or (ii) the interests of the Participating Insurance Companies investing in the Trust as delineated in Article VII of this Agreement; or
(g)    at the option of the Company if the Trust ceases to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, or under any successor or similar provision, or if the Company reasonably believes that the Trust may fail to so qualify; or
(h)    at the option of the Company if the Trust fails to meet the diversification requirements specified in Article VI hereof or if the Company reasonably believes that the Trust will fall to meet such requirements; or
(i)    it the option of any party to this Agreement, upon another party's failure to cure a material breach of any provision of this Agreement within thirty days; or
(j)    at the option of the Company, if the Company determines in its sole judgment exercised in good faith, that either the Trust or the Trust Underwriter has suffered a material adverse change in its business, operations, or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations or the Company or the Contracts (including the sale thereof); or

(k)    at the option of the Trust or Trust Underwriter, if the Trust or Trust Underwriter respectively, shall determine in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Trust or Trust Underwriter; or
(l)    subject to the Trust's compliance with Article VI hereof, at the option of the Trust in the event any of the Contracts are not issued or sold in accordance with applicable requirements of federal and/or stale law. Termination shall be effective immediately upon such occurrence without notice.
10.2.     Notice Requirement
(a)    In the event that any termination of this Agreement is based upon the provisions of Article VII, such prior written notice shall be given in advance of the effective date of termination as required by such provisions.
(b)    In the event that any termination of this Agreement is based upon the provision of Sections 10.1(b) - (d) or 10.1(g) - (i) prompt written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating parties, with said termination to to be affective upon receipt of such notice by the non-terminating parties.
(c)    In the event that any termination of this Agreement is based upon the provisions of Sections 10.1(j) or 10.1(k), prior written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating this Agreement to the nonterminating parties. Such prior written notice shall be given by the party terminating this Agreement to the nonterminating parties at least 30 days before the effective date of termination.

10.3.	It is understood and agreed that the right to terminate this Agreement pursuant to Section 10.1(a) may be exercised for any reason or for no reason.
10.4.     Effect of Termination
(a)Notwithstanding any termination of this Agreement pursuant to Section 10.1 of this Agreement and subject to Section 1.3 of this Agreement, the Company may require the Trust and the Trust Underwriter to continue to make available additional shares of the Trust for so long after the termination of this Agreement as the Company desires pursuant to the terms and conditions of this Agreement as provided in paragraph (b) below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Trust, redeem investments the Trust and/or invest in the Trust upon the making of additional purchase payments under tho Existing Contracts. The parties agree that this Section 10.4 shall not apply to any termination under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.
(b)If shares of the Trust continue to be made available after termination of this Agreement pursuant to this Section 10.4, the provisions of this Agreement shall remain in effect except for Section 10.1(a).

10.5.
The Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract Owner initiated or approved transactions, or (ii) as required by sate and/or federal laws or regulations or judicial or other legal precedent of general application or as permitted by an SEC exemptive order (hereinafter referred to as a "Legally Required Redemption"). Upon request, the Company will promptly furnish to the Trust and the Trust Underwriter the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Trust and the Trust underwriter) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Fund that was otherwise available under the Contracts without first giving the Trust or the Trust Underwriter 90 days notice of its intention to do so.
ARTICLE.    Notices

11.1.
Any notice shall be deemed duly given only if sent by hand, evidenced by written receipt or by certified mail, return receipt requested, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party. All notices shall be deemed given three business days after the date received or rejected by the addressee.

If to the Trust:        C. David Messman, Esq.
Vice President & Senior Counsel
Wells Fargo Bank
Legal Department
633 Folsom Street - 7th Floor
San Francisco, CA 94107-3600

If to the Company:    Hartford Life and Annuity Insurance Company
200 Hopmeadow St.
Simsbury, CT 06089
Attention: Senior Vice President - IPD
cc: General Counsel
cc: International Corporate Marketing Group
100 Campus Dr., Suite 250
Florham Park, NJ 07932
Attention: President

If to the Trust Underwriter:     Stephens Inc.
111 Center Street
Little Rock, AK 72201
Attention: Richard H. Blank, Vice President
ARTICLE XII    Miscellaneous

12.1.
All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust as neither the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust.

12.2.
Subject to law and regulatory authority, each party hereto shall treat as confidential all information reasonably identified as such in writing by any other party hereto (including without limitation the names and addresses of the owners of the Contracts) and, except as contemplated by this Agreement, shall not disclose, disseminate or utilize such confidential information until such time as it may come into the public domain without the express prior written consent of the affected party.

12.3.	The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4.	This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.5.	If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.6	This Agreement shall not be assigned by any party hereto without the prior written consent of all the parties.

12.7.
Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

12.8.
Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

12.9.	The parties to this Agreement may amend the exhibits to this Agreement from time to time to reflect changes in or relating to the Contracts, the Separate Accounts or the Funds of the Trust.

12.10
The Trust has filed a Certificate of Trust with the Secretary of State of The State of Delaware. The Company acknowledges that the obligations of or arising out of the Trust's Declaration of Trust are not binding upon any of the Trust's Trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its proportionate interests hereunder. The Company further acknowledges that the assets and liabilities of each Fund are separate and distinct and that the obligations of or arising out of this instrument are binding solely upon the assets or property of the Fund on whose behalf. the Trust has executed this instrument. The Company also agrees that the obligations of each Fund hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the Company agrees not to proceed against any Fund for the obligations of another Fund.

12.11.
Except as otherwise expressly provided in this Agreement, neither the Trust nor the Trust Underwriter nor any affiliate thereof shall use any trademark, trade name, service mark or log of the Company or any of its affiliates, or any variation of any such trademark, trade name, service mark or logo without the Company's prior written consent, the granting of which shall be at the Company's sole option. Except as otherwise expressly provided in this Agreement, neither the Company nor any affiliate thereof shall use any trademark, trade name, service mark or logo of the Trust or of the Trust Underwriter, or any variation of any such trademark, trade name, service mark or logo without the prior written consent of either the Trust or of the Trust Underwriter, as appropriate, the granting of which shall be at the sole option of the Trust or of the Trust Underwriter, as applicable.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
Wells Fargo Variable Trust
By: /s/ C. David Messman
Name: C. David Messman
Title: Secretary
Hartford Life and Annuity Insurance Company
By:
Name:
Title:
Stephens Inc.
By: /s/ Richard H. Blank
Name: Richard H. Blank
Title: Sr. Vice President

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
Wells Fargo Variable Trust
By:
Name: C. David Messman
Title:
Hartford Life and Annuity Insurance Company
By: /s/ James P Van Etten
Name: James P Van Etten
Title: Asst. Vice President
Stephens Inc.
By:
Name: Richard H. Blank
Title:

EXHIBIT A
Separate Account and Contracts
Subject to the Participation Agreement
Separate Account:    ICMG Registered Variable Life Separate Account One
(established October 9, 1995)
Contracts:        GVL-95(P) Group Flexible Premium Variable Life Insurance Contract

EXHIBIT B
Funds Subject to the Participation Agreement
Wells Fargo Equity Income Fund
Wells Fargo Asset Allocation Fund
Wells Fargo Growth Fund
Wells Fargo Equity Value Fund
Wells Fargo Money Market Fund
Wells Fargo Small Cap Growth Fund
Wells Fargo Corporate Bond Fund
Wells Fargo Large Company Growth Fund

EXHIBIT C
Funds Available under the Contracts Prior to this Agreement

AMENDMENT NO. 1
to the
PARTICIPATION AGREEMENT
By and Among
WELLS FARGO VARIABLE TRUST,
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY,
HARTFORD LIFE INSURANCE COMPANY
and
STEPHENS INC.
THIS AMENDMENT is effective as of the 31st day of October 2001, by and among WELLS FARGO VARIABLE TRUST (the "Trust"); HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("HL&A") and HARTFORD LIFE INSURANCE COMPANY ("HLIC") (together the "Company"); and STEPHENS INC. (the "Tnist Underwriter").
WHEREAS, the Trust, HL&A and the Trust Underwriter are parties to that certain Participation Agreement dated July, 2000 (the "Agreement"); and
WHEREAS, the Trust, HL&A and the Trust Underwriter wish to amend and restate Exhibit A to the Agreement in order to expand the number of Separate Accounts which may purchase shares of the Funds under the Agreement and add certain variable annuity contracts to the Contracts covered by the Agreement; and
WHEREAS, the Trust, HL&A and the Trust Underwriter wish to amend and restate Exhibit B to the Agreement in order to expand the number of Funds, the shares of which shall be available for purchase by the Separate Accounts to fund the Contracts; and
WHEREAS, the Trust, HL&A and the Trust Underwriter wish to add HLIC as a party to the Agreement as an issuer of the Contracts; and
WHEREAS, the parties hereto wish to amend certain provisions of the Agreement related to the (i) purchase and sale of Fund shares and certain operational matters, (ii) allocation of expenses for prospectuses and statements of additional information, and (iii) observance of certain privacy provisions of the Gramm-Leach-Bliley Act.
NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HL&A, HLIC, the Trust and the Trust Underwriter hereby agree as follows:
Hartford Life Insurance Company Added as a Party. Hartford Life Insurance Company is hereby added as a party to the Agreement and after the date of this amendment, the term "Company" shall include both Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company.

Operations Matters. Section 1.7 of Article I of the Agreement is deleted in its entirety and replaced with the following:

1.7.
Each purchase, redemption and exchange order placed by the Company shall be placed separately for each Fund and shall not be netted with respect to any Fund. However, with respect to the payment of the purchase price by the Company and of redemption proceeds by the Trust, the Company and the Trust shall each net purchase and redemption orders, respectively, and each transmit one net payment for all Funds in accordance with Section 1.8.

The following are added as new Section 1.13 of Article I:
1.13. NSCC Fund/Serv. The Company may purchase, redeem and settle purchases and redemptions of shares of the Funds in accounts registered in the name of the Company or the Separate Account via NSCC Fund/Serv and without a guaranteed endorsement on the certificates representing such shares, or, if no certificates for such shares have been issued, without a guaranteed endorsement, and the Trust and Trust Underwriter agree to allow such purchases, redemptions and settlement, subject to the following:
(a)The wire order purchase or redemption request is placed through NSCC Fund/Serv.
(b)In the case of certificated shares, the appropriate certificate(s) are received as settlement and the reverse of such certificate(s) is not completed or signed in a manner deemed inconsistent by the Trust's transfer agent ("Transfer Agent") in its sole judgment.
(c)The Company hereby warrants to the Trust Underwriter, the Transfer Agent, and the Fund(s) that each purchase and redemption has been authorized by the Contract owner prior to initiation and that the Company has internal procedures in place to assure that the instructions described herein are authorized only by appropriate persons.
(d)This arrangement will be governed by and subject to rules and procedures established by the Trust Underwriter and the Transfer Agent for effecting such transactions,
(e)The Trust Underwriter may terminate the Company's participation in the transactions described in this paragraph at any time if the Trust Underwriter reasonably believes or has reason to believe that the Company has failed or may fail to comply with any of the conditions set forth herein with 48 hours written notice followed by telephone confirmation. Such termination shall not affect the Company's responsibilities under this Article I with respect to such transactions.
Prospectus and Statement of Additional Information. Section 3.1 of Article III of the Agreement is deleted in its entirety and replaced with the following:
3.1    (a)    The Trust Underwriter, at the Company's expense, will print and provide the Company with as many copies of the Trust's current prospcctus(es) and statement of additional information as the Company may reasonably request for sales of Contracts and promotion of Trust series to holders of Contracts who do not have Contract values allocated to such Series. The Trust Underwriter, at its expense, will print and provide the Company with as many copies of the Trust's current prospectus(es) and statement of additional information as the Company may reasonably request for use with existing Contract owners who have Contract values allocated to any Series of the Trust. At the Company's request, the Trust will provide (in lieu of printed prospectuses) camera-ready film, computer diskettes or typeset electronic document files containing the Trust's prospectus(es) and statement of additional information for printing by the Company at the Trust's expense. The Company will deliver, at the Trust's expense, the Trust's prospectus(es) and statement of additional information to existing owners of the Contracts. The Company may elect to print the Trust's prospectus(es) and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information. In this case, the Trust's share of the total expense for printing and delivery of the combined prospectus shall be determined pro-rata based upon the page count of the Trust's prospectus as compared to the total page count for the combined prospectus containing all other funds offered under the Contracts, and the proportion of such combined prospectus(es) and/or statements of additional information provided to existing owners of Contracts (at the Trust's expense), and to prospective Contract owners or for other promotional purposes.
(b)    The Company, at its expense, will print the prospectus for the Contracts for use with prospective owners of the Contracts. if the Company chooses to receive camera-ready film, computer diskettes or typeset electronic document files of the Trust's prospectus(es) and statement of additional information (in lieu of receiving printed copies), the Trust shall bear the cost of providing the camera-ready film, diskettes or type-set electronic document files.
New Exhibit A. Exhibit A to the Agreement is hereby amended and restated in accordance with Exhibit A attached hereto.
New Exhibit B. Exhibit B to the Agreement is hereby amended and restated in accordance with Exhibit B attached hereto.
Privacy Rights of Contract Owners. The following is added to the end of Section 12.2 at Article XII of the Agreement:

Each party agrees that it will diligently protect the privacy rights of owners of the Contracts in accordance with applicable federal and state laws and regulations, including Title V of the Gramm-Leach-Bliley Act of 1999.
Counterparts. This Amendment may be executed in counterparts, each of which shall be an original and all of which together shall constitute one instrument.
Unmodified Terms. In all other respects, the terms of the Agreement remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the first above-written date.

WELLS FARGO VARIABLE TRUST            STEPHENS INC.

By: /s/ [illegible]                        By: /s/ [illegible]

Its: Secretary                        Its: SVP
Duly Authorized                        Duly Authorized

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
HARTFORD LIFE INSURANCE COMPANY

By: /s/ Bruce W. Ferris
Its Vice President
Duly Authorized

EXHIBIT A
Separate Accounts and Contracts
Subject to the Participation Agreement

Separate Account ICMG Registered Variable Life Separate Account One
(established October 9, 1995)
Contracts: GVL-95(P) Group Flexible Premium Variable Life Insurance Contract

Separate Account: Hartford Life Insurance Company Separate Account Two
(established June 2, 1986)
Contracts: HL-VA-99 Series VII of The Director variable annuity; HL-VA-00 The
Director Outlook variable annuity

Separate Account: Hartford Life and Annuity Insurance Company Separate Account One
(established May 20, 1991)
Contracts: LA-VA-99 Series VII of The Director variable annuity; LA-VA-00 The
Director Outlook variable annuity

EXHIBIT B
Funds Subject to the Participation Agreement
Wells Fargo Asset Allocation Fund
Wells Fargo Corporate Bond Fund
Wells Fargo Equity Income Fund
Wells Fargo Equity Value Fund
Wells Fargo Growth Fund
Wells Fargo International Equity Fund
Wells Fargo Large Company Growth Fund
Wells Fargo Money Market Fund
Wells Fargo Small Cap Growth Fund

AMENDMENT NO. 2
to the
PARTICIPATION AGREEMENT
By and Among
WELLS FARGO VARIABLE TRUST,
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY,
HARTFORD LIFE INSURANCE COMPANY
and
STEPHENS INC.
Effective January 1, 2002, the Participation Agreement is amended as follows:
1.    Paragraph 3.5 is amended as follows:
a. The first sentence is deleted in its entirety and replaced with the following:
"a. For its registered Accounts, to the extent required by law, the Company shall:"
b. The following is added as sub-paragraph 3.5(b)
"b. For its unregistered Accounts which are exempt from registration under the 1940 Act in reliance upon Section 3(c)(1) or Section 3(c)(7) thereof, the Company represents and agrees that:

(1)	the principal underwriter for each such unregistered Account and its subaccounts is registered as a broker-dealer under the Securities and Exchange Act of 1934 (the "1934 Act");

(2)	the shares of the Series of the Trust are and will continue to be the only investment securities held by the corresponding Account subaccounts; and

(3)	with regard to each Series, the Company, on behalf of the corresponding Account subaccount, will:

(i)	vote such shares held by it in the same proportion as the vote of all other holders of such shares; and

(ii)	refrain from substituting shares of another security for such shares unless the SEC has approved such substitution in the manner provided in Section 26 of the 1940 Act."
2.    The following separate account is added to Exhibit A:

Separate Account: ICMG Series III B
(established February 8, 1996)

Contracts: GVL-93(P) Group Flexible Premium Variable
Life Insurance Contract
Counterparts. This Amendment may be executed in counterparts, each of which shall be an original and all of which together shall constitute one instrument.
Unmodified Terms. In all other respects, the terms of the Agreement remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the first above-written date.

WELLS FARGO VARIABLE TRUST            STEPHENS INC.

By: /s/ [illegible]                        By: /s/ [illegible]
Its     Secretary                    Its    SVP

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
HARTFORD LIFE INSURANCE COMPANY

By: /s/ [illegible]
Its     AVP

AMENDMENT NO. 3
to the
PARTICIPATION AGREEMENT
By and Among
WELLS FARGO VARIABLE TRUST,
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY,
HARTFORD LIFE INSURANCE COMPANY
and
STEPHENS INC.
THIS AMENDMENT is effective as of the 2nd day of September, 2003, by and among WELLS FARGO VARIABLE TRUST (the "Trust"); HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("HL&A") and HARTFORD LIFE INSURANCE COMPANY ("HLIC") (together the "Company"); and STEPHENS INC. (the "Trust Underwriter).
WHEREAS, the Trust, the Company and the Trust Underwriter are parties to that certain Participation Agreement dated July 2000, as amended by Amendment No. 1 dated October 31, 2001, as amended by Amendment No. 2 dated January 1, 2002, (the "Agreement"); and
WHEREAS, the Trust, the Company and the Trust Underwriter wish to amend and restate Exhibit A to the Agreement in order to restate the Separate Accounts which may purchase shares of the Funds under the Agreement and add certain variable annuity contracts to the Contracts covered by the Agreement; and
WHEREAS, the Trust, the Company and the Trust Underwriter wish to amend and restate Exhibit B to the Agreement in order to expand the number of Funds, the shares of which shall be available for purchase by the Separate Accounts to fund the Contracts; and
NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Trust and the Underwriter hereby agree as follows:

1.	New Exhibit A. Exhibit A to the Agreement is hereby amended and restated in accordance with Exhibit A attached hereto.

2.	New Exhibit B. Exhibit B to the Agreement is hereby amended and restated in accordance with Exhibit B attached hereto.

3.	Counterparts. This Amendment may be executed in counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.	Unmodified Terms. In all other respects, the terms of the Agreement remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the first above-written date.

WELLS FARGO VARIABLE TRUST            STEPHENS INC.

By: /s/ [illegible]                        By: /s/ [illegible]
Its     Secretary                    Its    Vice President
Duly Authorized                        Duly Authorized

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
HARTFORD LIFE INSURANCE COMPANY

By: /s/ [illegible]
Its Senior Vice President
Duly Authorized

EXHIBIT A
Separate Accounts and Contracts
Subject to the Participation Agreement
Separate Account:    ICMG Registered Variable Life Separate Account One
(established October 9, 1995)
Contracts:        GVL-95(P) Group Flexible Premium Variable Life Insurance Contract
Hartford Life Insurance Company Separate Account Two
(established June 2, 1986)
HL-VA-99 Series VII of The Director variable annuity
HL-VA-03 Series VIII of The Director variable annuityAVells Fargo
Leaders Variable Annuity
HL-VA-00 The Director Outlook variable annuity
HL-VA-03 Series II of The Director Outlook variable annuity/Wells Fargo
Leaders Outlook Variable Annuity
Hartford Life and Annuity Insurance Company Separate Account One (established May 20, 1991)
LA-VA-99 Series VII of The Director variable annuity
LA-VA-03 Series VIII of The Director variable annuity/Wells Fargo Leaders Variable Annuity
LA-VA-00 The Director Outlook variable annuity
LA-VA-03 The Director Outlook variable annuity (Series /Wells Fargo Leaders Outlook Variable Annuity
Separate Account    ICMG Series III B
(established February 8, 1996)
Contracts:        GVL-93(P) Group Flexible Premium Variable Life Insurance Contract;

EXIIIBIT B
Funds Subject to the Participation Agreement
Wells Fargo Asset Allocation Fund
Wells Fargo Corporate Bond Fund
Wells Fargo Equity Income Fund
Wells Fargo Equity Value Fund
Wells Fargo Growth Fund
Wells Fargo International Equity Fund
Wells Fargo Large Company Growth Fund
Wells Fargo Money Market Fund
Wells Fargo Small Cap Growth Fund
Wells Fargo Total Return Bond Fund

ASSIGNMENT AND AMENDMENT Mo. 4
to the
PARTICIPATION AGREEMENT
By and Among
WELLS FARGO VARIABLE TRUST,
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY,
HARTFORD LIFE INSURANCE COMPANY
and
STEPHENS, INC.
THIS AMENDMENT made effective as of the.1st day of January, 2007, by and among WELLS FARGO VARIABLE TRUST (the "Trust"); HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("HL&A") and HARTFORD LIFE INSURANCE COMPANY ("HLIC") (together the "Company"); and STEPHENS INC. ("Stephens") and Wells Fargo Funds Distributor, LLC ("Funds Distributor").
Recitals:
The Trust, the Company and Stephens are parties to a certain Participation Agreement dated July, 2000, as amended by Amendment No. 1 thereto dated October 31, 2001, Amendment No. 2 thereto dated January 1, 2002; and as further amended by Amendment No. 3 thereto dated September 2, 2003 (collectively, the "Agreement").
WHEREAS, effective April 8, 2005, Funds Distributor assumed distribution responsibilities from Stephens.
WHEREAS, Stephens desires to assign its rights, privileges, duties and obligations under the Agreement to Funds Distributor, as of April 8, 2005.
WHEREAS, the Trust, the Company and Funds Distributor wish to amend and restate Exhibit B to the Agreement in order to expand the number of Funds, the shares of which shall be available, for purchase by the Separate Accounts to fund the Contracts; and
NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration the receipt and sufficiency whereof being hereby acknowledged, the undersigned do hereby agree as follows:
A.Assignment to Funds Distributor. Stephens hereby assigns its rights, privileges, duties and obligations under the Agreement to Funds Distributor as of April 8, 2005, and the company hereby agrees to such assignment (the "Assignment"). Funds Distfibutor hereby agrees to assume. all rights, privileges, duties and obligations of Stephens under this Agreement to which it is added as a party.
B.No Predecessor Liability. The Company specifically acknowledges and agrees that (a) Funds Distributor does not accept or assume any liabilities, and do not agree to pay, perform :;)r discharge any indemnification obligations, under the Agreement resulting from actions of Stephens prior to the date upon which the Agreement was assigned from Stephens to Funds Distributor, and (b) the Company shall seek indemnification from Stephens, and not from Funds Distributor or any of its affiliates, for all claims, suits, actions, losses, damages, liabilities, costs, and expenses of any nature whatsoever resulting from actions of Stephens prior to the date upon which the Agreement is assigned from Stephens to Funds Distributor.
C.     Amendment to the Agreement.
1.Exhibit B is hereby amended and restated as set forth in Revised Exhibit B attached hereto and made a part hereof. Revised Exhibit B shall be deemed to be automatically amended based on the list of underlying funds (or series) of the Trust and the mutually acceptable class of shares thereof, if any, as reflected in Separate Account registration statements for the Company, as filed with the Securities and Exchange Commission from time to time.

2.The Amendment may be executed in counterparts, ea.& of which shall be an original and all of which together shall constitute one instrument.
3.Except as herein above and herein before amended, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect.r
IN WITNESS WHEREOF, the undersigned have hereunto.set their respective hands and seals as of the day and year first above written.
WELLS FARGO VARIABLE TRUST            Agreed and Accepted as to Section A and B of
this Agreement
STEPHENS INC.

By: /s/ C. David Messman                By: /s/ Michael W. [illegible]
Name: C. David Messman                Name: Michael W. [illegible]
Title: Secretary                        Title: Senior Vice President
Duly Authorized                    Duly Authorized

HARTFORD LIFE AND ANNUITY            WELLS FARGO DISTRIBUTOR,
INSURANCE COMPANY                LLC

By: /s/ Robert Arena                    By: /s/ Randy Henze
Name: Robert Arena                    Name: Randy Henze
Title: SVP                        Title: Senior Vice President
Duly Authorized                    Duly Authorized

Agreed and accepted this ___ day of January, 2007.

REVISED EXHIBIT B
Funds Subject to the Participation Agreement
Wells Fargo Advantage VT Asset Allocation Fund
Wells Fargo Advantage VT Discovery Fund
Wells Fargo Advantage VT Equity Income Fund
Wells Fargo Advantage VT Large Company Core Fund
Wells Fargo Advantage VT Large Company Growth Fund
Wells Fargo Advantage VT Money Market Fund
Wells Fargo Advantage VT Opportunity Fund
Wells Fargo Advantage VT Small Cap Growth Fund
Wells Fargo Advantage VT Small/Mid Cap Value Fund
Wells Fargo Advantage VT Total Return Bond Fund
Wells Fargo Advantage VT C&B Large Cap Value Fund
Wells.Fargo Advantage VT International Core Fund

AMENDMENT TO
FUND PARTICIPATION AGREEMENT
THIS AMENDMENT, effective as of this 5th day of December, 2007 by and among Hartford Life Insurance Company for and on behalf of itself and those separate accounts listed below ("Company"); Wells Fargo Variable Trust ("Trust"); and Wells Fargo Funds Distributor, LLC ("Distributor").
RECITALS
WHEREAS, the above captioned entities are parties to that certain Fund Participation Agreement(s) dated August 1, 2005, as amended (collectively, the "Agreement"); and
WHEREAS, the parties desire to amend the Agreement in order to reflect and automatically update the information set forth in Revised Schedule 1.
NOW, THEREFORE, in consideration of the covenants and agreements herein stated. the parties mutually agree that the Agreement be, and hereby is amended, as follows:
1.The Agreement, and any applicable schedules, hereby are amended to reflect the information set forth in Revised Schedule A attached hereto and made a part hereof. Revised Schedule A shall be deemed to be automatically amended based on the list of underlying funds (or series) of the Trust and the mutually acceptable class of shares thereof, if any, as reflected in Separate Account registration statements for the Company, as filed with the Securities and Exchange Commission from time to time.
2.Fund Prospectuses shall be supplied by the Distributor in final form to the Company prior to or contemporaneously with the filing thereof with the Securities and Exchange Commission; time being of the essence. The Distributor recognizes that the Company issues Contract prospectuses on a May 1st calendar year and therefore any supplements issued off cycle result in additional costs and expenses, including special handling fees. Notwithstanding anything possibly to the contrary, neither the Company, nor its affiliates, shall be responsible for any losses, claims, damages, liabilities (including regulatory fines, penalties and other amounts paid in settlement disputes) arising in connection with any delay or non-timeliness of supplements delivered to Contract owners as a result of the failure or inability to comply with the foregoing requirements. The Trust will deliver to the Company updated shareholder reports no later than 60 days after the end of the reporting period. The Company reserves the right, in its sole discretion, to combine the delivery of Trust supplements to coordinate with other Company variable product supplements and to levy a surcharge for its administrative costs and expenses incurred in connection with circulating supplements that do not coincide with scheduled variable product prospectus updates.
3.The Distributor shall promptly reimburse the Company, upon the Company's request, for its costs associated with trust registration statement supplements. The Company will calculate the payment contemplated and the Distributor will make such payment to the Company within 30 days upon receipt of a statement from the Company. The Distributor agrees to use best efforts to resolve any billing discrepancy detected by the Company and remit any corrective payment upon demand.
4.The parties hereby mutually agree to use their best efforts to seek an amicable solution to any controversy or dispute regarding the subject matter hereof. Any unresolved controversy, claim or dispute shall be submitted to non-binding arbitration in accordance with the Commercial Rules of the American Arbitration Association and judgment upon any such award may be entered in any court having jurisdiction thereof. Arbitration shall be conducted by a single arbitrator who shall have the authority to grant any and all appropriate relief, including, but not limited to, granting injunctive relief or demanding specific performance. The arbitrator may make an initial determination of the location of the arbitration or whether proceedings may ensue based entirely upon documentary evidence. Arbitration costs and expenses shall be borne equally by the parties. Each party hereby agrees to waive and suspend enforcement of any and all rights pursuant to this ani all related agreements during the pendency of such arbitration proceedings.
5.    This Amendment may be modified or amended, and the terms of this Amendment may be waived, only by a writing signed by the parties.

6.    Except as hereinabcve provided, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.
7.    This Amendment shad be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.
8.    This Amendment may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.
IN WITNESS WHEREOF, tie undersigned have hereunto set their respective hands and seals as of the date first abode written.

HARTFORD LIFE INSURANCE COMPANY
On its behalf and each of their respective separate accounts named in Schedule A, as amended.

By: /s/ Robert Arena
Its SVP

WELLS FARGO VARIABLE TRUST

By: /s/ Andrew Owen
Andrew Owen
Its Assistant Secretary

WELLS FARGO FUNDS DISTRIBUTOR, LLC

By: /s/ Randy Henze
Randy Henze
Its Senior Vice President

Schedule 1

Separate Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account Seven

Products Funded by Separate Accounts:
Wells Fargo Director M
Wells Fargo Director M Outlook
Wells Fargo Leaders Series I, IR and ll
Wells Fargo Leaders Outlook Series I, IR and II
Wells Fargo Director Series II and IIR
Wells Fargo Director Outlook Series II and IIR

AMENDMENT TO
FUND PARTICIPATION AGREEMENT
THIS AMENDMENT, effective as of this 5th day of December, 2007 by and among Hartford Life and Annuity Insurance Company for and on behalf of itself and those separate accounts listed below ("Company"); Wells Fargo Variable Trust ("Trust"); and Wells Fargo Funds Distributor, LLC (Distributor").
RECITALS
WHEREAS, the above captioned entities are parties to that certain Fund Participation Agreement(s) dated August 1, 2005, as amended (collectively, the "Agreement"); and
WHEREAS, the parties desire to amend the Agreement in order to effect and automatically update the information set forth in Revised Schedule 1.
NOW, THEREFORE, in consideration of the covenants and agreements herein stated, the parties mutually agree that the Agreement be, and hereby is amended, as follows:
1.The Agreement, and any applicable schedules, hereby are amended to reflect the information set forth in Revised Schedule A attached hereto and made a part hereof. Revised Schedule A shall be deemed to be automatically amended based on the list of underlying funds (or series) of the Trust and the mutually acceptable class of shares thereof, if any, as reflected in Separate Account registration statements for the Company, as filed with the Securities and Exchange Commission from time to time.
2.Fund Prospectuses shall be supplied by the Distributor in final form to the Company prior to or contemporaneously with the filing thereof with the Securities and Exchange Commission; time being of the essence. The Distributor recognizes that the Company issues Contract prospectuses on a May 1st calendar year and therefore any supplements issued off cycle result in additional costs and expenses, including special handling fees. Notwithstanding anything possibly to the contrary, neither the Company, nor its affiliates, shall be responsible for any losses, claims, damages, liabilities (including regulatory fines, penalties and other amounts paid in settlement disputes) arising in connection with any delay or non-timeliness of supplements delivered to Contract owners as a result of the failure or inability to comply with the foregoing requirements. The Trust will deliver to the Company updated shareholder reports no later than 60 days after the end of the reporting period. The Company reserves the right, in its sole discretion, to combine the delivery of Trust supplements to coordinate with other Company variable product supplements and to levy a surcharge for its administrative costs and expenses incurred in connection with circulating supplements that do not coincide with scheduled variable product prospectus updates.
3.The Distributor shall promptly reimburse the Company, upon the Company's request, for its costs associated with trust registration statement supplements. The Company will calculate the payment contemplated and the Distributor will make such payment to the Company within 30 days upon receipt of a statement from the Company. The Distributor agrees to use best efforts to resolve any billing discrepancy detected by the Company and remit any corrective payment upon demand.
4.The parties hereby mutually agree to use their best efforts to seek an amicable solution to any controversy or dispute regarding the subject matter hereof. Any unresolved controversy, claim or dispute shall be submitted to non-binding arbitration in accordance with the Commercial Rules of the American Arbitration Association and judgment upon any such award may be entered in any court having jurisdiction thereof. Arbitration shall be conducted by a single arbitrator who shall have the authority to grant any and all appropriate relief, including, but not limited to, granting injunctive relief or demanding specific performance. The arbitrator may make an initial determination of the location of the arbitration or whether proceedings may ensue based entirely upon documentary evidence. Arbitration costs and expenses shall be borne equally by the parties. Each party hereby agrees to waive and suspend enforcement of any and all rights pursuant to this and all related agreements during the pendency of such arbitration proceedings.
5.    This Amendment may be modified or amended, and the terms of this Amendment may be waived, only by a writing signed by the parties.

6.    Except as hereinabove provided, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.
7.    This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.
8.    This Amendment may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.
IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands and seals as of the date first above written.
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
On its behalf and each of their respective separate accounts named. Schedule A, as amended.
.v.
By: /s/ Robert Arena
Its SVP

WELLS FARGO VARIABLE TRUST

By: /s/ Andrew Owen
Andrew Owen
Its Assistant Secretary

WELLS FARGO FUNDS DISTRIBUTOR, LLC

By: /s/ Randy Henze
Randy Henze
Its Senior Vice President

Schedule 1

Separate Accounts:
Hartford Life and Annuity Insurance Company Separate Account One
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Seven

Products Funded by Separate Accounts:
Wells Fargo Director M
Wells Fargo Director M Outlook
Wells Fargo Leaders Series I, IR and II
Wells Fargo Leaders Outlook Series I, IR and II
Wells Fargo Director Series II and I IR
Wells Fargo Director Outlook Series II and HR
Wells Fargo Director Series I and IR
Wells Fargo Director Outlook Series I and IR

AMENDMENT No. 6 to the PARTICIPATION AGREEMENT
By and among WELLS FARGO VARIABLE TRUST,
WELLS FARGO FUNDS DISTRIBUTOR, LLC,
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY and
HARTFORD LIFE INSURANCE COMPANY
This Amendment dated as of October I, 2010 to the Participation Agreement dated July, 2000, as amended by Amendment No. 1 thereto dated October 31, 2001, Amendment No. 2 thereto dated January 1, 2002, Amendment No. 3 thereto dated September 2, 2003, Amendment No. 4 thereto dated January 1, 2007, and as further amended by Amendment No. 5 dated December 5, 2007 (collectively, the "Agreement"), between WELLS FARGO VARIABLE TRUST (the "Trust"); WELLS FARGO FUNDS DISTRIBUTOR, LLC (the "Distributor"); HARTFORD LIFE AND ANNUITY INSURANCE COMPANY and HARTFORD LIFE INSURANCE COMPANY (together, the "Company").

Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the attached Exhibit A.

Exhibit B of the Agreement is hereby deleted in its entirety and replaced with the attached Exhibit B.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: July 16, 2010

HARTFORD LIFE AND ANNUITY            HARTFORD LIFE INSURANCE COMPANY
INSURANCE COMPANY

By: /s/ Robert Arena                    By: /s/ Robert Arena

Name:                            Name:

Title:                            Title:

WELLS FARGO FUNDS DISTRIBUTOR, LLC        WELLS FARGO VARIABLE TRUST

By: /s/ Randy C. Henze                    By: /s/ Andrew Owen

Name:    Randy C. Henze                    Name: Andrew Owen

Title:    Executive Vice President                Title: Assistant Secretary

EXHIBIT A

Separate Accounts:
Hartford Life and Annuity Insurance Company Separate Account One
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account Seven
ICMG Registered Variable Life Separate Account One
ICMG Series III B

Products Funded by Separate Accounts:
Wells Fargo Director M
Wells Fargo Director M Outlook
Wells Fargo Leaders Series I, IR and II
Wells Fargo Leaders Outlook Series I, IR and II
Wells Fargo Director Series II and IIR
Wells Fargo Director Outlook Series II and IIR
Wells Fargo Director Series I and IR
Wells Fargo Director Outlook Series I and IR
Group Flexible Premium Variable Life Insurance Contract GVL-95(P)
Group Flexible Premium Variable Life Insurance Contract GVL-93(P)
The Director M Select
The Director M Select Plus
The Director M Select Outlook
Hartford Leaders Select
Hartford Leaders Select 2
Hartford Leaders Select Outlook
Hartford Leaders Select Outlook II
Hartford Leaders Select Plus 1
The Director Select Series III and IIIR
The Director Select Plus Series II and IIR
The Director Select Outlook Series II and IIR
The Director Select Series II and IIR
The Wachovia Director Series I and IR
The Director Select Plus Series I and IR
The Director Select Outlook Series I and IR
The Director Select
Hartford's Personal Retirement Manager Select variable annuity (previously known as Hartford Leaders Select 3)

AMENDMENT No. 7 to the PARTICIPATION AGREEMENT
By and among WELLS FARGO VARIABLE TRUST,
WELLS FARGO FUNDS DISTRIBUTOR, LLC,
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY and
HARTFORD LIEF INSURANCE COMPANY
This Amendment to the Participation Agreement dated July, 2000, as amended by Amendment No. 1 thereto dated October 31, 2001, Amendment No. 2 thereto dated January 1, 2002, Amendment No. 3 thereto dated September 2, 2003, Amendment No. 4 thereto dated January 1, 2007, Amendment No. 5 thereto dated December 5, 2007, and as further amended by Amendment No. 6 effective July 16, 2010 (collectively, the "Agreement"), between WELLS FARGO VARIABLE TRUST (the "Trust"); WELLS FARGO FUNDS DISTRIBUTOR, LLC (the "Distributor"); HARTFORD LIFE AND ANNUITY INSURANCE COMPANY and HARTFORD LIFE INSURANCE COMPANY (together, the "Company") amends the Agreement as follows:
1.    Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the attached Exhibit A.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
This Amendment may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
Effective Date: May 2, 2011

HARTFORD LIFE AND ANNUITY            HARTFORD LIFE INSURANCE COMPANY
INSURANCE COMPANY

By its authorized officer,                    By its authorized officer,

By: /s/ Steven M. Kluever                    By: /s/ Steven M. Kluever

Name:    Steven M. Kluever                Name: Steven M. Kluever

Title: Vice President                    Title: Vice President

WELLS FARGO FUNDS DISTRIBUTOR, LLC        WELLS FARGO VARIABLE TRUST

By its authorized officer,                    By its authorized officer,

By: /s/ Randy C. Henze                    By: /s/ Kosey Phillips

Name:    Randy C. Henze                    Name: Kosey Phillips

Title:    SVP                        Title: Treasurer

EXHIBIT A

Separate Accounts:
Hartford Life and Annuity Insurance Company Separate Account One
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account Seven
ICMG Registered Variable Life Separate Account One
ICMG Series III 13

Products Funded by Separate Accounts:
Wells Fargo Director M
Wells Fargo Director M Outlook
Wells Fargo Leaders Series I, IR and II
Wells Fargo Leaders Outlook Series I, IR and II
Wells Fargo Director Series II and HR.
Wells Faro Director Outlook Series II and IIR
Wells Fargo Director Series I and IR
Wells Fargo Director Outlook Series I and IR
Group Flexible Premium Variable Life Insurance Contract GVL-95(P)
Group Flexible Premium Variable Life Insurance Contract GVL-93(P)
The Director M Select
The Director M Select Plus
The Director M Select Outlook
Hartford Leaders Select
Hartford Leaders Select 2
Hartford Leaders Select Outlook
Hartford Leaders Select Outlook II
Hartford Leaders Select Plus I
The Director Select Series III and IIIR
The Director Select Plus Series II and HR
The Director Select Outlook Series II and IIR
The Director Select Series II and HR
The Wachovia Director Series I and IR
The Director Select Plus Series I and IR
The Director Select Outlook Series I and IR
The Director Select
Hartford's Personal Retirement Manager Select variable annuity (previously known as Hartford Leaders Select 3)
Hartford's Personal Retirement Manager Select B-Share

FUND PARTICIPATION AGREEMENT

among

THE HUNTINGTON FUNDS,

HUNTINGTON ASSET ADVISORS, INC.,

UNIFIED FINANCIAL SECURITIES, INC.,

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

and

HARTFORD LIFE INSURANCE COMPANY

FUND PARTICIPATION AGREEMENT
THIS AGREEMENT, made as of the 15' day of April, 2009 by and among Hartford Life Insurance Company, Hartford Life and Annuity Insurance Company (Hartford Life and Annuity Insurance Company and Hartford Life Insurance Company being collectively referred to herein as "Hartford"), on Hartford's behalf and on behalf of each separate account set forth on Schedule A attached as it may be amended from time to time (the "Separate Accounts"); The Huntington Funds, a Delaware statutory trust (the "Trust"), on its behalf and on behalf of each of its series set forth on Schedule B attached as it may be amended from time to time (the "Funds"); Unified Financial Securities, Inc., an Indiana corporation, and Huntington Asset Advisors, Inc., a registered investment adviser (the "Adviser").
WHEREAS, the Trust, the Adviser, Hartford and Edgewood Services, Inc. ("Edgewood") were parties to a Fund Participation Agreement dated as of June 23, 2006, as amended on May 1, 2008 (the "Original Agreement"); and
WHEREAS, Edgewood was terminated as the Trust's distributor, and replaced with Unified Financial Securities, Inc. effective April 1, 2009; and
WHEREAS, the Original Agreement terminated upon Edgewood's termination as referenced above, and thus the Trust, the Adviser, Hartford and Unified Financial Securities, Inc. ("Distributor") now seek to enter into a new Fund Participation Agreement, effective as of April 1, 2009; and
WHEREAS, the Trust engages in business as an open-end management investment company and its Funds are available to act as the investment vehicle for separate accounts established by insurance companies for life insurance policies and annuity contracts; and
WHEREAS, the Distributor is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and serves as principal underwriter of the shares of the Trust; and
WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and serves as the investment adviser to the Trust; and
WHEREAS, Hartford is an insurance company which has registered or will register the variable annuities and/or variable life insurance policies listed on Schedule A attached as may be amended from time to time under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940 Act") to be issued by it for distribution (the "Contracts"): and
WHEREAS, the Trust intends to make available shares of the Funds to the Separate Accounts of Hartford; and
WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Separate Accounts wish to purchase shares of the Funds to serve as an investment medium for the Contracts funded by the Separate Accounts, and the Distributor is authorized to sell shares of the Funds; and

WHEREAS, the Fund shares may be made available to separate accounts of one or more insurance companies that fund variable annuity contracts or variable life insurance policies, subject to receipt of any required relief pursuant to an exemptive order from the Securities and Exchange Commission ("SEC"), granting exemptions from the provisions of various sections of the 1940 Act and Rules thereunder, to the extent necessary to permit shares of the Funds to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another (hereinafter the "Mixed and Shared Funding Exemptive Order");
NOW, THEREFORE, in consideration of their mutual promises, Hartford, the Trust, the Distributor and the Adviser agree as follows:
ARTICLE I. FUND SHARES

1.1    The Trust and the Distributor agree to make shares of the Funds available for purchase on each Business Day (as defined below) by the Separate Accounts. Each Fund will execute orders placed for each Separate Account on a daily basis at the net asset value next computed after receipt and acceptance by the Trust or its designee of such order.

A.    For purposes of this Agreement, Hartford shall be the designee of the Trust for receipt of orders from each Separate Account and receipt by Hartford constitutes receipt by the Trust, provided that the Distributor receives notice of orders by 8:30 a.m. (Eastern time) on the next following Business Day.

B.    For purposes of this Agreement, "Business Day" shall mean each day on which the New York Stock Exchange is open for trading and on which each Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission ("SEC") as set forth in the Trust's registration statement on Form N-1A (the "Registration Statement").
1.2    The Trust agrees to make available on each Business Day shares of the Funds for purchase at the applicable net asset value per share by the Separate Accounts; provided, however, that the Board of Trustees of the Trust (the "Board"), acting in good faith and in the exercise of its fiduciary responsibilities, may refuse to permit the Trust to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction over the sale of shares or if the Board determines that such action is necessary in the best interests of the shareholders of any Fund.
1.3    The Trust and Distributor agree that shares of the Funds will be sold only to insurance companies, for use in conjunction with variable life insurance policies or variable annuities to separate accounts of insurance companies, and to other persons consistent with the diversification rules under Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder. No shares of the Funds will be sold to the general public unless otherwise permitted by the Mixed and Shared Funding Exemptive Order and any applicable provisions of the Code.
1.4    Upon receipt of a request for redemption in proper form from Hartford on any Business Day, the Trust agrees to redeem any full or fractional shares of the Funds held by the Separate Accounts at the net asset value next computed after receipt and acceptance by the Trust or its designee of the request for redemption, except that the Trust reserves the right to suspend redemptions temporarily to the extent permitted under the 1940 Act. Such redemption shall be paid consistent with applicable rules of the SEC and procedures and policies of the Trust as described in the Trust's current registration statement.
A.    For purposes of this Agreement, Hartford shall be the designee of the Trust for receipt of redemption requests from each Separate Account and receipt by Hartford constitutes receipt by the Trust, provided that the Distributor receives notice of the redemption request by 8:00 a.m. (Eastern time) on the next following Business Day. Hartford agrees to submit such orders electronically through secured trading systems as described on Schedule C to this Agreement or, if it is unable to submit orders electronically, Hartford shall submit such orders through manual transmissions using the procedures described in Schedule C to this Agreement.
1.5    Hartford agrees that purchases and redemptions of Fund shares shall be made in accordance with the provisions of the then current prospectuses of the Funds.

A.    Hartford will place separate orders to purchase or redeem shares of each Fund. Each order shall describe the net amount of shares and dollar amount of each Fund to be purchased or redeemed.

B.    Unless otherwise specified in Schedule C, Hartford shall pay for shares of the Funds on the next Business Day after Hartford's receipt of an order to purchase shares of a Fund, and payment shall be in federal funds transmitted by wire.

C.    In the event of net redemptions, a Fund shall pay the redemption proceeds in federal funds transmitted by wire on the next Business Day after Hartford's receipt of an order to redeem shares.
1.6    Issuance and transfer of a Fund's shares will be by book entry only. Share certificates will not be issued to Hartford or any Separate Account. Shares purchased will be recorded in an appropriate title for each Separate

Account or the appropriate sub-account of each Separate Account. The Trust shall furnish to Hartford the CUSIP number assigned to each Fund identified in Schedule B attached as may be amended from time to time.
1.7    The Trust or its designee shall notify Hartford in advance of any dividends or capital gain distributions payable on a Fund's shares, but by no later than same day notice by 6:00 p.m. Eastern time (by wire or telephone, followed by written confirmation). Hartford elects to receive all such dividends and capital gain distributions in additional shares of the paying Fund. The Trust or its agent shall notify Hartford of the number of shares issued as payment of dividends and distributions. Hartford reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash.
1.8    Unless otherwise specified in Schedule C, the Trust or its agent shall advise Hartford on each Business Day of the net asset value per share for each Fund as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time.
A.    If the Trust or its agent provides materially incorrect share net asset value information through no fault of Hartford, the Separate Accounts shall be entitled to an adjustment with respect to the Fund shares purchased or redeemed to reflect the correct net asset value per share.

B.    The determination of the materiality of any net asset value pricing error and its correction shall be based on the SEC's recommended guidelines regarding these errors. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly to Hartford upon discovery. The Trust and/or its agents shall indemnify and hold harmless Hartford against any amount Hartford is legally required to pay qualified plans ("Plans") or Contract owners, and which amount is due to the Trust's or its agents' material miscalculation and/or incorrect reporting of the daily net asset value, dividend rate or capital gains distribution rate. Hartford shall submit an invoice to the Trust or its agents for such losses incurred as a result of the above which shall be payable within sixty (60) days of receipt. Should a material miscalculation by the Trust or its agents result in a gain to Hartford, Hartford shall immediately reimburse the Trust or its agents for any amount lost by the Trust or its agents as a result of the incorrect calculation. Should a material miscalculation by the Trust or its agents result in a gain to the Plans or Contract owners, Hartford will consult with the Trust or its designee as to what reasonable efforts shall be made to recover the money and repay the Trust or its agents. Hartford shall then make such reasonable effort, at the expense of the Trust or its agents, to recover the money and repay the Trust or its agents; but Hartford shall not be obligated to take legal action against the Plans or Contract owners.
With respect to the material errors or omissions relating to net asset value pricing, this section shall control over other indemnification provisions in this Agreement.

C.    Notwithstanding anything possibly to the contrary in this Agreement or any Rule 22c-2 Shareholder Information Agreement entered into by the parties, the Trust hereby waives enforcement rights of fund policies regarding market timing or frequent trading with respect to transfers of assets into or from Hartford sponsored dynamic or static asset allocation models.
ARTICLE II. GENERAL DUTIES
2.1    Hartford shall take all such actions as are necessary under applicable federal and state law to permit the sale of the Contracts issued by Hartford, including registering each Separate Account as an investment company to the extent required under the 1940 Act, and registering the Contracts or interests in the Separate Accounts under the Contracts to the extent required under the 1933 Act, and obtaining all necessary approvals to offer the Contracts from state insurance commissioners.
2.2    Hartford shall make every effort to maintain the treatment of the Contracts issued by Hartford as annuity contracts or life insurance policies, whichever is appropriate, under the applicable provisions of the Code, and shall notify the Trust and the Distributor immediately upon having a reasonable basis for believing that such Contracts have ceased to be so treated or that they might not be so treated in the future. In that regard, Hartford shall make every effort to remedy any Contract's failure to be treated as annuity contracts or life insurance policies, as appropriate, under applicable provisions of the Code, including Section 72 and regulations thereunder within the required time frames.

2.3    Hartford or its agents shall offer and sell the Contracts in accordance with applicable provisions of the 1933 Act, the 1934 Act, the 1940 Act, the NASD Rules of Fair Practice, and state insurance law respecting the offering of variable life insurance policies and variable annuity contracts.

2.4    The Distributor shall sell and distribute the shares of the Funds in accordance with the applicable provisions of the 1933 Act, the 1934 Act, the 1940 Act, the NASD Rules of Fair Practice, and state law.
2.5    During such time as the Trust engages in activities that require a Mixed and Shared Funding Exemptive Order, a majority of the Trust's Board shall consist of persons who are not "interested persons" of the Trust ("Independent Trustees"), as defined by Section 2(a)(19) of the 1940 Act and the rules thereunder, and as modified by any applicable orders of the SEC, except that if this provision of this Article 2.5 is not met by reason of the death, disqualification, or bona fide resignation of any Trustee or Trustees, then the operation of this provision shall be suspended (a) for a period of 45 days if the vacancy or vacancies may be filled by the Trust's Board; (b) for a period of 60 days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the SEC may prescribe by rule or order upon application.
2.6    As long as pass through voting is required by the SEC, and provided it is consistent with their fiduciary duties, Hartford and its agents will not in any way recommend any proposal in opposition to, or oppose or interfere with, any proposal submitted by the Trust at a meeting of owners of Contracts or shareholders of the Funds, and will in no way recommend any proposal in opposition to, or oppose or interfere with, the solicitation of proxies by the Trust of shares held by Contract owners, without the prior written consent of the Trust.
2.7    Each party hereto shall cooperate with each other party and all appropriate governmental authorities having jurisdiction (including, without limitation, the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
ARTICLE III. REPRESENTATIONS AND WARRANTIES
3.1    Hartford represents and warrants that:

A.    The Contracts or the interests in the Separate Accounts under such Contracts are or prior to issuance will be registered as securities under the 1933 Act unless exempt and that the registrations will be maintained to the extent required by law.

B.    The Contracts will be issued in compliance with all applicable federal and state laws and regulations.

C.    Hartford is a life insurance company duly organized and in good standing under Connecticut law and that it is taxed as an insurance company under applicable provisions of the Code.

D.    Hartford has legally and validly established each Separate Account prior to any issuance or sale as a segregated asset account under the Connecticut Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the Registration of each Separate Account as a unit investment trust in accordance with the 1940 Act, and each of the Separate Accounts is a validly existing separate account under the applicable federal and state law.

E.    The Contracts are treated as annuity contracts under applicable provisions of the
Code. Hartford will make every effort to maintain such treatment and will notify the Trust and the Adviser immediately in writing upon having a reasonable basis for believing that the Contracts have ceased to be treated as such or might not be treated as such in the future.
3.2    The Trust and the Distributor represent and warrant that:

A.    Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required.

B.    Fund shares shall be duly authorized for issuance in accordance with the laws of each jurisdiction in which shares will be offered.

C.    Fund shares shall be offered in compliance with all applicable federal and state securities laws and regulations.

D.    The Trust is or will be registered under the 1940 Act and the regulations thereunder to the extent required.

E.    The Trust shall amend the Registration Statement for Fund shares under the 1933 Act and the 1940 Act, from time to time, as required in order to effect the continuous offering of its shares.
3.3    The Trust and the Adviser represent and warrant that each Fund will qualify as a Regulated Investment Company under Subchapter M of the Code. The Trust and Adviser will make every effort to maintain such qualification and that both will notify Hartford immediately in writing upon having a reasonable basis for believing that the Trust has ceased to qualify or that the Trust might not qualify in the future. In the event the Trust ceases to so qualify, it will immediately take all steps necessary (a) to notify Hartford of such event and (b) where available, achieve compliance within any grace period afforded under the Code.
3.4    The Trust represents and warrants that:

A.    The Trust is duly organized and validly existing under the laws of the State of Delaware.

B.    The Trust does and will comply in all material respects with the 1940 Act.

C.    If the Trust determines that it is necessary, the Trust will obtain prior to sale or issuance of the Contracts, an order from the SEC, granting participating insurance companies and variable insurance product separate accounts exemptions from the provisions of the 1940 Act, as amended, and the rules thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable insurance product separate accounts of both affiliated and unaffiliated life insurance companies.
3.5    The Distributor represents and warrants that:
A.    It is and shall remain duly registered under all applicable federal and state laws and regulations necessary for the performance of its obligations to the Trust and Hartford and that it will perform its obligations to the Trust and Hartford in compliance with the laws and regulations and any applicable state and federal laws and regulations.

ARTICLE IV. PROSPECTUSES; REPORTS TO SHAREHOLDERS
AND PROXY STATEMENTS; VOTING
4.1    The Trust, at its expense, will print and provide Hartford with as many copies of each Fund's current prospectus and statement of additional information as Hartford may reasonably request to deliver to existing Contract owners. At Hartford's request, the Trust will provide, in lieu of the printed prospectuses, camera-ready film or computer diskettes containing a Fund's prospectus and statement of additional information or electronic files of the same for printing by Hartford at the Trust's expense. If Hartford chooses to receive camera-ready film, computer diskettes or electronic files in lieu of receiving printed copies of a Fund's prospectus and statement of additional information, the Trust shall bear the cost of providing the information in that format. Hartford will deliver, at the Trust's expense, such prospectuses, and statements of additional information to existing Contract owners as required under applicable law.
A.    Hartford may elect to print a Fund's prospectus and/or its statement of additional information in combination with the prospectuses and statements of additional information of other registered investment companies. In such event, the Trust shall bear its pro rata share of printing expenses based on the number of combined printed pages.
4.2    Hartford, at its expense, will print the Contract prospectus for use with prospective owners of Contracts.

4.3    The Trust, at its expense, will provide Hartford with printed or electronic copies of its reports to shareholders, and other communications to shareholders in such quantity as Hartford shall reasonably require for distributing, at the Trust's expense, to Contract owners.
4.4    The Trust will provide Hartford with copies of its proxy solicitations. Hartford, at its own expense, will, to the extent required by law, (a) distribute proxy materials to eligible Contract owners, (b) solicit voting instructions from eligible Contract owners, (c) vote the Fund shares in accordance with instructions received from Contract owners; and (d) if required by law, vote Fund shares for which no instructions have been received in the same proportion as shares of the Fund for which instructions have been received.
A.    To the extent permitted by applicable laws and subject to Article 2.6, Hartford reserves the right to vote Fund shares held in any Separate Account in its own right.
4.5    The Trust will comply with all provisions and interpretations of the 1940 Act and the rules thereunder requiring voting by shareholders.
4.6    If and during the time as the Trust engages in activities that require a Mixed and Shared Funding Exemptive Order, the Trust shall disclose in its prospectus that (1) the Funds are intended to be a funding vehicle for variable annuity and variable life insurance contracts offered by various insurance companies, (2) material irreconcilable conflicts possibly may arise, and (3) the Board will monitor events in order to identify the existence of any material irreconcilable conflicts and to determine what action, if any, should be taken in response to any such conflict. The Trust hereby notifies Hartford that prospectus disclosure may be appropriate regarding potential risks of offering shares of the Funds to separate accounts funding both variable annuity contracts and variable life insurance policies and to separate accounts funding Contracts of unaffiliated life insurance companies.

ARTICLE V. SALES MATERIAL AND INFORMATION
5.1    Hartford shall furnish, or shall cause to be furnished, to the Trust and the Adviser at least ten (10) Business Days prior it is use, each piece of sales literature or other promotional material prepared by Hartford in which the Trust (or any Fund in the Trust), the Adviser or the Distributor is described. No sales literature or other promotional material will be used if the Trust, the Adviser, or the Distributor reasonably objects to its use within ten (10) Business Days after receipt by the Trust or the Adviser.
5.2    Hartford and its affiliates and agents will not, without the permission of the Trust, give any information or make any representations or statements on behalf of the Trust or Adviser or concerning the Funds, the Trust or the Adviser, in connection with the advertising or sale of the Contracts, other than information or representations contained in: (a) the Trust's Registration Statement or any Fund prospectus, (b) reports to shareholders, (c) proxy statements for the Funds, or, (d) sales literature or other promotional material approved by the Trust.
5.3    The Trust or Adviser shall furnish, or shall cause to be furnished, to Hartford or its designee at least ten (10) Business Days prior to its use, each piece of sales literature or other promotional material prepared by the Trust or the Adviser in which Hartford, the Contracts or Separate Accounts, are described. No sales literature or other promotional material will be used if Hartford reasonably objects to its use within ten (10) Business Days after receipt by Hartford.
5.4    Neither the Trust, the Adviser nor the Distributor will, without the permission of Hartford, give any information or make any representations or statements on behalf of Hartford, the Contracts, or the Separate Accounts or concerning Hartford, the Contracts or the Separate Accounts, in connection with the advertising or sale of the Contracts, other than the information or representations contained in: (a) the registration statement or prospectus for the Contracts, (b) reports to shareholders, (c) in sales literature or other promotional material approved by Hartford.
5.5    The Trust will provide to Hartford at least one complete copy of all registration statements, prospectuses, statements of additional information, reports to shareholders, proxy statements, solicitations for voting instructions, sales literature or other promotional materials, applications for exemptions and requests for no-action letters, and all amendments, that relate to the Trust or its shares, promptly after the filing of such document with the SEC or other regulatory authority.

5.6    With respect to the Contracts listed on Schedule A attached as may be amended from time to time, Hartford will provide to the Trust upon request all registration statements, prospectuses, statements of additional information and amendments and supplements thereto which are filed with the SEC on or after the date of this Agreement, all reports, solicitations for voting instructions, sales literature or other promotional materials, applications for exemptions, and requests for no action letters, and all amendments thereto.
5.7    For purposes of this Agreement, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, computerized media, Web site or other public media), sales literature or other promotional material (i.e. any written communication distributed or made generally available to customers or the public, including brochures, circulars, information provided on a Web site, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature or other promotional material, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees (but not including materials exclusively used internally by licensed representatives).
ARTICLE VI. DIVERSIFICATION
6.1    The Trust and the Adviser represent and warrant that, at all times, they will comply with Section 817(h) of the Code, the regulations promulgated thereunder, and any Internal Revenue Service guidance, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such statutory, regulatory or administrative authority. In the event a Fund ceases to so qualify, the Trust and the Adviser will immediately take all steps necessary (a) to notify Hartford of such event and (b) to adequately diversify the Fund so as to achieve compliance within the period afforded by Treasury Regulation 817-5.

ARTICLE VII. POTENTIAL CONFLICTS
If and during the time that the Trust engages in activities that require a Mixed and Shared Funding Exemptive Order, the parties shall comply with the conditions in this Article VII.
7.1    The Board will monitor the Trust for the existence of any material irreconcilable conflict (1) between the interests of owners of variable annuity contracts and variable life insurance policies, and (2) between the interests of owners of Contracts issued by different participating life insurance companies that invest in the Trust.
A.    The Board shall promptly inform Hartford if it determines that a material irreconcilable conflict exists and the implications thereof. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance Contract owners; or (f) disregard of a Contract owner's voting instructions.
7.2    Hartford will report any potential or existing material irreconcilable conflict of which it is aware to the Board. This includes, but is not limited to, an obligation by Hartford to inform the Board whenever Contract owner voting instructions are disregarded. Hartford will be responsible for assisting the Board in carrying out its responsibilities under any Mixed and Shared Funding Exemptive Order, or. if the Trust is engaged in mixed funding or shared funding in reliance on Rule 6e-2, 6e-3(T), or any other regulation under the 1940 Act, Hartford will be responsible for assisting the Board in carrying out its responsibilities under such regulation, by providing the Board with access to all information reasonably necessary for the Board to consider any issues raised. Hartford shall carry out its responsibility under this Article 7.2 with a view only to the interests of the Contract owners.
7.3    If it is determined by a majority of the Trust's Board, or a majority of its Independent Trustees, that a material irreconcilable conflict exists due to issues relating to the Contracts, Hartford will, at its expense and to the extent reasonably practicable, take whatever steps it can which are necessary to remedy or eliminate the material irreconcilable conflict, including, without limitation, withdrawal of the affected Separate Account's investment in the Funds, No charge or penalty will be imposed as a result of such withdrawal.

7.4    Hartford and the Adviser, at least annually, will submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon them. All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the SEC upon request.

ARTICLE VIII. INDEMNIFICATION
8.1    Indemnification by Hartford
A.    Hartford agrees to indemnify and hold harmless the Distributor, the Adviser, the Trust and each of its directors, trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, the "Indemnified Party" for purposes of this Article 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Hartford, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the offer, sale or acquisition of Fund shares or the Contracts or to the operation of the Separate Accounts and:

1.Arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement, prospectus or other disclosure document for the Contracts or in the Contracts themselves or in sales literature generated or approved by Hartford on behalf of the Contracts or Separate Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents"), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that th s indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from information furnished to Hartford by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the offer or sale of the Contracts or Fund shares; or

2.Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Fund Documents as defined in Article 8.2(A)(1) not supplied by Hartford or persons under its control) or wrongful conduct of Hartford or persons under its control, with respect to the offer, sale, acquisition or distribution of the Contracts or Fund shares; or
3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Fund Documents as defined in Article 8.2(A)(1) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and accurately derived from information furnished by or on behalf of Hartford; or

4.    Arise out of or result from any failure by Hartford to provide the services or furnish the materials required under the terms of this Agreement; or

5.    Arise out of or result from any material breach of any representation and/or warranty made by Hartford in this Agreement or arise out of or result from any other material breach of this Agreement by Hartford, as limited by and in accordance with the provisions of Articles 8.1(B) and 8.5 hereof.

B.    Hartford shall not be liable under this indemnification provision with respect to any losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Adviser, the Trust or the Distributor, whichever is applicable.
8.2    Indemnification by the Distributor

A.    The Distributor agrees to indemnify and hold harmless the Trust, the Adviser and Hartford and each of their respective trustees, directors, officers, employees and agents and each person, if any, who controls the Trust, the Adviser or Hartford, respectively, within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Article 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with written consent from the Distributor, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any losses, claims, damages, liabilities or expenses and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses") to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Fund's shares or the Contracts and:
1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a registration statement, prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing) (collectively, the "Fund Documents") or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or Trust or the designee of either by or on behalf of the Indemnified Party for use in Fund Documents or otherwise for use in connection with the offer or sale of the Contracts or Fund shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained in Company Documents not supplied by the Distributor or persons under its control) or wrongful conduct of the Distributor or persons under its control, with respect to the offer, sale or distribution of the Contracts or Fund shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to Hartford by or on behalf of the Distributor; or

4.    Arise out of or result from any failure by the Distributor to provide the services and furnish the materials under the terms of this Agreement; or

5.    Arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor as limited by and in accordance with the provisions of Articles 8.2(B) and 8.5 hereof.

B.    The Distributor shalt not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.
8.3    Indemnification by the Trust
A.    The Trust agrees to indemnify and hold harmless Hartford and each of its trustees, directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Article 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with written consent from the Trust, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any losses, claims, damages, liabilities or expenses and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses") to which the Indemnified Parties may become subject under any statute or regulation at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Fund's shares or the Contracts and:

1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in Fund Documents or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or Trust or designee of either by or on behalf of Hartford for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Fund shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained in Company Documents not supplied by the Distributor or persons under its control) or wrongful conduct of the Trust, or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement cf a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished by or on behalf of the Trust; or

4.    Arise out of or result from any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement; or

5.    Arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust, as limited by and in accordance with the provisions of Articles 8.3(B) and 8.5 hereof.

B.    The Trust shallI not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Accounts, whichever is applicable.
8.4    Indemnification by the Adviser
A.    The Adviser agrees to indemnify and hold harmless Hartford, the Trust or the Distributor and each of their trustees, directors, officers, employees and agents and each person, if any, who controls Hartford, the Trust and the Distributor, respectively, within the meaning of Section 15 of the 1933 Act (collectively, the ''Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Article 8.4) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with written consent from the Adviser, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any losses, claims, damages, liabilities or expenses and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses") to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Fund's shares or the Contracts and;

1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact provided by the Adviser and contained in a Fund Document or arise out of or are based upon the omission or the alleged omission to state therein a material fact about the Adviser required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or Trust or the designee of either by or on behalf of Hartford for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Fund shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained in Company Documents not supplied by the Adviser or persons under its control) or wrongful conduct of the Adviser or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished by or on behalf of the Adviser; or

4.    Arise out of or result from any failure by the Adviser to provide the services and furnish the materials under the terms of this Agreement; or

5.    Arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser, as limited by and in accordance with the provisions of Articles 8.4(B) and 8.5 hereof.

B.    The Adviser shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Accounts, whichever is applicable.
8.5    Notice of Indemnification; Retention of Counsel

A.    Any party seeking indemnification (each a "Potential Indemnitee") shall promptly notify any party from whom it intends to seek indemnification (each a "Potential Indemnitor") of all demands made and/or actions commenced against the Potential Indemnitee which may require a Potential Indemnitor to provide such indemnification. A Potential Indemnitor shall not be liable under this indemnification provision with respect to any claim made against a Potential Indemnitee unless such Potential Indemnitee shall have notified the Potential Indemnitor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Potential Indemnitee (or after such Potential Indemnitee shall have received notice of such service on any designated agent), but failure to notify the Potential Indemnitor of any such claim shall not relieve the Potential Indemnitor from any liability which it may have to the Potential Indemnitee against whom such action is brought otherwise than on account of this indemnification provision.

B.    In case any such action is brought against a Potential Indemnitee, the Potential Indemnitor shall be entitled to participate, at its own expense, in the defense of such action. The Potential Indemnitor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Potential Indemnitor to such party of the Potential lndemnitor's election to assume the defense thereof, the Potential Indemnitee shall bear the fees and expenses of any additional counsel retained by it, and the Potential Indemnitor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
8.6    With respect to any claim for indemnification made under this Agreement, the parties each shall give the other reasonable access during normal business hours to its books, records, and employees and those books, records, and employees within its control pertaining to such claim, and shall otherwise cooperate with one another in the defense of any claim. Regardless of which party defends a particular claim, the defending party shall give the other parties written notice of any significant development in the case as soon as practicable, and such other party, at all times, shall have the right to intervene in the defense of the case.
8.7    If a party is defending a claim and indemnifying one or more parties to this Agreement, and: (i) a settlement proposal is made by the claimant, or (ii) the defending party desires to present a settlement proposal to the claimant, then the defending party promptly shall notify the other party or parties to this Agreement being indemnified of such settlement proposal together with its counsel's recommendation. If the defending party desires to enter into the settlement and any of the other parties fails to consent within five (5) Business Days (unless such period is extended, in writing, by mutual agreement of the parties hereto), then each such other party withholding consent, from the time it fails to consent forward, shall defend the claim and shall further indemnify the defending party and other remaining parties subject to this Agreement, if any, for all costs associated with the claim which are in excess of the proposed settlement amount.

Regardless of which party is defending the claim: (i) if a settlement requires an admission of liability by the non-defending party or would require the non-defending party to either take action (other than purely ministerial action) or refrain from taking action (due to an injunction or otherwise) (a "Specific Performance Settlement"), the defending party may agree to such settlement only after obtaining the express, written consent of the non-defending party. If a non-defending party fails to consent to a Specific Performance Settlement, the consequences described in the last sentence of the first paragraph of this Article 8.7 shall not apply.
8.8    The parties shall use good faith efforts to resolve any dispute concerning this indemnification obligation. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a de novo proceeding, separate and apart from the underlying matter complained of, before a court of competent jurisdiction. Either party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shall be deemed to have occurred thirty (30) days from the commencement of the same unless such time period is extended by the written agreement of the parties). The prevailing party in such a proceeding shall be entitled to recover reasonable attorneys' fees, costs, and expenses.
ARTICLE IX. APPLICABLE LAW
9.1    This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut.
9.2    This Agreement, its terms and definitions, shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant.
ARTICLE X. TERMINATION
10.1     This Agreement may be terminated without penalty:

A.    By any party for any reason upon six months' advance written notice delivered to all of the other parties, it being understood that no party may give notice under this provision until one (1) year from the effective date of this Agreement; or

B.    By Hartford by written notice to the Trust, the Adviser and the Distributor with respect to any Fund in the event any of the Fund's shares are not registered, issued or sold in accordance witl- applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment vehicle of the Contracts issued or to be issued by Hartford; or

C.    By Hartford upon written notice to the Trust with respect to any Fund in the event that such Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision; or

D.    By Hartford upon written notice to the Trust and the Distributor with respect to any Fund in the event that such Fund fails to meet the diversification requirements specified in this Agreement; or

E.    By Hartford upon institution of formal proceedings against the Trust, the Adviser or the Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body; or

F.    By the Distributor, the Adviser or the Trust upon written notice to Hartford with respect to any Separate Account in the event that such Separate Account ceases to be qualified as a segregated asset account under the Connecticut Insurance Code; or

G.    By the Distributor, the Adviser or the Trust upon written notice with respect to any Separate Account in the event that effective registration as a unit investment trust under the 1940 Act for such Separate Account is not maintained; or

H.    By the Distributor, the Adviser or the Trust in the event that the Contracts cease to be treated as annuity contracts under the applicable provisions of the Code; or

I.    By the Distributor, the Adviser or the Trust in the event that effective registration or exemption from registration under the 1933 Act of the Contracts is not maintained; or

J.    By the Distributor or the Trust upon institution of formal proceedings against Hartford or its agent by the NASD, the SEC, or any state securities or insurance department or any other regulatory body regarding Hartford's duties under this Agreement or related to the sale of the Contracts issued by Hartford, the operation of the Separate Accounts, or the purchase of shares of the Funds; or

K.    By any party to the Agreement upon a determination by a majority of the Board, or a majority of its independent Trustees, that a material irreconcilable conflict, as described in Article VII hereof, exists; or

L.    By any party to the Agreement upon requisite vote of the Contract owners having an interest in the Separate Accounts (or any subaccounts thereof) to substitute the shares of another investment company for the corresponding shares of a Fund in accordance with the terms of the Contracts for which those shares had been selected or serve as the underlying investment media; or

M.    By either the Adviser or the Distributor in the event of a termination of either of their contracts with the Trust, but each shall use their best efforts to substitute themselves under this Agreement with any successor investment adviser or distributor to the Trust.
10.2     Each party to this Agreement shall promptly notify the other parties to the Agreement of the institution against such party of any such formal proceedings as described in Articles 10.1(E) and (J) hereof. Hartford shall give 60 days prior written notice to the Trust of the date of any proposed vote of Contract owners to replace the Fund's shares as described in Article 10.1(M) hereof.
10.3    Effect of Termination
A.    Notwithstanding any termination of this Agreement, the Trust and the Distributor shall at the option of Hartford, continue to make available additional shares of the Funds, for the limited purposes set forth in this Section 10.3(A), pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts") unless such further sale of Fund shares is proscribed by law, regulation or applicable regulatory body. Specifically, without limitation, the owners of the Existing Contracts will be permitted to reinvest dividends in the Funds, direct allocation and reallocation of investments in the Funds, redeem investments in the Funds and invest in the Funds through additional purchase payments.

B.    Hartford agrees not to redeem Fund shares attributable to the Contracts except (i) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application or (iii) as permitted by an order of the SEC pursuant to Section 26(h) of the 1940 Act. Upon request, Hartford will promptly furnish to the Trust the opinion of counsel for Hartford to the effect that any redemption pursuant to clause (ii) above is a legally required redemption.

C.    In addition to the foregoing, Article VIII Indemnification, Article IX and Article 12.1 shall survive any termination of this Agreement.
10.4    Notwithstanding the termination of this Agreement, Huntington will continue to pay service fees in accordance with Article 1.9 so long as net assets of Hartford or a Separate Account remain in a Fund and Hartford continues to provide services, provided such continued payment is in accordance with applicable law and regulation.
ARTICLE XI. NOTICES
11.1    Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to the Trust:                        With a copy to:
The Huntington Funds                    David Mahaffey, Esq.
c/o The Huntington National Bank            Sullivan & Worcester LLP
41 South High Street                    1666 K Street NW

Columbus, Ohio 43287                    Washington, DC 20006
Attn: President
And
Alicia Powell, Secretary
Reed Smith LLP
1001 Liberty Avenue
121h Floor
Pittsburgh, PA 15222-3779
If to the Distributor:
Unified Financial Securities, Inc.
2960 North Meridian Street, Suite 300
Indianapolis, IN 46208
Attn: Broker Dealer Services

If to the Adviser:                    With a copy to:
Huntington Asset Advisors, Inc.                David Mahaffey, Esq.
41 South High Street                    Sullivan & Worcester LLP
Columbus, Ohio 43287                    1666 K Street NW
Attn: Chief Investment Officer                Washington, DC 20006
If to Hartford:    With a copy to:
Hartford Life Insurance Co.                Hartford Life Insurance Co.
200 Hopmeadow Street                200 Hopmeadow Street
Simsbury, Connecticut 06070                Simsbury, Connecticut 06070
Attn: John Walters, President                Attn: Alan Kreczko, General Counsel
ARTICLE XII. MISCELLANEOUS
12.1    Subject to the requirements of legal process and regulatory authority, each party will treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other parties and, except as permitted by this Agreement or as required by any governmental agency, regulator or other authority, shall not without the express written consent of the affected party disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain. Each party further agrees to use and disclose Personal Information, as defined herein, only to carry out the purposes for which it was disclosed to them and will not use or disclose Personal Information if prohibited by applicable law, including, without limitation, statutes and regulations enacted pursuant to the Gramm-Leach-Bliley Act (Public Law 106-102). For purposes of this Agreement, "Personal Information" means financial and medical information that identifies an individual personally and is not available to the public, including, but not limited to, credit history, income, financial benefits, policy or claim information and medical records. If either party outsources services to a third-party, such third party will agree in writing to maintain the security and confidentiality of any information shared with them.
12.2     The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
12.3     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
12.4    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
12.5     Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities (and other parties) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
12.6     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

12.7    This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties.
IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below, to be effective as of April 1, 2009.
HARTFORD LIFE INSURANCE COMPANY,         UNIFIED FINANCIAL SECURITIES, INC.
on its behalf and on behalf of each Separate
Account named in Schedule A, as may be
amended from time to time

By: /s/ Robert Arena                    By: /s/ Melissa K. Gallagher
Name: Robert Arena                    Name: Melissa K. Gallagher
Its: EVP                            Its: President
Date: 5/26/09                        Date: 5/12/09

HARTFORD LIFE AND ANNUITY
INSURANCE COMPANY,
on its behalf and on behalf of each Separate
Account named in Schedule A, as may be
amended from time to time
By: /s/ Robert Arena
Name: Robert Arena
Its: EVP
Date: 5/26/09

THE HUNTINGTON FUNDS, on its behalf and         HUNTINGTON ASSET ADVISORS, INC.
on behalf of each Fund named in this
Schedule B, as may be amended from time to
time

By: /s/ Eric McKenzie                    By: /s/ Ron Corn
Name: Eric McKenzie                    Name: Ron Corn
Its: Vice President                     Its: Vice President
Date: 5/12/09                        Date: 5/14/09

SCHEDULE A
Effective as of April 1, 2009
SEPARATE ACCOUNTS AND CONTRACTS

Name of Separate Account	Contract Funded by Separate Account
Hartford Life Insurance Company Separate Account Two	The Huntington Director Variable Annuity (all series) Huntington Director Outlook Variable Annuity (all series)
Hartford Life Insurance Company Separate Account Seven	Huntington Hartford Leaders Variable Annuity (all series)
Hartford Life and Annuity Insurance Company Separate Account Seven	Huntington Hartford Leaders Variable Annuity (all series)

IN WITNESS WHEREOF, each of the parties has caused this Schedule A to be executed in its name and on its behalf by its duly authorized representative as of the date specified below, to be effective as of April 1, 2009.
HARTFORD LIFE INSURANCE COMPANY,         UNIFIED FINANCIAL SECURITIES, INC.
on its behalf and on behalf of each Separate
Account named in Schedule A, as may be
amended from time to time

By: /s/ Robert Arena                    By: /s/ Melissa K. Gallagher
Name: Robert Arena                    Name: Melissa K. Gallagher
Its: EVP                            Its: President
Date: 5/26/09                        Date: 5/12/09

HARTFORD LIFE AND ANNUITY
INSURANCE COMPANY,
on its behalf and on behalf of each Separate
Account named in Schedule A, as may be
amended from time to time
By: /s/ Robert Arena
Name: Robert Arena
Its: EVP
Date: 5/26/09

THE HUNTINGTON FUNDS, on its behalf and         HUNTINGTON ASSET ADVISORS, INC.
on behalf of each Fund named in this
Schedule B, as may be amended from time to
time

By: /s/ Eric McKenzie                    By: /s/ Ron Corn
Name: Eric McKenzie                    Name: Ron Corn
Its: Vice President                     Its: Vice President
Date: 5/12/09                        Date: 5/14/09

SCHEDULE B Effective as of April 1, 2009
Participating Funds	CUSIP Number
Huntington VA Income Equity Fund	446771107
Huntington VA Growth Fund	446771206
Huntington VA Dividend Capture Fund	446771305
Huntington VA Mid Corp America Fund	446771503
Huntington VA New Economy Fund	446771602
Huntington VA Rotating Markets Fund	446771701
Huntington VA Macro 100 Fund	446771875
Huntington VA Situs Fund	446771883
Huntington VA Mortgage Securities Fund	446771867
Huntington VA International Equity Fund	446771800

IN WITNESS WHEREOF, each of the parties has caused this Schedule B to be executed in its name and on its behalf by its duly authorized representative as of the date specified below, to be effective as of April 1, 2009.

HARTFORD LIFE INSURANCE COMPANY,         UNIFIED FINANCIAL SECURITIES, INC.
on its behalf and on behalf of each Separate
Account named in Schedule A, as may be
amended from time to time

By: /s/ Robert Arena                    By: /s/ Melissa K. Gallagher
Name: Robert Arena                    Name: Melissa K. Gallagher
Its: EVP                            Its: President
Date: 5/26/09                        Date: 5/12/09

HARTFORD LIFE AND ANNUITY
INSURANCE COMPANY,
on its behalf and on behalf of each Separate
Account named in Schedule A, as may be
amended from time to time
By: /s/ Robert Arena
Name: Robert Arena
Its: EVP
Date: 5/26/09

THE HUNTINGTON FUNDS, on its behalf and         HUNTINGTON ASSET ADVISORS, INC.
on behalf of each Fund named in this
Schedule B, as may be amended from time to
time

By: /s/ Eric McKenzie                    By: /s/ Ron Corn
Name: Eric McKenzie                    Name: Ron Corn
Its: Vice President                     Its: Vice President
Date: 5/12/09                        Date: 5/14/09

SCHEDULE C

Subject to the terms and conditions of this Agreement, Hartford shall be appointed to, and agrees to act, as a limited agent of Trust for the sole purpose of receiving instructions from authorized parties as defined by the Contracts far the purchase and redemption of Fund shares prior to the close of regular trading each Business Day. A "Business Day" is defined in Article 1.1(B) of the Agreement. Except as particularly stated in this paragraph, Hartford shall have no authority to act on behalf of Trust or to incur any cost or liability on its behalf.
Until such time as Trust and Hartford are able to utilize the National Securities Clearing Corporation ("NSCC") Defined Contribution Clearing and Settlement ("DCC&S") Fund/SERV system: Trust will use its best efforts to provide to Hartford or its designated agent closing net asset value, change in net asset value, dividend or daily accrual rate information and capital gain information by 6:30 p.m. Eastern Time each Business Day. Hartford or its agent shall use this data to calculate unit values. Unit values shall be used to process the same Business Day's contract transactions. Orders derived from, and in amounts equal to, instructions received by Hartford prior to the Close of Trading on the New York Stock Exchange an any Business Day ("Day 1") shall be transmitted without modification (except for netting or aggregating such orders) to Trust by 8:30 a.m. Eastern Time on the next Business Day. Such trades will be effected at the net asset value of each Fund's shares calculated as of the Close of Trading on Day 1. Trust will not accept any order made on a conditional basis or subject to any delay or contingency.
Until such time as Trust and Hartford are able to utilize the DCC&S Fund/SERV system, each party shall, as soon as practicable after transmittal of an instruction or confirmation, verify the other party's receipt of such instruction or confirmation, and in the absence of such verification such a party to whom an instruction or confirmation is sent shall not be liable for any failure to act in accordance with such instruction or confirmation, and the sending party may not claim that such an instruction or confirmation was received by the other. Each party shall notify the other of any errors, omissions or interruptions in, or delay or unavailability as promptly as possible,

a)
For those purchase orders not transmitted via the DCC&S Fund/SERV system, Hartford shall complete payment to Trust or its designated agent in federal funds no later than 3:00 P.M. on the Business Day following the day on which the instructions are treated as having been received by Trust pursuant to this Agreement.

b)
For those redemption orders not transmitted via the DCC&S Fund/SERV system, Trust or its designated agent shall initiate payment in federal funds no later than 3:00 P.M. on the Business Day following the day on which the instructions are treated as having been received by Trust pursuant to this Agreement.

At such time as Trust and Hartford are able to transmit information via the NSCC's DCC&S Fund/SERV System:

a)
Orders derived from, and in amounts equal to, instructions received by Hartford prior to the Close of Trading on Day 1 shall be transmitted without modification (except for netting and aggregation of such orders) via the NSCC's DCC&S Fund/SERV system to Trust no later than 5:00 a.m. Eastern Time on the Next Business Day. Such trades will be effected at the net asset value of each Fund's shares calculated as of the Close of Trading on Day 1.

b)
Trust and Hartford shall mutually agree there may be instances when orders shall be transmitted to Trust via facsimile no later than 8:30 a.m. rather than through the DCC&S Fund/SERV system. In such instances, such orders shall be transmitted to Trust via facsimile no later than 8:30 a.m. Eastern Time on the next Business Day.

c)
With respect to purchase and redemption orders received by Trust on any Business Day for any Fund, within the time limits set forth in this Agreement, settlement shall occur consistent with the requirements of DCC&S Fund/SERV system.

At such time as Trust and Hartford are able to transmit information via the DCC&S Fund/SERV system: Trust or its designated agent shall send to Hartford, via the DOOM Fund/SERV system, verification of net purchase or redemption orders or notification of the rejection of such orders ("Confirmations ") on each Business Day for which Hartford has transmitted such orders. Such confirmations shall include the total number of shares of each Fund held by Hartford following such net purchase or redemption. Trust, or its designated agent, shall submit in a timely manner, such confirmations to the DCC&S Fund/SERV system in order for Hartford to receive such confirmations no later than 11:00 a.m. Eastern Time the next Business Day. Trust or its designated agent wilt transmit to Hartford via DCC&S NETWORKING system those Networking activity files reflecting account activity. In addition, within five (5) Business Days after the end of each month, Trust or its affiliate will send Hartford a statement of account which shall confirm all transactions made during that particular month in the account.
Documents and Other Materials
Documents Provided by Hartford
Hartford agrees to provide Trust, upon written request, any reports indicating the number of shareholders that hold interests in the Funds and such other information (including books and records) that Trust may reasonably request. Hartford agrees to provide Trust, upon written request, such other information (including books and records) as may be necessary or advisable to enable it to comply with any law, regulation or order.
Documents Provided by Trust
Within five (5) Business Days after the end of each calendar month, Trust, Distributor, or Adviser shall provide Hartford, or its designee, a monthly statement of account, which shall confirm all transactions made during that particular month.
PARTICIPATION AGREEMENT

Among
MORGAN STANLEY UNIVERSAL FUNDS, INC.,
MORGAN STANLEY ASSET MANAGEMENT INC.
MILLER ANDERSON & SHERRERD, LLP
MORGAN STANLEY & CO., INCORPORATED
and
ITT HARTFORD LIFE
AND ANNUITY INSURANCE COMPANY*
DATED AS OF
July 30, 1997

Renamed Hartford Life and Annuity Insurance Company, effective January 1. 1998.

Page
ARTICLE I.        Purchase of Fund Shares                             2
ARTICLE II        Representations and Warranties                         4
ARTICLE III.    Prospectuses, Reports to Shareholders
and Proxy Statements, Voting                          6
ARTICLE IV.    Sales Material and Information                          8
ARTICLE V        Fees and Expenses                                  9
ARTICLE VI.    Diversification                                  10
ARTICLE VII.    Potential Conflicts                                  10
ARTICLE VIII.    Indemnification                                  12
ARTICLE TX.    Applicable Law                                  17
ARTICLE X.        Termination                                      17
ARTICLE XI.    Notices                                      19
ARTICLE XII.    Miscellaneous                                  20
SCHEDULE A    Separate Accounts and Contracts                          23

SCHEDULE 13    Proxy Voting Procedures                              24

THIS AGREEMENT, made and entered into as of the 30th day of July, 1997 by and among ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY (renamed Hartford Life and Annuity Insurance Company, effective January 1, 1998) (hereinafter the "Company"), a Connecticut corporation, on its own behalf and on behalf of each separate account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), and MORGAN STANLEY UNIVERSAL FUNDS, INC. (hereinafter the "Fund"), a Maryland corporation, and MORGAN STANLEY ASSET MANAGEMENT INC. and MILLER ANDERSON & SHERRERD LLP (hereinafter collectively the "Advisers" and individually the "Adviser"), a Delaware corporation and a Pennsylvania limited liability partnership, respectively, and MORGAN STANLEY & CO., INCORPORATED (the "Underwriter"), a Delaware corporation.
WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as (i) the investment vehicle for separate accounts established by insurance companies for individual and group life insurance policies and individual and group annuity contracts with variable accumulation and/or pay-out provisions (hereinafter referred to individually and/or collectively as "Variable Insurance Products") and (ii) the investment vehicle for certain qualified pension and retirement plans (hereinafter "Qualified Plans"); and
WHEREAS, insurance companies desiring to utilize the Fund as an investment vehicle under their Variable Insurance Products enter into participation agreements with the Fund and the Advisers (the "Participating Insurance Companies");
WHEREAS, shares of the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets. any one or more of which may be made available under this Agreement, as may be amended from time to time by mutual agreement of the parties hereto (each such series is hereinafter referred to as a "Portfolio"); and
WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission, dated September 19,1996 (File No. 812-10118), granting Participating Insurance Companies and Variable Insurance Product separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (hereinafter the "1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by Variable Insurance Product separate accounts of both affiliated and unaffiliated life insurance companies and Qualified Plans (hereinafter the "Shared Funding Exemptive Order"); and
WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

WHEREAS, each Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and
WHEREAS, each Adviser manages certain Portfolios of the Fund; and
WHEREAS, the Underwriter is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD") and serves as principal underwriter of the shares of the Fund; and

WHEREAS, the Company has registered or will register certain Variable Insurance Products under the 1933 Act; and
WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution or under authority of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforementioned Variable Insurance Products; and
WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and
WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of each Account to fund certain of the aforementioned Variable Insurance Products and the Underwriter is authorized to sell such shares to each such Account at net asset value;
NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and each Adviser agree as follows:
ARTICLE I. Purchase of Fund Shares
1.1. The Fund agrees to make available for purchase by the Company shares of the Fund and shall execute orders placed for each Account on a daily basis at the net asset value next computed after receipt by the Fund or its designee of such order. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 10:00 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

1.2. The Fund, so long as this Agreement is in effect, agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to rules of the Securities and Exchange Commission and the Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Directors of the Fund (hereinafter the "Board") may refuse to permit the Fund to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.
1.3. The Fund agrees that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts and to certain Qualified Plans. No shares of any Portfolio will be sold to the general public.
1.4. The Fund will not make its shares available for purchase by any insurance company or separate account unless an agreement containing provisions substantially the same as in Section 1.3 of

Article I, Section 3.5 of Article III, Article VI and Article VII of this Agreement is in effect to govern such sales.
1.5. The Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. Subject to and in accordance with applicable laws, and subject to written consent of the Company, the Fund may redeem shares for assets other than cash. For purposes of this Section 1.5, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption on the next following Business Day.
1.6. The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus. The Variable Insurance Products issued by the Company, under which amounts may be invested in the Fund (hereinafter the "Contracts"), are listed on Schedule A attached hereto and incorporated herein by reference, as such Schedule A may be amended from time to time by mutual written agreement of all of the parties hereto. The Company will give the Fund and each Adviser 45 days advance written notice of its intention to make available in the future, as a funding vehicle under the Contracts, any other investment company.
1.7. The Company shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof.
Payment shall be in federal funds transmitted by wire. For purposes of Section 2.9 and 2.10. upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.
1.8. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.
1.9. The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.
1.10. The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Eastern time) and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time.
ARTICLE II. Representations and Warranties
2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under Section 38a-433 of the Connecticut Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.
2.2. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Maryland and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states, to the extent required by applicable state law.
2.3. The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.
2.4. The Company represents and warrants that the Contracts are currently treated as life insurance policies or annuity contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.
2.5. The Fund represents that to the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Fund undertakes to have a board of directors, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.
2.6. The Fund represents that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of Maryland and the Fund represents that their respective operations are and shall at all times remain in material compliance with the laws of the State of Maryland to the extent required to perform this Agreement.
2.7. The Fund represents that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act.
2.8. Each Adviser represents and warrants that it is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that it will perform its obligations for the Fund in compliance in all material respects with the laws of its state of domicile and any applicable state and federal securities laws.
2.9. The Fund represents and warrants that its directors, officers, employees, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.
2.10. The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage, in an amount not less $5 million. The aforesaid includes coverage for larceny and embezzlement is issued by a reputable bonding company. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies.
ARTICLE III. Prospectuses, Reports to Shareholders and Proxy Statements; Voting
3.1. The Fund or its designee shall provide the Company with as many printed copies of the Fund's current prospectus and statement of additional information as the Company may reasonably request. If requested by the Company, in lieu of providing printed copies the Fund shall provide camera-ready film or computer diskettes containing the Fund's prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Fund is amended during the year) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document, and to have the statement of additional information for the Fund and the statement of additional information for the Contracts printed together in one document. Alternatively, the Company may print the Fund's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information.
3.2. Except as provided in this Section 3.2., all expenses of printing and distributing Fund prospectuses and statements of additional information shall be the expense of the Company. For prospectuses and statements of additional information provided by the Company to its existing owners of Contracts in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Fund. If the Company chooses to receive camera-ready film or computer diskettes in lieu of receiving printed copies of the Fund's prospectus, the Fund will reimburse the Company in an amount equal to the product of x and y where x is the number of such prospectuses distributed to owners of the Contracts, and y is the Fund's per unit cost of typesetting and printing the Fund's prospectus. The same procedures shall be followed with respect to the Fund's statement of additional information. The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund's expenses do not include the cost of printing any prospectuses or statements of additional information other than those actually distributed to existing owners of the Contracts.
3.3. The Fund's statement of additional information shall be obtainable from the Fund, the Company or such other person as the Fund may designate, as agreed upon by the parties.

3.4. The Fund, at its expense, shall provide the Company with copies of its proxy statements, reports to shareholders, and other communications (except for prospectuses and statements of additional information, which are covered in section 3.1) to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

3.5. If and to the extent required by law the Company shall:

(i)	solicit voting instructions from Contract owners;

(ii)	vote the Fund shares in accordance with instructions received from Contract owners; and

(iii)	vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Portfolio for which instructions have been received, so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any Account in its own right, to the extent permitted by law. The Fund and the Company shall follow the procedures, and shall have the corresponding responsibilities, for the handling of proxy and voting instruction solicitations, as set forth in Schedule B attached hereto and incorporated herein by reference. Participating Insurance Companies shall be responsible for ensuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with the standards set forth on Schedule B, which standards will also be provided to the other Participating Insurance Companies.
3.6. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section I6(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Securities and Exchange Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.
3.7. The Fund shall use reasonable efforts to provide Fund prospectuses, reports to shareholders, proxy materials and other Fund communications (or camera-ready equivalents) to the Company sufficiently in advance of the Company's mailing dates to enable the Company to complete, at reasonable cost, the printing, assembling and distribution of the communications in accordance with applicable laws and regulations.

ARTICLE IV. Sales Material and Information
4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or the Adviser(s) is named, at least ten Business Days prior to its use. No such material shall be used if the Fund or its designee reasonably objects to such use within ten Business Days after receipt of such material.
4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund.

4.3. The Fund or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its separate account(s) or Contracts are named at least ten Business Days prior to its use.
No such material shall be used if the Company or its designee reasonably objects to such use within ten Business Days after receipt of such material.
4.4. The Fund and the Advisers shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts, other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.
4.5. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the Securities and Exchange Commission or other regulatory authorities.
4.6. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the investment in the Fund under the Contracts, contemporaneously with the filing of such document with the Securities and Exchange Commission or other regulatory authorities.
4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.
ARTICLE V. Fees and Expenses
5.1. The Fund shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the -Underwriter in writing.
5.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenscs for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.
5.3. The Company shall bear the expenses of distributing the Fund's prospectus, proxy materials and reports to owners of Contracts issued by the Company, other than the expenses of distributing prospectuses and statements of additional information to existing contract owners.

ARTICLE VI. Diversification
6.1. The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5.
ARTICLE VII. Potential Conflicts
7.1. The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by Variable Insurance Product owners; or (t) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.
7.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded.
7.3. If it is determined by a majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the

Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance policy owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.
7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account (at the Company's expense); provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board.
7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the position of the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.
7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict.
7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. Indemnification 8.1.

8.1    Indemnification By The Company

8.1(a) The Company agrees to indemnify and hold harmless the Fund and each member of the Board and each officer and employee of the Fund, each Adviser and each director, officer and employee of each Adviser, the Underwriter and each director, officer and employee of the Underwriter, and each person, if any, who controls the Fund, the Adviser or the Underwriter within the meaning of Section 15 of the 1933 Act (collectively, an "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:
(i)arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or
(ii)arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control and other than statements or representations authorized by the Fund or an Adviser) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or
(iii)arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or
(iv)arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or
(v)arise out of or result from any material breach of any representation or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.
8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.
8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
8.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

8.2. Indemnification by the Underwriter
8.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors, officers and employees and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, an "Indemnified Parties" and individually, "Indemnified Parry," for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of shares of the Portfolio that it manages or the Contracts and:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

(ii)
arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Fund or persons under its control and other than statements or representations authorized by the Company) or unlawful conduct of the Fund, AdYiser(s) or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

(iii)
arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts. or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

(iv)
arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional, in good faith or otherwise, to comply with the diversification requirements specified in Article VI); or

(v)
arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser; as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

8.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities, or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.
8.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on, any designated agent), but failure to notify the Underwriter of any such claim shall not relieve. the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Ole Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.2(d). The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.
8.3. Indemnification by the Fund
8.3(a). The Fund agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (hereinafter collectively, the "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Fund and:

(i)	arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement; or
(ii) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;
8.3(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.
8.3(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
8.3(d). The Company agrees promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement,

the issuance or sale of the Contracts, with respect to the operation of either Account, or the sale or acquisition of shares of the Fund.
ARTICLE IX. Applicable Law
9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the substantive laws of the State of New York.
9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.
ARTICLE X. Termination
10.1. This Agreement shall continue in full force and effect until the first to occur of:

(a)	termination by any party for any reason by sixty (60) days advance written notice delivered to the other parties; or

(b)
termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

(c)
termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)
termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify; or

(e)
termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio in the event that such Portfolio falls to meet the diversification requirements specified in Article VI hereof; or

(f)
termination by either the Fund by written notice to the Company if the Fund shall determine, in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, or

(g)
termination by the Company by written notice to the Fund and the Adviser, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund or the Adviser has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(h)
termination by the Fund or the Adviser by written notice to the Company, if the Company gives the Fund and the Adviser the written notice specified in Section 1.6 hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however any termination under this Section 10.1(h) shall be effective forty five (45) days after the notice specified in Section 1.6 was given.

10.2. Notwithstanding any termination of this Agreement, the Fund shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing, Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Fund, redemption of investments in the Fund and investment in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.
10.3. The Company shall not redeem Fund shares attributable to the Contracts (as distinct from Fund shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract Owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption") or (iii) as permitted by an order of the Securities and Exchange Commission pursuant to Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Fund the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund 90 days prior written notice of its intention to do so.
ARTICLE XI. Notices
Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to the Fund:
Morgan Stanley Universal Funds, Inc.
1221 Avenue of the Americas
New York, New York 10020
Attention: Harold J. Schaaff, Jr., Esq.
If to Adviser:
Morgan Stanley Asset Management Inc.
1221 Avenue of the Americas

New York, New York 10020
Attention: Harold J. Schaaff, Jr., Esq.
If to Adviser:
Miller Anderson & Sherrerd LLP
One Tower Bridge
West Conshohocken, Pennsylvania 19428 Attention: Douglas Kugler

If to the Underwriter:
Morgan Stanley & Co., Incorporated 1221 Avenue of the Americas
New York, New York 10020
Attention: Harold J. Schaaff, Jr., Esq.
If to the Company:
ITT Hartford Life and Annuity Insurance Company
200 Hopmeadow Street Simsbury, CT 06070 Attention: John Ladd
ARTICLE XII. Miscellaneous
12.1. All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.
12.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.
12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
12.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the National Association of Securities Dealers and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the California Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with the California Insurance Regulations and any other applicable law or regulations.
12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.
12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that an Adviser may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Adviser, if such assignee is duly licensed and registered to perform the obligations of the Adviser under this Agreement.
12.9. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee copies of the following reports:

(a)
the Company's annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles ("GAAP"), if any), as soon as practical and in any event within 90 days after the end of each fiscal year;

(b)	the Company's quarterly statements (statutory) (and GAAP, if any), as soon as practical and in any event within 45 days after the end of each quarterly period:

(c)	any financial statement, proxy statement, notice or report of the Company sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders;

(d)
any registration statement (without exhibits) and financial reports of the Company filed with the Securities and Exchange Commission or any state insurance regulator, as soon as practical after the filing thereof;

(e)
any other report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, as soon as practical after the receipt thereof.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.
ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
By: /s/ John P. Ginnetti
John P. Ginnetti
Executive Vice President
MORGAN STANLEY UNIVERSAL FUNDS, INC.
By: /s/ Michael F. Klein
Michael F. Klein
President

MORGAN STANLEY ASSET MANAGEMENT INC.

By: /s/ Michael F. Klein
Michael F. Klein
Principal

MILLER ANDERSON & SHERRERD LLP
By: /s/ Marna C. Whittington
Marna C. Whittington
Managing Director

MORGAN STANLEY & CO., INCORPORATED

By: /s/ Harold J. Schaaff
Harold J. Schaaf
Principal

SCHEDULE A
SEPARATE ACCOUNTS AND CONTRACTS
Name of Separate Account and    Form Number and Name of Contract
Date Established by Board of Directors            Funded by Separate Account
ICMG Registered Variable Life                GVL95(P)    Group Flexible Premium
Separate Account One                            Variable Life Insurance
Established October 9, 1995                        Policy
GVL95(C)     Group Flexible Premium
Variable Life Insurance
Certificate

SCHEDULE B
PROXY VOTING PROCEDURES
The following is a list of procedures and corresponding responsibilities for the handling of proxies and voting instructions relating to the Fund. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Company" shall also include the department or third parry assigned by the Company to perform the steps delineated below.

1.
The proxy proposals are given to the Company by the Fund as early as possible before the date set by the Fund for the shareholder meeting to enable the Company to consider and prepare for the solicitation of voting instructions from owners of the Contracts and to facilitate the establishment of tabulation procedures. At this time the Fund will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

2.
Promptly after the Record Date, the Company will perform a "tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each contract owner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

Note: The number of proxy statements is determined by the activities described in this Step #2. The Company will use its best efforts to call in the number of Customers to the Fund , as soon as possible, but no later than two weeks after the Record Date.

3.
The Fund's Annual Report must be sent to each Customer by the Company either before or together with the Customers' receipt of voting, instruction solicitation material. The Fund will provide the last Annual Report to the Company pursuant to the terms of Section 3.3 of the Agreement to which this Schedule relates. .

4.
The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Company by the Fund. The Company, at its expense, shall produce and personalize the Voting Instruction Cards_ The Fund or its affiliate must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:

a.	name (legal name as found on account registration)

b.	address

c.	fund or account number

d.	coding to state number of units

e.	individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund).
(This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)
5.    During this time, the Fund will develop, produce and pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Company). Contents of envelope sent to Customers by the Company will include:

a.	Voting Instruction Card(s)

b.	One proxy notice and statement (one document)

c.	return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent

d.
"urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Fund.)

e.	cover letter - optional, supplied by Company and reviewed and approved in advance by the Fund.
6.    The above contents should be received by the Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to the Fund.
7.    Package mailed by the Company.

*
The Fund must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but not including,) the meeting, counting backwards.

8.    Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.
Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure and has not been required by the Fund in the past.

9.	Signatures on Card checked against legal name on account registration which was printed on the Card.

Note: For Example, if the account registration is under "John A. Smith, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

10.
If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter and a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be not received for purposes of vote tabulation. Any Cards that have been "kicked out" (e.g. mutilated, illegible) of the procedure are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

11.
There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

12.
The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of shares.) The Fund must review and approve tabulation format.

13.
Final tabulation in shares is verbally given by the Company to the Fund on the morning of the meeting not later than 10:00 a.m. Eastern time. The Fund may request an earlier deadline if reasonable and if required to calculate the vote in time for the meeting.

14.
A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. The Fund will provide a standard form for each Certification.

15.
The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, the Fund will be permitted reasonable access to such Cards.

16.    All approvals and "signing-off' may be done orally, but must always be followed up in writing.

HARTFORD LIFE INSURANCE COMPANY
(Agreement dated January 1, 1997)
SCHEDULE A
SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
Shares of the Technology, Mid Cap Growth, High Yield, Fixed Income, Emerging Markets Equity and Value Portfolios of The Universal Institutional Funds, Inc. shall be made available as investments for the following Separate Account:
Name of Separate Account and        Form Number and Name of
Date Established by Board of Directors    Contract Funded by Separate Account
ICMG Series 111-B                GVL-93(P) Group Variable Life Insurance
Separate Account                Policy
Established February 8, 1996
Shares of the Technology, Mid-Cap Growth, High Yield, Fixed Income, Emerging Markets Equity, Equity Growth , Global Equity* and Value* Portfolios of The Universal Institutional Funds, Inc. shall be made available as investments for the following Separate Account:
Name of Separate Account and        Form Number and Name of
Date Established by Board of Directors    Contract Funded by Separate Account

ICMG Registered Variable Life	HL-GVL95(P)(NY) Group Flexible

Separate Account A	GVL-95(P)/(C) Premium Variable
Established April 14, 1998                        Life Insurance Policy/Certificate

Closed to new premiums and transfers effective July 5, 2000.
A-1

MORGAN STANLEY DEAN WITTER

MORGAN STANLEY DEAN WITTER
INVESTMENT MANAGEMENT
May 1, 2000                            1221 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10020
(212) 762-4000
Hartford Life and Annuity Insurance Company
200 Hopmeadow Street
Simsbury, CT 06089
Attention: Stephen T. Joyce

Re:    Amended Schedule A to HLAIC Participation Agreement
Dear Mr. Joyce:
This letter sets forth our understanding and acceptance of the enclosed amended and restated Schedule A to the Participation Agreement dated July 30, 1997, among The Universal Institutional Funds, Inc. (the "Fund," formerly Morgan Stanley Universal Funds, Inc.), Morgan Stanley Dean Witter Investment Management Inc. (formerly Morgan Stanley Asset Management Inc.), Miller Anderson & Sherrerd, LLP, Morgan Stanley & Co. Incorporated and Hartford Life and Annuity Insurance Company (formerly ITT Hartford Life and Annuity Insurance Company), which has been amended (i) to clarify the list of portfolios of the Fund offered under ICMG Registered Variable Life Separate Account One; and (ii) to expand and clarify the separate accounts and portfolios of the Fund which are and have been covered by the Participation Agreement. The attached Schedule A supersedes any prior versions of Schedule A.
Please indicate your receipt and acceptance of this letter and the amended and restated Schedule A attached hereto by signing all of the enclosed copies at the appropriate place below and returning three signed originals to the attention of Stefanie Chang Yu, Morgan Stanley Dean Witter Investment Management Inc., 1221 Avenue of the Americas, 5th Floor, New York, New York 10020.
Sincerely,
MORGAN STANLEY DEAN WITTER        THE UNIVERSAL INSTITUTIONAL FUNDS,
INVESTMENT MANAGEMENT, INC.        INC.

By: /s/ [illegible]                    By: /s/ [illegible]

MILLER ANDERSON AND SHERRERD LLP    MORGAN STANLEY & CO., INCORPORATED

By: /s/ [illegible]                    By: /s/ [illegible]

Agreed and Accepted:

HARTFORD LIFE AND ANNUITY
INSURANCE COMPANY
By: /s/ Deanne L. Osgood

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
Shares of the Technology, Mid Cap Growth, High Yield, Fixed Income, Emerging Markets Equity, Equity Growth, Global Equity' and Value" Portfolios of The Universal Institutional Funds, Inc. shall be made available as investments for the following Separate Account:
Name of Separate Account and            Form Number and Name of
Date Established by Board of Directors        Contract Funded by Separate Account
ICMG Registered Variable Life            GVL95(P)    Group Flexible Premium
Separate Account One                        Variable Life Insurance
Established October 9, 1995                    Policy
GVL95(C)    Group Flexible Premium
Variable Life Insurance Certificate

•Closed to new premiums and transfers effective July 5, 2000.
Shares of the Technology, High Yield, Fixed Income, Emerging Markets Debt, Emerging Markets Equity, Mid Cap Value and Active International Allocation Portfolios of The Universal Institutional Funds, Inc. shall be made available as investments for the following Separate Accounts:
Name of Separate Account and            Form Number and Name of
Date Established by Board of Directors        Contract Funded by Separate Account

Separate Account Three                ILA-VA94    Variable Annuity Contract
Established June 22, 1994
ILA-VA99    Variable Annuity Contract

Separate Account Five                ILA-SPVL94    Single Premium Variable
Established August 27, 994                    Life Insurance Policy

ILA-SPVL97    Single Premium Variable
Life Insurance Policy

Separate Account VLII                LA-1151(98)    Flexible Premium Variable
Established September 30, 1994                    Universal Life Insurance
Policy

AMENDMENT TO PARTICIPATION AGREEMENT
This AMENDMENT TO PARTICIPATION AGREEMENT (the "Amendment") is made and entered into as of this 1st day of May, 2003, by and among HARTFORD LIFE AND ANNUITY INSURANCE COMPANY (formerly, ITT Hartford Life and Annuity Insurance Company) (the "Company"), on its own behalf and on behalf of each separate account of the Company identified in the Participation Agreement (as defined below), THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (formerly, Morgan Stanley Universal Funds, Inc.) (the "Fund"), MORGAN STANLEY & CO., INCORPORATED (the "Underwriter"), and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (formerly, Morgan Stanley Asset Management Inc.) (the "Adviser").
WHEREAS, the Company, the Fund, the Underwriter, the Adviser and MORGAN STANLEY INVESTMENTS LP (formerly, Miller Anderson & Sherrerd, LLP) ("MSI") have entered into a Participation Agreement dated as of July 30, 1997, as such agreement may be amended from time to time (the "Participation Agreement"); and
WHEREAS, effective May 1, 2002, MSI assigned to the Adviser all of the rights and obligations of MSI under the Participation Agreement and the Adviser accepted assignment of such rights and assumed corresponding obligations from MSI on such terms; and
WHEREAS, the Company, the Fund, the Underwriter and the Adviser wish to make Class II shares of the Portfolios of the Fund identified on Schedule A-2 hereto available under the Participation Agreement; and
WHEREAS, the Company, the Fund, the Underwriter and the Adviser wish to amend the Participation Agreement in certain respects.
NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund, the Underwriter and the Adviser agree to amend the Participation Agreement as follows:
1.Schedule A of the Participation Agreement is deleted and replaced in its entirety with the attached Schedule A-1 and Schedule A-2.
2.All references in the Participation Agreement to "Schedule A" shall be changed to "Schedule A-1."
3.The Portfolios made available under the Participation Agreement shall be identified on Schedule A-2.
4.All references in the Participation Agreement to "shares" of a Portfolio shall mean the class or classes of shares specifically identified on Schedule A-2.
5.    The text of Section 5.1 of the Participation Agreement is deleted and replaced in its entirety with the following: "The Fund shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a service plan and/or a plan pursuant to Rule 12b-1, then the Underwriter may make payments to the Company or to the underwriter for the Contracts pursuant to such plans if and in amounts agreed to by the Underwriter in writing."

6.    Except as provided herein, the Participation Agreement shall remain in full force and effect. This Amendment and the Participation Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Participation Agreement, the terms of this Amendment shall control.

7.    This Amendment may be amended only by written instrument executed by each party hereto.

8.    This Amendment shall be effective as of the date written above.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal hereunder affixed hereto as of the date specified above.
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By: /s/ Michael J. Roscoe
Name: Michael J. Roscoe
Title: Vice President

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

By: /s/ Ronald E. Robison
Name: Ronald E. Robison
Title: President

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By: /s/ Ronald E. Robison
Name: Ronald E. Robison
Title: President

MORGAN STANLEY & CO, INCORPORATED

By: /s/ Stephanie Change [illegible]
Name: Stephanie Change [illegible]
Title: Executive Director

SCHEDULE A-1
SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
Name of Separate Account and            Form Number and Name of
Date Established by Board of Directors        Contract Funded by Separate Account
Separate Account Three                 ILA-VA94     Variable Annuity Contract
Established June 22, 1994
ILA-VA99     Variable Annuity Contract

LA-VA03    Variable Annuity Contract

Separate Account Five                 ILA-SPVL94     Single Premium Variable
Established August 17, 1994                        Life Insurance Policy

ILA-SPVL97     Single Premium Variable
Life Insurance Policy

Separate Account VLII                LA-1151(98)     Flexible Premium Variable
Established September 30, 1994                    Universal Life Insurance
Policy

ICMG Registered Variable Life            GVL95(P)     Group Flexible Premium
Separate Account One                        Variable Life Insurance
Established October 9, 1995                        Policy

GVL95(C)     Group Flexible Premium
Variable Life Insurance
Certificate

SCHEDULE A-2
PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL
FUNDS, INC. AVAILABLE UNDER THIS AGREEMENT
Class I Shares

Technology Portfolio - Class I Shares
Mid Cap Growth Portfolio - Class I Shares
High Yield Portfolio - Class I Shares
Core Plus Fixed Income Portfolio - Class I Shares
Emerging Markets Equity Portfolio - Class I Shares
Emerging Markets Debt Portfolio - Class I Shares
U.S. Mid Cap Core Portfolio - Class I Shares
Active International Allocation Portfolio - Class I Shares
Equity Growth Portfolio* - Class I Shares
Global Equity Portfolio* - Class I Shares
Value Portfolio* - Class I Shares
Class II Shares

Global Franchise Portfolio - Class II Shares
Equity and Income Portfolio - Class II Shares
*Closed to new premiums and transfers effective July 5, 2000.

AMENDMENT NO. 3 TO
FUND PARTICIPATION AGREEMENT
Among
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY,
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
MORGAN STANLEY DISTRIBUTION, INC.
and
MORGAN STANLEY INVESTMENT MANAGEMENT
This Amendment, effective May 1, 2008, by and among Hartford Life and Annuity Insurance Company (the "Company"), The Universal Institutional Funds, Inc. (the "Fund"), Morgan Stanley Distribution, Inc. (formerly Morgan Stanley & Co., Inc.) (the "Underwriter"), and Morgan Stanley Investment Management Inc. (the "Adviser"), amends that certain Fund Participation Agreement (the "Agreement") dated July 30, 1997 by the foregoing parties as follows:

1.	Schedule A-1 of the Agreement is hereby deleted in its entirety and replaced with the following revised Schedule A-1 attached here to.

2.	Schedule A-2 of the Agreement is hereby deleted in its entirety and replaced with the following revised Schedule A-2 attached hereto.

3.	In all other respects, the terms of the Agreement remain unchanged and in full force and effect.
IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.
HARTFORD LIFE AND ANNUITY             THE UNIVERSAL INSTITUTIONAL FUNDS,
INSURANCE COMPANY                INC.
By its authorized officer,                    By its authorized officer,

By: /s/ Robert Arena                    By: /s/ Ronald E. Robison
Name: Robert Arena    Name: Ronald E. Robison
Its [Title]: SVP    Its: President
Date: 5/19/08    Date:
MORGAN STANLEY INVESTMENT    MORGAN STANLEY DISTRIBUTION INC,
MANAGEMENT, INC.
By its authorized officer,                    By its authorized officer,

By: /s/ Ronald E. Robison    By: /s/ Jerry Miller
Name: Ronald E. Robison    Name: Ronald E. Robison
Its: Managing Director    Its: President
Date:     Date:

REVISED SCHEDULE A-1

Separate Account
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Five
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL II
ICMG Series III-B

Product Funded by Separate Account
The Director
Hartford Leaders 4
Hartford Leaders 4 Access
Hartford Leaders 4 Edge
Hartford Leaders 4 Plus
Hartford Leaders 4 Outlook
The Director M
Wells Fargo Director M
Director M Access
The Director M Edge
The Director M Plus
The Director M Outlook
Wells Fargo Director M Outlook
Hartford Select Leaders Series II, I1R, III and IV
Hartford Select Leaders Series V
Hartford Select Leaders Outlook Series I, IR and II
Hartford Select Leaders Outlook Series III
Hartford Select Leaders Series I and IR
Select Dimensions Series II and UR
Select Dimensions Asset Manager Series I and IR
Select Dimensions Series I
Select Dimensions Life Series I and II
Stag Accumulator Variable Universal Life Series I and 1.5

Stag Protector Variable Universal Life Series I and 1.5
Stag Variable Life Last Survivor II (Series I and II)
Hartford Select Leaders Last Survivor
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator II Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor
Stag Wall Street Variable Universal Life Series I and II
Hartford Leaders Variable Universal Life Liberty
Hartford Leaders Variable Universal Life Legacy
Group Flexible Premium Variable Life Insurance Policy (GVL - 93(P))
Group Flexible Premium Variable Life Insurance Certificate (GVL - 95(C))

REVISED SCHEDULE A-2
PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL FUNDS, INC. AVAILABLE UNDER THIS AGREEMENT
Class I Shares
Core Plus Fixed Income Portfolio - Class I Shares
Emerging Markets Equity Portfolio - Class I Shares
Emerging Markets Debt Portfolio - Class I Shares
Equity Growth Portfolio* - Class I Shares
Global Value Equity Portfolio* - Class I Shares
High Yield Portfolio - Class I Shares
Mid Cap Growth Portfolio - Class I Shares
U.S. Mid Cap Value Portfolio - Class I Shares
Value Portfolio* - Class I Shares
Class II Shares
Emerging Markets Equity Portfolio - Class II Shares
Equity and Income Portfolio - Class II Shares
Global Franchise Portfolio - Class II Shares
International Growth Equity Portfolio** - Class II Shares
Mid Cap Growth Portfolio - Class II Shares
Small Company Growth Portfolio - Class II Shares
U.S. Mid Cap Value Portfolio - Class II Shares
U.S. Real Estate Portfolio - Class II Shares
* Closed to new premiums and transfers effective July 5, 2000.
** Addition of International Growth Equity Portfolio to this Agreement effective as of August 1, 2006.
T:1ecg1Hartford Life and Annuity Insurance Company - UIF PA Amendment No 3 dated 5-1-08 (execution version).doc

AMENDMENT NO. 4 TO PARTICIPATION AGREEMENT
Among
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY,
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.,
MORGAN STANLEY INVESTMENT MANAGEMENT INC.
AND
MORGAN STANLEY DISTRIBUTION, INC.
This AMENDMENT NO. 4 TO PARTICIPATION AGREEMENT ("Amendment"), dated as of December 15, 2014, and effective, retroactively, as of April 28, 2014, is by and among The Universal Institutional Funds, Inc. (the "Fund"), Morgan Stanley Investment Management Inc. (the "Adviser"), Morgan Stanley Distribution, Inc. (the "Underwriter") and Hartford Life and Annuity Insurance Company (the "Company"). This Amendment hereby amends the Participation Agreement, dated as of July 30,10§7 as amended May 1, 2000, May 2, 2005 and May 1, 2008, by and among the Company, the Fund, the Adviser and the Underwriter (the "Agreement"). Capitalized terms used but not defined herein shall have the same meanings as ascribed to them in the Agreement.
WHEREAS, pursuant to the Agreement, the Company purchases shares of the Portfolios on behalf of each Account to fund certain variable life and variable annuity contracts; and
WHEREAS, the Company, the Fund, the Adviser and the Underwriter wish to make all Portfolios available under the Agreement and therefore desire to amend and restate Schedule A-2 of the Agreement.
NOW THEREFORE in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund, the Adviser and the Underwriter agree as follows:

1.	Schedule A-2 of the Agreement is hereby deleted, in its entirety, and replaced with the new Schedule A-2 attached hereto.

2.
Except as amended hereby, the Agreement shall remain in full force and effect without change. This Amendment, and the Agreement, as amended, fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3.	This Amendment may be may be executed in two or more counterparts, each of which will be an original and all of which, taken together, will be deemed one and the same document.

4.	This Amendment shall be effective as of the date written above.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By: /s/ Chris Dagnault
Name: Chris Dagnault
Title: AVP
Date: 12/18/14

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

By: /s/ John H. Gernon
Name: John . Gernon
Title: President & Principal Executive Officer
Date: 1/12/15

MORGAN STANLEY DISTRIBUTION, INC.

By: /s/ Michael Fitzgerald
Name: Michael Fitzgerald
Title: Managing Director
Date: 1/7/15

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By: /s/ Michael Fitzgerald
Name: Michael Fitzgerald
Title: Managing Director
Date: 1/7/15

SCHEDULE A-2
PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
AVAILABLE UNDER THIS AGREEMENT
UIF Core Plus Fixed Income - Class I and Class II
UIF Emerging Markets Debt - Class I and Class II
UIF Emerging Markets Equity - Class I and Class II
UIF Global Franchise - Class II
UIF Global Infrastructure - Class I and Class II
UIF Global Real Estate - Class II
UIF Global Tactical Asset Allocation - Class I and Class II
UIF Growth - Class I and Class II
UIF Mid Cap Growth - Class I and Class II
UIF Small Company Growth - Class II
UIF U.S. Real Estate - Class I and Class II

AMENDMENT NO. 5 TO PARTICIPATION AGREEMENT
Among
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY,
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.,
MORGAN STANLEY INVESTMENT MANAGEMENT INC
AND
MORGAN STANLEY DISTRIBUTION, INC.
This AMENDMENT NO. 5 TO PARTICIPATION AGREEMENT ("Amendment"), dated as of May I, 2015 is by and among The Universal Institutional Funds, Inc. (the "Fund"), Morgan Stanley Investment Management Inc. (the "Adviser"), Morgan Stanley Distribution, Inc. (the "Underwriter") and Hartford Life and Annuity Insurance Company (the "Company"). This Amendment hereby amends the Participation Agreement, dated as of July 30, 1997, as amended from time to time, by and among the Company, the Fund, the Adviser and the Underwriter (the "Agreement"). Capitalized terms used but not defined herein shall have the same meanings as ascribed to them in the Agreement.
WHEREAS, pursuant to the Agreement, the Company purchases shares of the Portfolios on behalf of each Account to fund certain variable life and variable annuity contracts; and
WHEREAS, the Company, the Fund, the Underwriter and the Adviser wish to update the Portfolios available under the Agreement.
NOW THEREFORE in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund, the Adviser and the Underwriter agree as follows:

1.	Schedule A-2 of the Agreement is hereby deleted, in its entirety, and replaced with new Schedule A-2 attached hereto.

2.
Except as amended hereby, the Agreement shall remain in full force and effect without change. This Amendment, and the Agreement, as amended, fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3.	This Amendment may be may he executed in two or more counterparts, each of which will be an original and all of which, taken together, will be deemed one and the same document.
4,    This Amendment shall he effective as of the date written above.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to he executed in its name and on its behalf by its duly authorized representative as of the date specified above.
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By: /s/ Chris Dagnault
Name: Chris Dagnault
Title: AVP
Date: 4/17/15

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

By: /s/ John H. Gernon
Name: John . Gernon
Title: President & Principal Executive Officer
Date: 4/28/15

MORGAN STANLEY DISTRIBUTION, INC.

By: /s/ Michael Fitzgerald
Name: Michael Fitzgerald
Title: Managing Director
Date: 4/28/15

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By: /s/ Michael Fitzgerald
Name: Michael Fitzgerald
Title: Managing Director
Date: 4/28/15

SCHEDULE A-2
PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
AVAILABLE UNDER THIS AGREEMENT
Class I and Class II Shares of all Portfolios then available to new shareholders, or as otherwise permitted under a Portfolio's then-current prospectus, shall be covered under the Agreement.

PARTICIPATION AGREEMENT
Among
MORGAN STANLEY UNIVERSAL FUNDS, INC.,
MORGAN STANLEY ASSET MANAGEMENT INC.
MILLER ANDERSON & SHERRERD, LLP
MORGAN STANLEY & CO., INCORPORATED
and
HARTFORD LIFE INSURANCE COMPANY
DATED AS OF
April 1, 1998

Page
ARTICLE I.    Purchase of Fund Shares                                  2
ARTICLE II    Representations and Warranties                              4
ARTICLE III.    Prospectuses, Reports to Shareholders
and Proxy Statements, Voting                              6
ARTICLE IV.    Sales Material and Information                              8
ARTICLE V    Fees and Expenses                                      9
ARTICLE VI.    Diversification                                          10
ARTICLE VII.    Potential Conflicts                                      10
ARTICLE VIII.    Indemnification                                  12
ARTICLE IX.    Applicable Law                                      17
ARTICLE X.    Termination                                          17
ARTICLE XI.    Notices                                         19
ARTICLE XII.    Miscellaneous                                         20
SCHEDULE A    Separate Accounts and Contracts                              23
SCHEDULE B    Proxy Voting Procedures                                 24

THIS AGREEMENT, made and entered into as of the 1st day of April, 1998 by and among HARTFORD LIFE INSURANCE COMPANY (hereinafter the "Company"), a Connecticut corporation, on its own behalf and on behalf of each separate account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), and MORGAN STANLEY UNIVERSAL FUNDS, INC. (hereinafter the "Fund"), a Maryland corporation, and MORGAN STANLEY ASSET MANAGEMENT INC. and MILLER ANDERSON & SHERRERD LLP (hereinafter collectively the "Advisers" and individually the "Adviser"), a Delaware corporation and a Pennsylvania limited liability partnership, respectively, and MORGAN STANLEY & CO., INCORPORATED (the "Underwriter"), a Delaware corporation.
WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as (i) the investment vehicle for separate accounts established by insurance companies for individual and group life insurance policies and individual and group annuity contracts with variable accumulation and/or pay-out provisions (hereinafter referred to individually and/or collectively as "Variable Insurance Products") and (ii) the investment vehicle for certain qualified pension and retirement plans (hereinafter "Qualified Plans"); and
WHEREAS, insurance companies desiring to utilize the Fund as an investment vehicle under their Variable Insurance Products enter into participation agreements with the Fund and the Advisers (the "Participating Insurance Companies");
WHEREAS, shares of the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement, as may be amended from time to time by mutual agreement of the parties hereto (each such series is hereinafter referred to as a "Portfolio"); and
WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission, dated September 19,1996 (File No. 812-10118); granting Participating Insurance Companies and Variable Insurance Product separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (hereinafter the "1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by Variable Insurance Product separate accounts of both affiliated and unaffiliated life insurance companies and Qualified Plans (hereinafter the "Shared Funding Exemptive Order"); and
WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

WHEREAS, each Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and
WHEREAS, each Adviser manages certain Portfolios of the Fund; and
WHEREAS, the Underwriter is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD") and serves as principal underwriter of the shares of the Fund; and

WHEREAS, the Company has registered or will register certain Variable Insurance Products under the 1933 Act; and
WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution or under authority of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforementioned Variable Insurance Products; and
WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and
WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of each Account to fund certain of the aforementioned Variable Insurance Products and the Underwriter is authorized to sell such shares to each such Account at net asset value;
NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and each Adviser agree as follows:
ARTICLE I. Purchase of Fund Shares
1.1. The Fund agrees to make available for purchase by the Company shares of the Fund and shall execute orders placed for each Account on a daily basis at the net asset value next computed after receipt by the Fund or its designee of such order. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided-that the Fund receives notice of such order by 10:00 a m Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.
1.2. The Fund, so long as this Agreement is in effect, agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to rules of the Securities and Exchange Commission and the Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Directors of the Fund (hereinafter the "Board") may refuse to permit the Fund to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.
1.3. The Fund agrees that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts and to certain Qualified Plans. No shares of any Portfolio will be sold to the general public.
1.4. The Fund will not make its shares available for purchase by any insurance company or separate account unless an agreement containing provisions substantially the same as in Section 1.3 of

Article I, Section 3.5 of Article III, Article VI and Article VII of this Agreement is in effect to govern such sales.
1.5. The Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by, the Fund or its designee of the request for redemption. Subject to and in accordance with applicable laws, and subject to written consent of the Company, the Fund may redeem shares for assets other than cash. For purposes of this Section 1.5, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption on the next following Business Day.
1.6. The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus. The Variable Insurance Products issued by the Company, under which amounts may be invested in the Fund (hereinafter the "Contracts"), are listed on Schedule A attached hereto and incorporated herein by reference, as such Schedule A may be amended from time to time by mutual written agreement of all of the parties hereto. The Company will give the Fund and each Adviser 45 days advance written notice of its intention to make available in the future, as a funding vehicle under the Contracts, any other investment company.
1.7. The Company shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof.
Payment shall be in federal funds transmitted by wire. For purposes of Section 2.9 and 2.10. upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.
1.8. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.
1.9. The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.
1.10. The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally-by 6:30 p.m. Eastern time) and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time.
ARTICLE II. Representations and Warranties
2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability reqUirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under Section 38a-433 of the Connecticut Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.
2.2. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Maryland and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states, to the extent required by applicable state law.
2.3. The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.
2.4. The Company represents and warrants that the Contracts are currently treated as life insurance policies or annuity contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.
2.5. The Fund represents that to the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Fund undertakes to have a board of directors, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.
2.6. The Fund represents that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of Maryland and the Fund represents that their respective operations are and shall at all times remain in material compliance with the laws of the State of Maryland to the extent required to perform this Agreement.
2.7. The Fund represents that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act.
2.8. Each Adviser represents and warrants that it is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that it will perform its obligations for the Fund in compliance in all material respects with the laws of its state of domicile and any applicable state and federal securities laws.
2.9. The Fund represents and warrants that its directors, officers, employees, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.
2.10. The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage, in an amount not less $5 million. The aforesaid includes coverage for larceny and embezzlement is issued by a reputable bonding company. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no Longer applies.
ARTICLE III. Prospectuses, Reports to Shareholders and Proxy Statements; Voting
3.1. The Fund or its designee shall provide the Company with as many printed copies of the Fund's current prospectus and statement of additional information as the Company may reasonably request. If requested by the Company, in lieu of providing printed copies the Fund shall provide camera-ready film or computer diskettes containing the Fund's prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Fund is amended during the year) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document, and to have the statement of additional information for the Fund and the statement of additional information for the Contracts printed together in one document. Alternatively, the Company may print the Fund's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information.
3.2. Except as provided in this Section 3.2., all expenses of printing and distributing Fund prospectuses and statements of additional information shall be the expense of the Company. For prospectuses and statements of additional information provided by the Company to its existing owners of Contracts in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Fund. if the Company chooses to receive camera-ready film or computer diskettes in lieu of receiving printed copies of the Fund's prospectus, the Fund will reimburse the Company in an amount equal to the product of x and y where x is the number of such prospectuses distributed to owners of the Contracts, and y is the Fund's per unit cost of typesetting and printing the Fund's prospectus. The same procedures shall be followed with respect to the Fund's statement of additional information. The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund's expenses do not include the cost of printing any prospectuses or statements of additional information other than those actually distributed to existing owners of the Contracts.
3.3. The Fund's statement of additional information shall be obtainable from the Fund, the Company or such other person as the Fund may designate, as agreed upon by the parties.
3.4 The Fund, at its expense, shall provide the Company with copies of its proxy statements, reports to shareholders, and other communications (except for prospectuses and statements of additional information, which are covered in section 3.1) to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

3.5. If and to the extent required by law the Company shall:

(i)	solicit voting instructions from Contract owners;

(ii)	vote the Fund shares in accordance with instructions received from Contract owners; and

(iii)	vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Portfolio for which instructions have been received, so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any Account in its own right, to the extent permitted by law. The Fund and the Company shall follow the procedures, and shall have the corresponding responsibilities, for the handling of proxy and voting instruction solicitations, as set forth in Schedule B attached hereto and incorporated herein by reference. Participating Insurance Companies shall be responsible for ensuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with the standards set forth on Schedule B, which standards will also be provided to the other Participating Insurance Companies.
3.6. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Securities and Exchange Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.
3.7. The Fund shall use reasonable efforts to provide Fund prospectuses, reports to shareholders, proxy materials and other Fund communications (or camera-ready equivalents) to the Company sufficiently in advance of the Company's mailing dates to enable the Company to complete, at reasonable cost, the printing, assembling and distribution of the communications in accordance with applicable laWs and regulations.

ARTICLE IV. Sales Material and Information
4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or the Adviser(s) is named, at least ten Business Days prior to its use. No such material shall be used if the Fund or its designee reasonably objects to such use within ten Business Days after receipt of such material,
4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund.
4.3. The Fund or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its separate account(s) or Contracts are named at least ten Business Days prior to its use.

No such material shall be used if the Company or its designee reasonably objects to such use within ten Business Days after receipt of such material.
4.4. The Fund and the Advisers shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts, other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.
4.5. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the Securities and Exchange Commission or other regulatory authorities.
4.6. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to ally of the above, that relate to the investment in the Fund under the Contracts, contemporaneously with the filing of such document with the Securities and Exchange Commission or other regulatory authorities.
4.7, For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i e , any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.
ARTICLE V. Fees and Expenses
5.1. The Fund shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-I to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing.
5.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund_ The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.
5.3. The Company shall bear the expenses of distributing the Fund's prospectus, proxy materials and reports to owners of Contracts issued by the Company, other than the expenses of distributing prospectuses and statements of additional information to existing contract owners.

ARTICLE VI. Diversification
6.1. The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5.
ARTICLE VII. Potential Conflicts
7.1. The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority: (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by Variable Insurance Product, owners; or (t) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof_
7.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded.
7.3. If it is determined by a majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (Le., annuity contract owners, life insurance policy owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.
7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account (at the Company's expense); provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board.
7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the position of the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Underwriter and, Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.
7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict.
7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. Indemnification

8.1    Indemnification By The Company
8.1(a) The Company agrees to indemnify and hold harmless the Fund and each member of the Board and each officer and employee of the Fund, each Adviser and each director, officer and employee of each Adviser, the Underwriter and each director, officer and employee of the Underwriter, and each person, if any, who controls the Fund, the Adviser or the Underwriter within the meaning of Section 15 of the 1933 Act (collectively, an "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:
(i)arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or statement of additional information for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use ill' the registration statement or prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or
(ii)arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, '-prospectus, statement of additional information or sales literature of the Fund not supplied by the Company, or persons under its control and other than statements or representations authorized by the Fund or an Adviser) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or
(iii)arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or
(iv)arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or
(v)arise out of or result from any material breach of any representation or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.
8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnifred Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
8. (d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.
8.2. Indemnification by the Underwriter
8.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors, officers and employees and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, an "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of shares of a Portfolio or the Contracts and:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, statement of additional information or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company for use in the registration statement, prospectus, statement of additional information for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of-the Contracts or Portfolio shares; or

(ii)
arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature for the Contracts not supplied by the Fund or persons under its control and other than statements or representations authorized by the Company) or unlawful conduct of the Fund, Adviser(s) or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

(iii)	arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

(iv)
arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional, in good faith or otherwise, to comply with the diversification requirements specified in Article VI); or

(v)
arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser; as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

8.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities, or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.
8.2(c). The Underwriter shall not be liable under this indembification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to -participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
8.2(d). The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.
8.3. Indemnification by the Fund
8.3(a). The Fund agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (hereinafter collectively, the "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, and are related to the operations of the Fund and:

(i)	arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement; or

(ii)
arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

8.3(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.
8.3(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the
Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
8.3(d). The Company agrees promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of either Account, or the sale or acquisition of shares of the Fund.
ARTICLE IX. Applicable Law
9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the substantive laws of the State of New York.
9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith,
ARTICLE X. Termination
10.1. This Agreement shall continue in full force and effect Until the first to occur of:
(a)    termination by any party for any reason by sixty-(60) days advance written notice delivered to the other parties; or
(b)    termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or
(c)    termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)
termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify; or

(e)
termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio in the event that such Portfolio falls to meet the diversification requirements specified in Article VI hereof; or

(f)
termination by either the Fund by written notice to the Company if the Fund shall determine, in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, or

(g)
termination by the Company by written notice to the Fund and the Adviser, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund or the Adviser has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(h)
termination by the Fund or the Adviser by written notice to the Company, if the Company gives the Fund and the Adviser the written notice specified in Section 1.6 hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however any termination under this Section 10.1(h) shall be effective forty five (45) days after the notice specified in Section 1.6 was given.

10.2. Notwithstanding any termination of this Agreement, the Fund shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing, Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Fund, redemption of investments in the Fund and investment in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.
10.3. The Company shall not redeem Fund shares attributable to the Contracts (as distinct from Fund shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract Owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption") or (iii) as permitted by an order of the Securities and Exchange Commission pursuant to Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Fund the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund 90 days prior written notice of its intention to do so.
ARTICLE XI. Notices
Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to the Fund:
Morgan Stanley Universal Funds, Inc.
1221 Avenue of the Americas
New York, New York 10020
Attention: Harold J. Schaaff, Jr., Esq.
If to Adviser:
Morgan Stanley Asset Management Inc.
1221 Avenue of the Americas
New York, New York 10020
Attention: Harold J. Schaaff, Jr., Esq.
If to Adviser:
Miller Anderson & Sherrerd LLP
One Tower Bridge
West Conshohocken, Pennsylvania 19428
Attention: Douglas Kugler
If to the Underwriter:
Morgan Stanley & Co., Incorporated 1221 Avenue of the Americas
New York, New York 10020
Attention: Harold J. Schaaff, Jr., Esq.

If to the Company:
Hartford Life Insurance Company
200 Hopmeadow Street Simsbury, CT 06070 Attention: John Ladd
ARTICLE XII. Miscellaneous
12.1. All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

12.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.
12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
12.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the National Association of Securities Dealers and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the California Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with the California Insurance Regulations and any other applicable law or regulations.

12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.
12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that an Adviser may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Adviser, if such assignee is duly licensed and registered to perform the obligations of the Adviser under this Agreement.
12.9. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee copies of the following reports:

(a)
the Company's annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles ("GAAP"), if any), as soon as practical and in any event within 90 days after the end of each fiscal year;

(b)	the Company's quarterly statements (statutory) (and GAAP, if any), as soon as practical and in any event within 45 days after the end of each quarterly period:

(c)	any financial statement, proxy statement, notice or report of the Company sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders;

(d)
any registration statement (without exhibits) and financial reports of the Company filed with the Securities and Exchange Commission or any state insurance regulator, as soon as practical after the filing thereof;

(e)
any other report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, as soon as practical after the receipt thereof.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

HARTFORD LIFE INSURANCE COMPANY
By:     /s/ Peter Cummins
Peter Cummins
Senior Vice President
MORGAN STANLEY UNIVERSAL FUNDS, INC.
By:     /s/ Michael Klein
Michael Klein
President

MORGAN STANLEY ASSET MANAGEMENT INC.

By:     /s/ Marna C. Whittington
Marna C. Whittington
Managing Director

MILLER ANDERSON & SHERRERD LLP
By:     /s/ Marna C. Whittington
Marna C. Whittington
Authorized Signatory

MORGAN STANLEY & CO., INCORPORATED

By:     /s/ Harold J. Schaaff
Harold J. Schaaf
Principal

SCHEDULE A
SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
Shares of the High Yield Fixed Income, Equity Growth, Value, Global Equity and Emerging Markets Equity Portfolios of Morgan Stanley Universal Funds, Inc. shall be made available as investments for the following Separate Accounts:
Name of Separate Account and        Form Number and Name of Contract
Date E§tablished by Board of Directors    Funded by Separate Account
ICMG Series III-B                GVL-93    Group Variable Life
Established February 8, 1996                    Insurance Policy
Separate Account Five                HL-SPVL94     Single Premium Variable
Established August 17, 1994                    Life Insurance Policy
Separate Account Three                HL-VA94    Variable Annuity Contract
Established June 13, 1994

SCHEDULE B
PROXY VOTING PROCEDURES
The following is a list of procedures and corresponding responsibilities for the handling of proxies and voting instructions relating to the Fund. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Company" shall also include the department or third party assigned by the Company to perform the steps delineated below.
1.    The proxy proposals are given to the Company by the Fund as early as possible before the date set by the Fund for the shareholder meeting to enable the Company to consider and prepare for the solicitation of voting instructions from owners of the Contracts and to facilitate the establishment of tabulation procedures. At this time the Fund will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

2.
Promptly after the Record Date, the Company will perform a "tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each contract owner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

Note: The number of proxy statements is determined by the activities described in this Step #2. The Company will use its best efforts to call in the number of Customers to the Fund , as soon as possible, but no later than two weeks after the Record Date.

3.
The Fund's Annual Report must be sent to each Customer by the Company either before or together with the Customers' receipt of voting, instruction solicitation material. The Fund will provide the last Annual Report to the Company pursuant to the terms of Section 3.3 of the Agreement to which this Schedule relates.

4.
The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Company by the Fund. The Company, at its expense, shall produce and personalize the Voting Instruction Cards. The Fund or its affiliate must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:

a.name (legal name as found on account registration)
b.address
c.fund or account number
d.coding to state number of units

e.	individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund).
(This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)
5.    During this time, the Fund will develop, produce and pay for the Notice of Proxy and the

Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Company). Contents of envelope sent to Customers by the Company will include:

a.	Voting Instruction Card(s)

b.	One proxy notice and statement (one document)

c.	return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent

d.
"urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Fund.)

e.	cover letter - optional, supplied by Company and reviewed and approved in advance by the Fund.
6.    The above contents should be received by the Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to the Fund.
7.    Package mailed by the Company.
The Fund must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but not including,) the meeting, counting backwards.
8.    Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.
Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure and has not been required by the Fund in the past.
9.    Signatures on Card checked against legal name on account registration which was printed on the Card.

Note: For Example, if the account registration is under "John A. Smith, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

10.
If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter and a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be not received for purposes of vote tabulation. Any Cards that have been "kicked out" (e.g. mutilated, illegible) of the procedure are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

11.
There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

12.
The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of shares.) The Fund must review and approve tabulation format.

13.
Final tabulation in shares is verbally given by the Company to the Fund on the morning of the meeting not later than 10:00 a.m. Eastern time. The Fund may request an earlier deadline if reasonable and if required to calculate the vote in time for the meeting.

14.
A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. The Fund will provide a standard form for each Certification.

15.
The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, the Fund will be permitted reasonable access to such Cards.

16.	All approvals and "signing-off may be done orally, but must always be followed up in writing.

MORGAN STANLEY DEAN WITTER

May 1, 2000	MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT 1221 AVENUE OF THE AMERICAS NEW YORK NEW YORK 10020 (212) 762-4000

Hartford Life Insurance Company
200 Hopmeadow Street
Simsbury, CT 06089
Attention: Stephen T. Joyce
Re:    Amended Schedule A to HLIC Participation Agreement
Dear Mr. Joyce:
This letter sets forth our understanding and acceptance of the enclosed amended and restated Schedule A to the Participation Agreement dated April 1, 1998, among, The Universal Institutional Funds, Inc. (the "Fund," formerly Morgan Stanley Universal Funds, inc.), Morgan Stanley Dean Witter Investment Management Inc. (formerly Morgan Stanley Asset Management Inc.), Miller Anderson & Sherrerd, LLP, Morgan Stanley & Co. Incorporated and Hartford Life Insurance Company, which has been amended to (i) expand and clarify the separate accounts and products that are offering certain portfolios of the Fund; and (ii) clarify the portfolios of the Fund offered under such separate accounts and products. The attached Schedule A supersedes any prior versions of Schedule A.
Please indicate your receipt and acceptance of this letter and the amended and restated Schedule A attached hereto by signing all of the enclosed copies at the appropriate place below and returning three signed originals to the attention of Stefanie Chang Yu, Morgan Stanley Dean Witter Investment Management Inc., 1221 Avenue of the Americas, 5th Floor, New York, New York 10020.
Sincerely,
MORGAN STANLEY DEAN WITTER        THE UNIVERSAL INSTITUTIONAL FUNDS,
INVESTMENT MANAGEMENT, INC.        INC.

By: /s/ [illegible]                    By: /s/ [illegible]

MILLER ANDERSON AND SHERRERD LLP    MORGAN STANLEY & CO., INCORPORATED

By: /s/ [illegible]                    By: /s/ [illegible]

Agreed and Accepted:

HARTFORD LIFE INSURANCE
COMPANY
By: /s/ Deanne L. Osgood

HARTFORD LIFE INSURANCE COMPANY
(Agreement dated April 1, 1998)
SCHEDULE A
SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
Shares of the Technology, High Yield, Fixed Income, Emerging Markets Debt, Emerging Markets Equity, Mid Cap Value and Active International Allocation Portfolios of The Universal Institutional Funds, Inc. shall be made available as investments for the following Separate Accounts:
Name of Separate Account and        Form Number and Name of
Date Established by Board of Directors    Contract Funded by Separate Account

Separate Account Three                ILA-VA94    Variable Annuity Contract
Established June 22, 1994
ILA-VA99    Variable Annuity Contract

Separate Account Five                ILA-SPVL94    Single Premium Variable
Established August 27, 994                    Life Insurance Policy

ILA-SPVL97    Single Premium Variable
Life Insurance Policy

Hartford Life Insurance Company            LA-1154(98)(NY)    Flexible Premium Variable
Separate Account VLII                        Universal Life Insurance
Established September 30, 1994                    Policy

A-1

AMENDMENT TO PARTICIPATION AGREEMENT
This AMENDMENT TO PARTICIPATION AGREEMENT (the "Amendment") is made and entered into as of this 1st day of May, 2003, by and among HARTFORD LIFE INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of each separate account of the Company identified in the Participation Agreement (as defined below), THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (formerly, Morgan Stanley Universal Funds, Inc.) (the "Fund"), MORGAN STANLEY & CO., INCORPORATED (the "Underwriter"), and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (formerly, Morgan Stanley Asset Management Inc.) (the "Adviser").
WHEREAS, the Company, the Fund, the Underwriter, the Adviser and MORGAN STANLEY INVESTMENTS LP (formerly, Miller Anderson & Sherrerd, LLP) ("MSI") have entered into a Participation Agreement dated as of April 1, 1998, as such agreement may be amended from time to time (the "Participation Agreement"); and
WHEREAS, effective May 1, 2002, MSI assigned to the Adviser all of the rights and obligations of MSI under the Participation Agreement and the Adviser accepted assignment of such rights and assumed corresponding obligations from MSI on such terms; and
WHEREAS, the Company, the Fund, the Underwriter and the Adviser wish to make Class II shares of the Portfolios of the Fund identified on Schedule A-2 hereto available under the Participation Agreement; and
WHEREAS, the Company, the Fund, the Underwriter and the Adviser wish to amend the Participation Agreement in certain respects.
NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund, the Underwriter and the Adviser agree to amend the Participation Agreement as follows:
1.Schedule A of the Participation Agreement is deleted and replaced in its entirety with the attached Schedule A-1 and Schedule A-2.
2.All references in the Participation Agreement to "Schedule A" shall be changed to "Schedule A-1."
3.The Portfolios made available under the Participation Agreement shall be identified on Schedule A-2.
4.All references in the Participation Agreement to "shares" of a Portfolio shall mean the class or classes of shares specifically identified on Schedule A-2.
5.    The text of Section 5.1 of the Participation Agreement is deleted and replaced in its entirety with the following: "The Fund shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a service plan and/or a plan pursuant to Rule I2b-1, then the Underwriter may make payments to the Company or to the underwriter for the Contracts pursuant to such plans if and in amounts agreed to by the Underwriter in writing."

6.    Except as provided herein, the Participation Agreement shall remain in full force and effect. This Amendment and the Participation Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Participation Agreement, the terms of this Amendment shall control.
7.    This Amendment may be amended only by written instrument executed by each party hereto.
8.    This Amendment shall be effective as of the date written above.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal hereunder affixed hereto as of the date specified above.

HARTFORD LIFE INSURANCE COMPANY
By:     /s/ Michael J. Roscoe
Michael J. Roscoe
Vice President
MORGAN STANLEY UNIVERSAL FUNDS, INC.
By:     /s/ Ronald E. Robison
Ronald E. Robison
President

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By:     /s/ Ronald E. Robison
Ronald E. Robison
Managing Director

MORGAN STANLEY & CO., INCORPORATED

By:     /s/ Stephanie Chang Yu
Stephanie Chang Yu
Executive Director

SCHEDULE A-1
SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
Name of Separate Account and        Form Number and Name of
Date Established by Board of Directors    Contract Funded by Separate Account

Separate Account Three                HL-VA94    Variable Annuity Contract
Established June 22, 1994
HL-VA99    Variable Annuity Contract

HL-VA03    Variable Annuity Contract

Separate Account Five                HL-SPVL94    Single Premium Variable
Established July 25, 1994                        Life Insurance Policy

HL-SPVL97    Single Premium Variable
Life Insurance Policy

Hartford Life Insurance Company            HL1154(98)(NY)    Flexible Premium Variable
Separate Account VLII                        Universal Life Insurance
Established September 30, 1994                    Policy

SCHEDULE A-2
PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL
FUNDS, INC. AVAILABLE UNDER THIS AGREEMENT
Class I Shares
Technology Portfolio - Class I Shares
High Yield Portfolio - Class I Shares
Core Plus Fixed Income Portfolio - Class I Shares
Emerging Markets Debt Portfolio - Class I Shares
Emerging Markets Equity Portfolio - Class I Shares
U.S. Mid Cap Core Portfolio - Class I Shares
Active International Allocation Portfolios - Class I Shares
Class H Shares
Global Franchise Portfolio - Class II Shares
Equity and Income Portfolio - Class II Shares

AMENDMENT TO PARTICIPATION AGREEMENT
This AMENDMENT TO PARTICIPATION AGREEMENT (the "Amendment") is made and entered into as of the 2nd day of May, 2005, by and among HARTFORD LIFE INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of each separate account of the Company identified in the Participation Agreement (as defined below), THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (the "Fund"), MORGAN STANLEY DISTRIBUTION, INC. (the "Underwriter"), and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (the "Adviser").
WHEREAS, the Company, the Fund, Morgan Stanley & Co., Incorporated and the Adviser have entered into a Participation Agreement dated as of April 1, 1998, as such agreement may be amended from time to time (the "Participation Agreement"); and
WHEREAS, effective April 29, 2005, Morgan Stanley & Co., Incorporated assigned to the Underwriter all of the rights and obligations of Morgan Stanley & Co., Incorporated under the Participation Agreement and the Underwriter accepted assignment of such rights and assumed corresponding obligations from Morgan Stanley & Co., Incorporated on such terms; and
WHEREAS, each of the parties hereto desires to amend the Agreement to modify the provisions of Article I, dealing with the purchase and redemption of Fund shares, and the provisions of Article III, dealing with prospectuses, reports and other information, as well as update information provided on Schedules A-1 and A-2 as described herein and attached hereto.
WHEREAS, the Company, the Fund, the Underwriter and the Adviser wish to amend the Participation Agreement in certain respects.
NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund, the Underwriter and the Adviser agree to amend the Participation Agreement as follows:
1.    New Section 1.11 is hereby added to Article I of the Agreement:
1.11.     The parties agree that the Contracts are not intended to serve as vehicles for frequent trading. The Fund and the Company agree to cooperate to deter frequent purchase, redemption and exchange activity in the Fund where such activity occurs through the Contracts and has been identified as abusive or following a "market timing" pattern ("Abusive Trading"). Each of the Fund and the Company agrees to notify the other of trading activity that it deems to be abusive Trading Activity.
Subject to Article 10 of the Agreement, the Fund and the Company agree that the policies and procedures described in the Contract prospectus regarding transfers among the Sub-Accounts and Abusive Trading controls how the Company administers Sub-Account transfers.
The Fund and the Company agree to amend this provision as necessary to reflect any applicable law changes.
In the event the Fund implements and requires the Company to comply with and/or enforce restrictions on trading, market timing policies, redemption fees, or any other trading policy or procedure that is more restrictive and/or that conflicts, as determined by the Company in its reasonable discretion, with the Company's policies and procedures regarding transfers among the Sub-Accounts and Abusive Trading, the Fund or the Adviser will bear the reasonable cost of supplement mailings and the Company's system modifications intended to disallow new purchases, exchanges or transfers into, and to allow only for redemptions out of, the affected Portfolio of the Fund in the new series of the Contracts issued on or after May 2, 2005 as identified and footnoted on the attached Schedule A-1 of the Participation Agreement.
2.    Sections 3.1 and 3.4 of Article III of the Agreement are hereby deleted in their entirety and replaced with the following:
3.1.     The Fund shall provide the Company with as many printed copies of the Fund's current prospectus and statement of additional information for each Portfolio (and no other portfolio), as the Company may reasonably request. If requested by the Company in lieu of providing printed copies the Fund shall provide camera-ready film or computer diskettes containing the Fund's prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Fund is amended during the year) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document, and to have the statement of additional information for the Contracts and the Fund's statement of additional information printed together in one document. Alternatively, the Company may print the Fund's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information.
3.4    The Fund, as its expense, shall provide the Company with copies of its proxy statements, reports to shareholders for the Portfolios (and no other portfolios), and other communications (except for prospectuses and statements of additional information, which are covered in Section 3.1 above) to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners at the Fund's expense. The Fund shall not pay any costs of distributing such proxy-related material, reports to shareholders, and other communications to prospective Contract owners.
3.    New Section 3.8 is hereby added to Article III of the Agreement:
3.8    The Fund or its designee will provide the Company 60 days notice of any change for a Portfolio, including but not limited to, (a) fund objective changes, (b) anticipated fund mergers/substitutions, (c) no-action or exemptive requests from the SEC, (d) fund name changes, (e) fund adviser or sub-adviser changes; and/or (f) conditions or undertakings that affect the Company's rights or obligations hereunder.
4.    Schedule A-1 of the Participation Agreement is deleted and replaced in its entirety with the attached Schedule A-I.
5.    Schedule A-2 of the Participation Agreement is unchanged but restated in its entirety in the attached Schedule A-2.
6.    Except as provided herein, the Participation Agreement shall remain in full force and effect. This Amendment and the Participation Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Participation Agreement, the terms of this Amendment shall control.
7.    This Amendment may be amended only by written instrument executed by each party hereto.
8.    This Amendment shall be effective as of the date written above.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal hereunder affixed hereto as of the date specified above.
HARTFORD LIFE INSURANCE COMPANY
By:     /s/ Robert Arena
Name:    Robert Arena
Title:    Vice President
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
By:     /s/ Ronald E. Robison
Name:    Ronald E. Robison
Title:    Managing Director

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By:     /s/ Ronald E. Robison
Name:    Ronald E. Robison
Title:    Managing Director

MORGAN STANLEY DISTRIBUTION, INC.

By:     /s/ Michael Kiley
Name:    Michael Kiley
Title:    Managing Director

SCHEDULE A-1
SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
Name of Separate Account and        Form Number and Name of
Date Established by Board of Directors    Contract Funded by Separate Account
Separate Account Three             HL-VA94 Select Dimensions Variable
Established June 22, 1994            Annuity Contract

HL-VA99 Series I of Hartford Select
Leaders Variable Annuity Contract

HL-VA03 Series II/IIR/III and IV of
Hartford Select Leaders Variable Annuity Contract

HL-VA03 Director M Variable Annuity
Contract*

HL-VA03 Director M Outlook Variable
Annuity Contract*

HL-VAXCO3 Director M Plus Variable
Annuity Contract*

HL-ASIIARE03 Director M Edge Variable
Annuity Contract*

HL-NCDSCO3 Director M Access Variable
Annuity Contract*

Separate Account Seven                HL-VA03 Series II/III of Hartford
Established December 08, 1986            Leaders Variable Annuity Contract

HL-VA03 Series HMI of Hartford
Leaders Outlook Variable Annuity Contract

HL-VAXCO3 Series II/III of Hartford
Leaders Plus Variable Annuity Contract

HL-ASHARE03 Series II/II1 of Hartford
Leaders Edge Variable Annuity Contract

HL-NCDSCO3 Series II/III of Hartford
Leaders Access Variable Annuity Contract
Separate Account Five            HL-SPVL94 Single Premium Variable
Established July 25, 1994            Life Insurance Policy
HL-SPVL97 Single Premium Variable

Life Insurance Policy
Hartford Life Insurance Company         HL-1544(98)(NY) Flexible Premium
Separate Account VL-II             Variable Universal Life Insurance Policy
Established September 30, 1994        (Hartford Select Leaders Last Survivor -
Variable Universal Life Insurance)

Separate Account Three            HL-VA94 Variable Annuity Contract
Established June 22, 1994
HL-VA99 Variable Annuity Contract
HL-VA03 Variable Annuity Contract
Separate Account Five            HL-SPVL94 Single Premium Variable
Established July 25, 1994            Life Insurance Policy
HL-SPVL97 Single Premium Variable
Life Insurance Policy
Hartford Life Insurance Company        HL-1544(98)(NY) Flexible Premium
Separate Account VL-II            Variable Universal Life
Established September 30, 1994        Insurance Policy

* The cost allocation provisions in Section 1.11, added by amendment to this Participation Agreement on May 2, 2005, apply only to the footnoted (*) products above.
Effective May 2, 2005

SCHEDULE A-2
PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL
FUNDS, INC. AVAILABLE UNDER THIS AGREEMENT
Class I Shares
Technology Portfolio - Class I Shares
High Yield Portfolio - Class I Shares
Core Plus Fixed Income Portfolio - Class I Shares
Emerging Markets Debt Portfolio - Class I Shares
Emerging Markets Equity Portfolio - Class I Shares
U.S. Mid Cap Value Portfolio - Class I Shares
Active International Allocation Portfolios - Class I Shares
Class II Shares
Global Franchise Portfolio - Class II Shares
Equity and Income Portfolio - Class II Shares
Small Company Growth Portfolio - Class II Shares
Emerging Markets Equity Portfolio - Class II Shares
Mid Cap Growth Portfolio - Class H Shares
U.S. Mid Cap Value Portfolio - Class II Shares
Effective May 2, 2005

AMENDMENT NO. 3 TO
FUND PARTICIPATION AGREEMENT
Among
HARTFORD LIFE INSURANCE COMPANY,
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.,
MORGAN STANLEY DISTRIBUTION, INC.
and
MORGAN STANLEY INVESTMENT MANAGEMENT
This Amendment, effective May 1, 2008, by and among Hartford Life Insurance Company (the "Company"), The Universal Institutional Funds, Inc. (the "Fund"), Morgan Stanley Distribution, Inc. (formerly Morgan Stanley & Co., Inc.) (the "Underwriter"), and Morgan Stanley Investment Management Inc. (the "Adviser"), amends that certain Fund Participation Agreement (the "Agreement") dated April 1, 1998 by the foregoing parties as follows:

1.	Schedule A-1 of the Agreement is hereby deleted in its entirety and replaced with the following revised Schedule A-1 attached here to.

2.	Schedule A-2 of the Agreement is hereby deleted in its entirety and replaced with the following revised Schedule A-2 attached hereto.

3,	In all other respects, the terms of the Agreement remain unchanged and in full force and effect.
IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.
HARTFORD LIFE INSURANCE             THE UNIVERSAL INSTITUTIONAL FUNDS,
COMPANY                        INC.
By its authorized officer,                    By its authorized officer,

By: /s/ Robert Arena                    By: /s/ Ronald E. Robison
Name: Robert Arena    Name: Ronald E. Robison
Its [Title]: SVP    Its: President
Date: 5/19/08    Date:
MORGAN STANLEY INVESTMENT    MORGAN STANLEY DISTRIBUTION INC,
MANAGEMENT, INC.
By its authorized officer,                    By its authorized officer,

By: /s/ Ronald E. Robison    By: /s/ Jerry Miller
Name: Ronald E. Robison    Name: Ronald E. Robison
Its: Managing Director    Its: President
Date:     Date:

REVISED SCHEDULE A-1

Separate Account
Hartford Life Insurance Company Separate Account Two, DC Variable Account II
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account Five
Hartford Life Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
ICMG Series M-B

Product Funded by Separate Account
The Director
Hartford Leaders 4
Hartford Leaders 4 Access
Hartford Leaders 4 Edge
Hartford Leaders 4 Plus
Hartford Leaders 4 Outlook
The Director M
Director M Platinum
AmSouth Variable Annuity M
The Director M Select
The Huntington Director M
Fifth Third Director M
Wells Fargo Director M
Classic Director M
Director M Ultra
Director M Access
The Director M Edge
The Director M Plus
AmSouth Variable Annuity M Plus
The Director M Select Plus
The Director M Outlook
Director M Platinum Outlook

AmSouth Variable Annuity M Outlook
The Director M Select Outlook
Huntington Director M Outlook
Wells Fargo Director M Outlook
Classic Director M Outlook
Hartford Select Leaders Series II, IIR, III and IV
Hartford Select Leaders Series V
Hartford Select Leaders Outlook Series I, IR and H
Hartford Select Leaders Outlook Series III
Hartford Select Leaders Series I and IR
Select Dimensions Series II and ER
Select Dimensions Asset Manager Series I and IR
Group Variable Annuity Contracts (Gardner and White)
Select Dimensions Series I
Select Dimensions Life Series I and H
Stag Accumulator Variable Universal Life Series I and 1.5
Stag Protector Variable Universal Life Series I and 1.5
Stag Variable Life Last Survivor II (Series I and II)
Hartford Select Leaders Last Survivor
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator H Variable Universal Life
Stag Protector H Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor
Stag Wall Street Variable Universal Life Series I and II
Hartford Leaders Variable Universal Life Liberty
Hartford Leaders Variable Universal Life Legacy
Group Flexible Premium Variable Life Insurance Policy (GVL - 93(P))
Group Flexible Premium Variable Life Insurance Certificate (GVL - 95(C))

REVISED SCHEDULE A-2
PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL FUNDS, INC. AVAILABLE UNDER THIS AGREEMENT
Class I Shares
Core Plus Fixed Income Portfolio - Class I Shares
Emerging Markets Equity Portfolio - Class I Shares
Emerging Markets Debt Portfolio - Class I Shares
Equity Growth Portfolio* - Class I Shares
Global Value Equity Portfolio* - Class I Shares
High Yield Portfolio - Class I Shares
Mid Cap Growth Portfolio - Class I Shares
U.S. Mid Cap Value Portfolio - Class I Shares
Value Portfolio* - Class I Shares
Class II Shares
Emerging Markets Equity Portfolio - Class II Shares
Equity and Income Portfolio - Class II Shares
Global Franchise Portfolio - Class II Shares
International Growth Equity Portfolio** - Class II Shares
Mid Cap Growth Portfolio - Class II Shares
Small Company Growth Portfolio - Class II Shares
U.S. Mid Cap Value Portfolio - Class II Shares
U.S. Real Estate Portfolio - Class II Shares
*Closed to new premiums and transfers effective July 5, 2000.
** Addition of International Growth Equity Portfolio to this Agreement effective as of August 1, 2006.

AMENDMENT #4 TO PARTICIPATION AGREEMENT
Among
HARTFORD LIFE INSURANCE COMPANY,
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.,
MORGAN STANLEY DISTRIBUTION, INC.
and
MORGAN STANLEY INVESTMENT MANAGEMENT INC.
This AMENDMENT TO PARTICIPATION AGREEMENT (the "Amendment") is made and entered into as of the 18 day of February, 2010, by and among HARTFORD LIFE INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of each separate account of the Company identified in the Participation Agreement (as defined below), THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (the "Fund"), MORGAN STANLEY DISTRIBUTION, INC. (formerly Morgan Stanley & Co.) (the "Underwriter"), and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (the "Adviser"). All capitalized words and phrases used but not otherwise defined herein shall have the meaning ascribed to them in the Participation Agreement.
WHEREAS, the Company, the Fund, the Underwriter and the Adviser have entered into a Participation Agreement, dated as of April 1, 1998, as such agreement may be amended from time to time (the "Participation Agreement");
WHEREAS, the Company, the Fund, the Underwriter, and the Adviser wish to amend the Participation Agreement in certain respects.
NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund, the Underwriter, and the Adviser agree to amend the Participation Agreement as follows:

1.	Schedule A-1 of the Participation Agreement is hereby deleted in its entirety and replaced with the following revised Schedule A-1 attached hereto.

2.	Schedule A-2 of the Participation Agreement is hereby deleted in its entirety and replaced with the following revised Schedule A-2 attached hereto.

3.	In all other respects, the terms of the Participation Agreement remain unchanged and in full force and effect.

[remainder of page intentional left blank]

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.
HARTFORD LIFE INSURANCE             THE UNIVERSAL INSTITUTIONAL FUNDS,
COMPANY                        INC.
By its authorized officer,                    By its authorized officer,

By:                             By: /s/ Randy Takian

Name:     Name: Randy Takian
Its:    Its: President

MORGAN STANLEY INVESTMENT    MORGAN STANLEY DISTRIBUTION INC,
MANAGEMENT, INC.
By its authorized officer,                    By its authorized officer,

By: /s/ Joseph Benedetti    By:

Name: Joseph Benedetti    Name:
Its: Managing Director    Its:

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.
HARTFORD LIFE INSURANCE             THE UNIVERSAL INSTITUTIONAL FUNDS,
COMPANY                        INC.
By its authorized officer,                    By its authorized officer,

By: /s/ James P. Van Etten                    By:

Name: James P. Van Etten    Name: Randy Takian
Its: Vice President    Its: President

MORGAN STANLEY INVESTMENT    MORGAN STANLEY DISTRIBUTION INC,
MANAGEMENT, INC.
By its authorized officer,                    By its authorized officer,

By:     By: /s/ Stuart Bohart

Name: Joseph C. Benedetti    Name: Stuart Bohart
Its: Managing Director    Its: President

REVISED SCHEDULE A-I

Separate Account
Hartford Life Insurance Company Separate Account Two, DC Variable Account II
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account Five
Hartford Life Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account VL 1
Hartford Life Insurance Company Separate Account VL II

Product Funded by Separate Account
The Director
Leaders 4
Leaders 4 Access
Leaders 4 Edge
Leaders 4 Plus
Leaders 4 Outlook
The Director M
Director M Platinum
AmSouth Variable Annuity M
The Director M Select
The Huntington Director M
Fifth Third Director M
Wells Fargo Director M
Classic Director M
Director M Ultra
Director M Access
The Director M Edge
The Director M Plus
AmSouth Variable Annuity M Plus
The Director M Select Plus
The Director M Outlook
Director M Platinum Outlook
AmSouth Variable Annuity M Outlook

The Director M Select Outlook
Huntington Director M Outlook
Wells Fargo Director M Outlook
Classic Director M Outlook
Hartford Select Leaders Series II, IIR, III and IV
Hartford Select Leaders Series V
Hartford Select Leaders Outlook Series I, IR and II
Hartford Select Leaders Outlook Series III
Hartford Select Leaders Series I and IR
Select Dimensions Series II and HR
Select Dimensions Asset Manager Series I and IR
Group Variable Annuity Contracts (Gardner and White)
Select Dimensions Series I
Select Dimensions Life Series I and II
Stag Accumulator Variable Universal Life Series I and 1.5
Stag Protector Variable Universal Life Series I and 1.5
Stag Variable Life Last Survivor II (Series I and II)
Hartford Select Leaders Last Survivor
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator II Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor
Stag Wall Street Variable Universal Life Series I and II
Hartford Leaders Variable Universal Life Liberty
Hartford Leaders Variable Universal Life Legacy
Hartford Leaders VUL Joint Legacy

REVISED SCHEDULE A-2

PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL
FUNDS, INC. AVAILABLE UNDER THIS AGREEMENT
Class I Shares

Active International Allocation Portfolio- Class I Shares
Core Plus Fixed Income Portfolio - Class I Shares
Emerging Markets Equity Portfolio - Class I Shares
Emerging Markets Debt Portfolio - Class I Shares
Equity Growth Portfolio* Class I Shares
Global Value Equity Portfolio* - Class I Shares
High Yield Portfolio - Class I Shares
Mid Cap Growth Portfolio - Class I Shares
Technology Portfolio - Class I Shares
U.S. Mid Cap Value Portfolio - Class I Shares
Value Portfolio* - Class I Shares
Class II Shares
Emerging Markets Equity Portfolio - Class II Shares
Equity and Income Portfolio - Class II Shares
Global Franchise Portfolio - Class II Shares
International Growth Equity Portfolio** - Class II Shares
Mid Cap Growth Portfolio - Class II Shares
Small Company Growth Portfolio - Class II Shares
U.S. Mid Cap Value Portfolio-Class II Shares
U.S. Real Estate Portfolio - Class II Shares
*Closed to new premiums and transfers effective July 5, 2000.
** Addition of International Growth Equity Portfolio to this Agreement effective as of August 1, 2006.

AMENDMENT NO. 6 TO PARTICIPATION AGREEMENT
Among
HARTFORD LIFE INSURANCE COMPANY,
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.,
MORGAN STANLEY INVESTMENT MANAGEMENT INC.
AND
MORGAN STANLEY DISTRIBUTION, INC.
This AMENDMENT NO. 6 TO PARTICIPATION AGREEMENT ("Amendment"), dated as of December 15, 2014, and effective, retroactively, as of April 28, 2014, is by and among The Universal Institutional Funds, Inc. (the "Fund"), Morgan Stanley Investment Management Inc. (the "Adviser"), Morgan Stanley Distribution, Inc. (the "Underwriter") and Hartford Life Insurance Company (the "Company"). This Amendment hereby amends the Participation Agreement, dated as of April 1, 1998, as amended May 1, 2000, May 2, 2005, May 1, 2006, May 1, 2008 and February 18, 2010, by and among the Company, the Fund, the Adviser and the Underwriter (the "Agreement"). Capitalized terms used but not defined herein shall have the same meanings as ascribed to them in the Agreement.
WHEREAS, pursuant to the Agreement, the Company purchases shares of the Portfolios on behalf of each Account to fund certain variable life and variable annuity contracts;
WHEREAS, the Company, the Fund, the Adviser and the Underwriter wish to make all Portfolios available under the Agreement and therefore desire to amend and restate Schedule A-2 of the Agreement; and
WHEREAS, the Company, the Fund, the Adviser and the Underwriter wish to correct the numbering on certain amendments to the Agreement.
NOW THEREFORE in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund, the Adviser and the Underwriter agree as follows:

1.
The current Amendment No. 3 to the Agreement, dated May 1, 2008, shall hereinafter be referred to as Amendment #4, and the current Amendment No. 4 to the Agreement, dated February 18, 2010, shall hereinafter be referred to as Amendment #5.

2.	Schedule A-2 of the Agreement is hereby deleted, in its entirety, and replaced with the new Schedule A-2 attached hereto.

3.
Except as amended hereby, the Agreement shall remain in full force and effect without change. This Amendment, and the Agreement, as amended, fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

4.	This Amendment may be may be executed in two or more counterparts, each of which will be an original and all of which, taken together, will be deemed one and the same document.

5.	This Amendment shall be effective as of the date written above.

[signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.
HARTFORD LIFE INSURANCE COMPANY

By: /s/ Chris Dagnault
Name: Chris Dagnault
Title: AVP
Date: 4/17/15

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

By: /s/ John H. Gernon
Name: John . Gernon
Title: President & Principal Executive Officer
Date: 1/12/15

MORGAN STANLEY DISTRIBUTION, INC.

By: /s/ Michael Fitzgerald
Name: Michael Fitzgerald
Title: Managing Director
Date: 1/17/15

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By: /s/ Michael Fitzgerald
Name: Michael Fitzgerald
Title: Managing Director
Date: 1/78/15

SCHEDULE A-2
PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
AVAILABLE UNDER THIS AGREEMENT
UIF Core Plus Fixed Income - Class I and Class II
UIF Emerging Markets Debt - Class I and Class II
UIF Emerging Markets Equity - Class I and Class 11
UIF Global Franchise - Class II
UIF Global Infrastructure - Class I and Class II
UIF Global Real Estate - Class II
UIF Global Tactical Asset Allocation - Class I and Class II
UIF Growth - Class I and Class II
UIF Mid Cap Growth Class I and Class II
UIF Small Company Growth - Class II
UIF U.S. Real Estate - Class I and Class II

AMENDMENT NO. 7 TO PARTICIPATION AGREEMENT
Among
HARTFORD LIFE INSURANCE COMPANY,
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.,
MORGAN STANLEY INVESTMENT MANAGEMENT INC.
AND
MORGAN STANLEY DISTRIBUTION, INC.
This AMENDMENT NO. 7 TO PARTICIPATION AGREEMENT ("Amendment"), dated as of May 1, 2015, by and among The Universal Institutional Funds, Inc. (the "Fund"), Morgan Stanley Investment Management inc. (the "Adviser"), Morgan Stanley Distribution, Inc. (the "Underwriter") and Hartford Life Insurance Company (the "Company"), This Amendment hereby amends the Participation Agreement, dated as of April 1, 1998, as amended from time to time, by and among the Company, the Fund, the Adviser and the Underwriter (the "Agreement"). Capitalized terms used but not defined herein shall have the same meanings as ascribed to them in the Agreement.
WHEREAS, pursuant to the Agreement, the Company purchases shares of the Portfolios on behalf of each Account to fund certain variable life and variable annuity contracts;
WHEREAS, the Company, the Fund, the Adviser and the Underwriter wish to update the Portfolios available under the Agreement.
NOW THEREFORE in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund, the Adviser and the Underwriter agree as follows:

1.	Schedule A-2 of the Agreement is hereby deleted, in its entirety, and replaced with new Schedule A-2 attached hereto.

2.
Except as amended hereby, the Agreement shall remain in full force and effect without change. This Amendment, and the Agreement, as amended, fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3.	This Amendment may be may be executed in two or more counterparts, each of which will be an original and all of which, taken together, will be deemed one and the same document.

4.	This Amendment shall be effective as of the date written above.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By: /s/ Chris Dagnault
Name: Chris Dagnault
Title: Assistant Vice President
Date: 4/17/15

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

By: /s/ John H. Gernon
Name: John . Gernon
Title: President & Principal Executive Officer
Date: 4/28/15

MORGAN STANLEY DISTRIBUTION, INC.

By: /s/ Michael Fitzgerald
Name: Michael Fitzgerald
Title: Managing Director
Date: 4/28/15

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By: /s/ Michael Fitzgerald
Name: Michael Fitzgerald
Title: Managing Director
Date: 4/28/15

_

SCHEDULE A-2
PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL FUNDS, INC,
AVAILABLE UNDER THIS AGREEMENT
Class I and Class II Shares of all Portfolios then available to new shareholders, or as otherwise permitted under a Portfolio's then-current prospectus, shall be covered under the Agreement.

GUARANTEE AGREEMENT

Agreement, dated as of January 1, 1990 between Hartford Fire Insurance Company ("Hartford") and Hartford Life and Accident Insurance Company and its wholly owned subsidiary, Hartford Life Insurance Company (collectively, "Hartford Life Companies").

WITNESSETH: WHEREAS, the Hartford Life Companies are wholly owned subsidiaries of Hartford; and

WHEREAS, the Hartford Life Companies desire to provide an increased level of security to potential purchasers of their products; and

WHEREAS, Hartford is willing to guarantee the capacity of the Hartford Life Companies to pay legitimate life, accident and health insurance and annuity contractual claims; and

WHEREAS, the corporate interests of Hartford will be enhanced by extending such a guarantee.

NOW, THEREFORE, the parties agree as follows:

SECTION 1.

GUARANTEE

In consideration of the foregoing and for other valuable consideration, the receipt of which is hereby acknowledged, Hartford unconditionally guarantees to the Hartford Life Companies on behalf of and for the benefit of the Hartford Life Companies and owners of life, accident and health insurance and annuity contracts issued by any of the Hartford Life Companies during the term of this Agreement that it will, on demand, make funds available in cash to the Hartford Life Companies for the timely payment of contractual claims made under such life, accident and health insurance and annuity contracts. This Agreement is not, and nothing herein contained or done pursuant hereto by Hartford shall be deemed to constitute, a direct or indirect guarantee by Hartford of the payment of any debt or other obligation, indebtedness or liability, of any kind or character whatsoever, of the Hartford Life Companies, except as provided in this Section 1.

SECTION 2.

OBLIGATIONS UNCONDITIONAL

The obligations of Harford under this Guarantee are unconditional to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge of a surety or guarantor, it being the intent of this Guarantee that the obligations of Hartford hereunder shall be absolute and unconditional under any circumstances and shall not be discharged except by payment. Hartford hereby expressly waives diligence, presentment, notice of acceptance and any requirement that the Hartford Life Companies exhaust any right, power or remedy or proceed against any obligor.

SECTION 3.

SUBROGATION

Hartford hereby unconditionally agrees that until the payment and satisfaction in full of any contract payments guaranteed hereby, it shall not exercise any right or remedy arising by reason of any performance by them of this Guarantee, whether by subrogation or otherwise, against the Hartford Life Companies.

SECTION 4.

REMEDIES

Hartford agrees that as to it on the one hand, and contract owners on the other hand, the obligations of the Hartford Life Companies guaranteed hereunder may be declared to be forthwith due and payable at the maturity dates as provided in the contracts notwithstanding any stay provided for by the Federal Bankruptcy Code (or any successor legislation), preventing such declaration as against the Hartford Life Companies and that, in the event of any such declaration, such obligations (whether or not due and payable by the Hartford Life Companies) shall forthwith become due and payable by Hartford for purposes of this Guarantee.

SECTION 5.

NO WAIVER

No failure on the part of the Hartford Life Companies to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy hereunder preclude any other further exercise thereof or the exercise of any other right or remedy.

SECTION 6.

CONTINUING EFFECT: ASSIGNMENT

This Guarantee is a continuing guarantee and subject to the provisions of Section 8 hereof (i) shall apply to all life, accident and health insurance and annuity contracts issued by one of the Hartford Life Companies during the term of this Agreement, (ii) shall remain in full force and effect until payment in full of such contractual liabilities, (iii) shall be binding upon Hartford, its successors and assigns, and (iv) shall inure to the benefit of, and be enforceable by, the Hartford Life Companies, their successors and assigns.

SECTION 7.

AMENDMENT, MODIFICATION OR TERMINATION

This Guarantee may not be amended or modified provided, however, Hartford may terminate its obligations hereunder by giving written notice of such termination to the Hartford Life Companies, at least thirty (30) days prior to such termination (the "Termination Date"). Such termination shall not affect Hartford's continuing liability with respect to all life, accident and health insurance and annuity contracts issued prior to the Termination Date.

SECTION 8.

GOVERNING LAW

This Guarantee is a guarantee of payment and not of collection, and shall be governed by and construed in accordance with the law of the State of Connecticut.

SECTION 9.

COUNTERPARTS

This Guarantee may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Guarantee.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

HARTFORD FIRE INSURANCE COMPANY
BY: /s/ Donald R. Frahm -----------------------------------
ITS:

HARTFORD LIFE INSURANCE COMPANY
BY: /s/ Lowndes A. Smith -----------------------------------
ITS:

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
BY: /s/ Lowndes A. Smith -----------------------------------
ITS:

GUARANTEE AGREEMENT

Agreement between Harford Life Insurance Company ("HL") and ITT Hartford International Life Reassurance Corporation, its wholly owned subsidiary ("HLRe"), effective as of May 1, 1993.

WITNESSETH:

WHEREAS, HLRe is a wholly owned subsidiary of HL; and

WHEREAS, HL is willing to guarantee the payment of HLRe's legitimate reinsurance obligations arising out of HLRe's operations; and

WHEREAS, the corporate interests of HLRe and HL, will be enhanced by existence of such a guarantee.

NOW, THEREFORE, the parties agree as follows:

SECTION 1.

GUARANTEE

In consideration of the foregoing and for other valuable consideration, the receipt of which is hereby acknowledged, HL unconditionally guarantees to HLRe and insurers and reinsurers ceding insurance business to HLRe pursuant to reinsurance agreements with HLRe that it will, (i) on demand, make funds available in cash to HLRe, for the timely payment of contractual claims made under such reinsurance agreements or (ii) if HLRe fails to pay such contractual claims in a timely manner, on demand make funds available in cash to such insurers and reinsurers for the timely payment of contractual claims made under such reinsurance agreements. This Agreement is not, and nothing herein contained or done pursuant hereto by HL shall be deemed to constitute, a direct or indirect guarantee by HL of the payment of any debt or other obligation, indebtedness or liability, of any kind or character whatsoever, of HLRe, except as provided in this Section 1. This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment guaranteed hereunder, in whole or in part, is rescinded or must otherwise be returned by insurers and reinsurers upon the insolvency, bankruptcy or reorganization of HLRe or otherwise, all as though such payment had not been made.

SECTION 2.

OBLIGATIONS UNCONDITIONAL

The obligations of HL under this Guarantee are unconditional to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge of a surety or guarantor, it being the intent of this Guarantee that the obligations of HL hereunder shall be absolute and unconditional under any circumstances and shall not be discharged except by payment. HL hereby expressly waives diligence, presentment, demand, any notice requirements including notice of acceptance, rights of setoff and counterclaim and any requirement that HLRe or any insurer or reinsurer exhaust any right, power or remedy or proceed against any obligor.

SECTION 3.

SUBROGATION

HL hereby unconditionally agrees that until the payment and satisfaction in full of any contract payments guaranteed hereby, it shall not exercise any right or remedy arising by reason of any performance by them of this Guarantee, whether by subrogation or otherwise, against HLRe.

SECTION 4.

REMEDIES

HL agrees that as to it on the one hand, and ceding insurers and reinsurers on the other hand, the obligations of HLRe guaranteed hereunder may be declared to be forthwith due and payable at the maturity dates as provided in the contracts notwithstanding any stay provided for by the Federal Bankruptcy Code (or any successor legislation) or any applicable state law, preventing such declaration as against HLRe and that, in the event of any such declaration, such obligations (whether or not due and payable by HLRe) shall forthwith become due and payable by HL for purposes of this Guarantee.

SECTION 5.

NO WAIVER

No failure on the part of HLRe or the insurers and reinsurers to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy hereunder preclude any other further exercise thereof or the exercise of any other right or remedy.

SECTION 6.

CONTINUING EFFECT: ASSIGNMENT

This Guarantee is a continuing guarantee and subject to the provision of Section 8 hereof (i) shall apply to all reinsurance agreements entered into by HLRe, (ii) shall remain in full force and effect until payment in full of such contractual liabilities, (iii) shall be binding upon HL, its successors and assigns, and (iv) shall inure to the benefit of, and be enforceable by, the insurers, reinsurers, HLRe, and their successors and assigns.

SECTION 7.

AMENDMENT, MODIFICATION OR TERMINATION

This Guarantee may not be amended or modified, provided, however, HL may terminate its obligations hereunder by giving written notice of such termination to HLRe at least thirty (30) days prior to such termination (the "Termination Date"). Such termination shall not affect HL's continuing liability with respect to all reinsurance agreements entered into prior to the Termination Date. Such termination will not be effective unless 30 days prior notice is also provided to:

Standard and Poors
ATTN: Rating Group
26 Broadway
New York, NY 10004

SECTION 8.

GOVERNING LAW

This Guarantee is a guarantee of payment and not of collection, and shall be governed by and construed in accordance with the law of the State of Connecticut.

SECTION 9.

COUNTERPARTS

This Guarantee may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Guarantee.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement.

HARTFORD LIFE INSURANCE COMPANY

DATE: 8/29/94                             BY: /s/ Lowndes A. Smith
-----------------------------------------------------------             ITS: President

ITT HARTFORD INTERNATIONAL LIFE
REASSURANCE CORPORATION

DATE: 8/29/94                             BY: /s/ Bruce D. Gardner
------------------------------------------------------------             ITS: General, Counsel & Secretary

GUARANTEE AGREEMENT

THIS AGREEMENT, between Hartford Life Insurance Company ("HL") and ITT-Comprehensive Employee Benefit Service Company, its wholly owned subsidiary ("ITT-CEBSCO"), effective as of April 1, 1997.

WITNESSETH:

WHEREAS, ITT-CEBSCO is an indirect wholly owned subsidiary of HL; and

WHEREAS, in the ordinary course of its business operations, ITT-CEBSCO assumes the liability obligation to make periodic payments to claimants under structured settlements where such liability obligation is assigned to ITT-CEBSCO in a "qualified assignment" within the meaning of section 130(c) of the Internal Revenue Code; and

WHEREAS, in connection with said qualified assignments, ITT-CEBSCO purchases annuity contracts from HL for the purpose of funding the liability obligation; and

WHEREAS, HL and ITT-CEBSCO desire to provide an increased level of security to claimants under such structured settlements; and

WHEREAS, HL is willing to guarantee the payment of ITT-CEBSCO's legitimate obligations arising out of ITT-CEBSCO's operations as the assignee under such qualified assignments; and

WHEREAS, the corporate interests of HL and ITT-CEBSCO will be enhanced by the existence of such a guarantee.

NOW, THEREFORE, the parties agree as follows:

SECTION 1.
GUARANTEE

In consideration of the foregoing, and for other valuable consideration, the receipt of which is hereby acknowledged, HL unconditionally guarantees to ITT-CEBSCO, on behalf of and for the benefit of ITT-CEBSCO and claimants under structured settlements where the liability obligation to make payments thereunder has been assigned to and assumed by ITT-CEBSCO pursuant to a qualified assignment made during the term of this Agreement and provided such liability obligations are funded through annuity contracts issued by HL, that HL will, on demand, make funds available in cash to ITT-CEBSCO for the timely payment of said structured settlement liability obligations. This Agreement is not, and nothing herein contained or done pursuant hereto by HL shall be deemed to constitute, a direct or indirect guarantee by HL of the payment of any debt or other obligation, indebtedness or liability, of any kind or character whatsoever, of ITT-CEBSCO, except as provided in this Section 1.

SECTION 2.
OBLIGATIONS UNCONDITIONAL

The obligations of HL under this Guarantee are unconditional to the fullest extent permitted by applicable law, irrespective of any other circumstances whatsoever which might otherwise constitute a legal or equitable discharge of surety or guarantor, it being the intent of this Guarantee that the obligations of HL hereunder shall be absolute and unconditional under any circumstances and shall not be discharged except by payment. HL hereby expressly waives diligence, presentment, notice of acceptance and any requirement that ITT-CEBSCO exhaust any right, power or remedy or proceed against any obligor.

SECTION 3.
SUBROGATION

HL hereby unconditionally agrees that until the payment and satisfaction in full of any contract payments guaranteed hereby, it shall not exercise any right or remedy arising by reason of any performance by them of this Guarantee, whether by subrogation or otherwise, against ITT-CEBSCO.

SECTION 4.
REMEDIES

HL agrees that as to it on the one hand, and structured settlement claimants on the other hand, the obligations of ITT-CEBSCO guaranteed hereunder may be declared to be forthwith due and payable at the payment dates specified in the qualified assignment and release documents, and the annuity contracts issued in connection therewith, notwithstanding any stay provided for by the federal Bankruptcy Code (or any successor legislation), preventing such declaration as against ITT-CEBSCO and that, in the event of any such declaration, such obligations (whether or not due and payable by ITT-CEBSCO) shall forthwith become due and payable by HL for the purpose of this Guarantee.

SECTION 5.
NO WAIVER

No failure on the part of ITT-CEBSCO to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy hereunder preclude any other further exercise thereof or the exercise of any other right or remedy.

SECTION 6.
CONTINUING EFFECT: ASSIGNMENT

This Guarantee is a continuing guarantee and subject to the provision of Section 8 hereof (i) shall apply to all structured settlements where the liability obligation to make payments thereunder has been assigned to and accepted by ITT-CEBSCO pursuant to a qualified assignment made during the term of this Agreement and are funded through annuity contracts issued by HL, (ii) shall remain in full force and effect until payment in full of such obligations, (iii) shall be binding upon HL, its successors and assigns, and (iv) shall inure to the benefit of, and be enforceable by ITT-CEBSCO, the claimants and their successors and assigns.

SECTION 7.
AMENDMENT, MODIFICATION OR TERMINATION

This Guarantee may not be amended or modified, provided, however, HL may terminate its obligations hereunder by giving written notice of such termination to ITT-CEBSCO at least thirty (30) days prior to such termination (the "Termination Date"). Such termination shall not affect HL's continuing liability with respect to all structured settlements where the liability obligation to make payments thereunder have been assigned to and accepted by ITT-CEBSCO pursuant to a qualified assignment made prior to the Termination Date.

SECTION 8.
GOVERNING LAW

This Guarantee is a guarantee of payment and not of collection, and shall be governed by and construed in accordance with the law of the State of Connecticut.

SECTION 9.
COUNTERPARTS

This Guarantee may be executed in any number of counterparts and each of such counterparts shall, for any purposes, be deemed to be an original; and all such counterparts shall together constitute but one and the same Guarantee.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first written above.

HARTFORD LIFE INSURANCE COMPANY

By: /s/ John P. Ginnetti
-----------------------------------
Name: John P. Ginnetti
Its: Executive Vice President

ITT-COMPREHENSIVE EMPLOYEE
BENEFIT SERVICE COMPANY
By: /s/ Timothy P. Schiltz
-----------------------------------
Name: Timothy P. Schiltz
Its: Vice President

GUARANTY AGREEMENT

This Agreement is dated as of May 23, 1997, by and between Hartford Life Insurance Company ("Hartford Life") and ITT Hartford Life and Annuity Insurance Company ("IHLA").

WITNESSETH:

WHEREAS, IHLA is a wholly owned subsidiary of Hartford Life; and

WHEREAS, IHLA desires to provide an increased level of security to potential purchasers of its products; and

WHEREAS, Hartford Life is willing to guarantee the capacity of IHLA to pay legitimate life, accident and health insurance and annuity contractual claims; and

WHEREAS, the corporate interests of Hartford Life will be enhanced by extending such a guaranty.

NOW, THEREFORE, the parties agree as follows:

SECTION 1
GUARANTY

In consideration of the foregoing and for other valuable consideration, the receipt of which is hereby acknowledged, Hartford Life unconditionally guarantees to IHLA on behalf of and for the benefit of IHLA and owners of life, accident and health insurance and annuity contracts issued by IHLA during the term of this Agreement that it will, on demand, make funds available in cash to IHLA for the timely payment of contractual claims made under such life, accident and health insurance and annuity contracts. This Agreement is not, and nothing herein contained or done pursuant hereto by Hartford Life shall be deemed to constitute, a direct or indirect guaranty by Hartford Life of the payment of any debt or other obligation, indebtedness or liability, of any kind or character whatsoever, of IHLA, except as provided in this Section 1.

SECTION 2
OBLIGATIONS UNCONDITIONAL

The obligations of Hartford Life under this Guaranty are unconditional to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge of a surety or guarantor, it being the intent of this Guaranty that the obligations of Hartford Life hereunder shall be absolute and unconditional under any circumstances and shall not be discharged except by payment. Hartford Life hereby expressly waives diligence, presentment, notice of acceptance and any requirement that IHLA exhaust any right, power or remedy or proceed against any obligor.

SECTION 3
SUBROGATION

Hartford Life hereby unconditionally agrees that until the payment and satisfaction in full of any contract payments guaranteed hereby, it shall not exercise any right or remedy arising by reason of any performance by it of this Guaranty, whether by subrogation or otherwise, against IHLA.

SECTION 4
REMEDIES

Hartford Life agrees that as to it on the one hand, and contract owners on the other hand, the obligations of IHLA guaranteed hereunder may be declared to be forthwith due and payable at the maturity dates as provided in the contracts notwithstanding any stay provided for by the Federal Bankruptcy Code (or any successor legislation), preventing such declaration as against IHLA and that, in the event of any such declaration, such obligations (whether or not due and payable by IHLA) shall forthwith become due and payable by Hartford Life for purposes of this Guarantee.

SECTION 5
NO WAIVER

No failure on the part of IHLA to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy hereunder preclude any other further exercise thereof or the exercise of any other right or remedy.

SECTION 6
CONTINUING EFFECT: ASSIGNMENT

This Guaranty is a continuing guaranty and subject to the provisions of Section 8 hereof (i) shall apply to all life, accident and health insurance and annuity contracts issued by IHLA during the term of this Agreement, (ii) shall remain in full force and effect until payment in full of such contractual liabilities, (iii) shall be binding upon Hartford Life, its successors and assigns, and (iv) shall inure to the benefit of, and be enforceable by, IHLA, its successors and assigns.

SECTION 7
AMENDMENT, MODIFICATION OR TERMINATION

This Guaranty may not be amended or modified provided, however, Hartford Life may terminate its obligations hereunder by giving written notice of such termination to IHLA, at least thirty (30) days prior to such termination (the "Termination Date"). Such termination shall not affect Hartford Life's continuing liability with respect to all life, accident and health insurance and annuity contracts issued prior to the Termination Date.

SECTION 8
GOVERNING LAW

This Guaranty is a guarantee of payment and not of collection, and shall be governed by and construed in accordance with the law of the State of Connecticut.

SECTION 9
COUNTERPARTS

This Guaranty may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Guaranty.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

HARTFORD LIFE INSURANCE COMPANY
By /s/ Leonard E. Odell
-----------------------------------
Leonard E. Odell
Its: Senior Vice President

ITT HARTFORD LIFE AND ANNUITY
INSURANCE COMPANY
By /s/ Lynda Godkin
-----------------------------------
Lynda Godkin
Its: Senior Vice President, Corporate Secretary
and General Counsel

CAPITAL MAINTENANCE AGREEMENT

This is a CAPITAL MAINTENANCE AGREEMENT (the "Agreement") by and among Hartford Life Insurance Company ("HLIC"), a stock life insurance company with its principal offices at 200 Hopmeadow Street, Simsbury, Connecticut 06089 and Hartford Life, Inc. ("HLI"), a Delaware corporation with its principal offices at 200 Hopmeadow Street, Simsbury, Connecticut 06089.

WHEREAS, HLI owns, through its subsidiary, Hartford Life and Accident Insurance Company, all of the outstanding Common Stock of HLIC.

WHEREAS, HLIC is the principal insurance entity through which HLI conducts its individual and group variable life insurance and annuity products business, including variable life insurance, variable annuity and modified guaranteed annuity products business registered with the United States Securities and Exchange Commission.

WHEREAS, HLIC has requested that HLI, and HLI wishes to, provide a capital maintenance agreement in favor of HLIC.

NOW THEREFORE, the parties agree as follows:

1. During the term of this Agreement, if at any time HLIC retrospectively determines that its Total Adjusted Capital, as defined and determined in accordance with the NAIC Risk-Based Capital for Life and/or Health Insurers Model Act and the NAIC's RBC Instructions (the "RBC Act"), effective on the determination date, is less than 125% of the Company Action Level RBC (as defined in the RBC Act), then HLI will, within 30 days of HLIC's retrospective determination, contribute to HLIC an amount sufficient to increase its Total Adjusted Capital so that it is at least 125% of Company Action Level RBC.

2. HLIC will notify HLI in writing when HLI's contribution to HLIC is necessary. This notification will be signed by HLIC's chief financial officer and will certify and appropriately document the amount of and the need for such contribution.

3. This Agreement will become effective upon the approval by the Board of Directors of HLI following the approval of the Connecticut Department of Insurance.

4. This Agreement will terminate when HLIC ceases to include HLI financial statements in HLIC insurance product registration statements, or upon mutual agreement of HLI and HLIC. In the first event, HLIC shall promptly, but in no event later than thirty (30) days thereafter, notify HLI that the circumstance has occurred.

5. This Agreement may be amended at any time by a document signed by the parties.

6. Any notices under this Agreement shall be in writing, addressed as follows:

TO: HLIC                         TO: HLI
Hartford Life Insurance Company                 Hartford Life, Inc.
P.O. Box 2999                         P.O. Box 2999
Hartford, CT 06104-2999                     Hartford, CT 06104-2999
Attn: President                         Attn: President

7. The validity, construction, and effect of this Agreement shall be governed according to the laws of the State of Connecticut.

8. If any provision of this Agreement is determined by any court of competent Jurisdiction to be invalid, its other terms shall not be affected and shall remain in full force and effect.

9. This Agreement is for the benefit of HLIC and may be enforce by it. This Agreement does not confer any rights on any persons other than the parties.

10. This Agreement constitutes the entire agreement among the parties with respect to the matters discussed herein.

HARTFORD LIFE, INC.                     HARTFORD LIFE INSURANCE COMPANY
BY: Christine Hayer Repasy                 BY: Marianne O'Doherty
------------------------------                     ------------------------------
TITLE: Sr. VP & General Counsel                 TITLE: Assistant General Counsel
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DATE: 3/12/01                         DATE: 3/12/01
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